      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 2001



                                                      REGISTRATION NO. 333-56124

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               FREEMARKETS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

              DELAWARE                                7389                               04-3265483
   (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)             IDENTIFICATION NUMBER)

                            ------------------------
                               FREEMARKETS CENTER
                                210 SIXTH AVENUE
                              PITTSBURGH, PA 15222
                                 (412) 434-0500
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 GLEN T. MEAKEM
                            CHIEF EXECUTIVE OFFICER
                               FREEMARKETS CENTER
                                210 SIXTH AVENUE
                              PITTSBURGH, PA 15222
                                 (412) 434-0500
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

                 MARLEE S. MYERS, ESQ.                                   DAVID T. YOUNG, ESQ.
                  PAUL DE ROSA, ESQ.                              GUNDERSON DETTMER STOUGH VILLENEUVE
              MORGAN, LEWIS & BOCKIUS LLP                              FRANKLIN & HACHIGIAN, LLP
        THIRTY-SECOND FLOOR, ONE OXFORD CENTRE                          155 CONSTITUTION DRIVE
                 PITTSBURGH, PA 15219                                    MENLO PARK, CA 94025
                    (412) 560-3300                                          (650) 321-2400

                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: At the effective time of the merger of a wholly owned subsidiary of the registrant with and into Adexa, Inc., which will occur as soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of all conditions to the closing of such merger.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED MAXIMUM        PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF              AMOUNT TO           OFFERING PRICE PER      AGGREGATE OFFERING          AMOUNT OF
   SECURITIES TO BE REGISTERED        BE REGISTERED(1)             SHARE                  PRICE(2)          REGISTRATION FEE(3)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value.....        17,250,000                 N/A                 $25,844,785                $6,462
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


(1) Based upon the estimated maximum number of shares of common stock of the registrant issuable in the merger described herein to security holders of Adexa, Inc.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended. Pursuant to Rule 457(f)(2), because Adexa has accumulated capital deficit, the proposed maximum aggregate offering price of the registrant's common stock was calculated as one-third of the aggregate par value of 26,252,767 shares of Adexa common stock (the maximum number of shares of Adexa common stock outstanding immediately prior to the effective time of the merger assuming the exercise and conversion of all outstanding exercisable and convertible securities of Adexa plus Adexa's cash and cash equivalents of $17,093,864 as of December 31, 2000).

(3)Previously paid.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                FREEMARKETS LOGO

                               FREEMARKETS, INC.
                               FREEMARKETS CENTER
                                210 SIXTH AVENUE
                         PITTSBURGH, PENNSYLVANIA 15222
                                                                          , 2001

Dear FreeMarkets Stockholder:


     You are cordially invited to attend a Special Meeting of Stockholders of
FreeMarkets, Inc. to be held at                on June   , 2001, at   :  a.m.
(local time).



     At the special meeting, you will be asked to vote on the issuance of shares of FreeMarkets common stock to the shareholders of Adexa, Inc. pursuant to a merger of Adexa with a newly formed subsidiary of FreeMarkets. In connection with the merger, FreeMarkets will issue up to 17,250,000 shares of FreeMarkets common stock and options in exchange for all of the outstanding capital stock, options and warrants of Adexa. Following the merger, Adexa will be a wholly owned subsidiary of FreeMarkets.



     THE BOARD OF DIRECTORS OF FREEMARKETS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU APPROVE THE ISSUANCE OF SHARES OF FREEMARKETS COMMON STOCK IN THE MERGER.



     Enclosed with this letter is a notice of special meeting and joint proxy statement/prospectus relating to the merger. The document contains important information about FreeMarkets, Adexa and the merger. Please read it carefully. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE DISCUSSION IN THE SECTION ENTITLED "RISKS FACTORS" BEGINNING ON PAGE 11 OF THE JOINT PROXY STATEMENT/PROSPECTUS.



     We cannot complete the merger unless the holders of a majority of the shares of FreeMarkets common stock present or represented by proxy at the special meeting approve the issuance of shares of FreeMarkets common stock in the merger. Executive officers and directors of FreeMarkets owning beneficially approximately 12.5% of FreeMarkets common stock (exclusive of any shares issuable upon exercise of options) outstanding as of February 7, 2001 have agreed to vote all of the shares owned by them as of the record date of the special meeting for approval of the issuance of shares of FreeMarkets common stock in the merger.


     It is important that your shares be represented at the special meeting, whether or not you attend the meeting and regardless of the number of shares you own. You can ensure that your shares are represented and voted at the special meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided, or by granting your proxy by telephone or through the Internet. If you decide to attend the special meeting and wish to change your proxy vote, you may do so by voting in person at the meeting.


     We look forward to seeing you on June   , 2001.


                                      Sincerely,

                                      /s/ Glen T. Meakem

                                       Glen T. Meakem
                                       Chief Executive Officer
                                       and Chairman of the Board


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR THE SECURITIES OF FREEMARKETS TO BE ISSUED IN THE MERGER, OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



     THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT DISTRIBUTE FREEMARKETS COMMON STOCK TO ADEXA SHAREHOLDERS PURSUANT TO THE MERGER AGREEMENT UNTIL THIS REGISTRATION STATEMENT ON FORM S-4 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION CONTAINING THIS JOINT PROXY STATEMENT/PROSPECTUS IS EFFECTIVE. THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL FREEMARKETS COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY FREEMARKETS COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


     This joint proxy statement/prospectus is dated             , 2001, and is
first being mailed to FreeMarkets stockholders on or about             , 2001.

                               FREEMARKETS, INC.
                               FREEMARKETS CENTER
                                210 SIXTH AVENUE
                         PITTSBURGH, PENNSYLVANIA 15222
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                 JUNE   , 2001

                            ------------------------


     Notice is hereby given that a Special Meeting of Stockholders (the "Special
Meeting") of FreeMarkets, Inc. will be held at   :  a.m. (local time) on June
  , 2001 at             , for the following purposes:


          1. To consider and vote upon a proposal to approve the issuance of shares of FreeMarkets common stock pursuant to an Agreement and Plan of Reorganization by and among FreeMarkets, Axe Acquisition Corporation, a wholly owned subsidiary of FreeMarkets, and Adexa, Inc., under which Axe Acquisition Corporation will merge with and into Adexa and Adexa will become a wholly owned subsidiary of FreeMarkets;

          2. To grant the FreeMarkets board of directors discretionary authority to adjourn the Special Meeting to solicit additional votes for approval of the share issuance; and

          3. To transact any other business as may properly come before the Special Meeting and any and all adjournments or postponements thereof.


     THE BOARD OF DIRECTORS OF FREEMARKETS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU APPROVE THE ISSUANCE OF SHARES OF FREEMARKETS COMMON STOCK IN THE MERGER.


     The transaction is described more fully in the accompanying joint proxy statement/prospectus, which we encourage you to read.

     Only stockholders of record at the close of business on             , 2001
are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof.


     YOUR VOTE IS IMPORTANT. TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, WE URGE YOU TO SIGN, DATE, AND PROMPTLY RETURN YOUR PROXY IN THE POSTAGE PAID ENVELOPE PROVIDED, OR CALL THE TOLL-FREE NUMBER OR USE THE INTERNET BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH THE PROXY CARD. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. GIVING YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.


                                          By Order of the Board of Directors,

                                          /s/ Joan S. Hooper

                                          Joan S. Hooper
                                          Senior Vice President,
                                          Chief Financial Officer
                                          and Secretary

Pittsburgh, Pennsylvania
            , 2001

                                  [ADEXA LOGO]

                                  ADEXA, INC.
                             5933 W. CENTURY BLVD.
                                   12TH FLOOR
                         LOS ANGELES, CALIFORNIA 90045

Dear Shareholder:


     You are cordially invited to attend a Special Meeting of Shareholders of
Adexa, Inc. ("Adexa") to be held at           a.m., on June   , 2001, at Adexa's
executive offices located at 5933 W. Century Blvd., 12th Floor, Los Angeles, CA 94005.


     At this meeting, you will be asked to approve the merger agreement by and among FreeMarkets, Inc. ("FreeMarkets"), Axe Acquisition Corporation, a wholly owned subsidiary of FreeMarkets ("Axe"), and Adexa and to approve the merger of Axe with and into Adexa pursuant to which Adexa will become a wholly owned subsidiary of FreeMarkets.


     At the effective time of the merger, each share of Adexa's outstanding capital stock will be converted into the right to receive a fraction of a share of FreeMarkets common stock. The exact exchange ratio cannot be determined at this time. Based on the closing price of FreeMarkets common stock on May 3, 2001 and our current estimate of transaction expenses, we estimate that each share of Adexa common stock outstanding immediately prior to the merger will be converted into the right to receive 0.6570736 shares of FreeMarkets common stock. In addition, you will be asked to approve the accelerated vesting of stock options and shares of common stock, as described in the accompanying joint proxy statement/prospectus, in order to avoid "parachute payment" treatment of such options and common stock under Section 280G of the Internal Revenue Code. If "parachute payment" treatment applies, Adexa would be unable to claim a tax deduction for a part of the value of the options and shares, and the holders of the options and shares would be subject to a 20% excise tax (in addition to the regular income tax) on a part of the value of the options and shares.


     YOU SHOULD CAREFULLY REVIEW THE CONSIDERATIONS ASSOCIATED WITH THE MERGER SET FORTH UNDER "RISK FACTORS" IN THE ACCOMPANYING JOINT PROXY
STATEMENT/PROSPECTUS.


     Adexa's board of directors has unanimously approved the merger agreement and the merger, has determined that the merger agreement and the merger are in your best interests and recommends that you vote to approve the merger agreement and the merger at the special meeting. The merger agreement is attached to the accompanying joint proxy statement/prospectus which contains details regarding each of the matters to be voted upon at the special meeting. We encourage you to read the merger agreement and the joint proxy statement/prospectus carefully.



     The holders of a majority of Adexa common stock and Adexa preferred stock, each voting as a separate class, must adopt and approve the merger agreement and the merger. Pursuant to shareholder agreements with FreeMarkets, the directors and executive officers of Adexa, their affiliates and Kameron Hadavi have agreed to vote all of their shares of Adexa common stock and Adexa preferred stock for approval of the merger agreement and the merger. Based on the total share ownership of these Adexa shareholders, we are assured of receiving the requisite votes to effect the merger under California law; however, under the merger agreement, FreeMarkets will not be required to complete the merger if more than 5% of Adexa's outstanding shares are eligible to demand dissenters' rights. Since shares voted in favor of the merger are not eligible for dissenters' rights, Adexa is soliciting additional votes in favor of the merger and the merger agreement. For more detailed information, see "Special Meeting--Vote Required" in the accompanying joint proxy statement/prospectus.


     Whether or not you plan to attend the meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed postage prepaid envelope. It is important that your shares be voted whether or not you attend the meeting in person. If you attend the meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Very truly yours,

                                          /s/ K. Cyrus Hadavi

                                          K. Cyrus Hadavi

                                          President and
                                          Chief Executive Officer

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR THE SECURITIES OF FREEMARKETS TO BE ISSUED IN THE MERGER, OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



     THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT DISTRIBUTE FREEMARKETS COMMON STOCK PURSUANT TO THE MERGER AGREEMENT UNTIL THIS REGISTRATION STATEMENT ON FORM S-4 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION CONTAINING THIS JOINT PROXY STATEMENT/PROSPECTUS IS EFFECTIVE. THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL FREEMARKETS COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY FREEMARKETS COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


     This joint proxy statement/prospectus is dated             , 2001, and is
first being mailed to Adexa shareholders on or about             , 2001.

                                  ADEXA, INC.
                             5933 W. CENTURY BLVD.
                                   12TH FLOOR
                         LOS ANGELES, CALIFORNIA 90045
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                  JUNE  , 2001

                            ------------------------

To Our Shareholders:


     A Special Meeting of Shareholders of Adexa, Inc. will be held at Adexa's executive offices, located at 5933 W. Century Blvd., 12th Floor, Los Angeles, CA
90045, on June   , 2001, at   :00 a.m. for the following purposes:



          1. To consider a proposal to approve the merger agreement, dated as of February 7, 2001, by and among FreeMarkets, Inc., Axe Acquisition Corporation, a wholly owned subsidiary of FreeMarkets, and Adexa, and the merger contemplated thereby. Pursuant to the merger agreement, FreeMarkets will issue up to 17,250,000 shares of its common stock and options in exchange for all shares of Adexa capital stock, options and warrants outstanding immediately prior to the effective time of the merger. Upon completion of the merger, Adexa will become a wholly owned subsidiary of FreeMarkets.


          2. To consider a proposal to approve accelerated vesting of certain stock options and shares of common stock.

          3. To transact any other business that properly comes before the Special Meeting or any adjournments or postponements thereof.

     The accompanying joint proxy statement/prospectus describes the proposed merger in more detail. We encourage you to read the entire document carefully.

     We have fixed the close of business on             , 2001, as the record
date for the determination of our shareholders entitled to vote at the meeting.

                                          By Order of the Board of Directors of
                                          Adexa, Inc.,

                                          /s/ Kameron Hadavi

                                          Kameron Hadavi
                                          Secretary

Los Angeles, California
            , 2001

     Whether or not you expect to be present at the meeting, to assure that your shares are represented at the meeting, please mark, sign and date the enclosed proxy card and return it in the envelope which has been provided. No postage is required for mailing in the United States. In the event you are able to attend the meeting, you may revoke your proxy and vote your shares in person.

                      REFERENCE TO ADDITIONAL INFORMATION

     The accompanying joint proxy statement/prospectus incorporates important business and financial information about FreeMarkets from documents that are not included in or delivered with the accompanying joint proxy statement/prospectus. This information is available to you without charge upon request. You can obtain documents incorporated by reference in the accompanying joint proxy statement/prospectus by requesting them in writing or by telephone from FreeMarkets at the following address and telephone number:

                               FREEMARKETS, INC.
                         ATTENTION: INVESTOR RELATIONS
                               FREEMARKETS CENTER
                                210 SIXTH AVENUE
                              PITTSBURGH, PA 15222
                                 (412) 297-8950


     If you would like to request documents, please do so by June   , 2001 in
order to receive them before the special meeting.



     Also, see "Where You Can Find More Information" on page 128.

                               TABLE OF CONTENTS


                                                               PAGE
                                                               ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................    iv
SUMMARY OF THIS JOINT PROXY STATEMENT/PROSPECTUS............     1
FREEMARKETS SELECTED HISTORICAL CONSOLIDATED FINANCIAL
  DATA......................................................     5
ADEXA SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA.......     6
SELECTED UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL
  DATA......................................................     8
COMPARATIVE PER SHARE DATA..................................     9
MARKET PRICE INFORMATION....................................    10
RISK FACTORS................................................    11
THE SPECIAL MEETINGS........................................    23
  General...................................................    23
  Date, Time and Place......................................    23
  Matters to be Considered at the Special Meetings..........    23
  Record Date...............................................    24
  Voting of Proxies.........................................    24
  Vote Required.............................................    25
  Quorum; Abstentions and Broker Non-Votes..................    26
  Solicitation of Proxies and Expenses......................    26
THE MERGER..................................................    27
  Background of the Merger..................................    27
  Reasons for the Merger; Recommendations of Boards of
     Directors..............................................    31
  Opinion of Financial Advisor to the Board of Directors of
     FreeMarkets............................................    35
  Opinion of Financial Advisor to the Board of Directors of
     Adexa..................................................    41
  The Merger; Closing; Effective Time.......................    46
  Merger Consideration; Exchange Ratio......................    46
  Fractional Shares.........................................    49
  Interests of Certain Persons in the Merger................    49
  Accounting Treatment......................................    52
  Applicable Waiting Periods and Regulatory Approvals.......    52
  Material United States Federal Income Tax Consequences....    52
  Dissenters' Rights........................................    54
  Listing of Shares of FreeMarkets Common Stock to be Issued
     in the Merger..........................................    56
  Restrictions on Sale of Shares by Certain Adexa
     Shareholders...........................................    56
  Operations Following the Merger...........................    57
THE MERGER AGREEMENT AND RELATED AGREEMENTS.................    58
  The Merger................................................    58
  Effective Time............................................    58
  Directors and Officers of Adexa after the Merger..........    58
  Conversion of Adexa Shares in the Merger..................    58
  No Fractional Shares......................................    58
  Treatment of Adexa Stock Options..........................    59
  Treatment of Adexa Restricted Stock.......................    59
  The Exchange Agent........................................    59
  Exchange of Adexa Stock Certificates for FreeMarkets Stock
     Certificates...........................................    59
  Distributions with Respect to Unexchanged Shares..........    59
  Representations and Warranties............................    60
  Adexa's Conduct of Business before Completion of the
     Merger.................................................    62
  No Solicitation of Transactions...........................    63

                                                               PAGE
                                                               ----
  Director and Officer Indemnification and Insurance........    64
  Conditions to the Merger..................................    64
  Termination of the Merger Agreement.......................    66
  Indemnification and Escrow................................    66
  Payment of Fees and Expenses..............................    67
  Extension, Waiver and Amendment of the Merger Agreement...    67
  Related Agreements........................................    67
EXCESS PARACHUTE PAYMENTS...................................    72
  Background................................................    72
  Description of Acceleration Provisions....................    73
  Description of Affected Grants............................    74
  Required Vote.............................................    75
  Recommendation of Adexa's Board of Directors..............    75
UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL
  STATEMENTS................................................    76
COMPARISON OF RIGHTS OF SHAREHOLDERS OF ADEXA AND
  STOCKHOLDERS OF FREEMARKETS...............................    82
  Comparison of Rights of Common Stock......................    82
  Comparison of Rights and Preferences of Preferred Stock...    82
  Comparison of Securityholder Rights.......................    85
INFORMATION CONCERNING ADEXA................................    92
  Overview..................................................    92
  Industry Background.......................................    92
  The Adexa Solution........................................    94
  Products..................................................    96
  Customers.................................................    99
  Research and Development..................................   100
  Sales and Marketing.......................................   100
  Competition...............................................   101
  Legal Proceedings.........................................   102
  Intellectual Property.....................................   102
  Employees.................................................   103
  Facilities................................................   103
ADEXA MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.......................   104
  Overview..................................................   104
  Revenues..................................................   104
  Cost of Revenues..........................................   106
  Operating Expenses........................................   106
  Results from Operations...................................   107
  Fiscal Years Ended December 31, 2000, 1999 and 1998.......   107
  Liquidity and Capital Resources...........................   111
  Recent Accounting Pronouncements..........................   112
  Qualitative and Quantitative Disclosures About Market
     Risk...................................................   113
MANAGEMENT OF FREEMARKETS...................................   114
  Officers and Directors....................................   114
  Director Compensation.....................................   116
  Classified Board..........................................   116
  Board Committees..........................................   116
  Compensation Committee Interlocks and Insider
     Participation..........................................   117
  Compensation of Executive Officers........................   117

                                                               PAGE
                                                               ----
  Option Grants.............................................   118
  Option Exercises..........................................   118
  Employment and Change in Control Arrangements.............   119
BENEFICIAL OWNERSHIP OF COMMON STOCK OF FREEMARKETS.........   120
BENEFICIAL OWNERSHIP OF CAPITAL STOCK OF ADEXA..............   123
DESCRIPTION OF FREEMARKETS' CAPITAL STOCK...................   126
  Capitalization of FreeMarkets.............................   126
  Certificate of Incorporation and Bylaws Provisions........   126
  Limitation of Director Liability..........................   127
  Indemnification Agreements................................   127
  Transfer Agent and Registrar..............................   127
LEGAL MATTERS...............................................   127
EXPERTS.....................................................   128
WHERE YOU CAN FIND MORE INFORMATION.........................   128
DOCUMENTS INCORPORATED BY REFERENCE.........................   129
STATEMENT REGARDING FORWARD-LOOKING INFORMATION.............   130
INDEX TO ADEXA CONSOLIDATED FINANCIAL STATEMENTS............   F-1

APPENDICES:


A   --  Agreement and Plan of Reorganization........................    A-1
B   --  Form of Stockholder Agreement...............................    B-1
C   --  Form of Shareholder Agreement...............................    C-1
D   --  Opinion of Goldman, Sachs & Co..............................    D-1
E   --  Opinion of Broadview International LLC......................    E-1
F   --  Form of Indemnity Escrow Agreement..........................    F-1
G   --  Chapter 13 of the California Corporations Code..............    G-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


Q: WHAT IS THE MERGER?



 A: In the merger, a wholly owned subsidiary of FreeMarkets will merge with and into Adexa, and Adexa shareholders will receive shares of FreeMarkets common stock in exchange for their shares of Adexa capital stock. Following the merger, Adexa will be a wholly owned subsidiary of FreeMarkets.



Q: WHEN DO YOU EXPECT TO COMPLETE THE MERGER?



 A: Because the merger is subject to a number of conditions, we cannot predict the exact timing. If all of the conditions to closing have been satisfied or waived, we currently expect the closing of the merger to occur promptly
    after the special meetings on June   , 2001. However, either FreeMarkets or
    Adexa may terminate the merger agreement if, through no fault of the terminating party, the closing has not occurred on or before June 30, 2001.



Q: WHAT DO I NEED TO DO NOW?



 A: After carefully reading and considering the information contained in this joint proxy statement/prospectus, please complete, sign and date your proxy card and return it in the enclosed postage-paid envelope as soon as possible. In addition, if you are a FreeMarkets stockholder, you may grant your proxy by telephone or through the Internet. For both FreeMarkets and Adexa stockholders, you may also attend your company's meeting instead of submitting a proxy.


   If you are a FreeMarkets stockholder and your FreeMarkets shares are held in "street name" by your broker, your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your FreeMarkets shares. Without instructions, your FreeMarkets shares will be considered present for purposes of determining a quorum but will not be voted at the special meeting.


Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY PROXY CARD?


 A: Yes. You can change your vote at any time before your proxy is voted at your company's special meeting. This can be done in one of three ways:

    - timely delivery of a valid, later-dated proxy including, in the case of FreeMarkets stockholders, a proxy given by telephone or through the Internet;

    - written notice to the secretary of your company before the special meeting that you have revoked your proxy; or

    - voting by ballot at the special meeting.


Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?



 A: No. After we complete the merger, FreeMarkets will send instructions to Adexa shareholders explaining how to exchange their Adexa stock certificates for FreeMarkets stock certificates. FreeMarkets stockholders will keep their existing stock certificates.


Q: WHO CAN HELP ANSWER MY QUESTIONS ABOUT THE MERGER OR VOTING MY SHARES?

 A: If you are a FreeMarkets stockholder with questions about the merger or voting your shares, please contact:

                               FREEMARKETS, INC.
                         ATTENTION: INVESTOR RELATIONS
                               FREEMARKETS CENTER
                                210 SIXTH AVENUE
                              PITTSBURGH, PA 15222
                                 (412) 297-8950

    If you are an Adexa shareholder with questions about the merger or voting your shares, please contact:

                                  ADEXA, INC.
                       ATTENTION: CHIEF FINANCIAL OFFICER
                             5933 W. CENTURY BLVD.
                                   12TH FLOOR
                             LOS ANGELES, CA 90045
                                 (310) 338-8444

                SUMMARY OF THIS JOINT PROXY STATEMENT/PROSPECTUS


     The following summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire document, including the appendices, and the other documents to which we refer for a more complete understanding of the merger and the issuance of shares of FreeMarkets common stock. Where applicable below, we have included page references parenthetically to direct you to more complete descriptions of the topics presented in this summary. Additionally, we incorporate by reference important business and financial information about FreeMarkets into this joint proxy statement/ prospectus. You may obtain the information incorporated by reference into this joint proxy statement/ prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 128.


THE COMPANIES

FREEMARKETS, INC.
FreeMarkets Center
210 Sixth Avenue
Pittsburgh, PA 15222
(412) 434-0500
http://www.freemarkets.com


     FreeMarkets creates business-to-business online auctions and provides electronic commerce technology and services to buyers of industrial parts, raw materials, commodities and services. FreeMarkets has created more than 9,200 online auctions -- which FreeMarkets calls "markets" -- for more than $14 billion worth of goods and services for its customers. FreeMarkets estimates, based upon the difference between the prices that its customers have historically paid and the lowest prices that are identified in its auctions, that FreeMarkets' auctions have resulted in potential savings of over $2.7 billion for its customers.



     FreeMarkets combines its proprietary technology platform with an in-depth knowledge of the supply markets for direct materials, which are the industrial parts and raw materials that are incorporated into finished products by manufacturing companies. Because direct materials are often custom-made to buyers' specifications, there are no catalogs or price lists to enable buyers to make price comparisons. The purchasing process is further complicated by the fragmentation of many supply markets and the importance of product quality in supplier selection. Because this complexity leads to market inefficiencies, we think that buyers of direct materials often pay prices that are too high.



     FreeMarkets' online markets help buyers of direct materials obtain lower prices and make better purchasing decisions. In a FreeMarkets online market, suppliers from around the world can submit bids in a real-time, interactive competition that is designed to be fair to all participants. FreeMarkets offers customers its FullSource solution, in which FreeMarkets helps the customer to identify and screen suppliers and to assemble a request for quotation that provides detailed, clear and consistent information for suppliers to use as a basis for their competitive bids. FreeMarkets also offers its QuickSource solution, which enables customers to use FreeMarkets' technology to run their own online markets. In addition, FreeMarkets operates the FreeMarkets Asset Exchange for buyers and sellers of surplus assets and inventory.

ADEXA, INC.
5933 W. Century Blvd.
12th Floor
Los Angeles, CA 90045
(310) 338-8444
http://www.adexa.com


     Adexa develops and markets software products that enable collaborative commerce, or c-commerce. Adexa's iCollaboration software is designed to synchronize and optimize how enterprises source, make and deliver direct materials. Synchronize means coordinate multiple, interdependent tasks so that they happen at the correct time and in the desired order. Optimize means use the resources within an enterprise and across its supply chain to complete tasks in an efficient manner. Adexa's software is also designed to: enable companies to address the increasing volume, complexity and speed of business interactions across the supply chain, both inside and outside the enterprise; automate selected business processes based on user-defined rules; and allow electronic exchanges to provide enhanced services to their participants. Fundamentally, Adexa's software enables enterprises and exchange participants to make informed decisions about complex supply chain interactions on a rapid basis, resulting in enhanced supply chain efficiency, greater customer responsiveness and improved strategic planning.



THE STRUCTURE OF THE TRANSACTION (PAGES 46 AND 58)



     FreeMarkets, Adexa and Axe Acquisition Corporation, a newly formed wholly owned subsidiary of FreeMarkets, have entered into a merger agreement that provides for the merger of Axe Acquisition Corporation with and into Adexa. As a result, Adexa will become a wholly owned subsidiary of FreeMarkets, and shareholders of Adexa will become stockholders of FreeMarkets. Immediately prior to the closing of the merger, all shares of Adexa preferred stock will automatically be converted into Adexa common stock pursuant to Adexa's articles of incorporation.



     FreeMarkets will issue up to a total of 17,250,000 shares of FreeMarkets common stock and options in the merger, in exchange for all the shares of Adexa common stock, options and warrants outstanding immediately prior to the effective time of the merger. FreeMarkets is entitled to withhold from the 17,250,000 shares and options the number of shares that have a value equal to the amount by which transaction expenses incurred by Adexa exceed $4.0 million.



EXCHANGE RATIO (PAGE 46)



     In the merger, shareholders of Adexa will receive a fraction of a share of FreeMarkets common stock for each share of Adexa common stock owned by them immediately prior to the effective time of the merger. We refer to that fraction as the "exchange ratio". The exchange ratio is calculated by dividing the number of shares of FreeMarkets common stock and options that FreeMarkets will issue in the merger by the number of shares of Adexa common stock, options and warrants outstanding immediately prior to the effective time of the merger.



     We cannot determine the exact exchange ratio at this time, because the number of shares FreeMarkets may be entitled to withhold for transaction expenses is not known. However, we expect that Adexa shareholders will receive approximately 0.6570736 shares of FreeMarkets common stock for each share of Adexa common stock they own immediately prior to the merger. To understand the variables that will affect the calculation of the exchange ratio, you should read the section entitled "The Merger -- Merger Consideration; Exchange Ratio" on page 46.



     The market price of FreeMarkets common stock is likely to fluctuate, and FreeMarkets cannot predict or give any assurances as to the market price of FreeMarkets common stock at any time before or after the completion of the merger. Based on the closing price of FreeMarkets common stock on February 7, 2001 of $19.75, the value of the consideration being paid by FreeMarkets in the merger (assuming no deductions for transaction expenses) was $340.7 million. Based on the closing price of

FreeMarkets common stock on May 3, 2001 of $11.48, the value of the consideration being paid by FreeMarkets in the merger (assuming no deductions for transaction expenses) was $198.0 million. We urge you to obtain recent market quotations for FreeMarkets common stock. FreeMarkets common stock is traded on the Nasdaq National Market under the symbol "FMKT".



INDEMNIFICATION AND ESCROW (PAGE 66)



     At the closing of the merger, FreeMarkets will deposit 10% of the shares of FreeMarkets common stock otherwise issuable to the shareholders of Adexa in the merger into escrow for a period of one year following the merger. The escrow shares will be available to compensate FreeMarkets for losses incurred by FreeMarkets in the event of any breach by Adexa of its representations and warranties, covenants or agreements, once all such losses, taken together, exceed $350,000.



PRO FORMA COMBINED LOSSES (PAGE 76)



     FreeMarkets' and Adexa's pro forma combined net losses attributable to common stockholders for the year ended December 31, 2000 would have been $326.7 million. Additionally, FreeMarkets has incurred losses each year since 1995, with the exception of 1998, in which it achieved a modest profit. As of December 31, 2000, FreeMarkets had cumulative net losses of $181.4 million. As of December 31, 2000, Adexa had cumulative net losses of $36.2 million. FreeMarkets' profitability following the merger depends on whether the combined company can increase revenues while controlling costs. If FreeMarkets is unable to control costs and achieve the benefits of the merger, FreeMarkets may not achieve profitability or sustain any future profitability.



INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE 49)



     When considering the recommendation of the Adexa board that Adexa shareholders vote to approve the merger agreement and the merger, you should be aware that some directors and officers have interests in the merger that are different from, or in addition to, those of other Adexa shareholders. Adexa's executive officers and other key employees have entered into employment agreements with FreeMarkets effective upon completion of the merger and, other than Adexa's chief financial officer, will be granted options to purchase FreeMarkets common stock. Dr. K. Cyrus Hadavi, Adexa's president and chief executive officer, will become a member of the FreeMarkets board of directors. In addition, Adexa's executive officers and other key employees are entitled to acceleration of a portion of their unvested options if their employment is terminated for specified reasons following the merger. Further, assuming that the merger occurs on June 15, 2001, 23,958 unvested Adexa options owned by the two non-employee members of the Adexa board of directors and 35,000 unvested Adexa options owned by the chief financial officer of Adexa will vest effective upon completion of the merger.



MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (PAGE 52)



     The merger is intended to qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code. If the merger qualifies as a reorganization, Adexa shareholders who exchange shares of Adexa common stock for shares of FreeMarkets common stock will not recognize gain or loss for United States federal income tax purposes as a result of the exchange of their Adexa common stock for FreeMarkets common stock, except as a result of the receipt of cash instead of fractional shares of FreeMarkets common stock. FreeMarkets stockholders will not recognize gain or loss for United States federal income tax purposes as a result of the merger. Counsel to each of FreeMarkets and Adexa have opined, in the manner set forth below under the heading "Material United States Federal Income Tax Consequences", as to the material federal income tax consequences of the merger to Adexa shareholders, and, unless waived, it is a condition to the completion of the merger that FreeMarkets and Adexa receive legal opinions from their respective counsel that the merger constitutes a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

APPRAISAL OR DISSENTERS' RIGHTS (PAGE 54)


     Under Delaware law, FreeMarkets stockholders are not entitled to appraisal rights in connection with the merger.


     Under California law, Adexa shareholders are entitled to dissenters' rights in connection with the merger in the manner provided in the California Corporations Code. To exercise dissenters' rights, an Adexa shareholder must not vote in favor of the merger agreement and the merger. Adexa will mail to each shareholder who does not vote in favor of the merger agreement and the merger a notice of the approval of the merger and a statement of the price determined by Adexa to represent the fair market value of the Adexa shares. Within 30 days of Adexa's mailing, Adexa must receive share certificates from any Adexa shareholder wishing to dissent, along with a written demand that Adexa repurchase his or her shares. If an Adexa shareholder and Adexa agree that the shares qualify as dissenting shares and also agree on a fair market value, the dissenting shareholder will receive the agreed-upon price plus interest from the date of such agreement. If the dissenting shareholder and Adexa fail to agree, the dissenting shareholder may file a complaint in California superior court to settle the dispute.



     It is a condition to FreeMarkets' obligation to complete the merger that holders of no more than 5% of Adexa's shares outstanding immediately prior to the effective time of the merger shall have demanded and not lost or withdrawn, or shall be eligible to demand, dissenters' rights.



CONDITIONS TO COMPLETION OF THE MERGER (PAGE 64)



     The obligations of FreeMarkets and Adexa to complete the merger are subject to the prior satisfaction or waiver of conditions specified in the merger agreement. Both FreeMarkets' and Adexa's obligations to complete the merger are subject to approval by the FreeMarkets stockholders of the issuance of shares in the merger and approval by the Adexa shareholders of the merger agreement and the merger.



     Additional conditions to FreeMarkets' obligation to complete the merger include the accuracy of Adexa's representations and warranties (except where the failure to be true does not have a material adverse effect on Adexa), the absence of any material adverse effect on Adexa's business, financial condition or results of operations (excluding changes resulting from the announcement of the merger and changes affecting the U.S. economy generally), the continued employment of K. Cyrus Hadavi, Hoon Chung and Udo Dengler as of the closing date, the demand by the holders of no more than 5% of the shares of Adexa's outstanding capital stock of dissenters' rights with respect to the merger and the receipt of a written opinion of its counsel that the merger will be treated for federal income tax purposes as a tax-free reorganization.



     Additional conditions to Adexa's obligation to complete the merger include the accuracy of FreeMarkets' representations and warranties (except where the failure to be true does not have a material adverse effect on FreeMarkets), the absence of any material adverse effect on FreeMarkets' business, financial condition or results of operations (excluding changes resulting from the announcement of the merger and changes affecting the U.S. economy generally), the approval for listing on the Nasdaq National Market of the shares of FreeMarkets common stock to be issued in the merger and the receipt of a written opinion of its counsel that the merger will be treated for federal income tax purposes as a tax-free reorganization.



     The foregoing is only a summary of some of the conditions to completion of the merger. The merger will not occur unless and until all of the conditions to the merger are satisfied or waived.



TRADEMARKS


     FreeMarkets is a registered trademark of FreeMarkets in the United States. This document contains trademarks of Adexa and other trademarks of FreeMarkets and may contain trademarks of others.

          FREEMARKETS SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA


     You should read the following selected financial data in conjunction with FreeMarkets' consolidated financial statements and the related notes and FreeMarkets' "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in FreeMarkets' annual reports, quarterly reports and other information on file with the Securities and Exchange Commission. FreeMarkets obtained the selected consolidated statement of operations data for each of the three years in the period ended December 31, 2000 and the consolidated balance sheet data at December 31, 2000 and 1999 from its financial statements, which have been audited by PricewaterhouseCoopers LLP, independent accountants, and which we incorporate by reference. FreeMarkets obtained the statement of operations data for the years ended December 31, 1997 and 1996 and the balance sheet data as of December 31, 1998, 1997, and 1996 from its audited financial statements not included in its 2000 annual report. Historical results are not necessarily indicative of the results to be expected in the future.





                                                                       YEAR ENDED DECEMBER 31,
                                                 -------------------------------------------------------------------
                                                    2000          1999          1998          1997          1996
                                                 -----------   -----------   -----------   -----------   -----------
                                                           (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues.......................................  $    83,339(1) $    20,880  $     7,801   $     1,783   $       409
                                                 -----------   -----------   -----------   -----------   -----------
Operating costs and expenses:
  Cost of revenues.............................       48,896        12,166         4,258         1,149           506
  Research and development, excluding stock
    compensation...............................       19,121         4,913           842           292           394
  Sales and marketing, excluding stock
    compensation and warrant costs.............       41,505        11,939           656           586           321
  General and administrative, excluding stock
    compensation...............................       34,081         9,316         2,026           837           630
  Stock compensation -- research and
    development................................          443           283            --            --            --
  Stock compensation and warrant costs -- sales
    and marketing..............................        5,965         4,669            --            --            --
  Stock compensation -- general and
    administrative.............................            3           248            --            --            --
  Goodwill amortization........................       90,749            --            --            --            --
  Write-off of in-process research and
    development................................        7,397            --            --            --            --
                                                 -----------   -----------   -----------   -----------   -----------
Total operating costs and expenses.............      248,160        43,534         7,782         2,864         1,851
                                                 -----------   -----------   -----------   -----------   -----------
Operating (loss) income........................     (164,821)      (22,654)           19        (1,081)       (1,442)
  Interest and other income, net...............        8,409           833           215            20            11
                                                 -----------   -----------   -----------   -----------   -----------
Net (loss) income..............................  $  (156,412)  $   (21,821)  $       234   $    (1,061)  $    (1,431)
                                                 ===========   ===========   ===========   ===========   ===========
Earnings per share:
  Basic........................................  $     (4.21)  $     (1.46)  $      0.02   $     (0.10)  $     (0.14)
  Diluted......................................        (4.21)        (1.46)         0.01         (0.10)        (0.14)
Weighted average shares:
  Basic........................................   37,189,440    14,914,189    11,191,670    10,618,481    10,316,599
  Diluted......................................   37,189,440    14,914,189    26,776,611    10,618,481    10,316,599


                                                                         AS OF DECEMBER 31,
                                                 -------------------------------------------------------------------
                                                    2000          1999          1998          1997          1996
                                                 -----------   -----------   -----------   -----------   -----------
                                                                           (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash and short-term investments................  $   121,148   $   210,244   $     1,656   $     1,999   $       523
Working capital................................      108,874       208,850         3,814         2,783           505
Total assets...................................      462,546       231,654         6,870         3,336           985
Long-term debt, excluding current portion......          544         3,278           413            --            21
Total stockholders' equity.....................      416,798       218,654         4,592         3,052           792

---------------


(1)Reflects the reissued financial statements of FreeMarkets for the year ended December 31, 2000 included in the Form 10-K/A dated May 9, 2001. Revenues do not include $7.9 million of Visteon fees characterized as payment for warrant.

             ADEXA SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA


     You should read the following selected financial data in conjunction with Adexa's financial statements and related notes and "Adexa Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this joint proxy statement/prospectus. Adexa obtained the selected consolidated statement of operations data for each of the years in the three-year period ended December 31, 2000 and the consolidated balance sheet data at December 31, 1999 and 2000 from its financial statements, which have been audited by Deloitte & Touche LLP, independent auditors, and are included elsewhere in this joint proxy statement/prospectus. The consolidated balance sheet data at December 31, 1996, 1997 and 1998 and the consolidated statement of operations data for each of the years in the two-year period ended December 31, 1997 are obtained from Adexa's audited financial statements, which are not included in this joint proxy statement/prospectus. Historical results are not necessarily indicative of the operating results to be expected in the future.



                                                                       YEAR ENDED DECEMBER 31,
                                                    -------------------------------------------------------------
                                                       2000         1999         1998         1997        1996
                                                    ----------   ----------   ----------   ----------   ---------
                                                           (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues:
  License revenues................................  $   31,342   $   16,093   $    4,841   $    3,735   $     175
  Service revenues................................      13,079        5,175        2,251        2,035       1,618
  Maintenance revenues............................       6,105        2,393        1,020          416          54
                                                    ----------   ----------   ----------   ----------   ---------
Total revenues....................................      50,526       23,661        8,112        6,186       1,847
                                                    ----------   ----------   ----------   ----------   ---------
Cost of revenues:
  Cost of license revenues........................       1,359          268          123           11           2
  Cost of service and maintenance revenues,
    excluding stock compensation..................      13,208        5,737        4,859        1,876         454
  Stock compensation -- cost of service and
    maintenance revenues..........................         433           40          261           --          --
                                                    ----------   ----------   ----------   ----------   ---------
Total cost of revenues............................      15,000        6,045        5,243        1,887         456
                                                    ----------   ----------   ----------   ----------   ---------
Gross profit......................................      35,526       17,616        2,869        4,299       1,391
                                                    ----------   ----------   ----------   ----------   ---------
Operating costs:
  Sales and marketing, excluding stock
    compensation..................................      26,218       12,929        7,860        3,664         616
  Research and development, excluding stock
    compensation..................................       7,600        4,534        1,707          980         413
  General and administrative, excluding stock
    compensation..................................       6,818        2,689        1,437          748         223
  Write-off of deferred IPO costs.................       1,468           --           --           --          --
  Stock compensation -- sales and marketing.......       2,015           61          191           --          --
  Stock compensation -- research and
    development...................................         497          127          834           --          --
  Stock compensation -- general and
    administrative................................         750           27           38           --          --
                                                    ----------   ----------   ----------   ----------   ---------
Total operating costs.............................      45,366       20,367       12,067        5,392       1,252
                                                    ----------   ----------   ----------   ----------   ---------
Operating (loss) income...........................      (9,840)      (2,751)      (9,198)      (1,093)        139
  Interest and other income (expense), net........        (164)        (320)           9           58          17
                                                    ----------   ----------   ----------   ----------   ---------
(Loss) income before income taxes.................     (10,004)      (3,071)      (9,189)      (1,035)        156
Provision (benefit) for income taxes..............       2,580        2,114          245         (188)          4
                                                    ----------   ----------   ----------   ----------   ---------
Net (loss) income.................................  $  (12,584)  $   (5,185)  $   (9,434)  $     (847)  $     152
Accretion and deemed dividend on redeemable
  preferred stock.................................      (8,349)          --           --           --          --
                                                    ----------   ----------   ----------   ----------   ---------
Net (loss) income attributable to common
  stockholders....................................  $  (20,933)  $   (5,185)  $   (9,434)  $     (847)  $     152
                                                    ==========   ==========   ==========   ==========   =========
Net (loss) income per share:
  Basic and diluted...............................  $    (1.96)  $    (0.51)  $    (0.94)  $    (0.08)  $    0.02
Weighted average shares:
  Basic and diluted...............................  10,702,458   10,098,272   10,000,000   10,000,000   9,925,000

                                                                             AS OF DECEMBER 31,
                                                              ------------------------------------------------
                                                               2000       1999       1998      1997      1996
                                                              -------    -------    ------    ------    ------
                                                                               (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents...................................  $17,094    $ 6,232    $4,424    $3,209    $  611
Working capital.............................................    6,175     (2,172)    2,866     2,907       163
Total assets................................................   33,871     12,347     8,182     7,602     1,615
Deferred revenues...........................................    9,105      2,012       781     2,672       679
Capital lease obligations...................................      134        117       238       155        --
Redeemable convertible preferred stock......................   19,943         --        --        --        --
Total stockholders' equity (deficit)........................   (9,426)      (847)    3,891     3,930       370

       SELECTED UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL DATA


     The unaudited pro forma combined consolidated statement of operations data set forth below give effect to FreeMarkets' acquisition of iMark.com, Inc. and FreeMarkets' proposed acquisition of Adexa, as if the acquisitions had been completed on January 1, 2000. The unaudited pro forma combined consolidated balance sheet data set forth below give effect to the proposed acquisition of Adexa as if it had occurred December 31, 2000. You should read this selected unaudited pro forma combined consolidated financial data in conjunction with the unaudited pro forma combined consolidated financial statements and accompanying notes which are included elsewhere in this joint proxy statement/prospectus, the separate historical financial statements and accompanying notes of FreeMarkets, which we incorporate by reference in this joint proxy statement/prospectus, the historical financial statements of Adexa, which are included elsewhere in this joint proxy statement/prospectus and the historical financial statements of iMark.com, which are included in FreeMarkets' Form 8-K/A dated March 24, 2000, which we incorporate by reference. You should also read FreeMarkets' Annual Report on Form 10-K/A for the year ended December 31, 2000, which we also incorporate by reference.


     The selected unaudited pro forma combined consolidated financial data set forth below are presented for informational purposes only, and do not necessarily reflect the results of operations or financial condition that would have actually resulted had the acquisitions been consummated as of the dates indicated, and are not intended to project the financial condition or results of operations for any future period.


     On March 24, 2000, FreeMarkets acquired iMark.com. In connection with the merger, FreeMarkets issued a total of 1,750,000 shares of common stock and options to acquire the common stock and options of iMark.com. In connection with the proposed acquisition of Adexa, FreeMarkets will issue up to 17,250,000 shares of its common stock and options, subject to a potential reduction based on the amount of transaction expenses incurred by Adexa, as discussed elsewhere in this joint proxy statement/prospectus, in exchange for all of the outstanding equity interests of Adexa. The data set forth below do not include the impact of any potential reduction.





                                                                 YEAR ENDED
                                                              DECEMBER 31, 2000
                                                              -----------------
                                                               (IN THOUSANDS,
                                                              EXCEPT SHARE AND
                                                               PER SHARE DATA)
UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
Revenues....................................................     $   133,882(1)
Operating loss..............................................        (332,178)
Loss before taxes...........................................        (324,076)
Net loss....................................................        (326,656)
Net loss attributable to common stockholders................        (335,005)
Basic and diluted loss per share............................           (6.54)
Weighted average shares outstanding:
  Basic and diluted.........................................      51,230,569



                                                                    AS OF
                                                              DECEMBER 31, 2000
                                                              -----------------
                                                               (IN THOUSANDS)

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
  DATA:
Total assets................................................     $  798,962
Total long-term debt........................................            678
Stockholders' equity........................................        715,992


---------------


(1)Reflects the reissued financial statements of FreeMarkets for the year ended December 31, 2000 included in the Form 10-K/A dated May 9, 2001. Revenues do not include $7.9 million of Visteon fees characterized as payment for warrant.

                           COMPARATIVE PER SHARE DATA

     The following table presents historical per share data of FreeMarkets and Adexa and unaudited pro forma per share data after giving effect to:

     - FreeMarkets' acquisition of iMark.com; and

     - FreeMarkets' proposed acquisition of Adexa.


     You should read this data in conjunction with the unaudited pro forma combined consolidated financial statements and accompanying notes which are included elsewhere in this joint proxy statement/prospectus, the separate historical financial statements and accompanying notes of FreeMarkets and iMark.com which we incorporate by reference in this joint proxy statement/ prospectus, and the historical financial statements of Adexa which are included elsewhere in this joint proxy statement/prospectus. You should also read FreeMarkets' Annual Report on Form 10-K/A for the year ended December 31, 2000 which we incorporate by reference.


     The unaudited pro forma combined per share data set forth below are presented for informational purposes only, and do not necessarily reflect the results of operations or financial condition that would have actually resulted had the acquisitions been consummated at the beginning of the period presented, and are not intended to project the financial condition or results of operations for any future period.


                                                                 YEAR ENDED
                                                              DECEMBER 31, 2000
                                                              -----------------
FREEMARKETS HISTORICAL:
  Net loss per share, basic and diluted.....................       $(4.21)
  Book value per share, at end of year......................        10.75

ADEXA HISTORICAL:
  Net loss per share, basic and diluted.....................        (1.96)
  Book value per share, at end of year(1)...................        (0.54)

PRO FORMA COMBINED CONSOLIDATED FREEMARKETS AND IMARK.COM
  (UNAUDITED):
  Net loss per share, basic and diluted.....................        (4.83)
  Book value per share, at end of year......................        10.75

PRO FORMA COMBINED CONSOLIDATED FREEMARKETS, IMARK.COM AND
  ADEXA (UNAUDITED):
  Net loss per share, basic and diluted.....................        (6.54)
  Book value per share, at end of year......................        13.65

ADEXA EQUIVALENT PRO FORMA COMBINED CONSOLIDATED
  (UNAUDITED)(2):
  Net loss per share, basic and diluted.....................        (4.37)
  Book value per share, at end of year......................         9.13


---------------


(1) Represents Adexa's total stockholders' deficit of $9,426,186 divided by the total number of shares of common stock and series A and B convertible preferred stock outstanding at December 31, 2000.



(2) Represents the unaudited pro forma combined consolidated FreeMarkets, iMark.com and Adexa data multiplied by an estimated exchange ratio of 0.67 shares of FreeMarkets' common stock for each share of Adexa's common stock. For purposes of this comparative per share data, the estimated exchange ratio has been calculated by dividing 17,250,000 shares of FreeMarkets common stock and options by the number of shares of Adexa's common and preferred stock, options and warrants outstanding at December 31, 2000, assuming the conversion of the Adexa series C preferred stock into common stock at a ratio of 1.67:1.

                            MARKET PRICE INFORMATION

     FreeMarkets common stock is traded on the Nasdaq National Market under the symbol "FMKT". Shares of Adexa capital stock are not listed on an exchange or quoted on the Nasdaq National Market. The table below presents, for the periods indicated, the range of high and low bid prices of FreeMarkets common stock as reported on the Nasdaq National Market. Such market quotations reflect inter-dealer prices, without retail mark-up, mark down or commission and may not necessarily represent actual transactions.


                    FISCAL QUARTER ENDED                       HIGH        LOW
                    --------------------                      -------    -------
December 31, 1999 (commencing December 10, 1999)............  $367.88    $ 48.00
March 31, 2000..............................................   370.00     119.88
June 30, 2000...............................................   135.00      36.75
September 30, 2000..........................................    92.06      37.63
December 31, 2000...........................................    58.50      16.00
March 31, 2001..............................................    26.75       6.87
June 30, 2001 (through May 3, 2001).........................    13.65       6.25



     On February 7, 2001, the last trading day prior to the announcement of the proposed transaction, the actual closing sales price of FreeMarkets common stock was $19.75 per share. On May 3, 2001, the closing sales price of FreeMarkets common stock was $11.48 per share.


     The capital stock of Adexa is not publicly traded, and no market value information on its stock is available.


     Because the market price of FreeMarkets common stock changes, the market value of the shares of FreeMarkets common stock to be issued in the merger may increase or decrease prior to and following the merger. WE URGE YOU TO OBTAIN CURRENT MARKET QUOTATIONS FOR FREEMARKETS COMMON STOCK. NO ASSURANCE CAN BE GIVEN AS TO THE FUTURE PRICES OR MARKET FOR FREEMARKETS COMMON STOCK.


     Neither FreeMarkets nor Adexa has ever declared or paid cash dividends on its stock, and both anticipate that they will retain any earnings for the foreseeable future for use in the operation of their respective businesses.

                                  RISK FACTORS

     By voting in favor of the merger and the merger agreement, Adexa shareholders will be voting to acquire shares of FreeMarkets common stock. An investment in FreeMarkets common stock involves a high degree of risk. By voting in favor of the issuance of shares of FreeMarkets common stock in the merger, FreeMarkets stockholders will be voting to acquire Adexa. The merger involves a high degree of risk. In addition to the other information contained in or incorporated by reference into this joint proxy statement/prospectus, you should carefully consider the following factors when deciding whether to vote in favor of any proposal relating to the merger. If any of the following risks actually occurs, the business and prospects of FreeMarkets or Adexa may be seriously harmed. In such case, the trading price of FreeMarkets common stock would decline, and you may lose all or part of your investment.

                      RISK FACTORS RELATING TO THE MERGER


THE VALUE OF THE SHARES OF FREEMARKETS COMMON STOCK THAT ADEXA SHAREHOLDERS WILL RECEIVE IN THE MERGER WILL DEPEND ON THE MARKET VALUE OF FREEMARKETS COMMON STOCK WHEN THE MERGER IS COMPLETED.



     Upon completion of the merger, FreeMarkets will issue up to an aggregate of 17,250,000 shares of FreeMarkets common stock and options to the Adexa shareholders, option holders and warrant holders. There will be no adjustment for changes in the market price of FreeMarkets common stock. In addition, Adexa may not terminate the merger agreement or "walk away" from the merger as a result of changes in the market price of FreeMarkets common stock. Accordingly, the specific dollar value of FreeMarkets common stock that Adexa shareholders will receive upon the merger's completion will depend on the market value of FreeMarkets common stock when the merger is completed. Adexa shareholders should be aware that the market price of FreeMarkets common stock has declined from a closing price of $19.75 per share on February 7, 2001, the date on which the merger agreement was executed, to a closing price of $11.48 per share on May 3, 2001. Based on the decline in FreeMarkets' share price, the dollar value represented by the 17,250,000 shares and options has decreased by 41.87% between February 7, 2001 and May 3, 2001:



                                                                                   DECREASE IN DOLLAR
PRICE PER SHARE OF                         PRICE PER SHARE OF                       VALUE OF MERGER
FREEMARKETS COMMON    VALUE OF MERGER      FREEMARKETS COMMON   VALUE OF MERGER    CONSIDERATION FROM
     STOCK ON         CONSIDERATION ON          STOCK ON        CONSIDERATION ON    FEBRUARY 7, 2001
 FEBRUARY 7, 2001   FEBRUARY 7, 2001 (1)      MAY 3, 2001        MAY 3, 2001(1)      TO MAY 3, 2001
------------------  --------------------   ------------------   ----------------   ------------------
      $19.75            $340,687,500             $11.48           $198,030,000            41.87%


---------------


(1)Assumes no deduction of FreeMarkets shares for transaction expenses incurred by Adexa in excess of $4.0 million.



     We urge you to obtain recent market quotations for FreeMarkets common stock. FreeMarkets cannot predict or give any assurances as to the market price of FreeMarkets common stock at any time before or after the completion of the merger.



THE OPINIONS OF FREEMARKETS' AND ADEXA'S FINANCIAL ADVISORS WERE GIVEN AS OF FEBRUARY 7, 2001 AND EVENTS SUBSEQUENT TO THAT DATE WERE NOT CONSIDERED IN RENDERING THESE OPINIONS.



     The opinion of FreeMarkets' financial advisor, Goldman, Sachs & Co., to the FreeMarkets board of directors to the effect that, as of February 7, 2001, the Consideration (as defined in the written opinion) to be paid by FreeMarkets pursuant to the merger agreement was fair from a financial point of view to FreeMarkets, was dated February 7, 2001, and events subsequent to that date were not considered in rendering its opinion. In addition, the opinion of Adexa's financial advisor, Broadview International LLC, to the Adexa board of directors to the effect that, as of February 7, 2001, the Merger Consideration (as defined in the written opinion) was fair from a financial point of view to the shareholders of Adexa, was dated February 7, 2001, and events subsequent to that date were not considered in rendering its opinion. There is no assurance that such opinions, if given as of a more recent date than February 7, 2001, would reach the same determinations as to the fairness to FreeMarkets or to the Adexa shareholders, as the case may be. See "The Merger -- Opinion of Financial Advisor to the Board of Directors of FreeMarkets" and "-- Opinion of Financial Advisor to the Board of Directors of Adexa".



ADEXA SHAREHOLDERS MAY ENCOUNTER FLUCTUATIONS IN THE MARKET PRICE OF FREEMARKETS COMMON STOCK AND LIKEWISE FACE MARKET RISKS ASSOCIATED WITH COMPANIES ENGAGED IN BUSINESS-TO-BUSINESS ELECTRONIC COMMERCE.



     The market price of FreeMarkets common stock has been subject to significant fluctuations. In the 52-week period prior to the mailing of this joint proxy statement/prospectus, the highest closing price per share of FreeMarkets common stock was $87.56 on September 5, 2000, and the lowest closing price per share of FreeMarkets common stock was $6.44 on April 3, 2001.


     In addition, the stock market in recent years has experienced extreme price and volume fluctuations that have often dramatically affected the market prices of many high technology companies, particularly those companies that are engaged in business-to-business electronic commerce. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies. These fluctuations, as well as general economic and market conditions, may adversely affect the market price of FreeMarkets common stock.


     The recent decline in FreeMarkets' share price, along with that of other business-to-business electronic commerce companies, may represent a fundamental change in the valuation of business-to-business electronic commerce companies in the public market. We cannot give Adexa shareholders any assurance that FreeMarkets common stock will increase in price or trade in any particular range following the merger.



THE BENEFITS FREEMARKETS AND ADEXA EXPECT FROM THE MERGER MAY NOT BE REALIZED.



     Achieving the benefits FreeMarkets and Adexa expect from the merger will depend in part on the integration of the technology, operations and personnel of the two companies in a timely and efficient manner in order to minimize the risk that the merger will result in the loss of customers or key employees or the continued diversion of the attention of management. Neither FreeMarkets nor Adexa has experience in integrating operations on the scale presented by the merger, and neither FreeMarkets nor Adexa has previously had experience in the market for the products of the other company. In addition, the integration process will be complicated by the need to integrate widely dispersed operations. FreeMarkets' principal office is located in Pittsburgh, Pennsylvania. Adexa's principal office is located in Los Angeles, California, and its principal software development operations are located in Toronto, Canada.



     In general, we cannot offer any assurances that we can successfully integrate our operations, and our failure to do so will make it more difficult to achieve the benefits of the merger. It may be more difficult than we expect for our sales teams to cross-sell the other company's products and services. For example, the purchasing decisions for these products may be made by separate units within a customer's organization. In addition, we may fail to develop and market the comprehensive direct materials solution that we expect will provide our customers with the ability to identify, select and collaborate with trading partners so that they can both configure and operate their supply chains. Our failure to achieve the strategic benefits we expect from the merger could result in the loss of key personnel and have a material adverse effect on FreeMarkets' and Adexa's business, financial condition and operating results. In addition, the attention and effort devoted to the integration of the two companies will significantly divert management's attention from other important tasks and could seriously harm FreeMarkets and Adexa.

THE ISSUANCE OF ADDITIONAL SHARES OF FREEMARKETS COMMON STOCK AND OPTIONS IN THE MERGER MAY REDUCE THE PRICE OF FREEMARKETS COMMON STOCK.



     The issuance of up to 17,250,000 shares of FreeMarkets common stock and options in the merger could reduce the market price of FreeMarkets common stock if FreeMarkets is unable successfully to integrate Adexa's operations and personnel or to achieve revenue growth, cost savings and any other anticipated benefits of the merger sufficient to offset the effect of the issuance. There can be no assurance that FreeMarkets will be able successfully to integrate Adexa's operations and personnel and achieve revenue growth, cost savings or any other expected benefits of the merger or that an Adexa shareholder will achieve greater returns as a FreeMarkets stockholder than as an Adexa shareholder. Immediately following the merger, there will be approximately 12.2 million additional shares of FreeMarkets common stock immediately available for sale in the public market. The prospect of such sales could decrease the market price of FreeMarkets common stock.



THE MERGER WILL DILUTE THE EQUITY INTEREST OF EXISTING FREEMARKETS STOCKHOLDERS.



     Existing FreeMarkets stockholders will own a smaller percentage of FreeMarkets and its voting stock after the merger than they currently own. As of March 1, 2001, FreeMarkets had outstanding 39,070,187 shares of common stock. Upon the completion of the merger, we expect to issue approximately an additional 13.4 million shares and an additional 3.8 million options. Accordingly, the equity interest of the existing FreeMarkets stockholders will decrease to approximately 74.5% of the outstanding shares of FreeMarkets common stock immediately following the merger.



ON A PRO FORMA COMBINED CONSOLIDATED BASIS AS OF DECEMBER 31, 2000, AFTER GIVING EFFECT TO THE MERGER, FREEMARKETS WOULD HAVE INCURRED A NET LOSS OF $326.7 MILLION.



     For the year ended December 31, 2000, FreeMarkets incurred net losses of $156.4 million. On a pro forma combined consolidated basis, giving effect to the merger with Adexa as well as FreeMarkets' acquisition of iMark.com, Inc., as if both events had occurred on January 1, 2000, FreeMarkets' net loss for the year ended December 31, 2000 would have been $326.7 million. In the event that the merger is completed, FreeMarkets expects that it will need to expend substantial amounts of working capital to fund the growth of the combined business. FreeMarkets' profitability following the merger will depend on whether the combined company can increase revenues while controlling costs. If FreeMarkets is unable to control costs and achieve the benefits of the merger, FreeMarkets may not achieve profitability or sustain any future profitability.



ADEXA DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES HAVE INTERESTS THAT MAY INFLUENCE THEM TO SUPPORT AND APPROVE THE MERGER AGREEMENT AND THE MERGER.



     Directors, executive officers and ten key employees of Adexa participate in arrangements that provide them with interests in the merger that are different from, or are in addition to, those of Adexa's shareholders generally. Adexa shareholders should consider whether these interests may have influenced these directors, executive officers and key employees to support or recommend the merger.



     For example, stock options granted to David Golob and William Lattin, the two non-employee members of Adexa's board of directors, will vest fully upon completion of the merger. Stock options and shares of restricted stock granted under Adexa's 1998 stock option plan to Nima Bakhtiary, Hoon Chung, Udo Dengler, Christopher Givens, Michael Gleason, William Green, Stephanie Hamilton, Edward Lawton, J. Timothy Romer, Chris Smith, Glen Strother, Shuji Sueshige and Richard Wolinski, who are executive officers and/or key employees of Adexa, provide for 24 months' accelerated vesting of options and restricted stock if, within 12 months after the merger, such officer or key employee is terminated without cause or voluntarily resigns after a reduction in his or her level of authority and a reduction in his or her compensation. In addition, 20% of the options granted on February 25, 2000 to Mr. Romer, Adexa's chief financial officer, accelerate automatically upon completion of the merger. See the section entitled "The Merger -- Interests of Certain Persons in the Merger -- Stock Option

Acceleration" for a quantification of the value of accelerated vesting to Adexa directors and executive officers upon the merger.



     In addition, K. Cyrus Hadavi, Kameron Hadavi and Messrs. Bakhtiary, Chung, Dengler, Romer and Wolinski have entered into employment agreements with FreeMarkets that become effective upon the closing of the merger and, other than in the case of Mr. Romer, also provide for the grant of options to purchase shares of FreeMarkets common stock.



     Furthermore, for a period of five years after the effective time of the merger, FreeMarkets will, or will cause the surviving corporation to, perform all indemnification obligations of Adexa and its subsidiaries under their respective charter documents and under any indemnification agreement with any director or officer of Adexa or any of its subsidiaries. The indemnification agreements provide that Adexa will indemnify each director and officer to the fullest extent permitted under the California Corporations Code and against expenses incurred by any such person by reason of the fact that he was serving as a director or officer of Adexa.



THE MERGER COULD ADVERSELY AFFECT FREEMARKETS' FINANCIAL RESULTS.



     FreeMarkets expects to incur an in-process research and development charge of approximately $32.3 million in 2001 related to the merger. FreeMarkets also expects to record amortization during 2001, 2002, 2003 and 2004 of approximately $60.8 million, $101.5 million, $100.6 million and $49.9 million related to goodwill and intangible assets with estimated useful lives ranging from two to three years. These charges will have a significant negative impact on FreeMarkets' operating results and could cause FreeMarkets' stock price to decline.



THE MERGER MAY GO FORWARD EVEN IF MATERIAL ADVERSE CHANGES RESULT FROM THE ANNOUNCEMENT OF THE MERGER, INDUSTRY-WIDE CHANGES OR OTHER CAUSES.



     In general, either party can refuse to complete the merger if there is a material adverse change affecting the other party between the date the merger agreement was signed and the closing. However, some significant changes will not prevent the merger from going forward, even if they would have a material adverse effect on FreeMarkets or Adexa. Industry-wide changes, changes affecting the economy as a whole, and changes resulting from the announcement of the merger will not allow either party to refuse to complete the merger, and any change in the market price or trading volume of FreeMarkets common stock or the failure of FreeMarkets to meet or exceed analysts' expectations will not allow Adexa to refuse to complete the merger.


     If adverse changes occur but FreeMarkets and Adexa must still complete the merger, FreeMarkets' stock price may suffer. This in turn may reduce the value of the transaction to stockholders.

UNCERTAINTIES ASSOCIATED WITH THE MERGER MAY CAUSE ADEXA TO LOSE KEY PERSONNEL.

     Current and prospective Adexa employees may experience uncertainty about their future as employees of the combined company. This uncertainty may adversely affect Adexa's ability to attract and retain key management, sales and marketing, professional services and technical personnel.

FREEMARKETS AND ADEXA WILL INCUR SUBSTANTIAL COSTS ASSOCIATED WITH THE MERGER.


     The merger will result in total out-of-pocket transaction costs of approximately $9.0 million to FreeMarkets and $4.8 million to Adexa. The aggregate costs of this transaction consist of fees to investment bankers of approximately $7.0 million, fees for attorneys, accountants and printing of approximately $6.6 million, and filing fees of approximately $225,000. By incurring such significant costs, we are using our cash resources to pay a one-time transaction expense and are decreasing the amount of funds that would otherwise be available for investment and the growth of our business. Further, the expenses identified above are estimates, and the actual transaction costs may be much larger. In addition to these transaction costs, FreeMarkets and Adexa expect that, following the merger, the combined company will incur additional significant costs associated with integrating the two companies. At this time, the additional costs are not reasonably estimable.


THE MERGER COULD HARM KEY THIRD-PARTY RELATIONSHIPS.



     The present and potential relationships of FreeMarkets and Adexa with customers and other third parties with whom we have relationships may be harmed by the proposed merger. For example, because FreeMarkets has not previously had experience in supply chain management, customers of Adexa may be uncertain that the combined company will be able, or will continue, to support Adexa's products and services. Such uncertainty may cause these parties to delay purchasing and other decisions.


                      RISK FACTORS RELATING TO FREEMARKETS


FOLLOWING THE MERGER, FREEMARKETS WILL BE ENTERING A MARKET IN WHICH IT HAS NO EXPERIENCE AND IN WHICH IT FACES LARGER, WELL-ESTABLISHED COMPETITORS, AND FREEMARKETS MAY NOT BE ABLE TO EFFECTIVELY COMPETE.



     With the acquisition of Adexa, FreeMarkets is entering into the market for supply chain management and collaboration software. FreeMarkets has not previously had experience in this market, which is rapidly evolving and intensely competitive. Among the actual and potential competitors are enterprise application vendors, including i2 Technologies, Inc., Oracle Corporation and SAP Corporation, as well as electronic exchange infrastructure providers such as Ariba, Inc. and Commerce One, Inc. Such competitors are larger and more established and have significantly greater resources than FreeMarkets. We cannot assure you that FreeMarkets will be able to compete successfully in such an environment. If we cannot effectively compete, FreeMarkets' business will suffer reduced revenues and operating results.



AN INVESTMENT IN FREEMARKETS COMMON STOCK INVOLVES SUBSTANTIAL RISKS AND UNCERTAINTIES.



     In addition to the other risks discussed in this joint proxy statement/prospectus, FreeMarkets is subject to its own specific risks relating to its business model, strategies, markets and legal and regulatory environment. For a detailed discussion of these risks, please see the risk factors included in FreeMarkets' reports filed with the SEC under the Securities Exchange Act of 1934.


                         RISK FACTORS RELATING TO ADEXA


ADEXA EXPECTS TO CONTINUE TO INCUR LOSSES IN THE FORESEEABLE FUTURE.


     Adexa has experienced net losses in each period since 1997. Adexa incurred net losses of $9.4 million in 1998, $5.2 million in 1999 and $12.6 million in 2000. Adexa expects to significantly increase its sales and marketing, professional services, research and development, maintenance and support services, and general and administrative expenses, and consequently its losses are expected to increase in the future. Adexa will need to produce significant increases in its revenues to achieve and maintain profitability, and Adexa may not be profitable in the future. If Adexa's revenues fail to grow or grow more slowly than it anticipates or its operating expenses exceed its projections, Adexa's losses could significantly increase.


ADEXA MAY NOT ACHIEVE ANTICIPATED REVENUES IF ITS SOFTWARE PRODUCTS FAIL TO ACHIEVE MARKET ACCEPTANCE.



     Adexa believes that revenues from software licenses and revenues from related services and maintenance will account for substantially all of its revenues in the future. If its products do not achieve widespread market acceptance, Adexa may not achieve anticipated revenues. The market for c-commerce software is newly emerging. Adexa cannot be certain that this market will continue to develop and grow or that companies will choose to use its iCollaboration products rather than attempting to develop alternative platforms and applications internally or through other sources. Companies that have already invested substantial resources in other methods of sharing information during the design, manufacturing and supply process may be reluctant to adopt new technology or infrastructures that may replace, limit or compete with their existing systems or methods. If Adexa's competitors release new products that are superior to Adexa's, demand for its products could decline and its business could be harmed.


ADEXA'S FINANCIAL RESULTS MAY VARY SIGNIFICANTLY FROM QUARTER TO QUARTER.


     Adexa's operating results have varied significantly from quarter to quarter in the past, and Adexa expects that they will continue to vary in the future. For example, in the quarter ended December 31, 1999, Adexa's revenues declined approximately 6% from the quarter ended September 30, 1999 but increased in the quarter ended March 31, 2000 approximately 38%. Factors that could affect Adexa's quarterly operating results include:


     - market acceptance of Adexa's products;

     - size and timing of customer orders and contracts;


     - unexpected delays in developing and marketing new and enhanced products;



     - variability in the mix of Adexa's license, service and maintenance revenues;



     - variability in the mix of professional services that Adexa performs and those performed by third parties; and



     - variability in the mix of domestic and international revenues.



     A significant portion of Adexa's expenses are fixed and cannot be quickly reduced to respond to decreases in revenues. If Adexa's revenues are below its expectations, its operating results and net income are likely to be harmed. Adexa also may reduce its prices or accelerate its investment in research and development efforts in response to competitive pressures or to pursue new market opportunities.



COMPETITION COULD CAUSE ADEXA TO REDUCE PRICES AND LOSE MARKET SHARE, WHICH COULD HARM ITS BUSINESS.


     The market for Adexa's products is highly competitive. Adexa's competitors offer a variety of solutions directed at the enterprise level and at various segments of the supply chain. Adexa faces two primary sources of competition:

     - in-house development efforts by potential customers or partners; and

     - enterprise application vendors in general, but principally i2 Technologies, Inc., Manugistics Group, Inc., Oracle Corporation and SAP Corporation.

     Adexa also faces potential competition from e-business and electronic exchange infrastructure providers, such as Ariba, Inc. and Commerce One, Inc., as they seek to extend their product offerings.

     Adexa believes that other enterprise resource planning vendors are focusing significant resources on increasing the functionality of their own planning and scheduling modules. As Adexa increases market share and expands its product offerings, its relationships with enterprise resource planning vendors such as Oracle and SAP may become more competitive as these vendors expand their own product offerings.


     Relative to Adexa, many of its competitors have:

     - longer operating histories;

     - significantly greater financial, technical, marketing and other resources;

     - greater name recognition;

     - a broader range of products to offer; and

     - a larger installed base of customers.

     Adexa expects to experience increasing price competition as it competes for market share. Adexa may not be able to compete successfully with its existing or new competitors. If Adexa experiences increased competition, its business, operating results and financial condition could be harmed.


IF ADEXA FAILS TO INTRODUCE NEW VERSIONS AND RELEASES OF ITS PRODUCTS IN A TIMELY MANNER, ADEXA MAY LOSE CUSTOMERS AND ITS REVENUES MAY DECLINE.



     Much of Adexa's future success depends upon its ability to introduce new versions and releases of its products. Adexa on occasion has experienced delays in the introduction of new and enhanced products. These delays have been caused by undetected bugs, increases to product specifications or other technical issues resulting from Adexa's efforts to address customer needs. Depending upon the cause, the length of the delay has ranged from one month, generally in the case of bugs, to up to three months, generally in the case of enhanced product specifications. The market for c-commerce software is characterized by rapid technological advances, changing customer needs and evolving industry standards. Adexa faces pressure from current and prospective customers to enhance its product line and develop and introduce new products that keep pace with the technological developments and satisfy increasingly sophisticated customer requirements. Adexa must also anticipate and adapt to new industry standards so that its software products do not become obsolete. Adexa may fail to introduce or deliver these new versions and releases on a timely basis, if at all. Adexa may fail to achieve timely market acceptance of these enhancements.


ADEXA DEPENDS ON SIGNIFICANT INDIVIDUAL CONTRACTS, AND LOSS OR DELAY OF ANY PARTICULAR CONTRACT COULD HARM ITS BUSINESS.

     Adexa receives a significant portion of its revenues in each quarter from a small number of relatively large contracts. Adexa's largest customer, measured by the reseller in the case of indirect sales and by the end user in the case of direct sales, accounted for 30% of total revenues for 1998, 13% of total revenues for 1999 and 13% of total revenues for 2000. Adexa's largest customer for 1998 was an end user. Adexa's largest customer for 1999 was Compaq Computer Corporation, which is a reseller. Adexa's largest customer for 2000 was QAD, which is also a reseller. Concentrations of customer revenue have been and are likely to continue to be significantly higher for individual quarters than for annual periods. If in any future period Adexa fails to close one or more substantial license, service or maintenance sales that have been targeted to close in that period, its operating results for that period could be materially affected. Due to customer purchasing patterns, Adexa typically realizes a significant portion of its software license revenues in the last few weeks of a quarter. If Adexa incurs any delays in customer orders, Adexa may experience significant reductions in its revenues and results of operations.

ADEXA RELIES ON AND NEEDS TO DEVELOP AND ENHANCE RELATIONSHIPS WITH THIRD PARTIES, AND ITS INABILITY TO DEVELOP THESE RELATIONSHIPS COULD HARM ITS BUSINESS.

     Companies increasingly rely on consulting and systems integration firms and third-party software and hardware vendors in selecting and implementing software like Adexa's. Adexa expects to rely in part on third parties for sales and lead generation and for implementation services. Adexa also relies on partners to penetrate additional industries. Adexa has formal and informal arrangements with a number of third-party software and hardware vendors and consulting and systems integration firms to enhance its marketing, sales, support, service and product development efforts and software implementation services. Many of these firms have similar, and often more established, relationships with Adexa's competitors. Even when Adexa establishes a relationship with a consulting or systems integration firm, the success of the relationship will depend on factors that may not be within Adexa's control. There can also be no assurance that these firms, many of which have significantly greater financial and marketing resources than Adexa does, will not develop or market software products that compete with its products in the future or will not otherwise discontinue their relationships with Adexa. If Adexa fails to maintain these existing relationships or to establish new relationships in the future, its business, results of operations and financial condition could be harmed.

     Adexa embeds and integrates third-party software into its software products and Adexa may continue this practice in the future. Third-party software licenses may not continue to be available to Adexa on commercially reasonable terms, if at all. The loss of, or inability to maintain or obtain, any of these software licenses could delay or reduce Adexa's product shipments until equivalent software can be identified, licensed and integrated. Any delay or reduction in product shipments could harm Adexa's business, operating results and financial condition.

IF ADEXA'S EFFORTS TO EXPAND SALES OF ITS PRODUCTS TO OTHER INDUSTRIES DO NOT SUCCEED, ITS BUSINESS WOULD BE HARMED.

     Adexa has sold its products primarily to companies in the electronics, semiconductors, and textile and apparel industries. Adexa intends to market its products to customers in additional industries. Although Adexa has targeted enterprises in other markets as potential customers, these potential customers may not be as willing to purchase products like Adexa's, and the time required to gain an understanding of additional industries may slow Adexa's penetration into these industries.

ADEXA'S LENGTHY AND VARIABLE SALES CYCLE MAKES IT DIFFICULT FOR ADEXA TO PREDICT WHEN OR IF SALES WILL OCCUR, AND ADEXA MAY EXPERIENCE AN UNPLANNED SHORTFALL IN REVENUES.

     Adexa's products typically have lengthy and unpredictable sales cycles, contributing to the uncertainty of Adexa's operating results. Customers view the purchase of Adexa's iCollaboration suite of software products as a significant and strategic decision. Customers generally evaluate Adexa's software products and determine their impact on existing infrastructure over a long period of time. Adexa's sales cycle typically ranges from approximately one to 12 months, but has extended to over one year depending upon the customer's need to rapidly implement a solution and whether the customer is new or is extending an existing implementation. The licensing of Adexa's software products may be subject to delays if the customer has lengthy internal budgeting, approval and evaluation processes. Adexa may incur significant selling and marketing expenses during a customer's evaluation period, including the costs of developing a full proposal and completing a rapid proof of concept or custom demonstration, before the customer places an order with Adexa. Customers may also initially purchase a limited number of component, server and user licenses before expanding their implementations. Larger customers may purchase Adexa's software products as part of multiple simultaneous purchasing decisions, which may result in additional unplanned administrative processing and other delays in Adexa's recognition of license revenues. If revenues forecasted from a specific customer for a particular quarter are not realized or are delayed to another quarter, Adexa may experience an unplanned shortfall in revenues, which could harm its operating results.

ADEXA'S FAILURE TO RETAIN AND ATTRACT KEY PERSONNEL COULD HARM ADEXA'S BUSINESS.


     Adexa relies upon the continued service of a relatively small number of key technical and senior management personnel. These employees include K. Cyrus Hadavi, Nima Bakhtiary, Hoon Chung, Udo Dengler, Kameron Hadavi, J. Timothy Romer and Richard Wolinski. Adexa does not maintain key person insurance. If Adexa loses any of its key technical or senior management personnel, its business, operating results and financial condition could be harmed.


     Adexa's future success also depends on its ability to attract, train and retain other highly qualified personnel. There is substantial competition for experienced personnel in Adexa's industry. Adexa may not be able to attract, assimilate or retain other highly qualified personnel in the future. Failure to do so could limit Adexa's growth, and Adexa could also experience deterioration in service levels or decreased customer satisfaction.

IF ADEXA IS NOT ABLE TO MANAGE ITS GROWTH, ITS BUSINESS AND FINANCIAL CONDITION COULD BE HARMED.

     Adexa's business has grown rapidly in recent years. Adexa's employee count has increased from 196 at December 31, 1999 to 390 at December 31, 2000. Adexa has also increased the scope of its operating and financial systems and the international and geographic distribution of its operations and customers. Adexa's management and operations have been strained by this growth and will continue to be strained should rapid growth continue. Adexa's officers and other key employees must continue to implement and improve its operational, customer support and financial control systems and effectively expand, train and manage its employee base. If Adexa is unable to manage future expansion successfully, its business, operating results and financial condition could be harmed.

IF ADEXA'S CUSTOMERS ARE NOT SATISFIED WITH ITS PRODUCTS, ADEXA MAY NOT ACHIEVE GROWTH IN ITS REVENUES.


     Some of Adexa's customers initially license a limited number of its software components. Customers may subsequently add additional components as they expand the implementations of Adexa's products to different levels of their enterprises. In 1999, approximately 25% of total Adexa license revenues were derived from customers who purchased additional Adexa products. In 2000, approximately 38% of total Adexa license revenues were derived from customers who purchased additional Adexa products. It is important that Adexa's customers be satisfied with the initial products that they use and the products' related implementations. If implementations take longer than expected or are unsuccessful, customers will not be satisfied with Adexa's products and may decrease their willingness to license additional components or discourage other potential customers from licensing its products.


ADEXA'S SOFTWARE MAY BE INCOMPATIBLE WITH NEW PLATFORMS, WHICH COULD HINDER MARKET ACCEPTANCE OF ITS PRODUCTS.

     Adexa's software supports operating system platforms from Compaq Computer, Hewlett-Packard, IBM, Microsoft and Sun Microsystems. If additional software platforms gain significant market acceptance, Adexa may be required to make its software compatible with those platforms to remain competitive.

     These platforms may not be architecturally compatible with Adexa's software product design, and Adexa may not be able to make its software compatible with those additional platforms on a timely basis, or at all. Any failure to maintain compatibility with existing platforms or to achieve compatibility with new platforms that achieve significant market acceptance could harm Adexa's business, operating results and financial condition.

ADEXA'S FAILURE TO PROTECT ITS INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS COULD REDUCE ITS REVENUES OR CAUSE ADEXA TO INCUR COSTLY LITIGATION.

     Adexa relies primarily on a combination of copyright, trademark and trade secret laws, confidentiality procedures and contractual provisions to protect its proprietary rights. Adexa also seeks to avoid disclosure of its intellectual property by requiring employees and consultants with access to its proprietary information to execute confidentiality agreements. However, these legal protections afford only limited protection for Adexa's technology. Despite Adexa's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of its products or to obtain and use information that Adexa believes is proprietary. Although Adexa believes software piracy may be a significant problem, Adexa is unable to determine the extent to which piracy of its software products exists. The laws of some foreign countries do not protect Adexa's proprietary rights to the same extent as the laws of the United States. Litigation may be necessary in the future to enforce Adexa's intellectual property rights, to protect its trade secrets and to determine the validity and scope of the proprietary rights of others. Adexa's failure to adequately protect its intellectual property could harm its business and operating results.

IF ADEXA IS SUBJECT TO INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS, ADEXA MAY INCUR SUBSTANTIAL COSTS, WHICH COULD HARM ITS OPERATING RESULTS.

     The software industry is characterized by frequent claims of infringements of copyright, patent and other property rights. Adexa's success and ability to compete are dependent upon its ability to operate without infringing upon the property rights of others. Adexa may be subject to future litigation based on claims that its products infringe the intellectual property rights of others or that its own intellectual property rights are invalid. Any intellectual property infringement claims or litigation could result in substantial costs and diversion of resources and could harm Adexa's business and operating results.

IF ADEXA BECOMES SUBJECT TO PRODUCT LIABILITY CLAIMS, THEY MAY BECOME COSTLY AND TIME-CONSUMING TO DEFEND.

     Adexa's license agreements with customers typically contain provisions designed to limit Adexa's exposure to product liability claims. However, these contract provisions may not preclude all potential claims. Product liability claims could require Adexa to spend significant time and money in litigation or to pay significant damages. Any claim, whether or not successful, could harm Adexa's reputation, business, operating results and financial condition.

ADEXA'S INTERNATIONAL OPERATIONS EXPOSE ADEXA TO RISKS.

     Non-U.S. based customers, based upon the location of the reseller for indirect sales and the location of the end user for direct sales, accounted for approximately 36% of Adexa's total revenues in 1998, 57% of Adexa's total revenues in 1999 and 48% of Adexa's total revenues in 2000. To continue Adexa's growth and profitability, Adexa will need to expand its sales in international markets. Further penetration of international markets will require Adexa to expand its existing foreign operations, to establish additional foreign operations and to translate its software and manuals into additional foreign languages. Expansion may be costly and time-consuming and may not produce returns for a significant period of time, if at all. If Adexa is unable to expand its international operations or localize its software in a timely manner, its business, results of operations and financial condition could be harmed.


CURRENCY FLUCTUATIONS EXPOSE ADEXA TO FINANCIAL RISK.



     Adexa's international operations revenues have primarily been denominated in U.S. dollars. The majority of Adexa's international operations expenses and some licenses have been denominated in currencies other than the U.S. dollar. The percentage of total expenses denominated in foreign currency was approximately 28% in 1998, approximately 36% in 1999, and approximately 26% in 2000. The percentage of license revenues denominated in foreign currency was approximately 10% in 1998, approximately 10% in 1999, and approximately 11% in 2000. Changes in the value of the U.S. dollar may harm Adexa's operating results. To date, Adexa has not entered into hedging transactions to mitigate this risk, which means Adexa is subject to the risks associated with currency fluctuation. As Adexa's international operations expand, its exposure to exchange rate fluctuations will increase as Adexa produces revenues and incurs expenses in an increasing number of foreign currencies. This exposure could harm Adexa's business, results of operations or financial condition in future periods.


ADEXA'S SOFTWARE IS COMPLEX AND MAY CONTAIN UNDETECTED ERRORS, WHICH COULD CAUSE ADEXA TO LOSE CUSTOMERS.


     Adexa's software is complex and may contain undetected errors or bugs. Despite Adexa's testing, bugs may be discovered only after its product has been installed and used by customers. Adexa has on occasion experienced delays in the introduction of new and enhanced products. These delays have been caused by undetected bugs, increases to product specifications and other technical issues resulting from Adexa's efforts to address customer needs. Depending upon the cause, the length of the delay has ranged from one month, generally in the case of bugs, to up to three months, generally in the case of enhanced product specifications. For example, bugs encountered in the development of Adexa's iCollaboration software could result in delays in the release of future versions. Undetected errors could result in adverse publicity, loss of revenues or claims against Adexa by customers, any of which could harm its business, operating results and financial condition.



ADEXA FACES RISKS IF USE OF THE INTERNET DOES NOT CONTINUE TO GROW AND RELIABLY SUPPORT THE DEMANDS PLACED ON IT BY ELECTRONIC COMMERCE.


     Growth in the sales of Adexa's products and services depends upon the continued and increased use of the Internet as a medium for commerce and communication. Growth in the use of the Internet is a recent phenomenon and may not continue. The Internet infrastructure may be unable to support the demands placed on it by increased usage and bandwidth requirements. There have also been recent well-publicized security breaches involving denial of service attacks on major web sites. Concerns over these and other security breaches may slow the adoption of electronic commerce by businesses.

     The recent growth in the use of the Internet has caused frequent periods of poor or slow performance, requiring components of the Internet infrastructure to be upgraded. Delays in the development or adoption of new equipment and standards or protocols required to handle increased levels of Internet activity could cause the Internet to lose its viability as a commercial medium. If the Internet infrastructure does not develop sufficiently to address these concerns, it may not develop as a commercial marketplace, and Adexa's sales would be harmed.

THE GOVERNMENT MAY INCREASE ITS REGULATION OF THE INTERNET, WHICH COULD REDUCE MARKET ACCEPTANCE OF ADEXA'S PRODUCTS.

     As electronic commerce and the Internet continue to evolve, federal, state and foreign governments may adopt laws and regulations covering issues such as user privacy, taxation of goods and services provided over the Internet, pricing, content and quality of products and services. If enacted, these laws and regulations could limit the market for electronic commerce and the market for Adexa's products and services. Although many of these regulations may not apply directly to Adexa's business, Adexa expects that laws regulating the solicitation, collection or processing of personal or consumer information could indirectly affect its business.

     Laws or regulations concerning telecommunications might also negatively impact Adexa. Several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and online service providers in a manner similar to long distance telephone carriers and to impose access fees on these companies. If enacted, these laws, rules or regulations could limit the market for Adexa's products and its business could be harmed.

ADEXA'S SUCCESS DEPENDS ON THE WILLINGNESS OF BUYERS AND SELLERS TO CARRY OUT TRANSACTIONS OVER THE INTERNET INSTEAD OF USING MORE TRADITIONAL METHODS, AND THEIR FAILURE TO DO SO COULD SIGNIFICANTLY HARM ITS BUSINESS.

     Adexa's future success depends in part on the growth of its customers' electronic exchanges as a preferred alternative to the traditional methods of transacting business for purchasers and sellers. Online trading is new and not proven. Adexa cannot be certain that its customers' electronic exchanges will be successful or that they will achieve or sustain revenue growth or create any profits. To succeed, Adexa's customers' clients must use Adexa's customers' online marketplaces with greater frequency and consistency. Adexa cannot be certain that enterprises will accept the Internet as a viable alternative to the traditional methods of transacting business. Participants may be unwilling to adopt an electronic exchange due to their comfort with traditional purchasing and selling habits and established relationships, the costs required to change trading methods, their demand for products and services not offered in Adexa's marketplace, security and privacy concerns or a general reluctance to use or unfamiliarity with the Internet. If electronic exchanges do not develop as a preferred alternative for purchasers and sellers, many of Adexa's customers and potential customers may not license or continue to license its products.

                              THE SPECIAL MEETINGS

GENERAL

  FREEMARKETS


     We are furnishing this joint proxy statement/prospectus to holders of FreeMarkets common stock in connection with the solicitation of proxies by the FreeMarkets board of directors for use at the special meeting of stockholders of
FreeMarkets to be held on June   , 2001, and at any adjournment or postponement
thereof.


     This joint proxy statement/prospectus is first being mailed to FreeMarkets
stockholders on or about             , 2001.

  ADEXA


     We are furnishing this joint proxy statement/prospectus to holders of Adexa capital stock in connection with the solicitation of proxies by the Adexa board of directors for use at the special meeting of shareholders of Adexa to be held
on June   , 2001, and at any adjournment or postponement thereof.


     This joint proxy statement/prospectus is first being mailed to Adexa
shareholders on or about             , 2001. This joint proxy
statement/prospectus is also furnished to Adexa shareholders as a prospectus in connection with the issuance by FreeMarkets of FreeMarkets common stock as contemplated by the merger agreement.

DATE, TIME AND PLACE

  FREEMARKETS


     The FreeMarkets special meeting will be held on June   , 2001, at   a.m.,
local time, at                .


  ADEXA


     The Adexa special meeting will be held on June   , 2001, at   a.m., local
time, at Adexa's executive offices located at 5933 W. Century Blvd., 12th Floor, Los Angeles, CA 94005.


MATTERS TO BE CONSIDERED AT THE SPECIAL MEETINGS

  FREEMARKETS

     At the FreeMarkets special meeting and any adjournment or postponement thereof, FreeMarkets stockholders will be asked:

     - to consider and vote upon a proposal to approve the issuance of shares of FreeMarkets common stock as contemplated by the merger agreement;

     - to grant the FreeMarkets board of directors discretionary authority to adjourn the special meeting to solicit additional votes for approval of the share issuance; and

     - to transact any other business as may properly come before the special meeting.

  ADEXA

     At the Adexa special meeting and any adjournment or postponement thereof, Adexa shareholders will be asked:

     - to consider and vote upon a proposal to approve the merger agreement and the merger;


     - to consider and vote upon a proposal to approve accelerated vesting of stock options and shares of common stock held by non-employee directors, executive officers and key employees of Adexa; and


     - to transact any other business as may properly come before the special meeting.

RECORD DATE

  FREEMARKETS

     The chairman of the board of FreeMarkets empowered to fix the record date for the FreeMarkets special meeting has fixed the close of business on
            , 2001 as the record date for the determination of FreeMarkets stockholders entitled to notice of and to vote at the FreeMarkets special meeting.

  ADEXA

     Adexa's board has fixed the close of business on             , 2001 as the
record date for the determination of Adexa stockholders entitled to notice of and to vote at the Adexa special meeting.

VOTING OF PROXIES

  FREEMARKETS

     The FreeMarkets board of directors requests that FreeMarkets stockholders complete, sign and date the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to FreeMarkets. Brokers holding shares in "street name" may vote the shares only if the stockholder provides instructions on how to vote. Brokers will provide directions on how to instruct the broker to vote the shares. All properly executed proxies that FreeMarkets receives prior to the vote at the FreeMarkets special meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxies or, if no instructions are indicated, (1) to approve the issuance of shares of FreeMarkets common stock as contemplated by the merger agreement, (2) in favor of granting FreeMarkets' board discretionary authority to adjourn the FreeMarkets special meeting in order to solicit additional votes in favor of the proposal to issue FreeMarkets shares in the merger and (3) in favor of granting the named proxies discretionary authority to act on other matters as may properly come before the FreeMarkets special meeting. FreeMarkets' board does not currently intend to bring any other business before the special meeting and, so far as the FreeMarkets board knows, no other matters are to be brought before the special meeting. If other business properly comes before the special meeting, the proxies will be voted in accordance with the judgment of the proxyholders.

     A stockholder of record may revoke his or her proxy at any time prior to its use:

     - by delivering to the secretary of FreeMarkets a signed notice of revocation or a later-dated, signed proxy, including a proxy given by telephone or through the Internet; or

     - by attending the special meeting and voting in person.

     Attendance at the special meeting does not in itself constitute the revocation of a proxy. In addition, if your shares are held in the name of your broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

  ADEXA


     The Adexa board of directors requests that shareholders of Adexa complete, sign and date the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to Adexa. All properly executed proxies that Adexa receives prior to the vote at the Adexa special meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxies or, if no instructions are indicated, (1) to approve the merger agreement and the merger, (2) to approve accelerated vesting of stock options and shares of common stock held by non-employee directors, executive officers and key employees, and (3) in favor of granting the named proxies discretionary authority to act on other matters as may properly come before the Adexa special meeting. Adexa's board does not currently intend to bring any other business before the special meeting and, so far as Adexa's board knows, no other matters are to be brought before the special meeting. If other business properly comes before the special meeting, the proxies will be voted in accordance with the judgment of the proxyholders.


     A shareholder of record may revoke his or her proxy at any time prior to its use:

     - by delivering to the secretary of Adexa a signed notice of revocation or a later-dated, signed proxy; or

     - by attending the special meeting and voting in person.

     Attendance at the special meeting does not in itself constitute the revocation of a proxy.

VOTE REQUIRED

  FREEMARKETS

     As of the close of business on             , 2001, there were
               shares of FreeMarkets common stock outstanding and entitled to vote. The holders of a majority of the shares of FreeMarkets common stock present or represented by proxy and entitled to vote at the special meeting must approve the issuance of shares of FreeMarkets common stock in the merger. FreeMarkets stockholders have one vote per share of FreeMarkets common stock owned on the record date.

     As of February 7, 2001, directors and executive officers of FreeMarkets beneficially owned an aggregate of 4,894,143 shares of FreeMarkets common stock (exclusive of any shares issuable upon the exercise of options) or approximately 12.5% of the shares of FreeMarkets common stock outstanding on such date.

     Pursuant to stockholder agreements in the form attached to this joint proxy statement/prospectus as Appendix B, such directors and executive officers of FreeMarkets have agreed to vote all of their shares of FreeMarkets common stock for approval of the issuance of shares of FreeMarkets common stock in the merger.

  ADEXA


     As of the close of business on             , 2001, there were
               shares of Adexa common stock and                shares of Adexa
preferred stock outstanding and entitled to vote. The holders of a majority of the shares of Adexa common stock voting as a separate class and the holders of a majority of Adexa preferred stock voting as a separate class outstanding as of
the close of business on             , 2001 must adopt and approve the merger
agreement and approve the merger. In addition, the holders of stock possessing more than 75% of the voting power of Adexa's outstanding capital stock must approve the accelerated vesting of stock options and shares of common stock held by non-employee directors, executive officers and key employees in order to avoid "parachute payment" treatment of such options and common stock under
Section 280G of the Internal Revenue Code (for purposes of the 75% vote, stock actually or constructively owned by the recipients of the payments is disregarded). Adexa shareholders have one vote per share of Adexa common stock and Adexa preferred stock owned on the record date.

     As of February 7, 2001, directors and executive officers of Adexa, their affiliates and Kameron Hadavi beneficially owned an aggregate of 9,725,000 shares of Adexa common stock (exclusive of any shares issuable upon the exercise of options) and an aggregate of 4,539,920 shares of Adexa preferred stock, or approximately 88.6% of the shares of Adexa common stock and 55.4% of the shares of Adexa preferred stock outstanding on such date.



     Pursuant to shareholder agreements in the form attached to this joint proxy statement/prospectus as Appendix C, such directors and executive officers of Adexa, their affiliates and Kameron Hadavi have agreed to vote all of their shares of Adexa common stock and Adexa preferred stock for approval of the merger agreement, the merger and the acceleration of vesting of the stock options and common stock described above. See "The Merger -- Interests of Certain Persons in the Merger". In accordance with the terms of the shareholder agreements, we are assured of receiving the requisite votes in favor of the merger agreement and the merger.


QUORUM; ABSTENTIONS AND BROKER NON-VOTES

  FREEMARKETS


     The required quorum for the transaction of business at the FreeMarkets special meeting is a majority of the shares of FreeMarkets common stock issued and outstanding on the record date. Abstentions and broker non-votes each will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. Brokers holding shares for beneficial owners cannot vote on the actions proposed in this joint proxy statement/prospectus without the owners' specific instructions. Accordingly, FreeMarkets stockholders are urged to vote their shares by returning the enclosed proxy card marked to indicate their vote or granting their proxy by telephone or through the Internet. Broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote on the issuance of FreeMarkets shares in the merger or any of the other FreeMarkets proposals. Abstentions, however, will have the same effect as a vote against all FreeMarkets proposals.


  ADEXA

     The required quorum for the transaction of business at the Adexa special meeting is a majority of the shares of Adexa capital stock issued and outstanding on the record date. Abstentions will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. Abstentions will have the same effect as votes against approval of the merger agreement and the merger and each of the other Adexa proposals. In addition, the failure of an Adexa shareholder to return a proxy or otherwise vote will have the effect of a vote against the approval of the merger agreement and the merger and each of the other Adexa proposals.

SOLICITATION OF PROXIES AND EXPENSES


     FreeMarkets has retained the services of Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies from FreeMarkets stockholders. The fee to be paid to such firm for such services by FreeMarkets is not expected to exceed $7,000, plus reasonable out-of-pocket expenses.


     In addition to solicitation by mail, the directors, officers and employees of FreeMarkets and Adexa may solicit proxies from their respective stockholders by telephone, facsimile, e-mail or in person. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.

                                   THE MERGER

     This section of the joint proxy statement/prospectus describes material aspects of the proposed merger, including the merger agreement and the transactions contemplated thereby. While we believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to for a more complete understanding of the merger.

BACKGROUND OF THE MERGER


     In July 2000, a representative of Broadview, acting on its own behalf, contacted Scott Grimes, FreeMarkets' senior vice president of corporate business development, to discuss generally FreeMarkets' strategic business objectives. Based upon this discussion, Broadview suggested that FreeMarkets explore forming a corporate partnership or business relationship with Adexa. Mr. Grimes, along with Robert Volkel, the director of corporate development of FreeMarkets, met on several occasions in August and September 2000, with K. Cyrus Hadavi, chief executive officer of Adexa, and J. Timothy Romer, chief financial officer of Adexa, to discuss FreeMarkets' and Adexa's businesses in general, potential complementary business opportunities and the possibility of forming a business relationship. The parties did not at that time enter into negotiations regarding a business relationship of any type.



     In a telephone conference with representatives of Broadview on September 25, 2000, Mr. Grimes indicated that FreeMarkets was interested in continuing discussions concerning a potential business relationship with Adexa.



     On October 12, 2000, Broadview formally proposed to represent Adexa as its financial advisor in connection with a possible strategic transaction with FreeMarkets. Mr. Romer indicated that Adexa would review the proposal and discuss it further with its board of directors and Broadview.



     On October 23, 2000, Mr. Grimes met with Mr. Romer in Los Angeles to discuss the possibility of a business relationship between FreeMarkets and Adexa and potential different forms that relationship might take. Mr. Grimes and Mr. Romer scheduled another meeting for November 1, 2000, which would include other members of management of FreeMarkets and Adexa.



     On October 26, 2000, at a regularly scheduled meeting of FreeMarkets' board of directors, Glen Meakem, chairman and chief executive officer of FreeMarkets, along with Mr. Grimes, discussed with the board of directors the strategic reasons for extending FreeMarkets' leadership position in the business-to-business electronic procurement of direct materials into related market segments, including supply chain collaboration, optimization and automation. At this meeting, the FreeMarkets board of directors authorized management to explore strategic relationships in the supply chain collaboration industry and to seek financial advice if appropriate from Goldman Sachs in connection with such relationships.



     On November 1, 2000, FreeMarkets and Adexa executed a confidentiality agreement. Also on November 1, 2000, representatives of Goldman Sachs and Broadview, along with Mr. Grimes, David Becker, FreeMarkets' president and chief operating officer, Sean Rollman, FreeMarkets' controller, and Mr. Volkel, and Dr. Hadavi, Mr. Romer, Udo Dengler, chief technology officer of Adexa, and Richard Wolinski, senior vice president of North American sales of Adexa, met all day in Los Angeles to discuss the strategic fit between their businesses and a possible strategic relationship between FreeMarkets and Adexa. Each of FreeMarkets and Adexa presented an overview of its products, services and business results. The parties also discussed the strategic benefits that the two companies could realize if they worked together.



     On November 2, 2000, Adexa held a regular meeting of its board of directors. Dr. Hadavi and Mr. Romer described to the board of directors the meeting with FreeMarkets held on November 1, 2000. The board then discussed the status of Adexa's discussions with potential strategic partners and the potential benefits and risks of pursuing a business combination with a strategic partner as compared to proceeding with an initial public offering. The board also discussed retaining Broadview as its financial advisor in connection with a potential acquisition of Adexa.



     On November 8, 2000, Mr. Grimes and William Blair, FreeMarkets' chief technology officer, met with Mr. Dengler, Mr. Romer and other members of Adexa's engineering staff at Adexa's facility in Toronto. Representatives of Goldman Sachs and Broadview were also present at the meeting. At the meeting, Mr. Grimes and Mr. Blair made a presentation concerning FreeMarkets, and Mr. Dengler and William Green, Adexa's vice president of technology transfer, made presentations concerning Adexa's products. The parties discussed each company's products and ways in which their technologies could be integrated to create a joint product offering. Also on November 8, 2000, Mr. Romer and representatives of Broadview held a conference call with Joan Hooper, chief financial officer of FreeMarkets, to review FreeMarkets' recent financial performance.



     On November 17, 2000, Goldman Sachs met with executives of FreeMarkets to present information regarding the supply chain management and software industry and to explore in a preliminary fashion the strategic significance of the industry and discuss the possibility of FreeMarkets entering into the market for supply chain management and collaboration software.



     On November 21, 2000, Mr. Grimes and Mr. Meakem met with Dr. Hadavi, Mr. Romer and Mr. Wolinski at Adexa's headquarters in Los Angeles to discuss in more detail the possibility of a strategic relationship. At the meeting Mr. Meakem and Dr. Hadavi discussed their strategic vision for their businesses and the cultural fit between their companies. Mr. Meakem indicated that FreeMarkets may be interested in exploring a possible acquisition of Adexa by FreeMarkets. Dr. Hadavi indicated that Adexa would consider a possible acquisition by FreeMarkets but needed to learn more about FreeMarkets.



     On November 27, 2000, Ms. Hooper and Mr. Grimes met in Los Angeles with Mr. Romer to review Adexa's financial results.



     On November 30, 2000, Mr. Grimes and Mr. Meakem, along with Ms. Hooper, met with Dr. Hadavi and Raymond Lane, a general partner of Kleiner Perkins Caufield & Byers, an investor in FreeMarkets, at Kleiner Perkins' offices in Menlo Park to discuss the benefits of a strategic relationship between FreeMarkets and Adexa. The parties did not enter into negotiations at that time, but arranged a meeting between their respective management teams for December 6, 2000 to discuss ways the two companies could work together.



     On December 6, 2000, the respective chief executive officers of FreeMarkets and Adexa, along with Mr. Grimes, Ms. Hooper, Mr. Volkel, Mr. Blair and Mr. Becker of FreeMarkets, and Mr. Romer, Mr. Dengler, Mr. Green, Nima Bhaktiary, senior vice president of strategic marketing of Adexa, and, by telephone, Hoon Chung, chief operating officer of Adexa, held a meeting at FreeMarkets' headquarters in Pittsburgh to discuss their respective technologies and the strategic synergies between their businesses, including the opportunities for cross-selling each other's products and the possibility of developing a joint product offering that would enable customers to both source and operate their supply chains for direct materials.



     On December 7, 2000, FreeMarkets held a special meeting of its board of directors to discuss the possibility of pursuing a strategic acquisition of Adexa. Representatives of Goldman Sachs and a partner of Morgan, Lewis & Bockius LLP, FreeMarkets' legal counsel, attended the meeting. At the meeting, the FreeMarkets board considered the strategic benefits of a proposed acquisition of Adexa and authorized management to pursue negotiations with Adexa.



     On December 8, 2000, Mr. Meakem, Mr. Grimes, Ms. Hooper and a partner of Morgan, Lewis & Bockius LLP, along with representatives of Goldman Sachs, met at Adexa's headquarters in Los Angeles with Dr. Hadavi, Mr. Romer and Mr. Chung and representatives of Broadview and presented a proposed price and the general terms and conditions of an acquisition of Adexa by FreeMarkets. The parties did not negotiate any terms of the proposed acquisition at this meeting. Dr. Hadavi indicated that Adexa would respond to the proposal following a review of the proposal by the Adexa board of directors.

     On December 13, 2000, Adexa held a regular meeting of its board of directors. The board discussed FreeMarkets' December 8, 2000 proposal for a business combination, including the proposed price and general terms of an acquisition by FreeMarkets and the potential benefits and risks of such a business combination. The board also discussed a strategy for responding to FreeMarkets' proposal and Adexa's alternatives to pursue strategic partnerships or business combinations with other companies or to pursue an initial public offering.



     On December 14, 2000, FreeMarkets formally engaged Goldman Sachs to act as its financial advisor in connection with a potential acquisition of Adexa.



     On December 15, 2000, Mr. Meakem, Mr. Grimes and Ms. Hooper held a telephone conference with the Adexa board of directors and Mr. Romer. In that telephone conference, the FreeMarkets executives presented an overview of FreeMarkets and its long term strategy, answered questions regarding FreeMarkets and discussed the strategic benefits of the proposed acquisition of Adexa. The parties did not negotiate the terms of the proposed acquisition.



     During the weeks of December 11, December 18 and December 25, 2000, representatives of Goldman Sachs and Broadview negotiated the price and general terms and conditions of FreeMarkets' proposed acquisition of Adexa.



     On December 20, 2000, Ms. Hooper, Mr. Grimes and representatives of Goldman Sachs held a telephone conference with Mr. Romer and representatives of Broadview to discuss the status of negotiations. Both sides indicated their mutual interest in continuing the discussion of the acquisition and reviewed the parties' differing points of view on the price and other terms and conditions of the proposed acquisition.



     On December 26, 2000, Adexa held a special telephone meeting of its board of directors to discuss the status of negotiations with FreeMarkets and Adexa's alternatives to pursue strategic partnerships or business combinations with other companies or to pursue an initial public offering. Also at this meeting, the Adexa board authorized management to formally engage Broadview as its financial advisor with regard to the possible transaction with FreeMarkets.



     On the evening of December 27, 2000, following a series of telephone conferences between representatives of Goldman Sachs, Broadview, Morgan, Lewis & Bockius LLP, Mr. Romer and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Adexa's legal counsel, concerning the general terms and conditions of a proposed acquisition, the parties entered into an exclusivity agreement which restricted Adexa's ability to negotiate with other potential acquirors and FreeMarkets' ability to negotiate an acquisition of other companies in the same industry as Adexa.



     On December 28, 2000, Ms. Hooper, Mr. Grimes, Mr. Rollman and representatives of Goldman Sachs and Morgan, Lewis & Bockius LLP held a telephone conference call with Mr. Romer and representatives of Broadview and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP to discuss the logistics of the due diligence process.



     Representatives of FreeMarkets and Adexa, together with their respective legal and financial advisors, conducted business, legal, accounting, technical and financial due diligence between December 28, 2000 and January 17, 2001. During this time period, FreeMarkets' legal counsel delivered a draft merger agreement to Adexa, and Adexa's legal counsel responded with comments on the draft merger agreement.



     On January 5, 2001, the parties agreed to an extension of the time period set forth in the exclusivity agreement because Adexa's audited financial statements for the year ended December 31, 2000 would not be available prior to the end of January 2001.



     On January 9, 2001, Adexa formally engaged Broadview to act as its financial advisor in connection with its potential acquisition by FreeMarkets.

     On January 12, 2001, Adexa held a special telephone meeting of its board of directors to review the preliminary financial results of Adexa's quarter ended December 31, 2000. At the meeting, the Adexa board of directors also discussed the status of the due diligence process between Adexa and FreeMarkets and the status of negotiations with FreeMarkets.



     During the week of January 15, 2001, FreeMarkets proposed to Adexa that the price of the proposed acquisition be decreased in light of Adexa's slower than expected sequential growth in revenues from the quarter ended September 30, 2000 to the quarter ended December 31, 2000. Adexa was not willing to accept a lower price. Notwithstanding the disagreement over price, Mr. Meakem and Dr. Hadavi agreed to continue discussions and due diligence pending the completion and certification by Adexa's independent auditors of an audit of the financial statements of Adexa for the year ended December 31, 2000 and review of the audit by FreeMarkets.



     On January 12, January 15, January 17 and January 19, 2001, Adexa held special telephone meetings of its board of directors to discuss the status of negotiations with FreeMarkets and Adexa's position with regard to such negotiations. The Adexa board instructed management to resist any change to the proposed price terms of the transaction because the board believed that the proposed terms reflected a fair allocation of the stock of the combined companies based on the expected future contributions of the two companies.



     From January 25 through February 7, 2001, representatives of FreeMarkets and Adexa, together with their respective legal and financial advisors and independent public accountants, continued their due diligence investigations. During this time period, FreeMarkets and Adexa and their respective legal and financial advisors also continued negotiations concerning the draft merger agreement and related agreements.



     On January 25, 2001, FreeMarkets held a regularly scheduled meeting of its board of directors. Representatives of Goldman Sachs and a partner of Morgan, Lewis & Bockius LLP attended the meeting. At the meeting, the FreeMarkets board made no decisions concerning the price of the proposed acquisition and authorized management to conduct additional due diligence and to report the results of such additional due diligence to the board.



     On January 31, 2001, the FreeMarkets board held a special telephone meeting at which FreeMarkets' management and its financial and legal advisors reported on the results of their additional due diligence of Adexa. The FreeMarkets board authorized management to continue to negotiate with Adexa on the basis of the price previously proposed to Adexa and to conduct additional due diligence.



     On February 1, 2001, Adexa held a special telephone meeting of its board of directors to discuss the status of negotiations with FreeMarkets, Adexa's position with regard to such negotiations and the results of Adexa's due diligence of FreeMarkets.



     Representatives of FreeMarkets and Adexa and their respective legal advisors held a series of meetings on February 6 and February 7, 2001 at the Pittsburgh office of Morgan, Lewis & Bockius LLP to continue to negotiate and to attempt to finalize the terms of the acquisition and the related agreements.



     After the close of business on February 7, 2001, the FreeMarkets board held a special telephone meeting to consider the due diligence findings and to review in detail the strategic, financial and legal terms and conditions of the proposed acquisition. FreeMarkets' financial and legal advisors attended the meeting. FreeMarkets' legal counsel reviewed the terms of the final draft of the merger agreement and related agreements. Goldman Sachs presented financial analyses with respect to the proposed acquisition and rendered its oral opinion, which it subsequently confirmed in writing, that the Consideration (as defined in the written opinion) to be paid by FreeMarkets pursuant to the merger agreement was fair from a financial point of view to FreeMarkets. Following additional discussion by the FreeMarkets board concerning the terms and strategic benefits of the merger, the FreeMarkets board voted unanimously to approve the merger agreement and the related agreements, and the issuance of shares of FreeMarkets common stock and options pursuant to the merger agreement, and to recommend to the stockholders of FreeMarkets that they vote to approve the issuance of shares of FreeMarkets common stock in the merger.


     After the close of business on February 7, 2001, the Adexa board held a special telephone meeting to review in detail the strategic, financial and legal terms and conditions of the proposed merger. Adexa's financial and legal advisors attended the meeting. Adexa's legal counsel reviewed the terms of the final draft of the merger agreement and related agreements. Broadview presented its financial analysis of the proposed acquisition and rendered its written opinion that the Merger Consideration (as defined in the written opinion) to be paid to the shareholders of Adexa pursuant to the merger agreement is fair, from a financial point of view, to Adexa shareholders. Following additional discussion by the Adexa board concerning the terms and strategic benefits of the merger, the Adexa board voted unanimously to approve the merger agreement and the related agreements and to recommend to the shareholders of Adexa that they vote to approve the merger agreement, the merger and the accelerated vesting of certain stock options and shares of common stock held by non-employee directors, executive officers and key employees of Adexa.



     On the evening of February 7, 2001, the parties executed the merger agreement, certain stockholders of each company executed their respective voting agreements, and certain employees of Adexa executed their respective employment and noncompetition agreements.


     Before the opening of business on February 8, 2001, the parties publicly announced the agreement to merge.

REASONS FOR THE MERGER; RECOMMENDATIONS OF BOARDS OF DIRECTORS

  FREEMARKETS' REASONS FOR THE MERGER

     The FreeMarkets board unanimously approved the merger agreement and determined to recommend that FreeMarkets stockholders approve the issuance of FreeMarkets common stock in the merger. The decision by the FreeMarkets board was based on several potential benefits of the acquisition of Adexa that it believes will contribute to the future success of FreeMarkets. These potential benefits include:

     - expanding the products and services offered by FreeMarkets to its customers and potential customers;

     - increasing the potential market for FreeMarkets' products and services by offering a comprehensive direct materials solution that provides customers with the ability to identify, select and collaborate with trading partners so that they can both configure and operate their supply chains;

     - capitalizing on the combined domain expertise of FreeMarkets and Adexa in direct materials for key economic sectors;


     - capitalizing on the opportunity to cross-sell FreeMarkets' products and services to Adexa's customers and Adexa's products and services to FreeMarkets' customers, given the absence of any significant overlap between FreeMarkets' and Adexa's respective customer bases;


     - enhancing FreeMarkets' technology base by the addition of Adexa's software development expertise;


     - using Adexa's customer base in Asian markets to extend FreeMarkets' business in those markets;


     - using FreeMarkets' sales force and marketing personnel to distribute and market Adexa's products in North America and throughout the world;

     - using FreeMarkets' relationships with key enterprise customers to expand Adexa's sales; and

     - achieving potential cost savings, particularly in international markets, by consolidating facilities and overhead.

     The FreeMarkets board reviewed a number of factors in evaluating the merger, including, but not limited to, the following:

     - historical information concerning each of FreeMarkets' and Adexa's business, financial performance and condition, operations, technology and management;

     - FreeMarkets management's view of the financial condition, results of operations, businesses and future prospects of FreeMarkets and Adexa before and after giving effect to the merger and the FreeMarkets board's determination of the merger's effect on stockholder value;

     - current financial market conditions and historical market prices, volatility and trading information of FreeMarkets common stock;


     - the determination of K. Cyrus Hadavi, Kameron Hadavi and Messrs. Bakhtiary, Chung, Dengler, Romer and Wolinski to enter into employment and noncompetition agreements;


     - the consideration Adexa shareholders will receive in the merger in light of comparable merger transactions;


     - the opinion of Goldman Sachs that, as of the date of its opinion, and subject to the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, the Consideration (as defined therein) to be paid by FreeMarkets pursuant to the merger agreement was fair from a financial point of view to FreeMarkets;


     - the reports of FreeMarkets' legal advisor on the terms of the merger agreement and related agreements;

     - the belief that the terms of the merger agreement and related agreements are reasonable;

     - the anticipated impact of the merger on FreeMarkets' customers and employees; and

     - the results of the due diligence investigation as to Adexa conducted by FreeMarkets' management and its financial and legal advisors.

     The FreeMarkets board also identified and considered a number of potentially negative factors in its deliberations concerning the merger, including the following:

     - the risk that the potential benefits and synergies of the merger may not be realized;

     - the possibility that the merger may not be consummated, even if approved by FreeMarkets' stockholders and Adexa's shareholders;

     - the negative impact on FreeMarkets' earnings as a result of accounting charges to amortize the intangible assets purchased in the acquisition, and the possibility of a negative perception of FreeMarkets in the financial community, including among investors and stockholders, as a result of the impact of such accounting charges;

     - the risk of management and employee disruption associated with the merger, including the risk that key technical, sales and management personnel might not remain employed by the combined company, especially given the competition for quality personnel in the industry; and

     - other applicable risks described in this joint proxy statement/prospectus under "Risk Factors".

  RECOMMENDATION OF FREEMARKETS' BOARD OF DIRECTORS


     FreeMarkets' board concluded that some of these risks were unlikely to occur, while others could be avoided or mitigated, and that, on balance, the potential benefits of the merger to FreeMarkets and its stockholders outweighed the potential risks. The discussion of the information and factors considered by FreeMarkets' board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the merger, FreeMarkets' board did not find it practicable to, and did not, quantify or otherwise assign relative weight to the specific factors considered in reaching its determination.


     FOR THE REASONS DISCUSSED ABOVE, FREEMARKETS' BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS APPROVAL OF THE ISSUANCE OF SHARES OF FREEMARKETS COMMON STOCK AS CONTEMPLATED BY THE MERGER AGREEMENT.


  ADEXA'S REASONS FOR THE MERGER


     The decision of the Adexa board to enter into the merger agreement and to recommend that Adexa shareholders approve the merger agreement, the merger and the transactions associated with it was the result of the Adexa board's careful consideration of a range of strategic alternatives, including potential business combinations with companies other than FreeMarkets, and the pursuit of a long-term independent business strategy for Adexa that might involve a public offering of its stock. During the course of its deliberations, the Adexa board considered, with the assistance of management and its legal and financial advisors, a number of factors that the board believes make the merger attractive to Adexa's shareholders and could contribute to the success of the combined companies. These potential benefits include:


     - expanding the products and services offered by Adexa to its customers and potential customers;

     - increasing the potential market for Adexa's products and services by offering a comprehensive direct materials solution that provides customers with the ability to identify, select and collaborate with trading partners so that they can both configure and operate their supply chains;

     - capitalizing on the combined domain expertise of FreeMarkets and Adexa in direct materials for key economic sectors;


     - capitalizing on the opportunity to cross-sell FreeMarkets' products and services to Adexa's customers and Adexa's products and services to FreeMarkets' customers, given the absence of any significant overlap between the customer base of FreeMarkets and that of Adexa;


     - using FreeMarkets' sales force and marketing personnel to distribute and market Adexa's products in North America and throughout the world;

     - using FreeMarkets' relationships with key enterprise customers to expand Adexa's sales;


     - enabling Adexa's shareholders to continue to participate in the growth of the business conducted by FreeMarkets and Adexa after the merger and to benefit from the potential appreciation of FreeMarkets common stock;


     - providing Adexa shareholders with shares of FreeMarkets common stock in a tax-free exchange; and


     - affording liquidity to Adexa shareholders upon exchange of their Adexa shares, which are not publicly traded, for FreeMarkets shares, which are publicly traded.


     The Adexa board reviewed a number of factors in evaluating the merger, including, but not limited to, the following:

     - historical information concerning each of FreeMarkets' and Adexa's business, financial performance and condition, operations, technology, management and competitive position;

     - Adexa management's view as to the financial condition, results of operations and businesses of FreeMarkets and Adexa before and after giving effect to the merger based on management's due diligence and publicly available information for FreeMarkets;

     - current stock market conditions and historical market prices, volatility and trading information with respect to FreeMarkets common stock;

     - Adexa management's review of Adexa's financial performance and prospects as an independent company, which were not as promising as its expected performance and prospects as part of a combined entity due to an increased competitive environment, a more difficult financing environment and the challenges of a small private company gaining broader market awareness;


     - the belief that the terms of the merger agreement, including the parties' representations, warranties and covenants, and the conditions to the parties' respective obligations, are reasonable;

     - the financial analysis and opinion of Broadview dated February 7, 2001 to the Adexa board of directors to the effect that, as of that date and based on and subject to the matters described in its opinion, the merger consideration was fair, from a financial point of view, to the shareholders of Adexa;

     - the impact of the merger on Adexa's customers and employees; and


     - reports from management and legal and financial advisors as to the results of their due diligence investigation of FreeMarkets.


     The Adexa board also considered a number of potentially negative factors in its deliberations concerning the merger. The potentially negative factors considered by the Adexa board included:

     - the risk to Adexa's shareholders that the value of the consideration to be received in the merger could decline significantly from the indicated value on the date of the merger agreement due to potential declines in the trading price of FreeMarkets common stock, which has been volatile;


     - the fact that the exact exchange ratio cannot be determined until two days prior to the closing of the merger based on the number of shares that FreeMarkets would be entitled to withhold if Adexa's transaction expenses exceed $4.0 million;


     - the risk that the merger might not be completed in a timely manner or at all;

     - the potential negative impact of any customer or supplier confusion after announcement of the proposed merger;

     - the challenges relating to the integration of the two companies;

     - the possibility of management and employee disruption associated with the proposed merger and integrating the operations of the companies, and the risk that, despite the efforts of the combined company, key management, marketing, technical and administrative personnel of Adexa might not continue with the combined company;


     - terms of the merger agreement and related agreements that prohibit Adexa and its representatives from soliciting third-party bids and from accepting, approving or recommending unsolicited third-party bids;


     - the risks relating to FreeMarkets' business and how those risks would affect the operations of the combined company; and

     - the other risks described above under "Risk Factors".

  RECOMMENDATION OF ADEXA'S BOARD OF DIRECTORS

     The foregoing discussion of information and factors considered by the Adexa board is not intended to be exhaustive but is believed to include all material factors considered by the Adexa board. In view of the wide variety of factors considered by the Adexa board, the Adexa board did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered. In addition, the Adexa board did not reach any specific conclusion on each factor considered, or any aspect of any particular factor, but conducted an overall analysis of these factors. Individual members of the Adexa board may have given different weight to different factors. However, after taking into account all of the factors set forth above, the Adexa board unanimously determined that the merger is fair to, and in the best interests of, Adexa's shareholders and that Adexa should proceed with the merger.


     FOR THE REASONS DISCUSSED ABOVE, ADEXA'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, ADEXA AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT ADEXA SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT, THE MERGER AND ACCELERATED VESTING OF STOCK OPTIONS AND SHARES OF COMMON STOCK OWNED BY ADEXA'S NON-EMPLOYEE DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES.



     In considering the recommendation of Adexa's board with respect to the merger agreement, Adexa shareholders should be aware that directors, executive officers and key employees of Adexa, as described above, have interests in the merger that are different from, or are in addition to, the interests of Adexa shareholders generally. See "The Merger -- Interests of Certain Persons in the Merger".


OPINION OF FINANCIAL ADVISOR TO THE BOARD OF DIRECTORS OF FREEMARKETS

     On February 7, 2001, Goldman Sachs delivered its oral opinion, subsequently confirmed in writing, to the FreeMarkets board of directors to the effect that, as of such date, the Consideration (as defined in the written opinion) to be paid by FreeMarkets pursuant to the merger agreement was fair from a financial point of view to FreeMarkets.

     THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED FEBRUARY 7, 2001, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS APPENDIX D AND IS INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. YOU SHOULD READ THE OPINION IN ITS ENTIRETY.

     In connection with its opinion, Goldman Sachs reviewed, among other things:

     - the merger agreement;

     - the registration statement on Form S-1 of FreeMarkets, including the prospectus dated December 7, 1999 contained therein, relating to the initial public offering of FreeMarkets common stock;

     - the registration statement on Form S-1 of Adexa, including the preliminary prospectus dated December 11, 2000 contained therein, relating to the planned but not consummated initial public offering of Adexa common stock;

     - the unaudited financial statements of FreeMarkets for the year ended December 31, 2000;

     - the unaudited financial statements of Adexa for the year ended December 31, 2000;

     - the annual report to stockholders and annual report on Form 10-K of FreeMarkets for the year ended December 31, 1999;

     - interim reports to stockholders and quarterly reports on Form 10-Q of FreeMarkets;

     - other communications from FreeMarkets to its stockholders;

     - internal financial analyses and forecasts for Adexa prepared by its management;

     - financial analyses and forecasts for Adexa prepared by the management of FreeMarkets (the "Adexa Forecasts");

     - internal financial analyses and forecasts for FreeMarkets prepared by the management of FreeMarkets; and

     - pro forma financial analyses and forecasts for FreeMarkets and Adexa prepared by the management of FreeMarkets (the "Pro Forma Forecasts").

     Goldman Sachs also held discussions with members of the senior management of FreeMarkets and Adexa regarding their assessment of the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs:

     - reviewed the reported price and trading activity for FreeMarkets common stock, which, like many Internet related stocks, have been, and are likely to continue to be, subject to significant short-term price and trading volatility;


     - compared financial and stock market information for FreeMarkets and financial information for Adexa with similar information for other companies the securities of which are publicly traded;


     - reviewed the financial terms of recent business combinations in the software industry specifically and in other industries generally; and


     - performed the analyses summarized below and such other studies and analyses Goldman Sachs considered appropriate.


     Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. In that regard, Goldman Sachs has assumed, with the consent of FreeMarkets' board, that the Adexa Forecasts and the Pro Forma Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of FreeMarkets, and that the Adexa Forecasts will be realized in the amounts and time periods contemplated thereby. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of FreeMarkets or Adexa or any of their respective subsidiaries and was not furnished with any such evaluation or appraisal. The advisory services and opinion of Goldman Sachs were provided for the information and assistance of the board of directors of FreeMarkets in connection with its consideration of the merger, and the opinion does not constitute a recommendation as to how any holder of FreeMarkets common stock should vote with respect to the merger.

     The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its opinion to the FreeMarkets board of directors on February 7, 2001.

     The following summary of financial analyses include information presented in tabular format. You should read these tables together with the text of each summary.

Comparison of Selected Public Market Companies. Goldman Sachs reviewed and compared selected financial information relating to FreeMarkets and Adexa to corresponding financial information, ratios and public market multiples for the following eight publicly traded supply chain management companies:

     - i2 Technologies, Inc.

     - Manugistics Group, Inc.

     - Retek Inc.

     - Manhattan Associates, Inc.

     - Descartes Systems Group Inc.

     - EXE Technologies, Inc.

     - Vastera, Inc.

     - SynQuest, Inc.

     Goldman Sachs also reviewed and compared the financial information referred to above to the corresponding financial information for the following four publicly traded business-to-business electronic commerce companies:

     - Ariba Technologies, Inc.

     - Commerce One, Inc.

     - PurchasePro.com, Inc.

     - VerticalNet, Inc.

     Goldman Sachs also reviewed and compared the financial information referred to above to the corresponding financial information for the following five publicly traded enterprise resource planning companies:

     - Oracle Corporation

     - SAP Aktiengesselschaft

     - Siebel Systems, Inc.

     - PeopleSoft, Inc.

     - J.D. Edwards & Co.

     Goldman Sachs also reviewed and compared the financial information referred to above to the corresponding financial information for the following five publicly traded product design management/eDesign companies:

     - Dassault Systemes Corp.

     - Parametric Technology Corporation

     - Agile Software Corporation

     - MatrixOne, Inc.

     - Structural Dynamics Research Corporation


     The selected companies were chosen because they are companies with operations that for purposes of analysis may be considered similar to FreeMarkets and/or Adexa. Goldman Sachs calculated and compared various financial multiples and ratios based on information it obtained from the Adexa Forecasts, SEC filings, published equity research, and Institutional Brokers Estimates Systems, or IBES. The analyses were based on the most recent publicly available information and were calculated using the closing price on February 6, 2001 for the common stock of FreeMarkets and each of the selected companies. Adexa is not publicly traded and there is no market price for its shares. The multiples and ratios of Adexa were therefore calculated using an implied market capitalization of Adexa equal to the value of the aggregate equity consideration to be paid by FreeMarkets in the merger. The value of this aggregate equity consideration was equal to $347,156,300 based on the product of the aggregate number of shares of FreeMarkets common stock to be issued in the merger and upon the exercise of options to acquire shares of FreeMarkets common stock (17,250,000) and the closing price of FreeMarkets common stock on February 6, 2001 ($20.125). Goldman Sachs' analyses of the selected companies compared the following to the results for FreeMarkets and Adexa:


     - fully diluted equity market capitalization, which is the fully diluted market value of common equity, as a multiple of revenue for calendar year 2000 and estimated revenue for calendar year 2001; and

     - estimated annual revenue growth for 2001.


     Based on these analyses, the implied market capitalization of Adexa is 6.9 times Adexa's 2000 revenues and 4.8 times Adexa's estimated 2001 revenues. In comparison, the Supply Chain

Management companies have equity market capitalizations ranging from 5.1 to 26.6 times their respective 2000 revenues, with 15.4 being the mean multiple and 17.7 the median multiple, and 4.2 to 14.4 times estimated 2001 revenues with 9.5 being the mean multiple and 10.1 the median multiple. The B2B Commerce Companies have equity market capitalizations ranging from 1.8 to 26.0 times their respective 2000 revenues, with 16.4 being the mean multiple and 18.9 the median multiple, and 1.0 to 10.7 times estimated 2001 revenues with 6.8 being the mean multiple and 7.8 the median multiple. The Enterprise Resource Planning companies have equity market capitalizations ranging from 1.5 to 21.5 times their respective 2000 revenues, with 10.9 being the mean multiple and 8.7 the median multiple, and 1.2 to 15.6 times estimated 2001 revenues with 8.7 being the mean multiple and 7.4 the median multiple. Finally, the Product Design Management/eDesign companies have equity market capitalizations ranging from 1.0 to 33.5 times their respective 2000 revenues, with 13.2 being the mean multiple and 12.8 the median multiple, and 0.9 to 20.5 times estimated 2001 revenues with
9.1 being the mean multiple and 9.5 the median multiple.



     The results are also summarized in tabular form as follows:


                                                 EQUITY MARKET CAPITALIZATION AS A MULTIPLE OF
                                                -----------------------------------------------
                                                    2000            2001E            2001E
                                                   REVENUE         REVENUE      REVENUE GROWTH
                                                -------------   -------------   ---------------
Adexa.........................................          6.9x            4.8x             44.5%
FreeMarkets...................................         10.9x            5.6x             93.4%
Supply Chain Management Companies
  Range.......................................  5.1x - 26.6x    4.2x - 14.4x    21.0% -  95.3%
  Mean........................................         15.4x            9.5x             58.3%
  Median......................................         17.7x           10.1x             58.6%
B2B Commerce Companies
  Range.......................................  1.8x - 26.0x    1.0x - 10.7x    87.5% - 216.6%
  Mean........................................         16.4x            6.8x            132.2%
  Median......................................         18.9x            7.8x            112.3%
Enterprise Resource Planning Companies
  Range.......................................  1.5x - 21.5x    1.2x - 15.6x    15.3% -  37.6%
  Mean........................................         10.9x            8.7x             22.8%
  Median......................................          8.7x            7.4x             20.4%
Product Design Management/eDesign Companies
  Range.......................................  1.0x - 33.5x    0.9x - 20.5x     9.5% -  63.3%
  Mean........................................         13.2x            9.1x             31.7%
  Median......................................         12.8x            9.5x             20.2%


     Selected Transactions Analysis. Goldman Sachs analyzed information relating to 18 selected transactions in the software industry since 1997, including:


     - value to target at the time of announcement as a multiple of target's next 12 months' revenue;

     - value to target at the time of announcement as a multiple of target's next 12 months' gross profit;

     - implied current value to target using February 6, 2001 stock price, as a multiple of target's next 12 months' revenue from the time of announcement; and

     - implied current value to target using February 6, 2001 stock price, as a multiple of target's next 12 months' gross profit from the time of announcement.


     Based on these analyses, the value to the target companies as a multiple of their respective next 12 months' revenue ranged from 3.3 times to 145.7 times, with a mean multiple of 41.1 and a median multiple of 29.0. The value to the target companies as a multiple of their respective next 12 months' gross profit ranged from 10.8 times to 65.4 times, with a mean multiple of 36.2 and a median multiple of 34.6. The implied current value to the target companies as a multiple of their respective next 12 months' revenues ranged from 1.9 times to 94.1 times, with a mean multiple of 24.3 and a median multiple of 13.9. The value to the target companies as a multiple of their respective next 12 months' gross profit ranged from 2.4 times to 32.4 times, with a mean multiple of 16.6 and a median multiple of 16.2.



     The results are also summarized in tabular form as follows:


                                                                RANGE        MEAN     MEDIAN
                                                            -------------    -----    ------
Value to target to NTM revenue............................  3.3x - 145.7x    41.1x    29.0x
Value to target to NTM gross profit.......................  10.8x - 65.4x    36.2x    34.6x
Implied current value to target to NTM revenue............   1.9x - 94.1x    24.3x    13.9x
Implied current value to target to NTM gross profit.......   2.4x - 32.4x    16.6x    16.2x

     Contribution Analysis. Goldman Sachs analyzed the relative contribution of FreeMarkets and Adexa to the combined company resulting from the merger based on selected historical and estimated future operating and financial information for FreeMarkets, Adexa and the combined company based on the Adexa Forecasts and the Pro Forma Forecasts. The results of these analyses are summarized as follows:

                                                            FREEMARKETS            ADEXA
                                                          CONTRIBUTION TO     CONTRIBUTION TO
                                                          COMBINED COMPANY    COMBINED COMPANY
                                                          ----------------    ----------------
Year 2000 actual revenue................................       64.4%               35.6%
Year 2001 estimated revenue.............................       70.7%               29.3%
Year 2002 estimated revenue.............................       72.9%               27.1%
Year 2000 actual gross profit...........................       54.1%               45.9%
Year 2001 estimated gross profit........................       63.5%               36.5%
Year 2002 estimated gross profit........................       66.0%               34.0%
Year 2000 actual operating profit.......................         N/M                 N/M
Year 2001 estimated operating profit....................         N/M                 N/M
Year 2002 estimated operating profit....................       59.5%               40.5%
Ownership of combined company based on aggregate of
  17.25 million shares and options of FreeMarkets to be
  issued in connection with the merger..................       74.2%               25.8%

     Pro Forma Merger Analysis. Goldman Sachs prepared pro forma analyses of the financial impact of the merger using the Pro Forma Forecasts. For the years 2000, 2001 and 2002, Goldman Sachs compared the actual or estimated, as applicable, revenue growth, gross margin and operating margin for FreeMarkets on a standalone basis to the actual or estimated, as applicable, revenue growth, gross margin and operating margin for the combined company on a pro forma basis. For the purposes of each of its analyses, Goldman Sachs calculated operating margin and operating profit excluding goodwill amortization, in-process research & development, integration costs and stock-based compensation expenses. Based on such analyses, the revenue growth of the combined company in each of 2000, 2001 and 2002 would be lower than that of FreeMarkets on a standalone basis, while the gross margin and operating margin for the combined company would be greater than that of FreeMarkets on a standalone basis.

     Accretion/Dilution Analyses. Goldman Sachs prepared accretion/dilution analyses of the financial impact of the merger using the Pro Forma Forecasts. For the years 2001 and 2002, Goldman Sachs compared the estimated revenue, gross profit, operating profit and net income per share for FreeMarkets on a standalone basis to the estimated revenue, gross profit, operating profit and net income per share for the combined company on a pro forma basis. Based on such analyses, the merger would be accretive to the holders of FreeMarkets common stock in respect of revenue and gross profit per share in both 2001 and 2002, accretive in respect of operating loss per share in 2001 and operating profit per share in 2002 and dilutive to the holders of FreeMarkets common stock in respect of net income per share in both 2001 and 2002.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to FreeMarkets or Adexa or the contemplated merger.

     The analyses were prepared solely for purposes of providing an opinion to the FreeMarkets board of directors as to the fairness from a financial point of view to FreeMarkets of the Consideration (as defined therein) to be paid by FreeMarkets pursuant to the merger. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of FreeMarkets, Adexa, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

     As described above, Goldman Sachs' opinion to the FreeMarkets board of directors was one of many factors taken into consideration by the FreeMarkets board of directors in making its determination to approve the merger. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs.


     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with FreeMarkets having provided investment banking services to FreeMarkets from time to time, including having acted as co-lead managing underwriter of the initial public offering of 4,140,000 shares of FreeMarkets common stock in December 1999, and having acted as its financial advisor in connection with the acquisition of iMark.com, Inc. in April 2000. Goldman Sachs has acted as FreeMarkets' financial advisor in connection with, and has participated in the negotiations leading to, the merger agreement.


     Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of FreeMarkets for its own account and for the accounts of customers. As of February 7, 2001, Goldman Sachs Group, Inc. and the Stone Street Fund 1999, L.P. owned in the aggregate 490,000 shares of FreeMarkets common stock.

     Pursuant to a letter agreement dated December 14, 2000, FreeMarkets engaged Goldman Sachs to act as its financial advisor in connection with the possible acquisition of all or a portion of the stock or assets of Adexa. Pursuant to the terms of this letter agreement, FreeMarkets has agreed to pay Goldman Sachs upon the consummation of the merger a fee of 1.25% of the aggregate consideration paid in the merger, subject to a minimum fee of $4.5 million and a maximum fee of $6.5 million. FreeMarkets also has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

OPINION OF FINANCIAL ADVISOR TO THE BOARD OF DIRECTORS OF ADEXA


     Pursuant to a letter agreement dated as of October 12, 2000 and accepted by Adexa on January 9, 2001, Broadview was engaged to act as financial advisor to Adexa in connection with Adexa's pursuit of a transaction with FreeMarkets. The Adexa board of directors selected Broadview to act as financial advisor based on Broadview's reputation and experience in the information technology, communication and media sector and the e-business software industry in particular. Broadview focuses on providing merger and acquisition advisory services to information technology, communications and media companies. In this capacity, Broadview is continually engaged in valuing these businesses and maintains an extensive database of information technology, communications and media mergers and acquisitions for comparative purposes. At the meeting of the Adexa board of directors on February 7, 2001, Broadview rendered its opinion that, as of February 7, 2001, based upon and subject to the various factors and assumptions described in the Broadview opinion, the consideration to be received by Adexa shareholders under the merger agreement was fair, from a financial point of view, to Adexa shareholders.



     Broadview's opinion, which describes the assumptions made, matters considered and limitations on the review undertaken by Broadview, is attached as Appendix E to this joint proxy statement/prospectus. Adexa shareholders are urged to, and should, read the Broadview opinion carefully and in its entirety. The Broadview opinion is directed to the Adexa board of directors and addresses only the fairness of the merger consideration from a financial point of view to holders of Adexa shares as of the date of the opinion. The Broadview opinion does not address any other aspect of the merger and does not constitute a recommendation to any Adexa shareholder as to how to vote at the Adexa special meeting. In addition, Broadview's opinion relates to the merger consideration to be received by Adexa shareholders in the aggregate, and Broadview expresses no opinion as to the allocation of the merger consideration among holders of different classes and series of Adexa shares. The summary of the Broadview opinion set forth in this joint proxy statement/prospectus, although materially complete, is qualified in its entirety by reference to the full text of such opinion.


     In connection with rendering its opinion, Broadview, among other things:

     - reviewed the terms of the draft merger agreement furnished to Broadview by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP on February 4, 2001;

     - reviewed certain publicly available financial statements and other information on Adexa and FreeMarkets, respectively;

     - reviewed Adexa's registration statement on Form S-1, as amended, which had been prepared in connection with a potential registered public offering of Adexa common stock;

     - reviewed certain internal financial and operating information, including certain projections for Adexa prepared and provided to Broadview by Adexa management;

     - participated in discussions with Adexa and FreeMarkets management concerning the operations, business strategy, financial performance and prospects for Adexa and FreeMarkets, respectively;

     - discussed the strategic rationale for the merger with Adexa and FreeMarkets management, respectively;

     - reviewed the recent reported closing prices and trading activity for FreeMarkets common stock and considered the total number of shares of FreeMarkets common stock outstanding;

     - compared aspects of the financial performance of Adexa and FreeMarkets with other comparable public companies;

     - analyzed available information, both public and private, concerning other comparable mergers and acquisitions;

     - reviewed recent equity research analyst reports covering FreeMarkets;

     - analyzed the anticipated effect of the merger on the future financial performance of FreeMarkets;

     - assisted in negotiations and discussions related to the merger among Adexa, FreeMarkets and their respective financial and legal advisors; and

     - conducted other financial studies, analyses and investigations as Broadview deemed appropriate for purposes of its opinion.


     In rendering its opinion, Broadview relied, without independent verification, on the accuracy and completeness of all the financial and other information, including without limitation the representations and warranties contained in the merger agreement, that was publicly available or furnished to Broadview at or prior to February 7, 2001 by Adexa, FreeMarkets or advisors of FreeMarkets. With respect to the financial projections examined by Broadview, Broadview assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of Adexa as to the future performance of Adexa. Broadview also assumed that neither Adexa nor FreeMarkets is currently involved in any material transaction as of the date of Broadview's opinion other than the merger, other publicly announced transactions and those activities undertaken in the ordinary course of conducting their respective businesses.


     Broadview did not make or obtain any independent appraisal or valuation of any of Adexa's assets. Broadview's opinion is necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of February 7, 2001, and any change in such conditions since that date would require a reevaluation of Broadview's opinion. The Broadview opinion did not express any opinion as to the price at which shares of FreeMarkets common stock will trade at any time.

     The following is a brief summary of some of the sources of information and valuation methodologies employed by Broadview in rendering its opinion. These analyses were presented to the Adexa board of directors at its meeting on February 7, 2001. This summary includes the financial analyses used by Broadview and deemed to be material, but does not purport to be a complete description of analyses performed by Broadview in arriving at its opinion. Broadview did not explicitly assign any relative weights to the various factors or analyses considered. This summary of financial analyses includes information presented in tabular format. In order to fully understand the financial analyses used by Broadview, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

  ADEXA COMPARABLE INDEX STOCK PERFORMANCE ANALYSIS

     Broadview compared the recent stock performance of the NASDAQ Composite and the Adexa Comparable Index. The Adexa Comparable Index is comprised of public companies that Broadview deemed comparable to Adexa. Broadview selected companies competing in the supply chain management software industry with positive revenue growth for the last reported 12 months. The Adexa Comparable Index consists of the following companies: Vastera, Inc.; i2 Technologies, Inc.; The Descartes Systems Group Inc.; Retek Inc.; Manugistics Group, Inc.; SynQuest, Inc.; Manhattan Associates, Inc.; EXE Technologies, Inc.; Aspen Technology, Inc.; Catalyst International, Inc.; and Industri-Matematik International Corp.

  PUBLIC COMPANY COMPARABLE ANALYSIS

     Broadview considered ratios of share price and market capitalization, adjusted for cash and debt when necessary, to selected historical and projected operating results in order to derive multiples placed on a company in a particular market segment. In order to perform this analysis, Broadview compared financial information of Adexa with publicly available information for the companies comprising the Adexa Comparable Index. For this analysis, as well as other analyses, Broadview examined publicly available information, as well as a range of estimates based on securities research analyst reports.

     The following table presents, as of February 6, 2001, the median multiples and the range of multiples for the Adexa Comparable Index of total market capitalization (defined as equity market capitalization plus total debt minus cash and cash equivalents) divided by selected operating metrics:

                                                              MEDIAN MULTIPLE    RANGE OF MULTIPLES
                                                              ---------------    ------------------
Total Market Capitalization to Last 12 Months Revenue.......        6.1x            0.7x - 18.8x
Total Market Capitalization to Last 12 Months Gross                10.1x            1.6x - 42.5x
  Profit....................................................
Total Market Capitalization to Last Quarter Annualized              5.3x            0.7x - 14.3x
  Revenue...................................................
Total Market Capitalization to Last Quarter Annualized Gross        8.3x            1.4x - 33.7x
  Profit....................................................
Total Market Capitalization to Projected Calendar Year 2001         4.4x            0.5x - 12.3x
  Revenue...................................................
Total Market Capitalization to Projected Calendar Year 2001         7.3x            1.1x - 20.4x
  Gross Profit..............................................


     The following table presents, as of February 6, 2001, the median implied values and the range of implied values of Adexa's common stock, calculated by using the multiples shown above less a 20% discount to reflect a number of differences between public and private companies, and the appropriate Adexa operating metric. Also, for comparative purposes, the following table includes a column entitled Comparative Offer Value that sets forth the value of the proposed merger consideration, as of February 6, 2001, payable to holders of Adexa's common and preferred stock.



                                       MEDIAN IMPLIED      RANGE OF IMPLIED         COMPARATIVE
                                        VALUES (000)         VALUES (000)        OFFER VALUE (000)
                                       --------------    --------------------    -----------------
Total Market Capitalization to Last       $262,302       $43,259 - $776,835          $275,052
  12 Months Revenue..................
Total Market Capitalization to Last       $306,375       $62,699 - $1,239,592        $275,052
  12 Months Gross Profit.............
Total Market Capitalization to Last       $263,739       $48,036 - $686,190          $275,052
  Quarter Annualized Revenue.........
Total Market Capitalization to Last       $285,857       $62,244 - $1,111,814        $275,052
  Quarter Annualized Gross Profit....
Total Market Capitalization to            $300,735       $52,248 - $810,870          $275,052
  Projected Calendar Year 2001
  Revenue............................
Total Market Capitalization to            $363,427       $69,468 - $981,786          $275,052
  Projected Calendar Year 2001 Gross
  Profit.............................



     No company utilized in the public company comparables analysis as a comparison is identical to Adexa. In evaluating the comparables, Broadview made numerous assumptions with respect to supply chain management software industry performance and general economic conditions, many of which are beyond the control of Adexa. Mathematical analysis, such as determining the median, average or range, is not in itself a meaningful method of using comparable company data.


  TRANSACTION COMPARABLES ANALYSIS

     Broadview considered ratios of equity purchase price, adjusted for the seller's cash and debt when appropriate, to selected historical operating results in order to indicate multiples strategic and financial acquirors have been willing to pay for companies in a particular market segment. In order to perform this analysis, Broadview reviewed a number of transactions that it considered similar to the merger. Broadview selected these transactions by choosing recent transactions involving North American sellers in the supply chain management software industry, excluding equity investments, with revenues between $10 million and $100 million in the last reported 12 months before the acquisition. For this analysis, as well as other analyses, Broadview examined publicly available information, as well as information from Broadview's proprietary database of published and confidential merger and acquisition transactions in the information technology, communication and media industries. These transactions consisted of the acquisition of:

     - Aspect Development, Inc. by i2 Technologies, Inc.;

     - Agile Software Corporation by Ariba, Inc.;

     - Talus Solutions, Inc. by Manugistics Group, Inc.;

     - Renaissance Software, Inc. by Vertex Interactive, Inc.; and

     - Numetrix Limited by J. D. Edwards & Company.

     The following table presents, as of February 6, 2001, the median multiple and the range of multiples of adjusted price (defined as equity price plus total debt minus cash and cash equivalents) divided by the seller's revenue in the last reported 12 months prior to acquisition for the transactions listed above:


                                                              MEDIAN MULTIPLE    RANGE OF MULTIPLES
                                                              ---------------    ------------------
Adjusted Price to Last Reported 12 Months Revenue...........       6.0x             3.2x - 92.6x



     The following table presents, as of February 6, 2001, the median implied value and the range of implied values of Adexa's common stock, calculated by multiplying the multiples shown above by the appropriate Adexa operating metric. Also, for comparative purposes, the following table includes a column entitled Comparative Offer Value that sets forth the value of the proposed merger consideration, as of February 6, 2001, payable to Adexa shareholders on a fully diluted basis.



                                      MEDIAN IMPLIED      RANGE OF IMPLIED          COMPARATIVE
                                       VALUES (000)         VALUES (000)         OFFER VALUE (000)
                                      --------------    ---------------------    -----------------
Adjusted Price to Last Reported 12                                                   $333,249
  Months Revenue....................     $319,399       $180,291 - $4,695,355



     No transaction utilized as a comparable in the transaction comparables analysis is identical to the merger. In evaluating the comparables, Broadview made numerous assumptions with respect to the supply chain management software industry's performance and general economic conditions, many of which are beyond the control of Adexa or FreeMarkets. Mathematical analysis, such as determining the average, median or range, is not in itself a meaningful method of using comparable transaction data.


  RELATIVE CONTRIBUTION ANALYSIS

     Broadview examined the relative contribution of Adexa to FreeMarkets for a number of historical and projected operating metrics. In this analysis, projected figures for Adexa and FreeMarkets are based on management estimates.

     The following reflect the relative contribution of Adexa and FreeMarkets for each operating metric:

                                                              FREEMARKETS    ADEXA
                                                              -----------    -----
Last 12 Months Revenue......................................     64.4%       35.6%
Last 12 Months Gross Profit.................................     54.1%       45.9%
Projected Calendar Year 2001 Revenue........................     68.7%       31.3%
Projected Calendar Year 2001 Gross Profit...................     60.9%       39.1%
Projected Calendar Year 2002 Revenue........................     70.4%       29.6%
Projected Calendar Year 2002 Gross Profit...................     63.6%       36.4%
Projected Calendar Year 2002 Earnings Before Interest and
  Taxes.....................................................     82.8%       17.2%

     At the merger consideration, the implied equity ownership is 25.1% for Adexa and 74.9% for FreeMarkets, while the implied entity ownership (equal to equity value plus total debt minus cash and cash equivalents) is 26.4% for Adexa and 73.6% for FreeMarkets.

  FREEMARKETS STOCK PERFORMANCE ANALYSIS

     Broadview compared the recent stock performance of FreeMarkets with that of the NASDAQ Composite and the FreeMarkets Comparable Index. The FreeMarkets Comparable Index is comprised of public companies that Broadview deemed comparable to FreeMarkets. Broadview selected companies competing in the collaborative commerce software industry with positive revenue growth for the last reported 12 months. The FreeMarkets Comparable Index consists of the following companies: PurchasePro.com, Inc.; i2 Technologies, Inc.; Ariba, Inc.; Manugistics Group, Inc.; Commerce One, Inc.; MatrixOne, Inc.; and SynQuest, Inc.

  EVALUATION OF FREEMARKETS EQUITY

     Broadview compared financial information of FreeMarkets with publicly available information for companies comprising the FreeMarkets Comparable Index. For this analysis, as well as other analyses, Broadview examined publicly available information, as well as a range of estimates based on securities research analyst reports.

  PRO FORMA COMBINATION ANALYSIS


     Broadview calculated the pro forma impact of the merger on the combined entity's projected earnings per share for the fiscal years ending December 31, 2001 and December 31, 2002 taking into consideration various financial effects which will result from a consummation of the merger. This analysis relies upon certain financial and operating assumptions obtained from both management and publicly available sources about Adexa and FreeMarkets. Broadview assumed that the merger would be treated as a purchase transaction for accounting purposes and that no opportunities for cost savings or revenue enhancements exist. Based on this analysis, the pro forma purchase model indicates earnings-per-share accretion of $0.08, excluding purchased research & development write-off and acquisition expenses, for the fiscal year ending December 31, 2001 and earnings-per-share dilution of $0.25 for the fiscal year ending December 31, 2002. Excluding the amortization of goodwill, the pro forma purchase model indicates earnings-per-share accretion of $0.08, excluding purchased research and development write-off and acquisition expenses, for the fiscal year ending December 31, 2001 and earnings-per-share dilution of $0.06 for the fiscal year ending December 31, 2002. Broadview also examined the effects of potential cost savings and revenue enhancements for the fiscal year ending December 31, 2002, and the incremental accretion/dilution related to those potential synergies.


  CONSIDERATION OF THE DISCOUNTED CASH FLOW METHODOLOGY

     While discounted cash flow is a commonly used valuation methodology, Broadview did not employ such an analysis for the purposes of this opinion. Discounted cash flow analysis is most appropriate for companies which exhibit relatively steady or somewhat predictable streams of future cash flow. Given the uncertainty in estimating both the future cash flows and a sustainable long-term growth rate for Adexa, Broadview considered a discounted cash flow analysis inappropriate for valuing Adexa.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Broadview considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Broadview believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.

     In performing its analyses, Broadview made numerous assumptions with respect to industry performance and general business and economic conditions and other matters, many of which are beyond the control of Adexa or FreeMarkets. The analyses performed by Broadview are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. The consideration to be received by Adexa shareholders pursuant to the merger agreement and other terms of the merger agreement were determined through arm's length negotiations between Adexa and FreeMarkets, and were approved by the Adexa board of directors. Broadview provided advice to the Adexa board of directors during such negotiations. However, Broadview did not recommend any specific consideration to the Adexa board of directors or that any specific consideration constituted the only appropriate consideration for the merger. In addition, Broadview's opinion and presentation to the Adexa board of directors was one of many factors taken into consideration by the Adexa board of directors in making its decision to approve the merger. Consequently, the Broadview analyses as described above should not be viewed as determinative of the opinion of the Adexa board of directors with respect to the value of Adexa or of whether the Adexa board of directors would have been willing to agree to a different consideration.


     Upon consummation of the merger, Adexa will be obligated to pay Broadview a transaction fee based on a formula of 1% of the total consideration paid by FreeMarkets. The transaction fee is subject to fluctuation based on the price of FreeMarkets common stock for the 30 trading days ending two days prior to the closing of the merger. If the average closing price over such period were $11.48 (which was the closing price of FreeMarkets common stock on May 3, 2001), the transaction fee would be $1,980,300. Adexa has already paid Broadview a fairness opinion fee of $500,000. The fairness opinion fee will be credited against the transaction fee payable by Adexa upon completion of the merger. In addition, Adexa has agreed to reimburse Broadview for its reasonable expenses, including fees and expenses of its counsel, and to indemnify Broadview and its affiliates against certain liabilities and expenses related to their engagement, including liabilities under the federal securities laws. The terms of the fee arrangement with Broadview, which Adexa and Broadview believe are customary in transactions of this nature and were negotiated at arm's length between Adexa and Broadview, and the Adexa board of directors was aware of the nature of the fee arrangement, including the fact that a significant portion of the fees payable to Broadview is contingent upon completion of the merger.



THE MERGER; CLOSING; EFFECTIVE TIME



     The merger agreement provides for the merger of Axe Acquisition Corporation, a newly formed wholly owned subsidiary of FreeMarkets, with and into Adexa. The merger will be completed when all of the conditions to closing have been satisfied or waived. FreeMarkets and Adexa anticipate that the closing will occur promptly following the approval, by the stockholders of FreeMarkets, of the issuance of the shares of FreeMarkets common stock in the merger and the approval, by the shareholders of Adexa, of the merger agreement and the merger, at the special meetings. However, either FreeMarkets or Adexa may terminate the merger agreement if, through no fault of the terminating party, the closing has not occurred on or before June 30, 2001.



     At the effective time of the merger, which occurs when an agreement of merger is filed with the Secretary of State of California and a certificate of merger is filed with the Secretary of State of Delaware, Axe Acquisition Corporation and Adexa will merge. Adexa will survive the merger as a wholly owned subsidiary of FreeMarkets.



MERGER CONSIDERATION; EXCHANGE RATIO



     Immediately prior to the closing of the merger, pursuant to Adexa's articles of incorporation, each share of Adexa series A preferred stock and series B preferred stock will automatically be converted into Adexa common stock at a ratio of 1:1, and each share of Adexa series C preferred stock will automatically be converted into Adexa common stock at a ratio of approximately 1.67:1. Accordingly, as of the closing of the merger, all shares of Adexa preferred stock will have been converted into Adexa common stock.

     At the effective time of the merger and without any action on the part of any Adexa shareholder, each issued and outstanding share of Adexa common stock, including the shares of Adexa common stock acquired upon conversion of the Adexa preferred stock, will be exchanged for the right to receive a fraction of a share of FreeMarkets common stock. We refer to that fraction as the "exchange ratio". The exchange ratio is calculated by dividing the number of shares of FreeMarkets common stock and options that FreeMarkets will issue in the merger by the number of shares of Adexa common stock, options and warrants outstanding immediately prior to the effective time of the merger. We cannot determine the exact exchange ratio at this time because the number of shares of FreeMarkets common stock and options that FreeMarkets will issue in the merger cannot be determined until shortly before the closing of the merger.



     The maximum number of shares of FreeMarkets common stock and options that FreeMarkets will issue in the merger is 17,250,000. We cannot determine the exact number of shares of FreeMarkets common stock that will be issued because FreeMarkets is entitled to withhold from the 17,250,000 shares the number of shares that have a value equal to the amount by which transaction expenses incurred by Adexa (as explained below) exceed $4.0 million. We refer to these shares as "transaction expense shares". The number of transaction expense shares that may be withheld by FreeMarkets is a function of three variables.



     The first variable is the actual amount of transaction expenses incurred by Adexa. Adexa's transaction expenses include all financial advisory and investment banking fees, legal, accounting and other professional fees and expenses incurred by Adexa in connection with its initial public offering that was not consummated (other than expenses paid or accrued as of December 31, 2000) and the negotiation and completion of the merger. Adexa estimates that its transaction expenses (other than the financial advisory fee payable to Broadview, as discussed below) will be approximately $1.86 million. This amount does not include any initial public offering expenses since all such expenses were paid or accrued as of December 31, 2000. Pursuant to the merger agreement, the actual transaction expenses incurred by Adexa, other than the financial advisory fee payable to Broadview, cannot exceed $1.86 million without the prior written consent of FreeMarkets.



     The second variable is the financial advisory fee payable to Broadview, Adexa's financial advisor. Broadview's advisory fee is 1% of the value of 17,250,000 shares of FreeMarkets common stock based on the average of the closing prices of FreeMarkets common stock on the 30 trading days ending two days prior to the closing of the merger. Because the value of the 17,250,000 shares is based on FreeMarkets' share price, a decrease in the average closing price of FreeMarkets common stock will reduce the amount of the financial advisory fee payable to Broadview. For example, if the average closing price of FreeMarkets common stock during the 30 trading days ending two days prior to the closing of the merger is $10.00, the value of the 17,250,000 shares would be $172,500,000 and Broadview's fee would be $1,725,000 (1% of the value of such shares). If the average closing price is $15.00, the value of the 17,250,000 shares would be $258,750,000 and Broadview's fee would be $2,587,500 (1% of the value of such shares).



     The third variable is the average of the closing prices of FreeMarkets common stock on the trading days during the 30 days ending three days prior to the closing of the merger. This period is the measurement period set forth in the merger agreement for determining the value of the shares of FreeMarkets common stock that FreeMarkets may withhold as transaction expense shares. Because the number of shares that FreeMarkets may withhold for transaction expenses is based on FreeMarkets' share price, we cannot determine the exact number of transaction expense shares until the end of the measurement period. If transaction expenses were fixed, the number of shares that FreeMarkets would be entitled to withhold would increase as the average price of FreeMarkets common stock over the measurement period decreased. However, transaction expenses are not fixed. As explained above, the advisory fee payable to Broadview fluctuates with FreeMarkets' share price and decreases with a decline in FreeMarkets' share price. As FreeMarkets' share price declines, Adexa's total transaction expenses are less likely to exceed $4.0 million.

     In summary, the exchange ratio can be calculated by following the steps below:



     STEP 1 Determine the financial advisory fee payable to Broadview.



     STEP 2 Add the financial advisory fee payable to Broadview to the amount of other transaction expenses incurred by Adexa in the merger.



     STEP 3 If the total amount of transaction expenses incurred by Adexa in the merger exceeds $4.0 million, divide the total amount of transaction expenses in excess of $4.0 million by the average of the closing prices of FreeMarkets common stock over the trading days during the 30 days ending three days prior to the closing of the merger.



     STEP 4 The resulting quotient (Step 3) equals the number of shares that FreeMarkets is entitled to withhold as transaction expense shares.



     STEP 5 Determine the actual number of shares of FreeMarkets common stock and options issuable by FreeMarkets in the merger by subtracting the transaction expense shares (Step 4), if any, from 17,250,000.



     STEP 6 Determine the number of shares of Adexa common stock, options and warrants outstanding immediately prior to the effective time of the merger.



     STEP 7 Divide the actual number of shares of FreeMarkets common stock and options issuable by FreeMarkets in the merger (Step 5) by the number of shares of Adexa common stock, options and warrants outstanding immediately prior to the effective time of the merger (Step 6).



     STEP 8 The resulting quotient (Step 7) is the exchange ratio.



     The following table illustrates the resulting exchange ratios based on the following assumptions:



     - The average closing price of FreeMarkets common stock on the trading days during the 30 days ending three days prior to the closing of the merger (for purposes of determining the number of transaction expense shares) and the average closing price of FreeMarkets common stock on the 30 trading days ending two days prior to the closing of the merger (for purposes of determining the financial advisory fee payable to Broadview) are identical.



     - The transaction expenses incurred by Adexa other than the financial advisory fee payable to Broadview are $1.86 million.



     - The number of shares of Adexa common stock, options and warrants outstanding immediately prior to the effective time of the merger is 26,252,767.



                                                                                             NUMBER OF
                                                          TRANSACTION                      ADEXA SHARES,
                                                         EXPENSE SHARES   ACTUAL NUMBER     OPTIONS AND
                                                          WITHHELD BY     OF SHARES AND       WARRANTS
              BROADVIEW         OTHER         TOTAL       FREEMARKETS     OPTIONS ISSUED    OUTSTANDING
AVERAGE       FINANCIAL      TRANSACTION   TRANSACTION        FROM        BY FREEMARKETS    PRIOR TO THE    EXCHANGE
 PRICE      ADVISORY FEE      EXPENSES      EXPENSES       17,250,000     IN THE MERGER        MERGER         RATIO
--------   ---------------   -----------   -----------   --------------   --------------   --------------   ---------
 $ 6.00      $1,035,000      $1,860,000    $2,895,000             0         17,250,000       26,252,767     0.6570736
 $ 9.00      $1,552,500      $1,860,000    $3,412,500             0         17,250,000       26,252,767     0.6570736
 $12.00      $2,070,000      $1,860,000    $3,930,000             0         17,250,000       26,252,767     0.6570736
 $15.00      $2,587,500      $1,860,000    $4,447,500        29,833         17,220,167       26,252,767     0.6559372
 $18.00      $3,105,000      $1,860,000    $4,965,000        53,611         17,196,389       26,252,767     0.6550315
 $21.00      $3,622,500      $1,860,000    $5,482,500        70,595         17,179,405       26,252,767     0.6543846



     Adexa shareholders should remember that the exchange ratio will be less than the exchange ratios presented in the table above in the event that the transaction expenses incurred by Adexa exceed the assumed transaction expenses used in the table or in the event that the number of shares of Adexa common stock, options and warrants outstanding immediately prior to the effective time of the merger exceeds 26,252,767.



FRACTIONAL SHARES



     If the application of the exchange ratio to the number of shares of Adexa common stock an Adexa shareholder owns immediately prior to the effective time of the merger results in a number of shares of FreeMarkets common stock that is not a whole number, FreeMarkets will pay to the Adexa shareholder, instead of the fractional shares to which the Adexa shareholder would otherwise would be entitled, an amount in cash equal to such fraction multiplied by the average of the closing prices of FreeMarkets common stock over the trading days during the 30 days ending three days prior to the closing.


INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Adexa board, Adexa shareholders should be aware that some of the officers and directors of Adexa have interests in the merger that are different from, or in addition to, those of the Adexa shareholders generally. The Adexa board of directors has considered these interests in approving the merger agreement and the merger. Adexa shareholders should consider these interests carefully before voting.

  STOCK OPTION ACCELERATION


     As of December 31, 2000, the following Adexa directors, officers and employees held unvested options to purchase a total of 1,213,118 shares of Adexa common stock, at exercise prices ranging from $0.15 to $8.00 per share, and 30,250 shares of Adexa common stock issued upon exercise of stock options, at exercise prices ranging from $0.15 to $1.95 that are subject to vesting: David Golob, director; William Lattin, director; Nima Bakhtiary, senior vice president of strategic marketing; Hoon Chung, chief operating officer; Christopher Givens, vice president of product management; Michael Gleason, controller; William Green, vice president of technology transfer; Stephanie Hamilton, vice president of finance; Edward Lawton, director of North American presales consulting; J. Timothy Romer, chief financial officer; Chris Smith, vice president of development; Glen Strother, vice president of e-business solutions; Shuji Sueshige, country and sales manager of Japan; and Richard Wolinski, senior vice president of North American sales.



     Assuming the merger occurs on June 15, 2001, unvested options to purchase 35,000 shares of Adexa common stock, at an exercise price of $4.00 per share, held by Mr. Romer will automatically vest in connection with the merger. In addition, options and shares held by Messrs. Bakhtiary, Chung, Givens, Gleason, Green, Lawton, Romer, Smith, Strother, Sueshige and Wolinski and Ms. Hamilton to purchase up to an aggregate of 570,489 shares of Adexa common stock will accelerate if the officer or employee is terminated without cause or resigns for specified reasons within specified periods following completion of the merger.



     In addition, assuming the merger occurs on June 15, 2001, options to purchase 20,312 shares of Adexa common stock, at an exercise price of $7.00 per share, held by William Lattin, a director of Adexa, and 3,646 shares of Adexa common stock issued upon exercise of stock options, at an exercise price of $0.15 per share, held by David Golob, a director of Adexa, will automatically vest in connection with the merger.



     The following table summarizes the dollar value of the acceleration benefit to the non-employee directors, executive officers and key employees of Adexa named below (based on the assumption that each executive officer and key employee receives 24 months' vesting credit). The shares underlying the options that are subject to acceleration (assuming that the closing of the merger occurs on June 15, 2001) are referred to in the table below as "accelerated option shares".


                                                                                            EXERCISE
                                                                          NUMBER OF         PRICE OF        AGGREGATE
                                NUMBER OF                                ACCELERATED      ACCELERATED       VALUE OF
                                 UNVESTED    EXERCISE     NUMBER OF     OPTION SHARES    OPTION SHARES     ACCELERATED
                                 OPTIONS/     PRICE      ACCELERATED     ADJUSTED BY      ADJUSTED BY     OPTION SHARES
                                SHARES AT      PER         OPTION          EXCHANGE         EXCHANGE          AS OF
        NAME AND TITLE          CLOSING(1)    SHARE       SHARES(2)        RATIO(3)          RATIO          2/7/01(4)
        --------------          ----------   --------   -------------   --------------   --------------   -------------
 Nima Bakhtiary...............    16,251      $0.15         16,251          10,678           $ 0.23        $  208,453
 Senior Vice President of         68,752      $4.00         50,000          32,853           $ 6.09        $  448,851
 Strategic Marketing
 Hoon Chung...................    32,609      $0.15         32,609          21,426           $ 0.23        $  418,272
 Chief Operating Officer         187,500      $4.00        150,000          98,561           $ 6.09        $1,346,580
 Christopher Givens...........     2,500      $0.15          2,500           1,642           $ 0.23        $   32,055
 Vice President of Product         7,813      $1.95          7,500           4,928           $ 2.97        $   82,703
 Management                        3,542      $4.00          2,500           1,642           $ 6.09        $   22,434
 Michael Gleason..............     9,635      $6.00          1,562           1,026           $ 9.13        $   10,896
 Controller                        5,000      $8.00          1,166             766           $12.18        $    7,811
 David Golob..................     3,646      $0.15          3,646           2,395           $ 0.23        $   46,755
 Non-Employee Director
 William Green................     1,792      $0.15          1,792           1,177           $ 0.23        $   22,977
 Vice President of                 1,980      $1.95          1,980           1,301           $ 2.97        $   21,834
 Technology Transfer               2,834      $4.00          2,000           1,314           $ 6.09        $   17,952
 Stephanie Hamilton...........    10,461      $0.15         10,461           6,873           $ 0.23        $  134,173
 Vice President of Finance
 William Lattin...............    20,312      $7.00         20,312          13,346           $10.65        $  121,405
 Non-Employee Director
 Edward Lawton................     1,480      $0.15          1,480             972           $ 0.23        $   18,975
 Director of North American          500      $1.95            500             328           $ 2.97        $    5,505
 Presales Consulting               6,042      $2.10          5,000           3,285           $ 3.20        $   54,380
 J. Timothy Romer.............   120,313      $4.00        120,313(6)       79,054           $ 6.09        $1,080,068
 Chief Financial Officer          43,334      $8.00         20,000          13,141           $12.18        $   99,540
 Chris Smith..................    24,167      $2.10         20,000          13,141           $ 3.20        $  217,536
 Vice President of                13,750      $4.00         10,000           6,570           $ 6.09        $   89,762
 Development                      34,667      $8.00         16,000          10,513           $12.18        $   79,634
 Glen Strother................     1,063      $0.15          1,063             698           $ 0.23        $   13,626
 Vice President of                 1,896      $1.85          1,896           1,245           $ 2.82        $   21,083
 e-Business Solutions              2,125      $4.00          1,500             985           $ 6.09        $   13,457
 Shuji Sueshige...............       834      $0.15            834             547           $ 0.23        $   10,678
 Country and Sales Manager         1,584      $1.95          1,584           1,040           $ 2.97        $   17,454
 of Japan                         31,250      $3.00         24,999          16,426           $ 4.57        $  249,417
                                  43,334      $8.00         20,000          13,141           $12.18        $   99,540
 Richard Wolinski.............    25,000      $1.00         25,000          16,426           $ 1.52        $  299,415
 Senior Vice President of         30,208      $2.10         24,999          16,426           $ 3.20        $  271,916
 North American Sales             65,000      $8.00         30,000          19,712           $12.18        $  149,315


                                  AGGREGATE
                                  VALUE OF
                                 ACCELERATED
                                OPTION SHARES
                                    AS OF
        NAME AND TITLE            5/3/01(5)
        --------------          -------------
 Nima Bakhtiary...............    $120,146
 Senior Vice President of         $177,157
 Strategic Marketing
 Hoon Chung...................    $241,079
 Chief Operating Officer          $531,481
 Christopher Givens...........    $ 18,475
 Vice President of Product        $ 41,949
 Management                       $  8,854
 Michael Gleason..............    $  5,798
 Controller                       $   (718)
 David Golob..................    $ 26,948
 Non-Employee Director
 William Green................    $ 13,243
 Vice President of                $ 11,074
 Technology Transfer              $  7,086
 Stephanie Hamilton...........    $ 77,333
 Vice President of Finance
 William Lattin...............    $ 11,033
 Non-Employee Director
 Edward Lawton................    $ 10,937
 Director of North American       $  2,792
 Presales Consulting              $ 27,213
 J. Timothy Romer.............    $426,291
 Chief Financial Officer          $ (9,136)
 Chris Smith..................    $108,860
 Vice President of                $ 35,428
 Development                      $ (7,309)
 Glen Strother................    $  7,854
 Vice President of                $ 10,787
 e-Business Solutions             $  5,312
 Shuji Sueshige...............    $  6,155
 Country and Sales Manager        $  8,853
 of Japan                         $113,574
                                  $ (9,136)
 Richard Wolinski.............    $163,572
 Senior Vice President of         $136,073
 North American Sales             $(13,704)


---------------


(1)Assumes that the closing of the merger occurs on June 15, 2001.



(2)Acceleration occurs in the event of the termination of such individual's employment without cause or his or her resignation for specified reasons within 12 months after the closing of the merger.



(3)Assumes an exchange ratio of 0.6570736.



(4)Based on the closing price per share of FreeMarkets common stock on February 7, 2001 of $19.75, minus the exercise price per share (as adjusted by the exchange ratio), multiplied by the number of shares issuable upon exercise of options subject to acceleration.



(5)Based on the closing price per share of FreeMarkets common stock on May 3, 2001 of $11.48, minus the exercise price per share (as adjusted by the exchange ratio), multiplied by the number of shares issuable upon exercise of options subject to acceleration.



(6)35,000 shares of Mr. Romer's options vest immediately upon a change of control and the remaining shares of this option grant to Mr. Romer vest in the event of the termination of Mr. Romer's employment without cause or his resignation for specified reasons within 12 months after the closing of the merger.

  EMPLOYMENT AGREEMENTS AND STOCK OPTION GRANTS


     The following officers and key employees of Adexa have entered into employment agreements with FreeMarkets, in each case to be effective upon completion of the merger, which provide for the title, salary and option grants set forth below:



                                                                                     OPTIONS TO PURCHASE
                                                                                         FREEMARKETS
                                                                                        COMMON STOCK
                                                                                         SECURITIES
         NAME AND                                                        ANNUAL          UNDERLYING
 CURRENT TITLE WITH ADEXA              POST-MERGER TITLE               BASE SALARY       OPTIONS(1)
 ------------------------   ----------------------------------------   -----------   -------------------
Dr. K. Cyrus Hadavi.......  Vice Chairman and General Manager of        $275,000                --
President and Chief         iCollaboration Business Unit
Executive Officer

Nima Bakhtiary............  Vice President of Strategy and Business     $225,000            40,000
Senior Vice President of    Development
Strategic Markets

Hoon Chung................  Senior Vice President of iCollaboration     $220,000            20,000
Chief Operating Officer     Business

Udo Dengler...............  Senior Vice President of Research and       $200,000            20,000
Chief Technology Officer    Development

Kameron Hadavi............  Vice President of Sales Support of Adexa    $175,000            15,000
Vice President of
e-Business Sales

J. Timothy Romer..........  Chief Financial Officer of iCollaboration   $183,750                --
Chief Financial Officer

Richard Wolinski..........  Vice President, North American Sales,       $185,000            20,000
Senior Vice President of    iCollaboration Business
North American Sales


---------------


(1)The options will be granted at the closing price of FreeMarkets common stock on the date of grant.



See "The Merger Agreement and Related Agreements -- Related Agreements".


  FREEMARKETS BOARD REPRESENTATION

     FreeMarkets has agreed to expand its board and to appoint Dr. Hadavi, the president and chief executive officer of Adexa, as the vice chairman of FreeMarkets' board, effective upon the closing of the merger, with an initial term expiring at FreeMarkets' annual stockholders' meeting to be held in 2002.

  INDEMNIFICATION

     The merger agreement provides that, for a period of five years following the effective time, FreeMarkets will, and FreeMarkets will cause Adexa to, indemnify each person who is or was a director or officer of Adexa or any of its subsidiaries at or at any time prior to the effective time of the merger against losses incurred as a result of actions or omissions (or alleged actions or omissions) occurring prior to the effective time of the merger. See "The Merger Agreement and Related Agreements -- Director and Officer Indemnification and Insurance".

ACCOUNTING TREATMENT

     FreeMarkets intends to treat the merger as a purchase for accounting and financial reporting purposes, which means that FreeMarkets will treat Adexa as a separate entity for periods prior to the closing and, thereafter, as a wholly owned subsidiary of FreeMarkets.

APPLICABLE WAITING PERIODS AND REGULATORY APPROVALS


     Early termination of the statutory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act has been granted.


     Neither FreeMarkets nor Adexa is aware of any other material governmental or regulatory approval required for completion of the merger, other than compliance with applicable corporate laws of Delaware and California.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES


     In the opinions of Morgan, Lewis & Bockius LLP, counsel to FreeMarkets, and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to Adexa, the following discussion addresses the material federal income tax considerations relevant to the merger that may be applicable to Adexa shareholders, assuming that the merger is effected in accordance with applicable state law and that no conditions to the merger set forth in the merger agreement are waived. These opinions and the following discussion of the material United States federal income tax consequences of the merger are generally applicable to holders of Adexa capital stock at the effective time of the merger and are based on the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed treasury regulations, and judicial and administrative determinations as in effect as of the date of this joint proxy statement/prospectus, all of which are subject to change. Any such change, which may be retroactive, could alter the tax consequences to Adexa or Adexa shareholders.


     This discussion only addresses holders of Adexa capital stock who hold their shares as capital assets. It does not address all federal income tax considerations that may be relevant to particular Adexa shareholders in light of their particular circumstances, such as shareholders who:

     - are foreign persons;

     - are subject to the alternative minimum tax provisions of the Code;

     - hold their shares as "qualified small business stock" pursuant to Section 1202 of the Code;

     - are brokers or dealers in securities;

     - are financial institutions or insurance companies;

     - are tax-exempt organizations;

     - acquired their shares as part of a hedge, straddle or other risk reduction transaction; or

     - acquired their shares pursuant to the exercise of options or in other compensatory transactions.


     In addition, this discussion does not address the tax consequences of the merger under state, local or foreign law, the tax consequences of transactions effectuated prior to, concurrently with, or after the merger (whether or not any such transactions are undertaken in connection with the merger), or tax consequences to holders of options, warrants or similar rights to acquire Adexa capital stock. Accordingly, Adexa shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the merger, including the applicable federal, state, local and foreign tax consequences.



     Unless this condition to completion is waived, completion of the merger is conditioned on receipt by each of FreeMarkets and Adexa from their respective counsel, Morgan, Lewis & Bockius LLP and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, of an opinion to the effect that the merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. The tax opinions are subject to assumptions and qualifications, and will be based on factual representations of FreeMarkets, Adexa and Axe Acquisition Corporation. The tax opinions do not bind the Internal Revenue Service, and the Internal Revenue Service, therefore, is not precluded from successfully asserting a contrary opinion. Neither FreeMarkets nor Adexa intends to request a ruling from the Internal Revenue Service as to the tax consequences of the merger.


     The following federal income tax consequences will generally result to holders of Adexa capital stock as a consequence of treatment of the merger as a reorganization for federal income tax purposes:

     - no gain or loss should be recognized by holders of Adexa capital stock upon the exchange of their shares solely for shares of FreeMarkets common stock in the merger (except with respect to cash, if any, received in lieu of fractional shares of FreeMarkets common stock);

     - the aggregate tax basis of the shares of FreeMarkets common stock received solely in exchange for Adexa capital stock in the merger (including fractional shares of FreeMarkets common stock for which cash is received and any FreeMarkets common stock held in escrow as escrow shares) should be the same as the aggregate tax basis of the Adexa capital stock exchanged therefor;

     - the holding period for shares of FreeMarkets common stock received solely in exchange for shares of Adexa capital stock in the merger should include the holding period of the shares of Adexa capital stock exchanged therefor, provided that the Adexa capital stock so surrendered is held as a capital asset at the time of the merger; and

     - an Adexa shareholder who receives cash in lieu of a fractional share of FreeMarkets common stock will recognize gain or loss equal to the difference, if any, between such shareholder's tax basis in such fractional share and the amount of cash received.

     Adexa shareholders, if any, that receive a payment for their Adexa shares as a result of the exercise of dissenters' rights generally should recognize capital gain or loss based upon the difference between the amount realized and their basis in their Adexa shares, provided that the payment is not essentially equivalent to a dividend. A sale of Adexa shares pursuant to an exercise of dissenters' rights will generally not be essentially equivalent to a dividend if, as a result of such exercise, the shareholders exercising dissenters' rights own no Adexa capital stock or FreeMarkets common stock (either actually or constructively within the meaning of Section 318 of the Code) immediately after the merger. If however, a shareholder's sale of Adexa shares for cash pursuant to an exercise of dissenters' rights is essentially equivalent to a dividend, then such shareholder may recognize ordinary income for federal income tax purposes in an amount equal to the entire amount of cash so received.


     A successful Internal Revenue Service challenge to the reorganization status of the merger as a result of the failure to meet any of the requirements of a reorganization would result in all Adexa shareholders being treated as if they sold their Adexa shares in a fully taxable transaction. In such event each Adexa shareholder would recognize gain or loss with respect to each Adexa share surrendered in an amount equal to the difference between the shareholder's adjusted tax basis in such share and the fair market value, as of the effective time of the merger, of the FreeMarkets common stock received in exchange therefor. In such event, an Adexa shareholder's aggregate basis in the FreeMarkets common stock so received, including the FreeMarkets common stock held in escrow, would equal its fair market value as of the effective time and such shareholder's holding period for such FreeMarkets common stock would begin the day after the merger.



     Irrespective of the merger's status as a reorganization, an Adexa shareholder will recognize gain to the extent shares of FreeMarkets common stock received in the merger are treated as received in exchange for services or property other than solely Adexa capital stock. Gain also will be recognized to the extent an Adexa shareholder is treated as receiving (directly or indirectly) consideration other than FreeMarkets common stock in exchange for Adexa capital stock. All or a portion of any such gain could be taxable as ordinary income.

     A holder of Adexa shares that receives cash in the merger may become subject to backup withholding rules. These rules require withholding at the rate of 31% unless the shareholder falls within certain exceptions to these rules or provides a taxpayer identification number and otherwise complies with the applicable requirements of such rules. Any amounts paid by an Adexa shareholder as backup withholding are creditable against such shareholder's income tax liability, provided the proper filings are made with the Internal Revenue Service.

     FreeMarkets stockholders will not recognize gain or loss for United States federal income tax purposes as a result of the merger.

DISSENTERS' RIGHTS

     The following summary of the statutory procedure to be followed by a dissenting Adexa shareholder in order to exercise his, her or its dissenters' rights under Chapter 13 of the California Corporations Code, or "CCC", is not a complete statement of the law relating to dissenters' rights and is qualified in its entirety by reference to the full text of Chapter 13 of the CCC. This discussion and Chapter 13 of the CCC should be reviewed carefully by any Adexa shareholder who wishes to exercise statutory dissenters' rights or who wishes to preserve the right to do so, because failure to comply with the procedures set forth in Chapter 13 of the CCC will result in the loss or waiver of dissenters' rights. A copy of Chapter 13 of the CCC is attached hereto as Appendix G and is incorporated herein by reference.

     If the merger agreement and the merger are approved by the required vote of Adexa shareholders, each Adexa shareholder who DOES NOT vote in favor of the merger agreement and the merger and who follows the procedures set forth in Chapter 13 of the CCC will be entitled to exercise dissenters' rights under the CCC and thereby have his, her or its Adexa shares purchased by Adexa for cash at the fair market value of the Adexa shares. A shareholder who exercises his, her or its dissenters' rights loses the right to receive shares of FreeMarkets common stock.

     If the dissenting shareholder's shares are outstanding as of the record date and if the merger is approved, then the dissenting shareholder may, by complying with the provisions of Chapter 13 of the CCC, require Adexa to purchase each share used to vote against the merger for cash at fair market value. The fair market value of Adexa shares will be determined as of the day before the first announcement of the terms of the proposed merger, excluding any appreciation or depreciation in consequence of the proposed merger (i.e., valuing the Adexa shares as if the merger had not occurred) but adjusted for any stock split, reverse stock split or stock dividend that becomes effective thereafter.

     Shares of Adexa capital stock must satisfy each of the following requirements to qualify as dissenting shares under California law: (i) the shares of Adexa capital stock must have been outstanding on the record date;
(ii) the shares of Adexa capital stock must not have been voted in favor of the merger; (iii) the holder of such shares of Adexa capital stock must make a written demand that Adexa repurchase such shares of Adexa capital stock at fair market value; and (iv) the holder of such shares of Adexa capital stock must submit share certificates for endorsement.

     Within 10 days after the date of the approval of the merger, Adexa must mail a notice of the approval of the merger to each shareholder who has not voted to adopt and approve the merger agreement and approve the merger, together with a statement of the price determined by Adexa to represent the fair market value of the Adexa shares, a brief description of the procedure to be followed in order for the shareholder to pursue dissenters' rights, and a copy of Sections 1300 to 1304 of Chapter 13 of the CCC. The statement of price by Adexa constitutes an offer by Adexa to purchase all properly dissenting shares at the stated amount.

     In order to exercise rights as a dissenting shareholder, within 30 days after the date on which notice of the approval of the merger by the outstanding shares of Adexa capital stock is mailed to dissenting shareholders, Adexa must receive a dissenting shareholder's written demand that Adexa repurchase such dissenting shareholder's dissenting shares setting forth the number and class of dissenting shares held of record by such dissenting shareholder that the dissenting shareholder demands that Adexa purchase, and a statement of what the dissenting shareholder claims to be the fair market value of the dissenting shares as of the day before the announcement of the proposed merger. The statement of fair market value in such demand by the dissenting shareholder constitutes an offer by the dissenting shareholder to sell the dissenting shares at such price to Adexa. Such holder must also submit to Adexa, within 30 days after the date on which notice of the approval by the outstanding shares was mailed to shareholders, share certificates representing any dissenting shares that the dissenting shareholder demands that Adexa purchase, so that such dissenting shares may either be stamped or endorsed with the statement that the shares are dissenting shares or exchanged for certificates of appropriate denomination so stamped or endorsed.

     If the dissenting shareholder and Adexa agree that the shares qualify as dissenting shares and agree upon the price of the shares, the dissenting shareholder will be entitled to the agreed upon price plus the legal rate of interest on judgments from the date of such agreement, to be paid to the dissenting shareholder within the later of 30 days after the date of such agreement or 30 days after any statutory or contractual conditions to the consummation of the merger are satisfied or waived, subject to surrender, by the dissenting shareholder, of his, her or its certificates representing the dissenting shares to Adexa.

     If the dissenting shareholder and Adexa fail to agree upon the fair market value of the dissenting shares or whether the shares qualify as dissenting shares, the dissenting shareholder may file a complaint in California superior court within six months after the date on which notice of the approval of the merger is mailed to shareholders requesting that the court determine the fair market value of the dissenting shares and/or whether the shares qualify as dissenting shares. California law provides, among other things, that a dissenting shareholder may not withdraw the demand for payment of the fair market value of dissenting shares unless Adexa consents to such request for withdrawal.

     Under the provisions of Section 500 et seq. and Section 1306 of the CCC, a California corporation is legally prohibited from purchasing shares of stock through the payment of cash or other property, even if all dissenters' rights conditions are fulfilled, unless the corporation satisfies certain financial conditions. Due to these legal restrictions, Adexa may not be legally able to repurchase all or any dissenting shares of the dissenting shareholders for cash following the merger.

     To the extent that the above-mentioned provisions of the CCC prohibit cash payments to holders of dissenting shares who exercise and perfect their dissenters' rights, such dissenting shareholders will become creditors of Adexa for an amount equal to the fair market value of their shares as to which the dissenters' rights are perfected plus interest accrued thereon at the legal rate on judgments until the date of payment. The rights of such dissenting shareholders, however, will be subordinate to the rights of all other creditors of Adexa in any liquidation proceeding.

     Dissenting shareholders considering seeking appraisal should be aware that the fair market value of their shares of capital stock, as determined under Chapter 13 of the CCC, could be more than, the same as or less than the amount that would be paid to them pursuant to the merger agreement. The costs and expenses of the appraisal proceeding will be determined by the court and assessed against Adexa unless the court determines that the dissenting shareholder did not act in good faith in demanding payment of the fair market value of his, her or its shares, in which case such costs and expenses may be assessed against the dissenting shareholder.

     If any Adexa shareholder who demands the purchase of his, her or its shares under Chapter 13 of the CCC fails to perfect, or effectively withdraws or loses his, her or its right to such purchase, the shares of such holder will be converted into a right to receive the applicable merger consideration with respect thereto in accordance with the terms of the merger agreement.

     Dissenting shares lose their status as dissenting shares and the holders of dissenting shares cease to be dissenting shareholders and cease to be entitled to require Adexa to purchase their shares if (a) the merger is abandoned; (b) the shares are transferred prior to their submission for the required endorsement or are surrendered for conversion into shares of another class in accordance with the amended and restated articles of incorporation of Adexa; (c) the dissenting shareholder and Adexa do not agree upon the status of the shares as dissenting shares or do not agree on the purchase price, but neither Adexa nor the shareholder files a complaint or intervenes in a pending action within six months after mailing of the notice of approval of the merger; or (d) with Adexa's consent, the shareholder delivers to Adexa a written withdrawal of such shareholder's demand for purchase of his, her or its shares.

     Except as expressly limited by provisions of California law pertaining to dissenters' rights, holders of dissenting shares continue to have all the rights and privileges incident to their shares until the fair market value of their shares is agreed upon or determined.


     FAILURE TO FOLLOW THE STEPS REQUIRED BY CHAPTER 13 OF THE CCC FOR PERFECTING DISSENTERS' RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS (IN WHICH EVENT A SHAREHOLDER WILL BE ENTITLED TO RECEIVE THE APPLICABLE MERGER CONSIDERATION WITH RESPECT TO SUCH DISSENTING SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT). IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF CHAPTER 13, ADEXA SHAREHOLDERS WHO ARE CONSIDERING OBJECTING TO THE MERGER SHOULD CONSULT THEIR OWN LEGAL ADVISORS.



     For more information on the rights of Adexa shareholders, see "Comparison of Rights of Stockholders of FreeMarkets and Shareholders of Adexa" on page 82.


LISTING OF SHARES OF FREEMARKETS COMMON STOCK TO BE ISSUED IN THE MERGER

     It is a condition to the completion of the merger that the shares of FreeMarkets common stock to be issued in the merger and the shares of FreeMarkets common stock to be reserved for issuance in connection with the assumption of outstanding Adexa stock options shall have been approved for quotation on the Nasdaq National Market.

RESTRICTIONS ON SALE OF SHARES BY CERTAIN ADEXA SHAREHOLDERS

     The shares of FreeMarkets common stock to be issued in the merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares of FreeMarkets common stock issued to any person who is deemed to be an affiliate of Adexa under the Securities Act. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by or are under common control of Adexa and may include some of the officers, directors or principal shareholders of Adexa. Affiliates may not sell their shares of FreeMarkets common stock acquired in the merger except pursuant to:

     - an effective registration statement under the Securities Act covering the resale of those shares;

     - an exemption under paragraph (d) of Rule 145 under the Securities Act; or

     - another applicable exemption under the Securities Act.

     FreeMarkets' registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, does not cover the resale of shares of FreeMarkets common stock to be received by Adexa affiliates in the merger.


     Concurrently with the execution of the merger agreement, K. Cyrus Hadavi, Kameron Hadavi and Messrs. Bakhtiary, Chung, Dengler and Wolinski entered into stock transfer restriction agreements with FreeMarkets. In addition to any other restrictions to which such persons may be subject as affiliates of Adexa, these persons are restricted pursuant to the agreements from selling or, subject to certain permitted transfers for estate planning purposes, otherwise disposing of the shares of FreeMarkets common stock they receive in the merger or acquire upon exercise of Adexa options assumed by FreeMarkets in the merger and will cease to be subject to restriction as shown in the chart below:



                                 PERCENTAGE OF
   TOTAL                          OUTSTANDING
  SHARES      PERCENTAGE      FREEMARKETS SHARES
 AVAILABLE     OF MERGER     IMMEDIATELY FOLLOWING
FOR SALE(1)  CONSIDERATION       THE MERGER(2)               DATE OF AVAILABILITY FOR SALE
-----------  -------------   ---------------------   ---------------------------------------------
1,569,472          9.0%                2.9%          Immediately.
3,923,682         22.7%                7.2%          90 days following completion of the merger.
7,847,364         45.5%               14.5%          180 days following completion of the merger.


---------------


(1)Based on an exchange ratio of 0.6570736. For purposes of this table, "Shares" includes 1,445,922 shares underlying assumed options owned by Messrs. Bakhtiary, Chung, Dengler and Wolinski which will be vested as of the effective date of the merger (assuming the merger occurs on June 15, 2001).



(2)Based on 39,070,187 FreeMarkets shares outstanding as of March 1, 2001 and assuming the issuance of 13,439,738 shares of FreeMarkets common stock and 3,810,259 options in the merger. The number of shares outstanding includes 1,445,922 shares underlying assumed options owned by Messrs. Bakhtiary, Chung, Dengler and Wolinski which will be vested as of the effective date of the merger (assuming the merger occurs on June 15, 2001).


OPERATIONS FOLLOWING THE MERGER

     Following the merger, Adexa will operate as a wholly owned subsidiary of FreeMarkets. Upon completion of the merger, the members of Adexa's board will be David J. Becker, president and chief operating officer of FreeMarkets, and Joan
S. Hooper, senior vice president and chief financial officer of FreeMarkets. FreeMarkets has agreed to expand its board and to appoint K. Cyrus Hadavi, the chief executive officer and president of Adexa, as the vice chairman of FreeMarkets' board, effective upon the closing of the merger, with an initial term expiring at FreeMarkets' annual stockholders' meeting to be held in 2002. The shareholders of Adexa will become stockholders of FreeMarkets, and their rights as stockholders will be governed by FreeMarkets' amended and restated certificate of incorporation, FreeMarkets' amended and restated bylaws and the laws of the State of Delaware.

                  THE MERGER AGREEMENT AND RELATED AGREEMENTS

     The following is a brief summary of the material provisions of the merger agreement, a copy of which is attached as Appendix A to this joint proxy statement/prospectus and incorporated herein by reference. We urge you to read the merger agreement in its entirety for a more complete description of the merger. In the event of any discrepancy between the terms of the merger agreement or other agreements and the following summary, the merger agreement and other agreements will control.

THE MERGER

     Axe Acquisition Corporation, a wholly owned subsidiary of FreeMarkets, will merge with and into Adexa following:

     - the approval of the merger agreement and the merger by the Adexa shareholders;

     - the approval of the issuance of shares of FreeMarkets common stock in the merger by the FreeMarkets stockholders; and

     - the satisfaction or waiver of the other conditions to the merger described below.


     Adexa will be the surviving corporation and will be a wholly owned subsidiary of FreeMarkets following the merger.


EFFECTIVE TIME


     At the closing of the merger, the parties will cause the merger to become effective by filing an agreement of merger with the Secretary of State of California and a certificate of merger with the Secretary of State of Delaware. FreeMarkets and Adexa are working toward completing the merger as soon as possible and hope to complete the merger during the second quarter of 2001.


DIRECTORS AND OFFICERS OF ADEXA AFTER THE MERGER

     At the effective time of the merger, the directors and officers of Axe Acquisition Corporation will become the new directors and officers, respectively, of Adexa.

CONVERSION OF ADEXA SHARES IN THE MERGER


     Immediately prior to the closing of the merger, pursuant to Adexa's articles of incorporation, each share of Adexa series A preferred stock and series B preferred stock will automatically be converted into Adexa common stock at a ratio of 1:1, and each share of Adexa series C preferred stock will automatically be converted into Adexa common stock at a ratio of approximately 1.67:1. At the closing of the merger, no shares of Adexa preferred stock will be outstanding.


     At the effective time of the merger, each outstanding share of Adexa common stock will automatically be converted into a number of shares of FreeMarkets common stock equal to the exchange ratio.

     The exchange ratio will be determined by dividing (a) 17,250,000 shares of FreeMarkets common stock less the number of transaction expense shares, by (b) the number of shares of Adexa common stock, options and warrants outstanding immediately prior to the effective time of the merger.

NO FRACTIONAL SHARES

     No fractional shares of FreeMarkets common stock will be issued in the merger. Instead, Adexa shareholders will receive an amount of cash, in lieu of a fraction of a share of FreeMarkets common stock, equal to the product of such fraction multiplied by the average of the last reported sales prices for a share of FreeMarkets common stock on the Nasdaq National Market on each of the trading days during the 30 days ending three days prior to the closing.

TREATMENT OF ADEXA STOCK OPTIONS

     At the effective time of the merger, each outstanding option to purchase shares of Adexa common stock issued under Adexa's 1998 stock option plan will be assumed by FreeMarkets regardless of whether the options are vested or unvested. Each Adexa stock option, which will be assumed by FreeMarkets, will continue to have the same terms, and be subject to the same conditions, that were applicable to the option immediately prior to the effective time, except that:

     - each Adexa stock option will be exercisable for shares of FreeMarkets common stock;

     - the number of shares of FreeMarkets common stock issuable upon exercise of any given Adexa option will be determined by multiplying the exchange ratio by the number of shares of Adexa common stock underlying the option, rounded down to the nearest whole number; and

     - the per share exercise price of any given option will be determined by dividing the exercise price of the option immediately prior to the effective time by the exchange ratio, rounded up to the nearest whole cent.

     FreeMarkets has agreed to file with the SEC a registration statement on Form S-8 covering shares of FreeMarkets common stock issuable upon the exercise of outstanding Adexa options granted to individuals for which a registration statement on Form S-8 is available.

TREATMENT OF ADEXA RESTRICTED STOCK

     At the effective time of the merger, each outstanding share of Adexa common stock subject to a stock restriction agreement will be assigned to FreeMarkets. Each such Adexa share will continue to have the same terms and conditions that were applicable to such share immediately prior to the effective time except that:

     - each share of Adexa common stock will be exchanged for that fraction of a share of FreeMarkets common stock equal to the exchange ratio; and

     - each share of Adexa common stock will be subject to repurchase by FreeMarkets.

THE EXCHANGE AGENT

     Promptly following the effective time of the merger, FreeMarkets is required to deposit with a bank or trust company, who will serve as the exchange agent, certificates representing the shares of FreeMarkets common stock to be exchanged for shares of Adexa common stock and cash to pay for fractional shares and any dividends or distributions that holders of Adexa common stock may be entitled to receive under the merger agreement.

EXCHANGE OF ADEXA STOCK CERTIFICATES FOR FREEMARKETS STOCK CERTIFICATES


     As soon as practicable following the effective time, the exchange agent will mail to Adexa shareholders a letter of transmittal and instructions for surrendering Adexa stock certificates in exchange for FreeMarkets stock certificates and cash in lieu of fractional shares. ADEXA SHAREHOLDERS SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL AND INSTRUCTIONS REFERRED TO ABOVE.


DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES

     Adexa shareholders are not entitled to receive any dividends or other distributions on FreeMarkets common stock with a record date after the merger is completed until they have surrendered their Adexa stock certificates in exchange for FreeMarkets stock certificates. No cash payment in lieu of fractional shares will be made to holders of unsurrendered Adexa stock certificates.

     If there is any dividend or other distribution on FreeMarkets common stock with a record date after the completion of the merger, former Adexa shareholders will receive, only following surrender of their

Adexa stock certificates, the dividend or other distribution payable with respect to the shares of FreeMarkets common stock issued in exchange for their Adexa common stock.

REPRESENTATIONS AND WARRANTIES

     FreeMarkets and Adexa each made a number of representations and warranties in the merger agreement about its authority to enter into the merger agreement and to complete the other transactions contemplated by the merger agreement and about aspects of its business, financial condition, structure and other facts pertinent to the merger.

     Adexa made representations about the following topics as they relate to Adexa and its subsidiaries:

     - Adexa's organization, qualification to do business and good standing;

     - Adexa's capitalization;

     - Adexa's corporate power to enter into, and its authorization of, the merger agreement and the transactions contemplated by the merger agreement;

     - the effect of the merger agreement and the merger on obligations of Adexa;

     - consents and approvals required to be obtained by Adexa in connection with the merger agreement and the transactions contemplated by the merger agreement;

     - Adexa's financial statements;

     - Adexa's accounts receivable;

     - Adexa's tax returns, tax liabilities and tax obligations;

     - the absence of undisclosed liabilities;

     - Adexa's title to the properties it owns and leases;

     - Adexa's compliance with applicable laws, rules and regulations of governmental entities;

     - Adexa's possession of and compliance with permits required to conduct Adexa's business;

     - the absence of any material adverse effect and other changes in Adexa's business since December 31, 2000;

     - Adexa's real property leases;

     - intellectual property used or owned by Adexa;

     - Adexa's material contracts and obligations;

     - litigation involving Adexa;

     - matters relating to Adexa's employees;

     - Adexa's employee benefit plans;

     - Adexa's affiliates and transactions with its affiliates;

     - environmental matters relating to Adexa;

     - Adexa's insurance coverage;

     - Adexa's books and records;

     - warranties applicable to Adexa's products and services;

     - the opinion of Adexa's financial advisor;

     - certain conditions affecting Adexa;

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     - the absence of illegal payments;

     - brokers' and finders' fees;


     - suppliers and customers of Adexa;


     - the vote required of the Adexa shareholders to approve the merger agreement and the merger;

     - approval and recommendation of the merger agreement and the merger by the Adexa board of directors;


     - the agreement of a majority of the Adexa shareholders to vote for approval of the merger; and


     - the sufficiency and accuracy of information provided by Adexa for inclusion in this joint proxy statement/prospectus.

     FreeMarkets and Axe Acquisition Corporation made representations about the following topics:

     - FreeMarkets' and Axe Acquisition Corporation's organization, qualification to do business and good standing;

     - FreeMarkets' capitalization;

     - appropriate authorization of the issuance of FreeMarkets common stock in the merger;

     - FreeMarkets' corporate power to enter into and its authorization of, the merger agreement and the transactions contemplated by the merger agreement;

     - the effect of the merger agreement and the merger on obligations of FreeMarkets;

     - consents and approvals required to be obtained by FreeMarkets in connection with the merger agreement and the transactions contemplated by the merger agreement;

     - FreeMarkets' filings and reports with the Securities and Exchange Commission;

     - FreeMarkets' financial statements;

     - litigation involving FreeMarkets;

     - the sufficiency and accuracy of information provided by FreeMarkets and included in this joint proxy statement/prospectus;

     - the interim operations of Axe Acquisition Corporation;

     - the opinion of FreeMarkets' financial advisor;

     - the FreeMarkets stockholder vote required to approve the issuance of FreeMarkets common stock in the merger;


     - the execution of voting agreements by executive officers and directors of FreeMarkets, in their capacities as stockholders of FreeMarkets;


     - FreeMarkets' compliance with applicable laws, rules and regulations of governmental entities; and


     - the absence of material undisclosed liabilities.



     The representations and warranties in the merger agreement are lengthy and detailed and not easily summarized. We urge you to read carefully the articles entitled "Representations and Warranties of the Company" and "Representations and Warranties of Parent and Sub" on pages A-8 to A-31 of the merger agreement included as Appendix A to this joint proxy statement/prospectus.



     As it is used in the merger agreement, "material adverse effect" means any effect on the business, financial condition, results of operations, properties, assets or liabilities of Adexa or FreeMarkets, except that a material adverse effect shall not include any effect resulting from:


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     - the announcement, pendency or consummation of the merger;

     - conditions generally affecting the industries in which Adexa or FreeMarkets operates or the U.S. economy as a whole;


     - with respect to each company, acts of the other company or any of its subsidiaries other than acts permitted by the merger agreement; or


     - with respect to FreeMarkets, any change in the market price or trading volume of FreeMarkets common stock or the failure by FreeMarkets to meet or exceed analysts' expectations.

ADEXA'S CONDUCT OF BUSINESS BEFORE COMPLETION OF THE MERGER

     Adexa has agreed that, until the earlier of the completion of the merger or termination of the merger agreement, unless FreeMarkets consents in writing, Adexa and its subsidiaries will conduct their businesses in the ordinary course of business in substantially the same manner as previously conducted and will use reasonable efforts:

     - to keep available the services of their present officers and key employees;

     - to preserve their relationships with customers, suppliers, distributors and other persons with whom they have business dealings;

     - to maintain their books and records in accordance with past practice; and

     - to notify FreeMarkets of any event or occurrence not in the ordinary course of business.

     Adexa also agreed that, until the completion of the merger or termination of the merger agreement or unless FreeMarkets consents in writing, Adexa and its subsidiaries will conduct their businesses in compliance with specific restrictions relating to the following:

     - the disposition of any properties or assets other than in the ordinary course of business;

     - the amendment, violation or cancellation of, or waiver of material rights under, any material contracts;

     - the execution of any material contracts except as permitted by the merger agreement;

     - capital expenditures over a specified amount;

     - the transfer or license of, or amendment of any rights to, Adexa's intellectual property other than in the ordinary course of business;

     - the grant of any exclusive rights with respect to Adexa's intellectual property;

     - the encumbrance of Adexa's properties and assets;

     - the incurrence of indebtedness;

     - the cancellation of debts other than trade debts in the ordinary course of business;

     - the discharge of liabilities other than liabilities arising in the ordinary course or accrued on Adexa's balance sheet;

     - changes in accounting methods;


     - the modification of Adexa's articles of incorporation or bylaws;


     - the issuance and redemption of Adexa's securities, except for:

        - the issuance of Adexa common stock upon conversion of Adexa preferred stock;

        - the issuance of Adexa common stock pursuant to the exercise of outstanding options and warrants;

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

        - the limited grants of stock options under Adexa's stock option plan;
          and

        - the repurchase of Adexa common stock from certain employees, directors and consultants in connection with termination of their service;

     - the acceleration of the exercisability of any stock options or other purchase rights or the authorization of cash payments in exchange for stock options and purchase rights;

     - the declaration or payment of any dividend or other distribution with respect to Adexa's capital stock;

     - employees, employee benefits and pay increases;

     - the grant of additional severance or termination pay;

     - the entering into of any employment or severance agreement;

     - making any filings or registrations with any governmental entity;

     - taking any actions outside the ordinary course of business;

     - tax elections and settlement of tax claims;

     - requesting the effectiveness of any registration statement to effect an initial public offering of Adexa's common stock; and

     - the payment of any fee to any underwriter in connection with the termination of Adexa's initial public offering.

     This is only a summary. You are urged to carefully read the article entitled "Conduct Prior to the Effective Time" in the merger agreement attached hereto as Appendix A to this joint proxy statement/prospectus.

     Each of Adexa and FreeMarkets has agreed:

     - to apply for and use reasonable efforts to obtain all consents and approvals required in connection with the merger;


     - to notify the other promptly of events and changes outside the ordinary course of business, including with respect to the representations, warranties and covenants of the parties contained in the merger agreement;


     - to take no action that would reasonably be expected to cause the merger to fail to qualify as a tax-free reorganization; and

     - for a period of one year from the date of the merger agreement not to solicit any employee of the other party other than as a result of unsolicited inquiries from the employees of the other party or general advertisements.

NO SOLICITATION OF TRANSACTIONS

     Until the merger is completed or the merger agreement is terminated, Adexa has agreed not to take any of the following actions:

     - initiate, solicit or seek, directly or indirectly, any inquiries or the making or implementation of any acquisition proposal regarding Adexa;

     - engage in any negotiations concerning, or provide any information or have any substantive discussions with, any person regarding an acquisition proposal;

     - cooperate in any effort to make, implement or accept an acquisition proposal; or

     - enter into or consummate any agreement or understanding with respect to any acquisition proposal.

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

     An "acquisition proposal" means any proposal or offer with respect to a merger or other business combination involving, or any purchase of, all or any material portion of the assets or any equity securities of Adexa.

     Adexa has also agreed to notify FreeMarkets immediately if Adexa receives any inquiries, proposals or offers relating to an acquisition proposal.

DIRECTOR AND OFFICER INDEMNIFICATION AND INSURANCE

     The merger agreement provides that, for a period of five years after the effective time of the merger, FreeMarkets will, or will cause the surviving corporation to, perform all indemnification obligations of Adexa and its subsidiaries under their respective charter documents and under any indemnification agreement with any director or officer of Adexa or any of its subsidiaries or trustee or fiduciary of any benefit plan.

CONDITIONS TO THE MERGER

     FreeMarkets' and Adexa's respective obligations to complete the merger and the related transactions are subject to the satisfaction or waiver of each of the following conditions before completion of the merger:

     - the merger agreement and the merger must have been approved by a majority of the outstanding shares of Adexa common stock and a majority of the outstanding shares of Adexa preferred stock on an as-converted basis, and the issuance of FreeMarkets common stock must have been approved by a majority of the FreeMarkets shares present or represented by proxy and voting at the FreeMarkets stockholders' meeting;


     - all authorizations, consents, orders and approvals legally required to consummate the merger must have been obtained from all governmental entities, other than those the absence of which would not reasonably be expected to have a material adverse effect;


     - the registration statement relating to the issuance of shares of FreeMarkets common stock as contemplated by the merger agreement must have been declared effective by the SEC; and

     - no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the merger shall be in effect, and no statute or regulation shall have been enacted or be deemed applicable to the merger that makes the consummation of the merger illegal.

     FreeMarkets' and Axe Acquisition Corporation's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

     - Adexa's representations and warranties must be true and correct as of the completion of the merger, except for changes contemplated by the merger agreement and except where failure to be true and correct, individually or in the aggregate, does not have a material adverse effect on Adexa;

     - Adexa must have performed in all material respects all of its obligations in the merger agreement;

     - FreeMarkets shall have received a certificate signed by the president of Adexa to the effect that the two conditions above have been satisfied;

     - there shall not have occurred any event, occurrence or change that has a material adverse effect on Adexa;

     - holders of no more than 5% of the shares of Adexa's capital stock shall have demanded and not lost or withdrawn, or shall be eligible to demand, dissenters' rights;

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

     - FreeMarkets shall have received a certificate with respect to the allocation of the FreeMarkets shares issuable pursuant to the merger among the equity holders of Adexa;


     - FreeMarkets shall have received evidence that the investor rights agreement among Adexa and its preferred shareholders has been terminated;


     - the indemnity escrow agreement shall have been executed and delivered by the Adexa shareholders' representative;


     - the employment and noncompetition agreements with K. Cyrus Hadavi, Kameron Hadavi and Messrs. Bakhtiary, Chung, Dengler, Romer and Wolinski shall be effective;



     - FreeMarkets shall have received the opinion of Adexa's counsel, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, with respect to Adexa's corporate existence and authority, the execution and binding nature of the merger agreement, the authorization and issuance of Adexa's capital stock, options and warrants, pending litigation and requisite consents and approvals;


     - FreeMarkets shall have received the opinion of its counsel, Morgan, Lewis & Bockius LLP, to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;


     - FreeMarkets shall have received a duly executed certificate that Adexa is not a nonresident alien for purposes of U.S. federal income taxation;


     - FreeMarkets shall have received evidence that all purchase rights with respect to Adexa capital stock other than options and warrants shall have been exercised or cancelled; and

     - the directors of Adexa in office immediately prior to the merger shall have resigned as of the effective time of the merger.

     Adexa's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

     - FreeMarkets' representations and warranties must be true and correct as of the completion of the merger, except for changes contemplated by the merger agreement and except where failure to be true and correct, individually or in the aggregate, does not have a material adverse effect on FreeMarkets;

     - FreeMarkets must have performed in all material respects all of its obligations in the merger agreement;

     - Adexa shall have received a certificate signed by the president or chief financial officer of FreeMarkets to the effect that the two conditions above have been satisfied;

     - there shall not have occurred any event, occurrence or change that has a material adverse effect on FreeMarkets;


     - Adexa shall have received the opinion of FreeMarkets' counsel, Morgan, Lewis & Bockius LLP, with respect to FreeMarkets' and Axe Acquisition Corporation's corporate existence and authority, the execution and binding nature of the merger agreement, the authorization and issuance of FreeMarkets' and Axe Acquisition Corporation's capital stock, pending litigation and requisite consents and approvals;


     - Adexa shall have received the opinion of its counsel, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

     - the indemnity escrow agreement shall have been executed and delivered by FreeMarkets and the indemnity escrow agent; and

     - the shares of FreeMarkets common stock to be issued in the merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.


TERMINATION OF THE MERGER AGREEMENT

     At any time before the completion of the merger, the merger agreement may be terminated as follows:

     - by mutual written consent of FreeMarkets and Adexa;

     - by FreeMarkets or Adexa, if:

        - without fault of the terminating party, the closing shall not have occurred on or before June 30, 2001;


        - the issuance of the shares of FreeMarkets common stock pursuant to the merger is not approved by the stockholders of FreeMarkets at the special meeting of stockholders; or


        - a governmental entity shall have issued an order, decree or ruling or taken any other action that has the effect of permanently restraining, enjoining or otherwise prohibiting the merger and such order, decree, ruling or other action is final and non-appealable;


     - by FreeMarkets because of a breach of an obligation or agreement in the merger agreement by Adexa which would cause any of the conditions to FreeMarkets' obligation to close not to be satisfied, and Adexa does not cure the breach within 15 business days of receipt of written notice of the breach; or


     - by Adexa because of a breach of an obligation or agreement in the merger agreement by FreeMarkets which would cause any of the conditions to Adexa's obligation to close not to be satisfied, and FreeMarkets does not cure the breach within 15 business days of receipt of written notice of the breach.

INDEMNIFICATION AND ESCROW

     The merger agreement provides for the indemnification of FreeMarkets by the former shareholders of Adexa for any losses incurred by FreeMarkets in the event of any breach by Adexa of its representations and warranties and any breach of any covenants or agreements. The indemnification obligations of the former Adexa shareholders are subject to the limitations described below.

     Pursuant to the merger agreement, FreeMarkets will deposit 10% of the FreeMarkets shares otherwise issuable to the shareholders of Adexa pursuant to the merger into escrow for a period of one year. The escrow shares will be contributed by the former shareholders of Adexa on a pro rata basis according to their ownership interests in Adexa immediately prior to the merger. The escrow shares will be available to compensate FreeMarkets for losses described in the preceding paragraph and, except for fraud, will be FreeMarkets' sole and exclusive post-closing remedy for losses. FreeMarkets is not entitled to any shares from the escrow fund, other than for payment of transaction expenses not paid at closing, until the amount of such claims determined to be indemnifiable exceeds $350,000 in the aggregate.

     The escrow shares will be administered by an independent escrow agent pursuant to the terms of an indemnity escrow agreement entered into by FreeMarkets, a designated representative of the Adexa shareholders and the independent escrow agent. The indemnity escrow agreement provides a mechanism for the disbursement of escrow shares and the adjudication of disputed claims. No claim for indemnification may be made by FreeMarkets more than one year following the closing date. However, if FreeMarkets gives a notice of claim for indemnification within the one year period, the claim will continue to be subject to indemnification in accordance with the indemnity escrow agreement.

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

     The value of the FreeMarkets shares in the escrow fund will be the average of the last reported sale prices per share of FreeMarkets common stock on the Nasdaq National Market for the 10 trading days ending three business days immediately preceding and not including (i) the date on which a claim is made pursuant to the indemnity escrow agreement, or (ii) if such claim is contested in accordance with the provisions of the indemnity escrow agreement, the date on which the claim is finally resolved.

     The indemnification provisions in the merger agreement are lengthy and detailed and not easily summarized. Stockholders are urged to read carefully the article entitled "Indemnification" in the merger agreement attached to this joint proxy statement/prospectus as Appendix A and the indemnity escrow agreement attached to this joint proxy statement/prospectus as Appendix F.

PAYMENT OF FEES AND EXPENSES

     If the merger closes, FreeMarkets and Adexa will pay all of their own transaction expenses. However, to the extent that the transaction expenses incurred by Adexa exceed $4.0 million, FreeMarkets shall withhold from the 17,250,000 shares otherwise issuable to the shareholders and option holders of Adexa a number of FreeMarkets shares that have a value equal to the amount by which such transaction expenses exceed $4.0 million. The number of shares FreeMarkets is entitled to withhold shall be based on the average of the closing prices of FreeMarkets on the Nasdaq National Market over the trading days during the 30 days ending three days prior to the closing. Pursuant to the merger agreement, the actual transaction expenses incurred by Adexa, other than the financial advisory fee, cannot exceed $1.86 million without the prior written consent of FreeMarkets.

     If Adexa terminates the merger agreement because the stockholders of FreeMarkets do not approve the issuance of FreeMarkets shares in the merger, then FreeMarkets shall reimburse Adexa up to $3.0 million for financial advisory, legal, accounting and other expenses incurred by Adexa in connection with the proposed merger.

EXTENSION, WAIVER AND AMENDMENT OF THE MERGER AGREEMENT

     The merger agreement may be amended by the parties at any time before or after approval of the matters presented in connection with the merger by the stockholders of FreeMarkets or the shareholders of Adexa, but, after any such approval, no amendment shall be effective which by law requires further approval by such stockholders or shareholders without such further approval.

     Either FreeMarkets or Adexa may, in writing, extend the other's time for the performance of any of the obligations or other acts under the merger agreement, waive any inaccuracies in the other's representations and warranties and waive compliance by the other with any of the agreements or conditions contained in the merger agreement.

RELATED AGREEMENTS

  ADEXA SHAREHOLDER AGREEMENTS


     In connection with the merger, a majority of the shareholders and option holders of Adexa, including K. Cyrus Hadavi, Kameron Hadavi and various funds associated with Sutter Hill Ventures and Information Technology Ventures, have entered into shareholder agreements with FreeMarkets. The terms of the shareholder agreements provide that the shareholders will vote all shares of Adexa capital stock beneficially owned by them in favor of the approval of the merger agreement, the merger and the accelerated vesting of certain stock options and shares of common stock. The shareholder agreements also required the shareholders to deliver an irrevocable proxy to FreeMarkets. The irrevocable proxy enables FreeMarkets to vote the shareholders' shares to adopt and approve
the merger agreement and approve the merger. As of             , 2001, the
record date for the Adexa shareholder meeting, the Adexa shareholders who
entered into shareholder agreements collectively held           shares of Adexa
common stock and           shares of Adexa preferred stock, which represented


approximately


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

     % of the outstanding Adexa common stock and      % of the outstanding Adexa
preferred stock.

  FREEMARKETS STOCKHOLDER AGREEMENTS

     In connection with the merger, the directors and executive officers of FreeMarkets have entered into stockholder agreements with Adexa. The terms of the stockholder agreements provide that the stockholders will vote all shares of FreeMarkets common stock beneficially owned by them in favor of the issuance of shares of FreeMarkets common stock in the merger. The stockholder agreements also required the stockholders to deliver an irrevocable proxy to Adexa. The irrevocable proxy enables Adexa to vote the stockholders' shares to approve the issuance of shares of FreeMarkets common stock in the merger. As of
            , 2001, the record date for the FreeMarkets stockholder meeting, the FreeMarkets stockholders who entered into the stockholder agreements
collectively held           shares of FreeMarkets common stock, which
represented approximately      % of the outstanding shares of FreeMarkets common
stock. However, Adexa has agreed to permit each signatory to these stockholder agreements to engage in net exercises of options and, in general, to sell up to 5% of the shares of FreeMarkets common stock owned by them prior to the FreeMarkets special meeting.

  EMPLOYMENT AND NONCOMPETITION AGREEMENTS


     Concurrently with the execution of the merger agreement, Dr. Hadavi, Adexa's president and chief executive officer; Nima Bakhtiary, Adexa's senior vice president of strategic marketing; Hoon Chung, Adexa's chief operating officer; Udo Dengler, Adexa's chief technology officer; Kameron Hadavi, Adexa's vice president of e-Business sales; J. Timothy Romer, Adexa's chief financial officer; and Richard Wolinski, Adexa's senior vice president of North American sales, entered into employment and noncompetition agreements with FreeMarkets and Adexa, such agreements to be effective upon completion of the merger, the material terms of which are described below.


     DR. K. CYRUS HADAVI

     Under the terms of his employment agreement, Adexa will employ Dr. Hadavi from the effective date of the merger until December 31, 2002, unless Dr. Hadavi resigns or is discharged at an earlier date. Continued employment beyond the December 31, 2002 term will be on an "at-will" basis. If Dr. Hadavi is discharged without "Cause" (as defined in the employment agreements and described below) before the end of his employment term, he will be entitled to continuation of his base salary for the longer of (i) the remaining portion of his employment term, or (ii) 90 days following his discharge. If Dr. Hadavi is discharged without "Cause" after the end of his employment term, he will be entitled to continuation of his base salary for a period of 90 days following his discharge. If Dr. Hadavi is discharged for "Cause", he will not be entitled to any continued payment of his base annual salary.

     The term "Cause" for purposes of Dr. Hadavi's employment agreement and the other employment agreements described below means:

     - a substantial failure to render services in accordance with his duties under his employment agreement after timely written notice of the substantial failure and a reasonable cure period of no less than 30 days has been provided;

     - conviction of, or plea of nolo contendere in, a felony or any other crime involving moral turpitude;

     - commission of an act of personal dishonesty or breach of fiduciary duty involving personal profit in connection with FreeMarkets or Adexa;

     - commission of an act, or failure to act, involving gross misconduct or gross negligence in the conduct of his duties;

     - acceptance of employment other than with Adexa, FreeMarkets or an affiliate thereof; or

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

     - breach of his noncompetition agreement or confidentiality and invention assignment agreement, discussed below.


     Dr. Hadavi's employment agreement requires him to execute a confidentiality and invention assignment agreement protecting the confidentiality of FreeMarkets' proprietary and confidential information.


     The noncompetition agreement prohibits Dr. Hadavi from competing, as described below, for a period that commences on the date of closing of the merger and ends on the later of (i) the third anniversary of the effective time of the merger, or (ii) the second anniversary of the termination of his employment. The noncompetition agreement requires Dr. Hadavi to refrain from:

     - directly or indirectly engaging in any business anywhere in the world that is engaged in the development, marketing, sale or distribution of products or services that incorporate or are based upon collaborative supply chain technology;

     - directly or indirectly inducing or attempting to influence any employee or consultant of FreeMarkets or any affiliate of FreeMarkets to terminate his or her employment with FreeMarkets or any affiliate, or hiring any employee of FreeMarkets or any affiliate of FreeMarkets; and

     - soliciting or enticing, or attempting to solicit or entice, any clients or potential clients for purposes of diverting their business away from FreeMarkets.


     NIMA BAKHTIARY, HOON CHUNG, UDO DENGLER, KAMERON HADAVI AND RICHARD
     WOLINSKI



     Under the terms of the employment agreements with Nima Bakhtiary, Hoon Chung, Udo Dengler, Kameron Hadavi and Richard Wolinski, Adexa will employ each employee from the effective date of the merger until December 31, 2002 unless he resigns or is discharged at an earlier date. Continued employment beyond December 31, 2002 will be on an "at-will" basis.



     The employment agreement for Mr. Bakhtiary, whose title would be vice president of strategy and business development, provides for an annual base salary of $225,000 and eligibility for a bonus in an amount not to exceed 30% of his base salary. Effective upon the merger, Mr. Bakhtiary will be granted an option to purchase 40,000 shares of FreeMarkets common stock, with an exercise price per share equal to the fair market value of FreeMarkets common stock on the date of the closing of the merger and subject to FreeMarkets' standard vesting schedule.



     The employment agreement for Mr. Chung, whose title would be senior vice president, iCollaboration business, provides for an annual base salary of $220,000 and eligibility for incentive compensation for sales, based on total audited revenue earned by FreeMarkets and Adexa collaboration and optimization license fees and professional and maintenance services. Effective upon the merger, Mr. Chung will be granted an option to purchase 20,000 shares of FreeMarkets common stock, with an exercise price per share equal to the fair market value of the FreeMarkets common stock on the date of the closing of the merger and subject to FreeMarkets' standard vesting schedule.



     The employment agreement for Mr. Dengler, whose title would be senior vice president of research and development, provides for an annual base salary of $200,000 and eligibility for a bonus in an amount not to exceed 30% of his base salary. Effective upon the merger, Mr. Dengler will be granted an option to purchase 20,000 shares of FreeMarkets common stock, with an exercise price per share equal to the fair market value of the FreeMarkets common stock on the date of the closing of the merger and subject to FreeMarkets' standard vesting schedule.



     The employment agreement for Kameron Hadavi, whose title would be vice president of sales support, provides for an annual base salary of $175,000 and eligibility for a bonus in an amount not to exceed 30% of his base salary. Effective upon the merger, Mr. Hadavi will be granted an option to purchase 15,000 shares of FreeMarkets common stock, with an exercise price per share equal to the fair market value of the FreeMarkets common stock on the date of the closing of the merger and subject to FreeMarkets' standard vesting schedule.

     The employment agreement for Mr. Wolinski, whose title would be vice president, North American Sales, iCollaboration business, provides for an annual base salary of $185,000 and eligibility for incentive compensation for sales, based on total North American audited revenue earned by FreeMarkets and Adexa collaboration and optimization license fees and maintenance services. Effective upon the merger, Mr. Wolinski will be granted an option to purchase 20,000 shares of FreeMarkets common stock, with an exercise price per share equal to the fair market value of the FreeMarkets common stock on the date of the closing of the merger and subject to FreeMarkets' standard vesting schedule.



     Under the terms of each agreement referred to above, the employee is discharged without "Cause" (as described above) before the end of his employment term, the employee will be entitled to continuation of his base salary for the longer of (i) the remaining portion of his employment term, or (ii) 90 days following his discharge. If the employee is discharged without "Cause" after the end of his employment term, he will be entitled to continuation of his base salary for a period of 90 days following his discharge. If the employee is discharged for "Cause", he will not be entitled to any continued payment of his base salary.


     In addition to the continued payment of his base salary upon a discharge without "Cause", each employee (other than Kameron Hadavi) may also be entitled to acceleration of the Adexa stock options he held prior to the effective date of the merger (the "Adexa Option Grants"). See "Excess Parachute Payments". The Adexa Option Grants provide for pro rata vesting over a period of four years and will be assumed by FreeMarkets in the merger. The Adexa Option Grants (as amended by the employee's employment agreement) provide that the employee will receive 24 months' additional vesting credit if the employee suffers an "Involuntary Termination" within the 24 month period following the merger. In addition, if the employee resigns within 24 months following the merger after being asked to relocate more than 50 miles from his current work location, he will receive 12 months' additional vesting credit. For purposes of the Adexa Option Grants, the term "Involuntary Termination" means:

     - discharge of the employee without "Cause", or

     - the employee's voluntary resignation following both (i) a change in his position that significantly reduces his level of authority or responsibility, and (ii) a reduction in his compensation (the employment agreements reflect the employee and FreeMarkets' agreement that the terms of the employee's employment and compensation in accordance with the agreement following the merger will not constitute a significant reduction of his authority or responsibility or a reduction of his compensation).

     Each employment agreement also requires the employee to execute a confidentiality and invention assignment agreement.

     In addition to his employment agreement, each of Messrs. Bakhtiary, Chung, Dengler and Wolinski and Kameron Hadavi has entered into noncompetition agreements with FreeMarkets and Adexa that contain terms that are identical to the agreement with Dr. Hadavi described above, except that, in the case of Messrs. Chung, Bakhtiary and Wolinski and Kameron Hadavi, the noncompetition period terminates on the first anniversary of such employee's termination of employment.

     J. TIMOTHY ROMER

     Under the terms of his employment agreement, Mr. Romer will be employed for a period of 30 days from the effective date of the merger. Unless Mr. Romer and FreeMarkets agree otherwise, Mr. Romer will be discharged without "Cause" at the end of such 30-day period. Upon such discharge, Mr. Romer will receive 24 months' additional vesting credit. Pursuant to the original terms of his Adexa Option Grants, Mr. Romer will receive accelerated vesting of 20% of the total number of shares issuable upon exercise of the Adexa Option Grant made to him on February 25, 2000, or 35,000 options. See "Excess Parachute Payments".

     Mr. Romer's employment agreement also requires him to execute a confidentiality and invention assignment agreement. In addition, Mr. Romer has entered into a noncompetition agreement containing terms that are identical to those for Dr. Hadavi as described above, except that the noncompetition period terminates on the first anniversary of Mr. Romer's termination of employment, and, instead of prohibiting Mr. Romer from competing in businesses that are involved in the development, marketing, sale or distribution of products or services that incorporate or are based upon collaborative supply chain technology, the noncompetition agreement prohibits him from directly or indirectly working with enumerated companies that compete with Adexa and FreeMarkets.

  STOCK RESTRICTION AGREEMENTS


     Concurrently with the execution of the merger agreement, K. Cyrus Hadavi, Kameron Hadavi and Messrs. Bakhtiary, Chung, Dengler and Wolinski entered into stock transfer restriction agreements with FreeMarkets. The total number of shares of FreeMarkets common stock (including shares underlying assumed options that will be vested as of the closing assuming that the merger occurs on June 15, 2001) subject to these restriction agreements is 7,847,364 which represents approximately 45.5% of the shares of FreeMarkets common stock and options issuable in the merger and will represent approximately 14.5% of the total number of shares of FreeMarkets common stock outstanding immediately following the merger (and including the assumed options described above). In addition to any other restrictions to which such persons may be subject as affiliates of Adexa, these persons are restricted pursuant to the agreements from selling or, subject to permitted transfers for estate planning purposes, otherwise disposing of the shares of FreeMarkets common stock they receive in the merger or acquired upon exercise of Adexa options assumed by FreeMarkets in the merger for the following periods: 20% of such shares may be sold immediately upon completion of the merger; an additional 30% of such shares may be sold after 90 days following completion of the merger; and the balance of such shares may be sold after 180 days following completion of the merger. Please see the table on page 57 for further information concerning the restrictions.

                           EXCESS PARACHUTE PAYMENTS

BACKGROUND


     The shareholders of Adexa are being asked to approve the accelerated vesting of restricted shares and stock options held by the employees of Adexa listed in the table under the heading "Description of Affected Grants" on page 74 of this joint proxy statement/prospectus. The approval by the Adexa shareholders is being solicited due to the fact that the accelerated vesting may otherwise result in adverse tax consequences to Adexa and to the employees receiving the accelerated vesting.



     Under Section 280G of the Internal Revenue Code, compensatory payments to employees or other individuals who perform services for a corporation and who are officers, highly-compensated individuals or significant stockholders of the corporation may be treated as "excess parachute payments," if the payments are contingent on a change in control of the corporation and exceed threshold amounts specified in the Code. Payments made under an agreement entered into within one year prior to a change in control are presumed to be contingent on the change in control. On the other hand, payments are not considered parachute payments if the taxpayer can show by clear and convincing evidence that they constitute reasonable compensation for personal services to be performed after the change in control or that they otherwise are not contingent on the change in control. The value of accelerated vesting of shares of stock or options to purchase such shares is considered a compensatory payment for this purpose.


     The proposed Treasury regulations under Section 280G provide that, with respect to the acceleration of vesting of shares or options, the amount treated as contingent on a change in control of the corporation is the sum of (a) the increase in present value resulting from the acceleration of vesting (the "Time Value Component") plus (b) an amount that reflects the elimination of the obligation to perform services in order to continue vesting (the "Forfeiture Risk Component"). With respect to each unvested share or option, the Time Value Component equals the excess of (a) the value of the share or option on the accelerated vesting date over (b) the discounted present value of the share or option on its original vesting date (assuming that the fair market value of the underlying stock does not change). The present value generally is discounted based on an interest rate equal to 120% of the applicable federal rate (as defined in the Internal Revenue Code) in effect on the date of the merger. The proposed Treasury regulations provide that the value of the Forfeiture Risk Component is based on all facts and circumstances but will in no event be less than 1% of the value of the payment for each full calendar month during which the individual no longer needs to perform services in order to vest in the share or option.

     A private corporation like Adexa is eligible for an exemption from the parachute tax penalties, if the compensatory payments are approved by the holders of stock possessing more than 75% of the voting power of its outstanding capital stock immediately prior to the change in control transaction, and if the material terms of the payments are disclosed to the stockholders. For purposes of the 75% vote, stock actually or constructively owned by the recipient of the payments is disregarded.

     Absent the approval of the stockholders, excess parachute payments are not deductible by the corporation and the recipient must pay a nondeductible excise tax equal to 20% of the excess parachute payments (in addition to the regular income tax). Further, the corporation may have a withholding and reporting obligation, depending on the type of payment.


     If the shareholders of Adexa (excluding in each case the person who would have received acceleration of vesting and certain related persons prescribed by applicable tax laws) do not approve the vesting acceleration with respect to a particular employee by a vote of the holders of more than 75% of the outstanding voting stock, then that employee will forfeit the right to acceleration to the extent that the value of the acceleration exceeds the dollar threshold applicable to him or her for treatment as an excess parachute payment under
Section 280G. Each employee named below has entered into an agreement to waive his or her contractual rights to accelerated vesting of his or her unvested stock options and/or restricted shares to that extent. Each employee now submits to a vote of the shareholders whether he or she should receive the full benefit of accelerated vesting.

DESCRIPTION OF ACCELERATION PROVISIONS

  KEY EMPLOYEE GRANTS OTHER THAN J. TIMOTHY ROMER'S FEBRUARY 25, 2000 GRANT

     In the case of the grants described below, except J. Timothy Romer's February 25, 2000 Grant, the option shares vest on an accelerated basis if Adexa is subject to a change in control and if, within 12 months after the change in control, the optionee's service terminates for one of the reasons described below.

     - If the optionee completed at least 12 months of service before the change in control and is subject to an involuntary termination (as defined below), then the optionee receives an additional 24 months' vesting credit.

     - If the optionee completed at least 12 months of service before the change in control and resigns because he or she was asked to relocate his or her principal place of employment by more than 50 miles, then the optionee receives an additional 12 months' vesting credit.

     - If the optionee completed at least six months (but less than 12 months) of service before the change in control and is subject to an involuntary termination, then the optionee receives an additional six months' vesting credit.

  "Involuntary Termination" means the termination of the optionee's service by reason of:

     - The involuntary discharge of the optionee for reasons other than cause (as defined below); or

     - The voluntary resignation of the optionee following (a) a change in his or her position that significantly reduces his or her level of authority or responsibility and (b) a reduction in his or her compensation.

     "Cause" means (a) the unauthorized use or disclosure of the confidential information or trade secrets of Adexa, which use or disclosure causes material harm to Adexa, (b) conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof, (c) gross negligence or (d) continued failure to perform assigned duties after receiving written notification from Adexa's board of directors.

  J. TIMOTHY ROMER'S FEBRUARY 25, 2000 GRANT

     In the case of the option granted on February 25, 2000, to J. Timothy Romer, 20% of the total option shares vest immediately if Adexa is subject to a change in control. The remaining option shares vest pro rata over the original vesting period, unless vesting accelerates as described below.

     The remaining option shares vest on an accelerated basis if Adexa is subject to a change in control and if, within 12 months after the change in control, Mr. Romer's service terminates for one of the reasons described below.

     - If Mr. Romer completed at least 12 months of service before the change in control and is subject to an involuntary termination (as defined above), then he receives an additional 24 months' vesting credit.

     - If Mr. Romer completed at least one month of service before the change in control and resigns because he was asked to relocate his principal place of employment by more than 50 miles, then he receives an additional 12 months' vesting credit.

     - If Mr. Romer completed at least one month (but less than 12 months) of service before the change in control and is subject to an involuntary termination, then he receives an additional 12 months' vesting credit.

DESCRIPTION OF AFFECTED GRANTS


     The following table lists each of the employees of Adexa who is entitled to vesting acceleration that is subject to the approval of the Adexa shareholders and provides the material data regarding each of his or her option grants. For additional information concerning the acceleration benefit that would be received by the persons in the following table in the event that they were terminated without cause or resigned for specified reasons within 12 months after the closing of the merger, please see the table that appears on page 50 of this joint proxy statement/prospectus under the caption "Interest of Certain Persons in the Merger--Stock Option Acceleration".



                                                                                                AGGREGATE
                                                                                                 EXERCISE          AGGREGATE
                                                                               NUMBER OF         PRICE OF          VALUE OF
                                                                                UNVESTED         UNVESTED          UNVESTED
                                          NUMBER     EXERCISE     VESTING    OPTION SHARES    OPTION SHARES      OPTION SHARES
    NAME AND POSITION         OPTION     OF OPTION   PRICE PER   COMMENCE-       AS OF            AS OF              AS OF
       OF OPTIONEE          GRANT DATE    SHARES       SHARE     MENT DATE    MAY 3, 2001      MAY 3, 2001      MAY 3, 2001(1)
    -----------------       ----------   ---------   ---------   ---------   --------------   --------------   -----------------
Nima Bakhtiary............    2/11/98     100,000      $0.15       1/1/98        10,951          $  2,500          $123,218
  Senior Vice President of    2/11/98      40,000      $0.15       8/1/97         1,642          $    375          $ 18,475
  Strategic Markets           2/25/00     100,000      $4.00      2/25/00        46,544          $283,341          $250,984

Hoon Chung................    2/11/98      43,478      $0.15       7/1/97         1,190          $    272          $ 13,390
  Chief Operating Officer     2/11/98     217,391      $0.15       1/1/98        23,807          $  5,435          $267,870
                              1/27/00     300,000      $4.00      12/8/99       131,414          $799,996          $708,637

Christopher Givens........    2/11/98      30,000      $0.15      10/1/97         2,053          $    469          $ 23,100
  Vice President of           7/29/99      15,000      $1.95       7/7/99         5,544          $ 16,453          $ 47,192
  Product Management          3/27/00       5,000      $4.00      3/27/00         2,395          $ 14,580          $ 12,915

William Green.............    2/11/98       8,000      $0.15       1/1/98           876          $    200          $  9,857
  Vice President of           2/11/98      15,000      $0.15       8/4/97           821          $    187          $  9,238
  Technology Transfer         7/29/99       5,000      $1.95       1/1/99         1,369          $  4,063          $ 11,653
                              3/27/00       4,000      $4.00      3/27/00         1,916          $ 11,664          $ 10,332

Stephanie Hamilton........    2/11/98     100,424      $0.15      11/1/97         8,248          $  1,883          $ 92,804
  Vice President of
  Finance

Edward Lawton.............    2/11/98       8,000      $0.15       1/1/98           876          $    200          $  9,857
  Director of North           2/11/98      15,000      $0.15      7/11/97           616          $    141          $  6,931
    American
  Presales Consulting          2/8/99       2,000      $1.95      6/15/98           383          $  1,137          $  3,260
                             10/21/99      10,000      $2.10     10/21/99         4,106          $ 13,123          $ 34,014

J. Timothy Romer..........    2/25/00     175,000      $4.00      2/18/00        81,450          $495,835          $439,211
  Chief Financial Officer     9/21/00      50,000      $8.00      9/21/00        28,238          $343,803          $(19,631)

Glen Strother.............    2/11/98       3,000      $0.15       1/1/98           328          $     75          $  3,691
  Vice President of           2/11/98      15,000      $0.15      7/21/97           616          $    141          $  6,931
  e-Business Solutions        8/31/98       7,000      $1.85       7/1/98         1,341          $  3,776          $ 11,619
                              3/27/00       3,000      $4.00      3/27/00         1,437          $  8,748          $  7,749

Richard Wolinski..........    5/29/98     100,000      $1.00      5/18/98        17,796          $ 27,084          $177,214
  Senior Vice President of   10/21/99      50,000      $2.10     10/21/99        20,533          $ 65,623          $170,096
  North American Sales        9/21/00      75,000      $8.00      9/21/00        42,357          $515,705          $(29,446)


---------------


(1)The aggregate value of unvested option shares is the difference between (a) the product of the number of unvested option shares (adjusted by an exchange ratio of 0.6570736) and the closing price per share of FreeMarkets common stock of $11.48 on May 3, 2001 and (b) the aggregate exercise price of such option shares.



     Absent a termination without cause or resignation for specified reasons within 12 months following a change in control (as described above), each of these options would vest over a four-year period, except that the September 21, 2000 grants to J. Timothy Romer and Richard Wolinski would vest as follows: the first 11.667% of the option shares would vest upon completion of five months of continuous service after the vesting commencement date (September 21, 2000); an additional 1.1904% of the option shares vest upon completion of each of the next seven months of continuous service; an additional 1.6667% of the option shares vest when he completes each of the next 24 months of continuous service; and an additional 3.3333% of the option shares vest upon completion of each of the next 12 months of continuous service.

REQUIRED VOTE

     Approval by the Adexa shareholders of the vesting acceleration described above requires the affirmative vote of holders of more than 75% of the outstanding shares of Adexa capital stock immediately prior to the merger, excluding any shares owned or constructively owned by the individuals named above.

RECOMMENDATION OF ADEXA'S BOARD OF DIRECTORS

     The board of directors of Adexa has determined that the acceleration of vesting of options and shares of common stock held by each of the individuals named above under the circumstances described in their respective option agreements as summarized above is in the best interests of Adexa and recommends approval of the vesting acceleration as described above.

         UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

     On February 7, 2001, FreeMarkets signed a definitive agreement to acquire Adexa. This acquisition, which is subject to the approval of FreeMarkets' and Adexa's stockholders, will be accounted for using the purchase method of accounting and, accordingly, the purchase price will be allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The total purchase price, including transaction costs of approximately $13.8 million, will be approximately $388.7 million.


     The following unaudited pro forma combined consolidated financial statements of FreeMarkets have been prepared to give effect to the proposed acquisition of Adexa and to the acquisition of iMark.com, Inc., which occurred on March 24, 2000 as further described in FreeMarkets' Form 8-K/A filed with the SEC on April 6, 2000. The pro forma adjustments presented are based upon available information and include assumptions and adjustments that FreeMarkets believes are reasonable under the circumstances. These adjustments are directly attributable to the proposed transaction referenced above and are expected to have a continuing impact on FreeMarkets' business, results of operations and financial condition.



     The historical condensed consolidated balance sheet of FreeMarkets as of December 31, 2000 and the historical condensed consolidated statement of operations of FreeMarkets for the year ended December 31, 2000 were derived from the audited consolidated financial statements of FreeMarkets included in its Annual Report on Form 10-K/A for the year ended December 31, 2000, which is incorporated by reference herein. Revenues of FreeMarkets for the year ended December 31, 2000 included in the Unaudited Pro Forma Combined Consolidated Statement of Operations on page 80 do not include $7.9 million of Visteon fees characterized as payment for warrant. The historical condensed statement of operations of iMark.com for the period from January 1, 2000 to March 24, 2000 was derived from the unaudited financial statements of iMark.com. The historical condensed balance sheet of Adexa as of December 31, 2000 and the historical condensed statement of operations of Adexa for the year ended December 31, 2000 were derived from the audited financial statements of Adexa included elsewhere in this joint proxy statement/prospectus.



     The unaudited pro forma combined consolidated balance sheet of FreeMarkets as of December 31, 2000 gives effect to the proposed acquisition of Adexa as if it had occurred on December 31, 2000. The unaudited pro forma combined consolidated statement of operations of FreeMarkets for the year ended December 31, 2000 gives effect to the acquisition of iMark.com and proposed acquisition of Adexa as if both had occurred on January 1, 2000.



     The unaudited pro forma combined consolidated financial statements and related notes are provided for informational purposes only, and do not necessarily reflect the results of operations or financial condition of FreeMarkets that would have actually resulted had the acquisitions referred to above been consummated as of the dates indicated, and are not intended to project FreeMarkets' financial condition or results of operations for any future period. The unaudited pro forma combined consolidated statement of operations for the year ended December 31, 2000 does not include the estimated effect of a non-recurring charge to operations resulting from the write-off of in-process research and development associated with the proposed acquisition of Adexa of $32.3 million.



     The unaudited pro forma combined consolidated financial statements should be read in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited consolidated financial statements and notes thereto as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000 which in each case, are included in FreeMarkets' Annual Report on Form 10-K/A for the year ended December 31, 2000.

                       FREEMARKETS, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 2000


                                                        ADEXA, INC.
                                   FREEMARKETS, INC.        AND                         FREEMARKETS, INC.
                                   AND SUBSIDIARIES     SUBSIDIARIES                    AND SUBSIDIARIES
                                      HISTORICAL         HISTORICAL     ADJUSTMENTS         PRO FORMA
                                   -----------------    ------------    ------------    -----------------
Cash and cash equivalents........    $ 52,991,185       $17,093,864     $    269,054(A)   $ 70,354,103
Short-term investments...........      68,156,811                --                         68,156,811
Accounts receivable, net.........      27,861,466        11,312,616                         39,174,082
Other current assets.............       5,069,210           989,238                          6,058,448
                                     ------------       -----------     ------------      ------------
         Total current assets....     154,078,672        29,395,718          269,054       183,743,444
Property and equipment, net......      43,713,700         3,694,116         (500,000)(B)    46,907,816
Related party receivables........              --           465,806                            465,806
Goodwill and other assets, net...     264,753,956           315,452      302,775,215 (B)   567,844,623
                                     ------------       -----------     ------------      ------------
         Total assets............    $462,546,328       $33,871,092     $302,544,269      $798,961,689
                                     ============       ===========     ============      ============
Accounts payable.................    $  9,516,850       $ 2,559,226                       $ 12,076,076
Deferred revenues................              --         9,104,587     $ (2,000,000)(B)     7,104,587
Accrued taxes payable............              --         2,855,273                          2,855,273
Other current liabilities........      31,800,819         8,582,366       15,867,400 (B)    56,250,585
Short-term borrowings............       3,887,132           118,279                          4,005,411
                                     ------------       -----------     ------------      ------------
         Total current
           liabilities...........      45,204,801        23,219,731       13,867,400        82,291,932
Long-term debt...................         543,782           134,157                            677,939
                                     ------------       -----------     ------------      ------------
         Total liabilities.......      45,748,583        23,353,888       13,867,400        82,969,871
Redeemable convertible preferred
  stock..........................              --        19,943,390      (19,943,390)(C)            --
Stockholders' equity (deficit)...     416,797,745        (9,426,186)     308,620,259 (D)   715,991,818
                                     ------------       -----------     ------------      ------------
         Total liabilities,
           redeemable preferred
           stock and
           stockholders' equity
           (deficit).............    $462,546,328       $33,871,092     $302,544,269      $798,961,689
                                     ============       ===========     ============      ============


     See notes to unaudited pro forma combined consolidated balance sheet.

                       FREEMARKETS, INC. AND SUBSIDIARIES

        NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

     (A) Represents the proceeds from the exercise of Adexa preferred stock warrants immediately prior to the proposed acquisition.


     (B) The proposed acquisition of Adexa is to be accounted for as a purchase business combination. The purchase price will be $388.7 million, consisting of the issuance of an estimated 13,679,969 shares of FreeMarkets' common stock valued at $298.4 million, and the assumption of an estimated 3,570,031 options (of which 1,526,961 were vested and 2,043,070 were unvested) to purchase FreeMarkets stock with a fair value of $76.4 million, all for a total of 17,250,000 shares and options for all the outstanding shares and options of Adexa and estimated transaction costs of $13.8 million. The number of shares and options to be issued is subject to a potential reduction based on the amount of transaction expenses incurred by Adexa which depends on several factors including FreeMarkets' average stock price prior to closing. The pro forma financial data does not include the impact of any potential reduction. The purchase price was calculated based on the average closing price per share of FreeMarkets' common stock from February 7, 2001 through February 9, 2001 of $21.81. The fair value of the assumed options was calculated using a Black-Scholes pricing model with the following assumptions:
volatility -- 146.1%, expected life -- six years and risk-free interest rate -- 6.5%. For purposes of the unaudited pro forma combined consolidated financial statements, the purchase price allocation is as follows:



Issuance of stock...........................................  $298,394,320
Fair value of options.......................................    76,449,402
Estimated transaction costs (included in other current
  liabilities)..............................................    13,827,400
                                                              ------------
  Purchase price............................................   388,671,122
Book value of net assets acquired (including $269,054 from
  the exercise of preferred stock warrants discussed in (A)
  above and $19,943,390 from the conversion of redeemable
  convertible preferred stock)..............................   (10,786,258)
                                                              ------------
Excess purchase price over book value of acquired net
  assets....................................................  $377,884,864
                                                              ============
Allocation of excess purchase price:
  Goodwill and other intangibles (including existing
     software and assembled workforce)......................  $302,775,215
  Adjustment to the fair value of deferred revenues.........     2,000,000
  Adjustment to the fair value of property and equipment....      (500,000)
  Adjustment to the fair value of other current
     liabilities............................................    (2,040,000)
  Unearned compensation for unvested options assumed........    43,349,649
  In-process research and development.......................    32,300,000
                                                              ------------
                                                              $377,884,864
                                                              ============



     Deferred revenues have been adjusted to fair value based on the remaining contractual performance obligations of Adexa at the date of acquisition. These remaining obligations may include any or all of the following: delivery of software licenses including shipping and handling, implementation services and post-contract customer support including maintenance. Revenues that were deferred, but for which no significant performance obligation remains, have been reduced. The carrying amount of revenues that were deferred as a result of software license delivery, implementation or post-contract customer support obligations approximates fair value.



     The fair value of acquired in-process research and development was calculated using a discount rate of 22% on the anticipated cash flow stream from sales of the two products currently under development, less the estimated costs to complete the development efforts. Each of the two products currently under development is approximately 67% complete.

                       FREEMARKETS, INC. AND SUBSIDIARIES

     (C) Represents the conversion of 1,574,801 shares of Adexa redeemable convertible preferred stock into Adexa common stock at a conversion ratio of 1.67:1 immediately prior to the proposed acquisition.

     (D)  Represents the following:

        - the issuance of an estimated 13,679,969 shares of FreeMarkets' common stock at $21.81 per share and the assumption of an estimated 3,570,031 options to purchase FreeMarkets common stock with a fair value of $76.4 million for a total of 17,250,000 shares and options for all of the outstanding equity interests of Adexa,

        - the conversion of Adexa redeemable convertible preferred stock discussed in (C) above,

        - the elimination of the stockholders' equity of Adexa (adjusted for the conversion of Adexa convertible preferred stock including the exercise of Adexa preferred stock warrants discussed in (A) above),

        - the recognition of $43.3 million of unearned compensation for unvested options assumed, and


        - the write-off of $32.3 million of estimated in-process research and development associated with the acquisition.



      Issuance of stock...........................................  $298,394,320
      Fair value of options.......................................    76,449,402
                                                                    ------------
                                                                     374,843,722
      Conversion of Adexa redeemable convertible preferred
        stock.....................................................    19,943,390
      Proceeds from the exercise of preferred stock warrants......       269,054
      Elimination of Adexa adjusted stockholders' equity..........   (10,786,258)
      Unearned compensation for unvested options assumed..........   (43,349,649)
      Write-off of in-process research and development............   (32,300,000)
                                                                    ------------
                                                                    $308,620,259
                                                                    ============

                       FREEMARKETS, INC. AND SUBSIDIARIES

       UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000




                                                         iMARK.COM, INC.
                                                           HISTORICAL
                                   FREEMARKETS, INC.   FOR THE PERIOD FROM     ADEXA, INC.                      FREEMARKETS, INC.
                                   AND SUBSIDIARIES    JANUARY 1, 2000 TO    AND SUBSIDIARIES                   AND SUBSIDIARIES
                                      HISTORICAL         MARCH 24, 2000         HISTORICAL       ADJUSTMENTS        PRO FORMA
                                   -----------------   -------------------   ----------------   -------------   -----------------
Sourcing revenues................    $  83,338,846         $    17,190                   --                       $  83,356,036
Software and related revenues....               --                  --         $ 50,525,897                          50,525,897
                                     -------------         -----------         ------------     -------------     -------------
Total revenues...................       83,338,846              17,190           50,525,897                         133,881,933
                                     -------------         -----------         ------------     -------------     -------------
Operating costs and expenses:
 Cost of sourcing revenues.......       48,896,061                  --                   --                          48,896,061
 Cost of software and related
   revenues, excluding stock
   compensation..................               --                  --           14,567,544                          14,567,544
 Research and development,
   excluding stock
   compensation..................       19,120,783                  --            7,599,406                          26,720,189
 Sales and marketing, excluding
   compensation and warrant
   costs.........................       41,505,610           3,252,929           26,218,251                          70,976,790
 General and administrative,
   excluding stock
   compensation..................       34,080,916           2,941,211            6,817,499                          43,839,626
 Stock compensation -- cost of
   software and related
   revenues......................               --                  --              432,514                             432,514
 Stock compensation -- research
   and development...............          442,817                  --              497,361                             940,178
 Stock compensation and warrant
   costs -- sales and
   marketing.....................        5,965,215             212,908            2,015,236                           8,193,359
 Stock compensation -- general
   and administrative............            2,695             140,176              749,754                             892,625
 Goodwill amortization...........       90,748,939                  --                   --     $ 127,107,429 (A)   217,856,368
 Amortization of unearned
   compensation for options
   assumed in acquisition........               --                  --                   --        31,276,774 (B)    31,276,774
 Write-off of in-process research
   and development...............        7,396,853                  --                   --        (7,396,853)(C)            --
 Write-off of deferred IPO
   costs.........................               --                  --            1,467,955                           1,467,955
                                     -------------         -----------         ------------     -------------     -------------
Total operating costs and
 expenses........................      248,159,889           6,547,224           60,365,520       150,987,350       466,059,983
                                     -------------         -----------         ------------     -------------     -------------

Operating loss...................     (164,821,043)         (6,530,034)          (9,839,623)     (150,987,350)     (332,178,050)

Other income (expense), net......        8,409,500            (143,216)            (164,085)                          8,102,199
                                     -------------         -----------         ------------     -------------     -------------
Loss before provision for
 taxes...........................     (156,411,543)         (6,673,250)         (10,003,708)     (150,987,350)     (324,075,851)
Provision for taxes..............               --                  --            2,580,172                           2,580,172
                                     -------------         -----------         ------------     -------------     -------------
Net loss.........................    $(156,411,543)        $(6,673,250)         (12,583,880)    $(150,987,350)     (326,656,023)
                                     =============         ===========                          =============
Accretion and deemed dividend on
 redeemable convertible preferred
 stock...........................                                                (8,349,354)                         (8,349,354)
                                                                               ------------                       -------------
Net loss attributable to common
 stockholders....................                                              $(20,933,234)                      $(335,005,377)
                                                                               ============                       =============
Earnings per share:
 Basic and diluted...............    $       (4.21)                                                               $       (6.54)
Weighted average shares
 outstanding.....................       37,189,440                                                                   51,230,569(D)


See notes to unaudited pro forma combined consolidated statement of operations.

                       FREEMARKETS, INC. AND SUBSIDIARIES

   NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS


     (A) Represents the amortization of goodwill and existing software of $25.6 million and $99.8 million resulting from the acquisitions of iMark.com and Adexa, respectively, both over an estimated period of three years and the amortization of other intangibles of $1.8 million relating to the value of the existing software of Adexa over an estimated period of two years.



     (B) Represents the amortization of unearned compensation for options assumed in the acquisition using an accelerated method. The amortization of unearned compensation may be adjusted in the future for employee turnover and for the potential acceleration of vesting of certain options based on existing provisions regarding employee termination.


     (C) Represents the elimination of the write-off of in-process research and development costs associated with the iMark.com acquisition.

     (D) Represents FreeMarkets' historical earnings per share adjusted for the issuance of 13,679,969 shares in connection with the acquisition of Adexa and an incremental 361,160 shares in connection with the acquisition of iMark.com assuming the 1,573,725 shares issued for the acquisition of iMark.com would have been outstanding for the entire period.

                 COMPARISON OF RIGHTS OF SHAREHOLDERS OF ADEXA
                        AND STOCKHOLDERS OF FREEMARKETS

     The rights of FreeMarkets stockholders are governed by FreeMarkets' amended and restated certificate of incorporation (the FreeMarkets certificate of incorporation), its amended and restated bylaws (the FreeMarkets bylaws), and the laws of the State of Delaware. The rights of Adexa shareholders are governed by Adexa's amended and restated articles of incorporation (the Adexa articles), its amended and restated bylaws, and the laws of the State of California. After completion of the merger, Adexa shareholders will become FreeMarkets stockholders and will be governed by the FreeMarkets certificate of incorporation, bylaws and the laws of the State of Delaware.

     The following is a summary of the material differences between the rights of holders of Adexa capital stock and the rights of holders of FreeMarkets common stock. These differences arise from differences between the Delaware General Corporation Law, or DGCL, and the California Corporations Code, or CCC, and between the respective corporate charters and bylaws of Adexa and FreeMarkets. While we believe that the description covers the material differences between the two, this summary may not contain all of the information that is important to Adexa shareholders. Adexa shareholders should carefully read this entire document and the other documents we refer to for a more complete understanding of the differences between being a shareholder of Adexa and being a stockholder of FreeMarkets.

COMPARISON OF RIGHTS OF COMMON STOCK

  FREEMARKETS

     Holders of FreeMarkets common stock are entitled to one vote per share in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of FreeMarkets common stock do not have the right to cumulate their votes in the election of directors. Subject to the preferences of the holders of FreeMarkets preferred stock, if any, the holders of FreeMarkets common stock are entitled to receive dividends as may be declared from time to time by FreeMarkets' board of directors.

  ADEXA


     Holders of Adexa common stock are entitled to one vote per share in the election of directors, subject to cumulative voting rights, and on all other matters on which shareholders are entitled or permitted to vote. See "Comparison of Securityholder Rights-Cumulative Voting" on page 86. Subject to the preferences of the holders of Adexa preferred stock, the holders of Adexa common stock are entitled to receive dividends as may be declared from time to time by Adexa's board of directors. The Adexa common stock has no redemption, preemptive, conversion or other subscription rights.


COMPARISON OF RIGHTS AND PREFERENCES OF PREFERRED STOCK

  FREEMARKETS

     FreeMarkets' board of directors has the authority, without further action by the stockholders of FreeMarkets to issue up to 5,000,000 shares of preferred stock in one or more series and to designate the rights, preferences, privileges and restrictions of each such series. The issuance of FreeMarkets preferred stock could have the effect of restricting dividends on the FreeMarkets common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock or delaying or preventing a change in control without further action by the stockholders. FreeMarkets has no present plans to issue any shares of preferred stock after completion of the merger.

  ADEXA

     Immediately prior to the closing of the merger, all outstanding shares of Adexa preferred stock will be converted into Adexa common stock and such common stock thereafter will be exchanged for shares of FreeMarkets common stock. As a result, holders of Adexa preferred stock will no longer be entitled to the following rights, privileges and preferences of Adexa preferred stock:

     DIVIDEND PREFERENCE


     - Holders of Adexa series A preferred stock and series B preferred stock are entitled to receive non-cumulative dividends when, as and if declared by Adexa's board of directors, at the rate per annum (determined on an as-converted into common stock basis) equal to any dividend declared or paid on Adexa common stock.



     - Holders of Adexa series C preferred stock are entitled to receive non-cumulative dividends of $1.016 per share per annum, payable prior and in preference to any declaration or payment of any dividend on Adexa common stock, when, as and if declared by Adexa's board of directors.


     LIQUIDATION PREFERENCE

     In the event of any liquidation, dissolution or winding up of Adexa, which is also deemed to include an acquisition of Adexa, distributions to the shareholders of Adexa will be made in the following order (to the extent the assets and funds of Adexa are sufficient therefor):


     - to the holders of Adexa series C preferred stock, an amount equal to the greater of: (i) the sum of $22.23 for each outstanding share of Adexa series C preferred stock, plus any declared but unpaid dividends (subject to adjustment of such forced dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like); or (ii) the amount per share that would have been payable had each share of Adexa series C preferred stock been converted to common stock;



     - to the holders of Adexa series A preferred stock, an amount equal to $1.18 per share and to the holders of Adexa series B preferred stock, an amount equal to $3.30 per share, plus in each case declared but unpaid dividends (subject to adjustment of such forced dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like);



     - to the holders of Adexa series A preferred stock, Adexa series B preferred stock and Adexa common stock pro rata, based upon the number of shares of Adexa common stock held by them on an as-converted basis until, with respect to holders of Adexa series B preferred stock, such holders have received an amount which, when added to their preference of $3.30 per share, equals $6.60 per share;



     - to the holders of Adexa series A preferred stock and Adexa common stock, based on the number of shares of Adexa common stock held by them on an as-converted basis until the holders of Adexa series A preferred stock have received an amount which, when added to their preference of $1.18 per share and amounts received pursuant to the preceding subparagraph, equals $5.90 per share; and


     - the remaining assets and funds of Adexa available for distribution to shareholders of Adexa will be distributed ratably among the holders of Adexa common stock.

     CONVERSION

     Holders of Adexa preferred stock may convert their shares of Adexa preferred stock into shares of Adexa common stock at any time. In addition, outstanding shares of Adexa preferred stock will automatically be converted into shares of Adexa common stock, immediately upon the earlier of:

     - the closing of a firm commitment underwritten public offering, the public offering price of which is not less than $19.05 per share, and which results in gross proceeds to Adexa of at least $25 million;

     - immediately prior to the closing of an acquisition of Adexa by FreeMarkets prior to June 30, 2001; and


     - with respect to Adexa series A preferred stock and Adexa series B preferred stock, upon agreement of the holders of at least a majority of the then outstanding shares of such stock (voting together as a single class of stock on an as-converted basis) and, with respect to Adexa series C preferred stock, upon agreement of the holders of at least a majority of the then outstanding shares of Adexa series C preferred stock (voting together as a single class of stock on an as-converted basis).



     In connection with the merger, the shares of Adexa series A and series B preferred stock will be converted into shares of Adexa common stock at a ratio of 1:1, and the shares of Adexa series C preferred stock will be converted into shares of Adexa common stock at a ratio of approximately 1.67:1.


     PROTECTIVE PROVISIONS

     As a general matter, the holders of Adexa preferred stock vote together with the holders of Adexa common stock as a single class on all actions to be taken by Adexa shareholders.


     The Adexa articles, however, provide that, so long as 700,000 shares of Adexa preferred stock are outstanding, the holders of at least a majority of then outstanding shares of Adexa series A preferred stock and Adexa series B preferred stock (voting together as a single class) must approve the following actions:



     - any amendment of any provision of the Adexa articles or bylaws that affects adversely the voting powers or other preferences of the series A preferred stock or series B preferred stock;



     - any authorization or designation of a new class or series of stock ranking senior to series A preferred stock or series B preferred stock or any increase in the authorized or designated number of any such new class or series of stock; or


     - subject to certain exceptions, any redemption, repurchase, payment of dividends or other distributions with respect to the common stock.


     The Adexa articles also provide that the holders of at least a majority of then outstanding shares of Adexa series C preferred stock (voting as a separate class) must approve the following actions:



     - any alteration of the preferences of the series C preferred stock that adversely affects the shares of series C preferred stock;



     - any authorization, issuance or obligation of Adexa to issue any other equity security, with preference over the series C preferred stock with respect to dividends, liquidation, redemption or voting;



     - any increase or decrease (other than by redemption or conversion) of the total number of authorized shares of series C preferred stock;


     - any payment of dividends on the common stock;

     - subject to certain exceptions, any redemption, repurchase or other acquisition of any shares of capital stock;

     - any authorization of a subsidiary's sale of securities to a third party;
       or

     - any authorization of the winding up or dissolution of Adexa.

     REDEMPTION RIGHTS


     Shares of Adexa common stock, series A preferred stock and series B preferred stock are not redeemable. At any time after July 30, 2005, upon the written request of at least a majority of the then outstanding shares of series C preferred stock, Adexa shall redeem the shares of series C preferred stock requested to be redeemed at the price of $12.70 per share, plus declared but unpaid dividends.


     ELECTION OF DIRECTORS

     In an election of directors, the Adexa articles provide that:


     - so long as at least 2,000,000 shares of series A preferred stock are outstanding, the holders of shares of series A preferred stock, voting separately as a class, have the right to elect one member of the board of directors;



     - so long as at least 1,000,000 shares of series B preferred stock are outstanding, the holders of shares of series B preferred stock, voting separately as a class, have the right to elect one member of the board of directors;


     - the holders of shares of common stock, voting separately as a class, have the right to elect one member of the board of directors; and

     - each additional member of the board of directors will be elected by the vote of the holders of preferred stock and the holders of common stock, voting together as a single class and on an as-converted to common stock basis.

     CONTRACTUAL RIGHTS

     Certain contractual rights presently possessed by holders of Adexa preferred stock will cease to exist after the merger, including but not limited to, certain information rights, registration rights, rights of representation on the Adexa board of directors, and rights to attend meetings of the Adexa board of directors.

COMPARISON OF SECURITYHOLDER RIGHTS

  DIRECTOR NOMINATIONS AND STOCKHOLDER PROPOSALS

     The Adexa articles and bylaws contain no restrictions on nominations for directors by shareholders or other actions to be brought before shareholders. However, with respect to certain matters, the notice of the meeting is required to state the general notice of the matter to be approved.

     The FreeMarkets bylaws provide that stockholders may propose business to be brought before the annual meeting of stockholders or nominate directors only if they provide timely notice to FreeMarkets and such notice complies with certain information requirements, including a brief description of the matter desired to be brought before the meeting and any material interest of the stockholder in such matter. To be timely, such notice must be delivered to the secretary of FreeMarkets not later than: (i) if the date of the annual meeting is not more than 30 days before and not more than 30 days after the first anniversary of the preceding year's annual meeting, then not earlier than the close of business on the 90th day, and not later than the close of business on the 60th day, prior to the date on which FreeMarkets first mailed its proxy materials for the preceding year's annual meeting of stockholders; or (ii) if the date of the annual meeting is more than 30 days before or more than 30 days after the first anniversary of the preceding year's annual meeting, then not earlier than the close of business on the 120th day prior to such annual meeting, and not later than the close of business on the later of the

90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by FreeMarkets.

  AMENDMENT TO GOVERNING DOCUMENTS


     Pursuant to the CCC, the Adexa articles may only be amended by a majority of Adexa's outstanding capital stock entitled to vote on such amendment. The Adexa articles also contain protective provisions for the series A, series B and series C preferred stock as discussed above. See "The Merger -- Dissenters' Rights."


     Under California law, a corporation's bylaws may be adopted, amended or repealed either by the board of directors or the shareholders of the corporation. The Adexa bylaws provide that the Adexa bylaws may be adopted, amended or repealed either by the vote of the holders of a majority of the outstanding shares entitled to vote or by the board of directors; provided, however, that the Adexa board of directors may not amend the Adexa bylaws in order to change the fixed number of directors or the maximum or minimum number of directors or to change from a fixed to a variable board of directors or vice versa.

     Delaware law requires a vote of the corporation's board of directors followed by the affirmative vote of a majority of the outstanding stock of each class entitled to vote for any amendment to the certificate of incorporation, unless a greater level of approval is required by the certificate of incorporation. Delaware law also states that the power to adopt, amend or repeal the bylaws of a corporation is vested in the stockholders entitled to vote, provided that the corporation in its certificate of incorporation may confer such power on the board of directors in addition to the stockholders. The FreeMarkets certificate of incorporation expressly authorizes the board of directors to adopt, amend or repeal the FreeMarkets bylaws.

  CUMULATIVE VOTING

     California law provides any shareholder with the right to cumulate his or her votes in the election of directors upon proper notice of his or her intention to do so. The Adexa bylaws provide that Adexa shareholders may cumulate their votes for the election of directors provided that the candidate's name has been placed in nomination prior to the voting and one or more shareholders has given notice at the meeting prior to the voting of the shareholder's intent to cumulate the shareholder's vote. Under Delaware law, cumulative voting in the election of directors is a permitted option. However, the FreeMarkets amended and restated certificate of incorporation and the FreeMarkets bylaws do not provide for cumulative voting.

  DISSENTERS' RIGHTS

     FreeMarkets common stock is traded on the Nasdaq National Market. Pursuant to the DGCL, dissenters' rights are not available to stockholders with respect to a merger or consolidation by a corporation, the shares of which are designated as a national market systems security on the Nasdaq National Market. Dissenters' rights are available to Adexa shareholders in connection with the merger as described above.

  DERIVATIVE ACTION

     California law provides that a shareholder bringing a derivative action on behalf of the corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met concerning the fairness of allowing the action to go forward. The shareholder must make his or her demands on the board before filing suit. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond.

     Derivative actions may be brought in Delaware by a stockholder on behalf of, and for the benefit of, the corporation. Delaware law provides that a stockholder must aver in the complaint that he or she was a stockholder of the corporation at the time of the transaction of which he or she complains. A stockholder may not sue derivatively unless he or she first makes demand on the corporation that it bring suit and such demand has been refused, unless it is shown that such demand would have been futile.

  SHAREHOLDER AND STOCKHOLDER CONSENT IN LIEU OF MEETING

     Under California law and Delaware law, unless otherwise provided in the articles or certificate of incorporation, any action required to be taken or which may be taken at an annual or special meeting of stockholders may be taken without a meeting if a consent in writing is signed by the holders of outstanding stock having at least the minimum number of votes required to authorize such action.

     Under California law and Delaware law, if consent is sought from less than all shareholders entitled to vote, prompt notice of the action taken by written consent is required to be provided to all shareholders entitled to vote who did not consent in writing. In addition, under California law, unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval pursuant to certain specified provisions of the CCC must be given at least 10 days before consummation of the action authorized by such approval. Finally, the CCC provides that generally directors may be elected by written consent but only by unanimous written consent. However, in the case of an election of a director by written consent to fill a vacancy, other than a vacancy created by removal of a director, such election will only require the consent of the majority of the outstanding shares entitled to vote for the election of directors.

     The Adexa bylaws provide for actions by written consent of the shareholders in accordance with the CCC.

     The FreeMarkets certificate of incorporation specifically prohibits stockholder action without a duly called annual or special meeting of the stockholders.

  INDEMNIFICATION

     Under California law, a corporation has the power to indemnify present and former directors, officers, employees and agents against expenses, judgments, fines, settlements and other amounts (other than in connection with actions by or in the right of the corporation) if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. In addition, a corporation has the power to indemnify, with certain exceptions, any person who is a party to any action by or in the right of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person believed to be in the best interests of the corporation and its shareholders. The indemnification authorized by California law is not exclusive, and a corporation may grant its directors, officers, employees or other agents certain additional rights to indemnification.

     The Adexa articles and the Adexa bylaws provide for the indemnification of its directors and executive officers to the fullest extent permissible under California law; provided, however, that Adexa may limit the extent of such indemnification by individual contracts with its directors and executive officers and Adexa is not required to indemnify any director or executive officer in connection with any proceeding initiated by such person against Adexa or its directors, officers, employees or other agents unless such indemnification is expressly required to be made by law or the proceeding was authorized by the Adexa board of directors. The Adexa articles and bylaws further provide that Adexa has the power to indemnify its other officers, employees and agents as set forth in the CCC, which may be in excess of the indemnification expressly permitted by Section 317 of the California Corporations Code, subject to the limits set forth in Section 204 of the CCC with respect to actions for breach of duty to the corporation and its shareholders.

     California law also allows for the advance payment of an indemnitee's expenses prior to the final disposition of an action, provided that the indemnitee undertakes to repay any such amount advanced if it is later determined that the indemnitee is not entitled to indemnification with regard to the action for which the expenses were advanced.

     Delaware law generally permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Such determination will be made, in the case of an individual who is a director or officer at the time of such determination: (i) by a majority of the disinterested directors, even though less than a quorum; (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum; (iii) by independent legal counsel, regardless of whether a quorum of disinterested directors exists; or (iv) by a majority vote of the stockholders, at a meeting at which a quorum is present.

     Delaware law requires indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action. Without court approval, however, no indemnification may be made in respect of any derivative action in which such individual is adjudged to be liable to the corporation.

     Delaware law permits a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon such individuals' commitment to repay any advances unless it is determined ultimately that such individuals are entitled to be indemnified. Under Delaware law, the rights to indemnification and advancement of expenses provided in the law are not exclusive of any rights to which any person may be entitled under any bylaw or agreement with the corporation.

     The FreeMarkets certificate of incorporation and bylaws provide that the corporation will indemnify the directors and officers of FreeMarkets to the fullest extent permitted by law. FreeMarkets has entered into indemnification agreements with its directors and officers.

  DIRECTOR LIABILITY

     California law and Delaware law each provide that the charter documents of the corporation may include provisions which limit or eliminate the liability of directors to the corporation or its stockholders, provided such liability does not arise from certain proscribed conduct.

     In the case of California law, such proscribed conduct includes intentional misconduct or knowing and culpable violation of law, acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, the receipt of an improper personal benefit, acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders, acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders, and interested transactions between the corporation and a director in which a director has a material financial interest and liability for improper distributions, loans or guarantees.

     In the case of Delaware law, such proscribed conduct includes any breach of the director's duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions, or transactions from which such director derived an improper personal benefit.
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     The Adexa articles contain a provision limiting the liability of its directors to the fullest extent provided by California law.

     The FreeMarkets certificate of incorporation contains a provision limiting the liability of its directors except for any breach of the director's duty of loyalty to FreeMarkets or its stockholders; acts or omissions not in good faith or which involve intentional misconduct; acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or any transaction from which such director derives improper personal benefit.

  ANTI-TAKEOVER PROVISIONS AND INTERESTED STOCKHOLDER TRANSACTIONS

     The Adexa bylaws provide that special meetings of the shareholders may be called by the board of directors, the chairman of the board of directors, the president, and shareholders holding shares entitled to cast not less than 10% of the votes at such meeting.

     The FreeMarkets bylaws provide that a special meeting of the stockholders may be called by the chairman of the board, the board of directors or the chief executive officer.

     Delaware law prohibits, in certain circumstances, a "business combination" between the corporation and an "interested stockholder" within three years of the stockholder becoming an "interested stockholder". An "interested stockholder" is a holder who, directly or indirectly, controls 15% or more of the outstanding voting stock or is an affiliate of the corporation and was the owner of 15% or more of the outstanding voting stock at any time within the prior three year period. A "business combination" includes a merger or consolidation, a sale or other disposition of assets having an aggregate market value equal to 10% or more of the consolidated assets of the corporation or the aggregate market value of the outstanding stock of the corporation and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation. This provision does not apply, among other exclusions, where:

     - either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation's board of directors prior to the date the interested stockholder acquired such 15% interest;

     - upon the consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced;

     - the business combination is approved by the board of directors and the affirmative vote of two-thirds of the outstanding votes entitled to be cast by disinterested stockholders at an annual or special meeting and not by written consent; or

     - the corporation has opted out of this provision.

FreeMarkets has not opted out of this provision.

     Under California law, there is no comparable provision. However, California law does provide that, except where the fairness of the terms and conditions of the transaction has been approved by the California Commissioner of Corporations and except in a "short-form" merger (the merger of a parent corporation with a subsidiary in which the parent owns at least 90% of the outstanding shares of each class of the subsidiary's stock), if the surviving corporation or its parent corporation owns, directly or indirectly, shares of the target corporation representing more than 50% of the voting power of the target corporation prior to the merger, the nonredeemable common stock of a target corporation may be converted only into nonredeemable common stock of the surviving corporation or its parent corporation, unless all of the shareholders of the class consent. The effect of this provision is to prohibit a cash-out merger of minority shareholders, except where the majority shareholders already own 90% or more of the voting power of the target corporation and could, therefore, effect a short-form merger to accomplish such a cash-out of minority shareholders.

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  REMOVAL OF DIRECTORS

     California law provides that the board of directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. Further, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote thereon; however, no director may be removed (unless the entire board is removed) if the number of shares voted against the removal would be sufficient to elect the director under cumulative voting. Shareholders holding at least 10% of the outstanding shares in any class may sue in superior county court to remove from office any officer or director for fraud, dishonest acts or gross abuse of authority or discretion.

     Delaware law provides that, unless provided in the certificate of incorporation with respect to a corporation that has a classified board or in the case of a corporation having cumulative voting, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

     FreeMarkets has a classified board and its bylaws provide that FreeMarkets' directors may be removed for cause by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of FreeMarkets entitled to vote at an election of directors.

  TRANSACTIONS INVOLVING DIRECTORS

     Both California and Delaware law state that any contract or transaction between a corporation and any of its directors, or a second corporation in which a director has a material financial interest is not void or voidable if the material facts as to the transaction and as to the director's interest are fully disclosed and a majority of the disinterested shareholders represented and voting at a duly held meeting approve or ratify the transaction in good faith. California law provides that such a contract or transaction also is not void or voidable if either after full disclosure the transaction is approved by the board or a committee (excluding the vote of interested directors) in good faith and the transaction is just and reasonable to the corporation, or the person asserting the validity of the contract or transaction sustains the burden of proving that the contract or transaction was just and reasonable as to the corporation at the time it was authorized, approved or ratified. Delaware law is similar except that, there is no need for the transaction to be shown to be just and reasonable and, the transaction must be fair to the corporation instead of just and reasonable.

  FILLING VACANCIES ON THE BOARD OF DIRECTORS

     Under California law, any vacancy on the board of directors other than one created by removal of a director may be filled by the board of directors, unless otherwise provided in the articles or bylaws. A vacancy created by removal of a director can only be filled by the shareholders unless board approval is authorized by a corporation's articles of incorporation or by a bylaw approved by the corporation's shareholders.

     The Adexa bylaws provide that vacancies may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected by the board of directors to fill a vacancy or newly created directorship shall hold the office for the remainder of the full term of the class of directors in which such directorship is part, and until such director's successor is elected and deemed qualified.

     Delaware law provides that, unless otherwise provided in the certificate of incorporation or bylaws, vacancies may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The FreeMarkets certificate of incorporation and bylaws do not alter this provision.

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  CLASSIFIED BOARD OF DIRECTORS

     A classified board is one on which a certain number of directors are elected on a rotating basis each year. Under the CCC, directors generally must be elected annually. However, a "listed corporation", as defined in the CCC, is permitted to adopt a classified board. Adexa is not a listed corporation and neither the Adexa articles nor the Adexa bylaws provide for a classified board of directors.

     Delaware law permits, but does not require, a classified board of directors, under which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year.

     The FreeMarkets certificate of incorporation provides for a classified board of directors with three classes of directors. Its board of directors is currently divided into three classes: Class I, whose term expires at the annual meeting of stockholders held in 2003; Class II, whose term expires at the annual meeting of stockholders held in 2001; and Class III, whose term expires at the annual meeting of stockholders held in 2002. Each term will expire at each third succeeding annual meeting of stockholders.

     The foregoing discussion of certain similarities and material differences between the rights of Adexa shareholders and the rights of FreeMarkets stockholders under their respective corporate charters and bylaws is only a summary of certain provisions and does not purport to be a complete description of such similarities and differences, and is qualified in its entirety by reference to the California Corporations Code and the Delaware General Corporation Law, the common law thereunder and the full text of the corporate charters and bylaws of each of Adexa and FreeMarkets.

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                          INFORMATION CONCERNING ADEXA

OVERVIEW


     Adexa provides software products that enable c-commerce. Adexa's iCollaboration product suite is designed to synchronize, optimize and automate interactions among trading partners at multiple tiers of the supply chain including the making, sourcing and delivering of goods. By synchronize, Adexa means coordinate multiple, interdependent tasks so that they happen at the correct time and in the desired order. By optimize, Adexa means use the resources within an enterprise and across its supply chain to complete tasks in a highly efficient manner. Adexa's software allows companies and participants in electronic exchanges to collaborate in real-time with members of their extended supply chains and provides visibility into critical business variables, such as changes in customer demand and material and component availability. Users of Adexa's products can predict future material needs based on collaborative demand forecasts, can provide their customers with accurate delivery dates and can optimize a broad range of supply chain activities, from coordinating shop floor production processes to managing resource allocation across an enterprise with multiple locations. Adexa's products are tailored for the Internet using an open, standards-based architecture and can be easily configured for the individual business conditions and industry requirements of each customer, allowing Adexa to deliver a company-specific solution.



     Adexa targets Global 2000 companies in large markets that are characterized by complex supply chains, including the aerospace and defense, automotive, electronics, semiconductors and textiles and apparel industries. Adexa sells its products to companies and electronic exchanges through a direct sales force and indirect channels, including the following e-Business infrastructure providers that are public companies offering complementary products: BroadVision, Inc., Selectica, Inc., and Vitria Technology, Inc. Adexa also sells its products through the following resellers, representing all of the resellers that have sold Adexa's products as of March 31, 2001: Compaq Computer Corporation, Hewlett-Packard Japan, Ltd., QAD, Inc. and Western Data Systems. Adexa's largest customers based on end-user license contract revenues include: Advanced Micro Devices Inc.; Conexant Systems, Inc.; Framatome Technologies, Inc.; Fujitsu Quantum Devices, Ltd.; Lucent Technologies, Inc.; Matsushita Electric Industrial Co., Ltd.; Philips Semiconductors; Sanyo Electric Co. Ltd.; Sumitomo Metal Industries, Ltd.; and Taiwan Semiconductor Manufacturing Co. Ltd.


INDUSTRY BACKGROUND

  EMERGENCE OF THE INTERNET FOR BUSINESS

     The Internet has emerged as a critical communications and commerce platform for business, providing a medium through which companies can interact in real-time with their trading partners and customers. While first generation business-to-business solutions are focused on providing cost-savings through activities such as procurement of indirect goods, companies are now beginning to use the Internet to increase market share and revenues. These businesses are increasingly using the Internet to collaborate with suppliers, distributors and customers to make faster, better informed business decisions.

     The Internet has also given rise to electronic exchanges where companies can transact business with multiple buyers and sellers. These electronic exchanges may be private exchanges, which are operated by a single business for the purpose of trading with multiple partners, or may be public exchanges, which are operated by third parties and facilitate commerce among multiple buyers and multiple sellers. Businesses are attempting to use these electronic exchanges to remove market inefficiencies and share information broadly among market constituencies. These efforts, along with the widespread use of the Internet, have increased the volume and speed of business interactions, placing greater demands on enterprises to become more efficient, make decisions faster, bring products to market more quickly and provide a higher level of service to customers and partners.

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  INCREASING SUPPLY CHAIN COMPLEXITY

     Supply chains are communities of trading partners that source, make and deliver both finished products for resale and the materials and components used to produce them. Adexa believes that supply chains are becoming increasingly complex and that the primary reasons for this change include:

     - heightened demand for complex build-to-order products, which is causing businesses to add new suppliers and increase the number of components that they purchase through their supply chains;

     - increased outsourcing of manufacturing processes, which is adding to the number of parties involved in the production and distribution of products; and

     - continuing globalization, which is extending supply chains across multiple continents.

     Together, these factors are adding significant complexity to the supply chain by increasing the number of supply chain activities that must be synchronized.

     Effective synchronization of the extended supply chain is highly challenging, in part because many supply chain processes are interdependent and determined by both prior and future events. Coordination of the supply chain typically involves frequent interaction among multiple parties, each of which must also simultaneously react to market forces originating outside the supply chain. Ineffective supply chain coordination can harm revenues, costs and customer satisfaction, particularly if a company is unable to effectively manage material and capacity constraints. For example, late components from a supplier could result in poor customer service or higher production costs. Similarly, unexpected changes in customer demand can result in a lost sale or excess inventory if a company's supply chain is inflexible. Ultimately, if its supply chain cannot react quickly and in a coordinated fashion to a broad range of market forces, a company may risk losing ground to more responsive competitors.

  THE EMERGENCE OF C-cOMMERCE


     Adexa believes companies are beginning to use the Internet and its inherent speed and flexibility to synchronize their supply chain activities and to conduct c-commerce. C-commerce is an Internet-based approach to sourcing, making and delivering goods that involves intelligent planning, real-time synchronization and collaboration among members of an extended supply chain. C-commerce reduces inefficiencies in the supply chain and empowers enterprises and electronic exchanges to respond more quickly and effectively to customer demands and changing variables within the supply chain. C-commerce represents a distinct departure from e-commerce, which is merely transactional in nature. While c-commerce does involve Internet-based transactions between manufacturers and suppliers for the real-time procurement of direct materials -- the basis for many electronic exchanges -- it also involves using the Internet to collaboratively determine how and when these materials are purchased and delivered across a complex supply chain. C-commerce can also involve providing real-time product availability information to customers based on the collective capabilities of a business's supply chain or creating production forecasts based on real-time inputs from multiple supply chain participants.



  INADEQUACIES OF CURRENT SOLUTIONS


     Many companies are using various enterprise applications, such as those for procurement, enterprise resource planning and manufacturing automation, to help streamline specific business processes. Generally, these applications focus on tasks such as transaction execution or data collection and address only limited aspects of the supply chain within the enterprise. These same companies are now attempting to extend the functionality of these applications to conduct c-commerce. C-commerce, however, requires applications that account for the interdependence of all supply chain functions to synchronize multiple activities across the extended supply chain efficiently and intelligently.

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     While there are other software products in the market that attempt to address c-commerce, Adexa believes that they fall short in one or more of the following ways:

     - they do not scale easily with growing numbers of supply chain members, increasing transaction volumes and expanding product complexity, and their functionality cannot be easily extended to meet a business's evolving needs, due in large part to their client-server architecture;

     - they cannot be configured to support company-specific supply chain strategies;

     - they do not closely synchronize and integrate supply chain activities at different levels of the enterprise;

     - they do not solve the complex and changing supply chain problems of enterprises and electronic exchanges on a rapid basis;

     - they do not integrate easily with an organization's existing technologies or those of its supply chain members, resulting in significant implementation time and expense; and

     - they do not address supply chain-specific issues across a broad range of industries.

     Adexa believes that to retain both customers and key supply chain partners, enterprises and electronic exchanges must conduct c-commerce, and that an effective c-commerce strategy demands a comprehensive approach to the supply chain. Adexa consequently believes there is a significant opportunity for a software platform that accounts for the interdependence of supply chain functions, is tailored for the Internet, supports real-time interaction and is adaptable to any business environment.

THE ADEXA SOLUTION

  ATTRIBUTES


     Adexa develops and markets software products that enable c-commerce. Adexa's iCollaboration suite is designed to automate and optimize supply chain interactions among trading partners. Adexa's software enables intelligent planning, real-time synchronization and collaboration among members of an extended, complex supply chain. Adexa's software addresses the increasing volume, complexity and speed of business interactions within and across the extended supply chain. Adexa's software's architecture is designed for the open and scalable requirements of c-commerce and for rapid implementation and integration. The key attributes of Adexa's solution include:


     SUPPLY CHAIN VISIBILITY AND SYNCHRONIZATION

     Adexa's software facilitates c-commerce by allowing enterprises to gain visibility into supply and demand information across the supply chain, enabling them to synchronize multiple interactions at different tiers of the supply chain. Using Adexa's software, enterprises can provide customers with accurate delivery dates and build-to-order commitments and make rapid decisions about choosing alternative suppliers or allocating limited resources, based on up-to-the-minute information.

     SUPPLY CHAIN OPTIMIZATION


     Adexa's software employs sophisticated algorithms and problem-solving techniques designed to quickly reach optimal planning solutions. Adexa believes that its iCollaboration suite provides faster planning solutions relative to competing software products.


     BUSINESS DECISION AUTOMATION


     Adexa's software uses user-defined rules to intelligently automate selected inter- and intra-company business decisions. By automating activities, such as determining order promise dates or material requirements, Adexa's software enables enterprises to expedite and improve their decision-making processes. This enhances the ability of enterprises to respond to changes in supplier commitments, customer requirements and market conditions.


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     ENHANCED AND EXPANDED EXCHANGE SERVICES


     Adexa's iCollaboration suite allows private and public exchanges to provide enhanced and expanded services to their customers such as collaborative demand planning, complex supply chain planning, capacity brokering, rules-based auctioning and order promising and inventory management. Adexa's software also enables electronic exchanges to provide real-time available-to-promise information and gives electronic exchange participants visibility into material or capacity shortages. Adexa's software also provides suppliers with advance notification of demand for their products, allowing them to adjust production to improve customer service.


     INTERNET-BASED ARCHITECTURE

     Adexa's iCollaboration suite is based on open systems and industry standards that it believes allow for rapid implementation and scalable Internet applications. In particular, Adexa's software:

     - uses a distributed architecture that can allow it to process high volumes of complex data in real-time and support large numbers of concurrent users across multiple remote locations;

     - uses a single data model that can accelerate software performance and enable application and feature extensibility;

     - features a component-based design that Adexa believes provides improved scalability, reliability and availability relative to traditional applications; and

     - overlays existing software applications, extending their functionality rather than replacing it.

     ADAPTABILITY AND FLEXIBILITY

     Adexa's products employ user-definable business rules and industry-specific templates, allowing its customers to accurately model their specific supply chain-related business processes. Adexa's software can be easily configured for the individual business conditions and industry requirements of each customer, allowing Adexa to deliver a tailored solution.

     BENEFITS

     Adexa's software is designed to help enterprises and electronic exchanges improve profitability and increase revenue by providing the following key benefits:

     ENHANCED SUPPLY CHAIN EFFICIENCY

     Adexa's software is designed to optimize supply chain efficiency by allowing enterprises and electronic exchanges to synchronize material, product and data flows among multiple locations and third-party suppliers. Adexa's products can help enterprises reduce inventory, enhance financial results, increase resource utilization and improve on-time delivery performance.

     GREATER EXCHANGE PREPAREDNESS

     By streamlining and automating selected business processes, Adexa's software enables companies to prepare for the increased velocity of electronic exchange-based business activity by improving decision response times, shrinking information lead times and reducing planning cycles. For example, Adexa's software can rapidly determine a supplier's ability to fulfill an order and the price at which it can do so and remain profitable, allowing the supplier to be competitive when responding to a real-time auction bid or request-for-quote.

     INCREASED RESPONSIVENESS TO CUSTOMERS

     Adexa's iCollaboration suite enables its customers to provide real-time available-to-promise information to buyers of both standard and configured products. Adexa's software also allows

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enterprises and electronic exchange participants to respond to changes in demand by collaborating in real-time with supply chain members to improve on-time delivery of the specified quantity and types of products. Adexa believes this enables companies and electronic exchanges to provide better customer service than their competitors.

     CLOSER COORDINATION WITH SUPPLIERS

     Adexa's software enables enterprises and electronic exchanges to provide suppliers with updated and accurate projections of short- and long-term demand. This visibility gives suppliers the flexibility to plan production and predict material needs, enabling them to use their resources more efficiently, increase inventory turnover and respond to last-minute demand changes.

     IMPROVED STRATEGIC PLANNING AND FLEXIBILITY

     Adexa's collaborative planning solutions enable enterprises and electronic exchange participants to make strategic decisions across functional areas throughout the supply chain. Adexa's software is designed to help companies improve profitability by enabling them to plan the quantities of products they produce, the components they use to produce them and the distribution resources they use to support these activities. Adexa's software provides enterprises with visibility into changes in future supply and demand that can enable them to plan more effectively and to manage constraints in their development, procurement, production and delivery processes.

PRODUCTS


     Adexa's iCollaboration suite consists of multiple components designed to provide enterprises and electronic exchanges with c-commerce functionality. The iCollaboration suite is a component-based, extensible solution that uses a common, unified architecture. Adexa's software's design and its library of user-defined business rules and industry-specific templates allow rapid configuration and implementation of a c-commerce solution tailored to customers' specific needs.


  iCOLLABORATION SUITE FOR ENTERPRISES

     Adexa's iCollaboration suite for enterprises is designed to enable companies to plan and coordinate activities across multiple levels of the supply chain both inside and outside an enterprise. At the corporate level, Adexa's products are designed to enable an enterprise with multiple internal and external production and distribution facilities to synchronize and optimize activities across its global supply chain. At the individual site or plant level, Adexa's products facilitate distributed and decentralized planning that improves operational efficiency and sequences work orders in a way that is consistent with corporate planning objectives. And at the shop floor level, Adexa's software provides planning, scheduling and monitoring for individual production lines and machines. Adexa's software can also synchronize supply chain activities across these different levels of the enterprise. For example, changing supply chain conditions at the production line and shop floor levels can be assessed at the plant and corporate planning levels so that activities can be resynchronized.

  iCOLLABORATION SUITE FOR ELECTRONIC EXCHANGES

     Adexa's iCollaboration suite can be used to address the specific supply chain-related needs of electronic exchanges. Adexa's iCollaboration suite enables organizations with private exchanges to collaborate and share supply chain information with their customers and suppliers in a secure environment. Adexa's iCollaboration suite provides public exchanges with enhanced and expanded services to attract and retain both buyers and sellers.

     Electronic exchanges can choose among a variety of functionalities depending on their specific requirements. For example, in a private exchange an enterprise may want to share critical supply chain information such as work-in-progress, finished and component goods inventory levels and production capacity. Functionalities such as collaborative demand or supply planning and real-time order
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promising may be desirable in both private and public exchanges. A public exchange may offer capacity brokering where the excess production capacity of the exchange participants is aggregated and auctioned to large potential buyers. The component-based architecture of Adexa's iCollaboration suite is designed to allow Adexa to configure its software to meet the varied needs of electronic exchanges and adapt to their evolving business models and structures.

  iCOLLABORATION ARCHITECTURE AND TECHNOLOGY

     Adexa believes iCollaboration's architecture and underlying technology provide significantly greater flexibility and adaptability, scalability and openness than competitive product offerings. Adexa believes its product offerings have technological advantages, including:

     FLEXIBILITY AND ADAPTABILITY

     All iCollaboration suite components share a common architecture that provides the flexibility and adaptability to address a customer's particular business environment, processes and requirements. Adexa's software's functionality is flexible, rather than rigidly designed to address only a specific industry. Its components can be readily configured to address specific customer needs through a library of user-definable business rules, industry-specific templates, attribute logic and alternative decision logic. A customer can further extend the applicability of iCollaboration software by fine-tuning the pre-existing library of business rules and attributes or by introducing more detailed and sophisticated business rules and attribute logic to fit the specific business environment. The iCollaboration suite molds to the needs of the customer, rather than requiring the customer to change its technology infrastructure to accommodate the software.

     SCALABILITY

     Adexa's single data model and component-based architecture enable customers to easily add functionality and accommodate additional users and increased transaction volumes. Adexa's iCollaboration product can scale to handle large supply chain models through:

     EXTENSIBILITY

     Adexa's component-based architecture allows additional capabilities and features to be seamlessly added. Once an iCollaboration component is integrated with other applications, the single data model enables more components to be added with limited integration effort.

     SPEED


     Adexa's iCollaboration suite uses algorithms and problem-solving techniques that allow users to reach highly efficient planning solutions and intelligently limit the search space based on user-defined parameters to eliminate unnecessary searches and allow for rapid solve times.


     SUPPORT OF DISTRIBUTED COMMUNITIES

     Components of the iCollaboration suite can be distributed across an enterprise, run from an enterprise server, hosted by application service providers or offered as services in both public and private exchanges. This allows Adexa's software to scale with a business as it expands geographically and changes the way it uses its technology infrastructure.

     OPENNESS

     Adexa's software's open, Internet-based architecture is designed to operate on a variety of technology platforms. iCollaboration supports five hardware/operating system combinations. Adexa's database technology is also platform independent, supporting over 20 combinations of platform and relational database management system, or RDBMS, types. The integration components of Adexa's

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products provide connectivity by supporting multiple technologies, vendors and standards at the relational, object and document levels. These include XML over http, open database connectivity, structured query language, Java serialization and tool command language. Application connectors are available for enterprise resource planning, manufacturing execution systems, enterprise application integration and RDBMS tools.

     INTERNET ARCHITECTURE

     Adexa's products' Internet architecture offers personalized, browser-based views, XML communication and secure access for planning and collaboration to multiple users across multiple enterprises. Additionally, Adexa's products can deliver planning and collaboration functionality in a hosted environment through an application service provider. It also provides for load balancing to enable organizations to scale to accommodate large numbers of users and transactions through the Internet.

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CUSTOMERS

     As of December 31, 2000, Adexa had licensed components of its iCollaboration suite to more than 60 end-user customers in North America, Europe and Asia. Adexa's customers, other than those that have requested confidential treatment, are:

  ELECTRONICS
  AT&T Wireless
  Com2B
  Dlink Corporation
  Harmonic, Inc.
  KYE Systems Corp.
  Lucent Technologies, Inc. -- Optical Fiber Solutions
  MiTAC International Corp.
  Philips Components B.V.
  Quanta Display Inc.
  Ricoh Company, Ltd.
  Sharp Corporation, LCD
  Synnex Information Technologies, Inc.
  Technitrol, Inc.
  TECO Electric & Machinery Company, Ltd.
  Viasystems Technologies Corporation
  Xerox Corporation

  INDUSTRIAL/CONSUMER PACKAGED GOODS
  Firmenich S.A.
  Framatome Connectors International
  Hunter Douglas Europe B.V.
  Johnson & Johnson
  Rich Products Corporation
  The Rowe Companies
  Samsung Cheil Industries, Chemical Division

  TEXTILES AND APPAREL
  Gulistan Carpets, Inc.
  Malden Mills Industries, Inc.
  Mannington Mills, Inc.
  Quaker Fabric Corporation of Fall River
  Teijin Limited
  Tropical Sportswear International Corporation

  SEMICONDUCTORS
  Acbel Polytech, Inc.
  Advanced Micro Devices, Inc.
  Centillium Communications, Inc.
  Chartered Semiconductor Manufacturing, Ltd.
  Conexant Systems, Inc.
  ESM Limited
  Fujitsu AMD Semiconductor Ltd.
  Fujitsu Quantum Device Ltd.
  Hitachi, Ltd.
  Integrated Silicon Solution, Inc.
  Lucent Technologies, Inc.
  Matsushita Electronics Corporation
  Philips Semiconductors B.V.
  S3 Incorporated
  Sanyo Electric Co. Ltd.
  Sharp Microelectronics Technology, Inc.
  Silicon Manufacturing Partners PTE, Ltd.
  ST Assembly Test Services Ltd.
  Sumitomo Metal Industries, Ltd. Sitix division
  Taiwan Semiconductor Manufacturing Co. Ltd.
  Toshiba Corporation Semiconductor Company
  Trecenti Technologies, Inc.
  United Microelectronics Corporation
  Winbond Electronics Corporation
  ZiLOG, Inc.

  AEROSPACE AND DEFENSE
  Aerospace Industrial Development Corporation
  The Boeing Company
  Naval Air Systems Commandor
  Template Software, Inc.

  AUTOMOTIVE
  General Motors Corporation

  PROFESSIONAL SERVICES

     Adexa's portfolio of professional services includes implementation, education and customer support. As of December 31, 2000, Adexa employed 137 persons in its professional services operations.

  IMPLEMENTATION SERVICES

     Adexa's consultants have significant expertise in specific industries enabling them to conduct in-depth value assessments and develop business solution designs before implementation of its software. The consulting team develops a business model of each customer's supply chain environment and incorporates customer-specific rules within Adexa's software to automate supply chain planning, optimization and execution. This solution design process also includes formulating supply chain

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performance improvement metrics, which can then be tracked and audited. Adexa has adopted a supply chain assessment program to enable companies to rapidly develop a supply chain performance scorecard, identify baseline performance, assess business process drivers of performance and establish attainable target performance based on Adexa's business solution.

  EDUCATION SERVICES

     Adexa offers education and training programs and customized courses designed to address the specific needs of its clients and partners. Adexa offers modular, content-focused courses based on an instructor-led training methodology that combines lectures with hands-on exercises. Adexa's education program is designed for both implementation specialists and end users seeking to become more familiar with its applications.

  CUSTOMER SUPPORT SERVICES

     Adexa's customer support organization has product and technology experts that help to quickly resolve product issues and reduce disruptions to its customers' business activities. Annual maintenance agreements entitle Adexa's customers to receive technical support and software upgrades and enhancements to components they have licensed. Adexa also provides user and reference manuals, answers to frequently asked questions, conversion roadmap guides and detailed release notes.

     Customers may download all of this information and receive product support from Adexa's central web server. Adexa also offers product support through a telephone hotline and through on-site support services.

RESEARCH AND DEVELOPMENT

     As of December 31, 2000, Adexa employed 87 people in research and development and technical support. Adexa's primary research and development facility is located in Toronto, Canada. Adexa's research and development staff is responsible for enhancing Adexa's existing products and services and expanding Adexa's product line and services offered. Adexa's product development activities focus on new products, product enhancements and the integration of external services and partner technology.

     Adexa has made substantial investments in research and development. Adexa's research and development expenses totaled approximately $1.7 million for fiscal 1998, $4.5 million for fiscal 1999 and $7.6 million for fiscal 2000, excluding amortization of stock-based compensation. Adexa intends to continue to make substantial investments in research and development.

SALES AND MARKETING


     As of December 31, 2000, Adexa employed 130 persons in its sales and marketing department, of which 87 were employed in North America, 23 in Asia and 20 in Europe. Adexa's direct sales offices are located in the United States, Germany, Japan, Singapore, South Korea, Taiwan and the United Kingdom. Adexa focuses its sales efforts on Global 2000 companies and electronic exchanges. Adexa sells its products and services through its direct sales organization, resellers and other strategic relationships. Adexa targets large markets, including the aerospace and defense, automotive, electronics, semiconductors and textiles and apparel industries.


     During its sales process, Adexa typically targets members of senior executive management, including the chief executive officer, chief financial officer, chief operating officer, chief information officer and vice presidents of supply chain management, manufacturing and operations. Adexa uses local sales teams consisting of both sales and technical professionals who work with Adexa's strategic partners to create proposals, presentations and demonstrations that address the specific needs of each potential customer.

     Adexa focuses its marketing efforts on educating its target markets and strategic partners, supporting its sales teams, creating new sales opportunities and promoting awareness of its brand and
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

c-commerce solution. Adexa engages in marketing activities such as business seminars, trade shows, public relations, web broadcasts and industry analyst programs.


  STRATEGIC RELATIONSHIPS



     Adexa's relationships with consulting and systems integration firms, e-Business infrastructure providers and resellers help Adexa promote the adoption of its products in different industries through partnerships, joint marketing and reseller arrangements.



  SYSTEMS INTEGRATORS AND IMPLEMENTATION RELATIONSHIPS. Adexa works closely with third party consulting and system integrators for implementation services, sales and lead generation and penetration into new industries. Customers may also use these entities to implement Adexa's software and to offer other services. Adexa has relationships with Andersen Consulting, Arthur Andersen, Compaq Computer Corporation, EDS, Essentus, Hewlett-Packard Japan, Ltd., Origin, Spectrum Group and TRW. These relationships generally involve training and education on Adexa's iCollaboration product and typically are governed by a joint marketing agreement that details the manner by which sales and lead generation information is shared. The relationship may also include the contracting of such firms by Adexa to perform implementation services. The relationships do not include broad exclusivity but may include named accounts whereby a specific customer is mutually agreed to be exclusive. Adexa has no revenue sharing arrangements with these firms, unless they are acting as resellers as described below.



  e-BUSINESS INFRASTRUCTURE PROVIDERS. Adexa's relationships with leading providers of e-Business-enabling infrastructure technologies allow it to participate in the rapid growth in business-to-business e-Commerce and the emergence of new e-Business opportunities such as public and private exchanges. Adexa has strategic relationships with Broadvision, Selectica and Vitria Technology. Adexa's relationships generally involve training and education on its iCollaboration product and typically are governed by a joint marketing agreement that details the manner by which sales and lead generation information is shared. The relationships do not include broad exclusivity but may include named accounts whereby a specific customer is mutually agreed to be exclusive. Adexa has no revenue sharing arrangements with these firms.



  RESELLERS. Adexa has reseller agreements for software products with Compaq Computer Corporation, Essentus, Hewlett-Packard Japan, Ltd., QAD and Western Data Systems. These value-added resellers will resell Adexa's product to their customers at prices greater than that which they pay Adexa and will often provide additional services to their customers. The agreements may include limited exclusivity into the resellers' installed customer base or named accounts.


COMPETITION

     The c-commerce solutions market is relatively new, fast growing, competitive and rapidly changing. Adexa expects competition to persist and intensify in the future. Competitors vary in size and in the scope and breadth of the products and services they offer. Adexa believes that its ability to compete depends on many factors, including:

     - functionality and performance;

     - scalability;

     - flexibility;

     - ease and speed of implementation;

     - integration with other systems;

     - product support services; and

     - price.

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

     Although Adexa believes that it competes favorably in each of these areas, its market is relatively new and c-commerce software is a new category of product. Adexa believes that its architecture and its ability to enable electronic exchanges to offer enhanced and expanded services to their participants provide Adexa with advantages over its competitors. Adexa faces two primary sources of competition:

     - in-house development efforts by potential customers or partners; and

     - enterprise application vendors in general, but principally i2 Technologies, Manugistics, Oracle and SAP.

     Adexa also faces potential competition from e-business and electronic exchange infrastructure providers such as Ariba and Commerce One, as they seek to extend their product offerings.


     As Adexa increases market share and expands its product offerings, its relationships with enterprise resource planning vendors such as Oracle and SAP may become more competitive as these vendors expand their own product offerings. Adexa believes that other enterprise resource planning vendors are focusing significant resources on increasing the functionality of their own planning and scheduling modules.


     Adexa may be unable to maintain its competitive position against current and potential competition, particularly competitors that have longer operating histories and significantly greater financial, technical, sales and marketing, and other resources than Adexa does. Also, many current and potential competitors have greater name recognition, a broader range of products to offer and more extensive customer bases that could be used to gain market share to Adexa's detriment. These competitors may be able to undertake more extensive promotional activities, adopt more competitive pricing policies and offer more attractive terms to purchasers than Adexa can. Current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their products. It is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share, which could hurt Adexa's business. Adexa also expect that competition may increase because of industry consolidation.

LEGAL PROCEEDINGS

     Adexa has been, is and may in the future become involved in litigation relating to claims arising from Adexa's ordinary course of business. Adexa believes that there are no claims or actions pending or threatened against Adexa, the ultimate disposition of which would have a material adverse effect on Adexa.

INTELLECTUAL PROPERTY

     Adexa relies primarily on a combination of copyright, trademark and trade secret laws, confidentiality procedures and contractual provisions to protect Adexa's proprietary rights. Adexa also seeks to avoid disclosure of its intellectual property by requiring employees and consultants with access to Adexa's proprietary information to execute confidentiality agreements. However, these legal protections afford only limited protection for Adexa's technology. Despite Adexa's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of its products or to obtain and use information that Adexa believes is proprietary. Although Adexa believes software piracy may be a problem, Adexa is unable to determine the extent to which piracy of its software products exists. The laws of some foreign countries do not protect Adexa's proprietary rights to the same extent as the laws of the United States. Litigation may be necessary in the future to:

     - enforce Adexa's intellectual property rights;

     - protect Adexa's trade secrets; and

     - determine the validity and scope of the proprietary rights of others.

     Adexa's failure to adequately protect Adexa's intellectual property could significantly harm Adexa's business and operating results.

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

     Adexa embeds third-party software in its products and may continue this practice. Third-party software licenses may not continue to be available to Adexa on commercially reasonable terms, if at all. The loss of, or inability to maintain or obtain, any of these software licenses could delay, reduce or prevent Adexa's product shipments. Any delay or reduction in product shipments could damage Adexa's business, operating results and financial condition.

EMPLOYEES

     As of December 31, 2000, Adexa had 390 full-time employees, including 87 primarily engaged in research and development activities, 130 engaged in sales and marketing activities, 137 engaged in professional services and 36 in general administration. Of these employees, 282 were located in North America, 36 in Europe and 72 in Asia. None of Adexa's employees is represented by collective bargaining units, and Adexa has never experienced a work stoppage. Adexa believes that its employee relations are good.

FACILITIES

     Adexa's primary office is located in approximately 30,900 square feet of space in Los Angeles, California under a lease expiring in June 2005 and a sublease expiring in July 2004. Adexa also leases space for its other offices in the United States, Canada, Germany, Japan, Singapore, South Korea and Taiwan.

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

                 ADEXA MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This section contains forward-looking statements that involve risks and uncertainties. Adexa's actual results could differ significantly from those anticipated in the forward-looking statements due to factors discussed in "Risk Factors", "Information Concerning Adexa" and elsewhere in this joint proxy statement/prospectus.

OVERVIEW


     Adexa was founded in February 1994 in Texas as NP Complete. Adexa relocated to California in May 1994 and formed a new corporation, called Paragon Management Systems, Inc., which acquired all of the assets of NP Complete as its successor. Adexa began primarily as a supply chain-consulting firm. In 1997, Adexa licensed the first versions of its current product components and has continued to expand and improve its suite of products. In the third quarter of 1999, Adexa aggregated its product components into the iCollaboration suite, and in February 2000, Adexa changed its name to Adexa, Inc. Adexa targets Global 2000 companies, private exchanges and public exchanges in large markets, such as the aerospace and defense, automotive, electronics, semiconductors and textile and apparel industries. Adexa markets and licenses its products in North America, Europe and Asia through its direct sales force and through systems integrators, e-business infrastructure providers and resellers. Non-U.S. based customers, based upon the location of the reseller for indirect sales and the location of the end user for direct sales, accounted for approximately 36% of Adexa's total revenues in 1998, 57% of Adexa's total revenues in 1999 and 48% of Adexa's total revenues in 2000. Adexa expects non-U.S. based customers to continue to account for a significant portion of its revenues as it expands domestically and internationally.



     In addition, Adexa has not seen or been able to attribute any specific impact on its business as a result of the California energy situation nor does it anticipate any such impact. Adexa believes that the slow down in the economy in general has caused many companies, including Adexa's current and prospective customers, to delay making decisions on vendor selection and/or to defer spending on information technology. These delays have lengthened sales cycles and slowed growth for the end of 2000.


REVENUES

  LICENSE REVENUES

     Customers typically pay a one-time fee for a license to use Adexa's software products. The amount of the fee is based on the number of licensed sites and users and the type and number of components licensed. Adexa has experienced, and expects to continue to experience, significant variations in the size of individual licensing transactions. Adexa has begun entering into arrangements with some of its customers that require delivery of unspecified software products in the future. Customers who enter into these arrangements with Adexa might reduce the number of software products that they license from Adexa in the future, because these arrangements entitle them to receive unspecified software products in the future at no additional charge. Revenue on such transactions is recognized ratably over the term of the arrangement. The impact of these arrangements on Adexa's future operations will depend upon the number and size of these arrangements. Adexa is introducing alternative pricing models that may involve licensing its software to application service providers, or ASPs, that will host the software for their customers. Adexa has not signed any ASP customers.

  SERVICE REVENUES

     Adexa's service revenues consist principally of revenues received from implementing its products and training its customers' employees on the use of the Adexa products. Adexa does not provide professional services to all its customers, as these services may be provided by resellers or other service providers. Service revenues may fluctuate relative to license revenues depending upon whether implementation is performed by Adexa or by a third party contracted by the customer. Adexa also subcontracts third-party service providers to perform aspects of implementations that Adexa is contracted to perform. Adexa expects that service revenues as a percentage of total revenues will decline as system integrators and other professional services organizations provide a greater percentage of implementation services required by Adexa's customers. Adexa's implementation and training services generally are delivered on a time-and-materials basis, although occasionally on a fixed-price basis.

  MAINTENANCE REVENUES

     Adexa offers annual maintenance contracts to its customers as part of a software license, a separate contract or a renewal of a previous contract. Adexa's maintenance and support services include product upgrades and enhancements and user and technical support services. Most of Adexa's maintenance and support contracts are invoiced annually in advance, are renewable at the discretion of the customer and allow for future fee increases. All of Adexa's licenses to customers have included maintenance contracts, and most of Adexa's customers have renewed their maintenance contracts.

  REVENUE RECOGNITION

     Adexa recognizes revenues under the American Institute of Certified Public Accountants Statement of Position No. 97-2, Software Revenue Recognition, as amended by Statement of Position Nos. 98-4 and 98-9. Effective January 1, 2000, Adexa adopted SOP No. 98-9 which requires Adexa to use the residual method of revenue recognition when arrangements include multiple product components or other elements and vendor specific objective evidence exists for the fair value of all undelivered elements and does not exist for one or more of the delivered elements.

     Adexa recognizes software license revenues when persuasive evidence of an agreement exists, delivery of the product component has occurred, the fee is fixed and determinable, collection is probable and acceptance criteria, if any, have been met. If any of these criteria is not met, revenue recognition is deferred until all of these criteria are met. Adexa recognizes revenues for some of its software contracts according to paragraphs 48 and 49 of SOP 97-2, under which customer contracts that require delivery of unspecified additional software products in the future are accounted for as subscriptions. Adexa recognizes this revenue ratably over the term of the arrangement beginning with the delivery of the first product.

     All of Adexa's multiple-element arrangements entered into since the effective date of SOP No 98-9 have been accounted for using the residual method. Vendor specific objective evidence of fair value for an element offered for sale separately is based on the price for the element when it is sold separately or, when the element has not yet been sold separately, is based on the price established by management.

     Adexa generally enters into separate contracts for professional services. Adexa recognizes revenues from services delivered on a time-and-materials basis as they are performed. Revenues from fixed-price arrangements are recognized on a percentage-of-completion basis.

     Adexa recognizes revenue from maintenance and support arrangements on a straight-line basis over the life of the arrangement, which is typically one year.

     Adexa enters into master agreements with its resellers. These agreements require the reseller to issue a purchase order to Adexa for each software license the reseller enters into with an end user. Adexa recognizes revenue from licensing its software to resellers using the same criteria and methods as Adexa uses for its direct end-user customers. Deferred revenue in Adexa's consolidated balance sheet includes amounts collected or billed in excess of recognizable revenue. This deferred revenue relates to arrangements accounted for as subscriptions, amounts allocated to undelivered elements or services not yet performed, and amounts related to the remaining life of maintenance and support agreements.

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

COST OF REVENUES

  COST OF LICENSE REVENUES

     Adexa's cost of license revenues includes royalties to third parties for software embedded in Adexa's products, royalties due for the resale of third-party software to Adexa's customers and the costs of documentation, delivery and packaging.

  COST OF SERVICE AND MAINTENANCE REVENUES

     Adexa's cost of service and maintenance revenues includes salaries and other personnel-related costs for implementation and training services, travel expenses, bonuses, facility costs, costs of third parties contracted to provide implementation services to customers, costs for Adexa's customer support organization and associated overhead expenses. Adexa's cost of service and maintenance revenues can fluctuate depending upon the amount of professional services provided by Adexa as compared to third-party service providers acting as subcontractors.

OPERATING EXPENSES

  SALES AND MARKETING

     Adexa's sales and marketing expenses consist primarily of salaries and other personnel-related costs, bonuses and commissions, facility costs, travel, marketing collateral, advertising, public relations programs and promotional events such as trade shows, customer user group meetings, seminars and technical conferences.

  RESEARCH AND DEVELOPMENT

     Adexa's research and development expenses consist primarily of salaries and other personnel-related costs, bonuses, facility costs, and costs of third-party development services. Adexa maintains a research and development staff to enhance its products and to develop new products. Adexa's research and development operation is located in Toronto, Canada. Adexa has expensed all software development costs because the establishment of technological feasibility of products and their availability for sale have substantially coincided.

  GENERAL AND ADMINISTRATIVE

     Adexa's general and administrative expenses consist of salaries, bonuses and other personnel-related costs for Adexa's administrative, finance and human resources employees, legal and accounting services, facility costs, bad debt expense and other general corporate expenses.

  STOCK-BASED COMPENSATION

     Deferred stock-based compensation for employees represents the difference between the exercise price of stock options granted and the estimated fair market value of the underlying common stock on the date of the grant. This amount is included as a component of stockholders' equity and is being amortized by charges to operations over the vesting period of the options, consistent with the method described in Accounting Principles Board Opinion 25 and the disclosure requirements of SFAS No. 123. Adexa accounts for stock options issued to non-employees according to provisions of SFAS No. 123 and Emerging Issues Task Force Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.

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

RESULTS FROM OPERATIONS

     The following table presents selected statement of operations data expressed as a percentage of Adexa's total revenues for the periods indicated.

                                                                YEAR ENDED DECEMBER 31,
                                                              ---------------------------
                                                              2000       1999       1998
                                                              -----      -----      -----
                                                               (AS A PERCENTAGE OF TOTAL
                                                                       REVENUES)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues:
  License revenues..........................................    62%        68%        60%
  Service revenues..........................................    26         22         28
  Maintenance revenues......................................    12         10         12
                                                               ---        ---       ----
     Total revenues.........................................   100        100        100
Cost of revenues:
  Cost of license revenues..................................     3          1          2
  Cost of service and maintenance revenues, excluding
     stock-based compensation...............................    26         24         59
  Stock-based compensation -- cost of service and
     maintenance revenues...................................     1         --          3
                                                               ---        ---       ----
     Total cost of revenues.................................    30         25         64
Gross profit................................................    70         75         36
Operating expenses:
  Sales and marketing, excluding stock-based compensation...    53         55         97
  Research and development, excluding stock-based
     compensation...........................................    15         19         21
  General and administrative, excluding stock-based
     compensation...........................................    13         11         18
     Write off of deferred IPO costs........................     3         --         --
  Stock-based compensation -- sales and marketing...........     3         --          2
  Stock-based compensation -- research and development......     4          1         10
  Stock-based compensation -- general and administrative....     1         --         --
                                                               ---        ---       ----
     Total operating expenses...............................    90         86        148
Operating loss..............................................   (20)       (11)      (112)
Interest and other income (expense), net....................    --         (1)        --
Loss before income taxes....................................   (20)       (12)      (112)
Provision (Benefit) for Income Taxes........................     5          9          3
                                                               ---        ---       ----
Net loss....................................................   (25)%      (21)%     (115)%
                                                               ===        ===       ====

FISCAL YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

  TOTAL REVENUES

     Total revenues were $8.1 million for fiscal 1998, $23.7 million for fiscal 1999 and $50.5 million for fiscal 2000, representing increases of $15.6 million, or 192%, from fiscal 1998 to fiscal 1999 and $26.9 million, or 114%, from fiscal 1999 to fiscal 2000. Revenues from non-U.S. based customers as a percentage of total revenues, based on the location of the reseller for indirect sales and the location of the end user for direct sales, were 36% for fiscal 1998, 57% for fiscal 1999 and 48% for fiscal 2000. In fiscal 1998, a new end-user customer in the textile and apparel industry accounted for 30% of total revenues and QAD, a reseller, accounted for 11% of total revenues. In fiscal 1999, Compaq Computer Corporation, a reseller, accounted for 13% of total revenues, QAD accounted for 12% of total revenues and Hewlett-Packard Japan, Ltd. accounted for 11% of total revenues. In fiscal 2000, QAD accounted for 13% of total revenues.

     LICENSE REVENUES


     License revenues were $4.8 million for fiscal 1998, $16.1 million for fiscal 1999 and $31.3 million for fiscal 2000, representing increases of $11.3 million, or 232%, from fiscal 1998 to fiscal 1999 and $15.2 million, or 95%, from fiscal 1999 to fiscal 2000. License revenues as a percentage of total revenues were 60% for fiscal 1998, 68% for fiscal 1999 and 62% for fiscal 2000. The increase in license revenues from fiscal 1998 to fiscal 1999 was due to an increase in the number of customers that licensed Adexa's software, which accounted for 47% of the increase, and an increase in average price for which Adexa licenses its software, which accounted for 53% of the increase. The increase in license revenues from fiscal 1999 to fiscal 2000 was due to an increase in the number of customers that licensed Adexa's software, which accounted for 74% of the increase, an increase in average price for which Adexa licenses its software, which accounted for 17% of the increase, and an increase in sales of third-party software, which accounted for 9% of the increase and which Adexa does not expect to occur frequently in the future. Recent economic conditions have resulted in delays and reductions in information technology spending, which slowed Adexa's growth in the end of fiscal 2000.


     SERVICE REVENUES

     Service revenues were $2.3 million for fiscal 1998, $5.2 million for fiscal 1999 and $13.1 million for fiscal 2000, representing increases of $2.9 million, or 130%, from fiscal 1998 to fiscal 1999 and $7.9 million, or 153%, from fiscal 1999 to fiscal 2000. Service revenues as a percentage of total revenues were 28% for fiscal 1998, 22% for fiscal 1999 and 26% for fiscal 2000. The increase from fiscal 1998 to fiscal 1999 and from fiscal 1999 to fiscal 2000 was due to increases in license revenues and associated implementations.

     MAINTENANCE REVENUES

     Maintenance revenues were $1.0 million for fiscal 1998, $2.4 million for fiscal 1999 and $6.1 million for fiscal 2000, representing increases of $1.4 million, or 135%, from fiscal 1998 to fiscal 1999 and $3.7 million, or 154%, from fiscal 1999 to fiscal 2000. Maintenance revenues as a percentage of total revenues were 12% for fiscal 1998, 10% for fiscal 1999 and 12% for fiscal 2000. The increase in maintenance revenues from fiscal 1998 to fiscal 1999 and from fiscal 1999 to fiscal 2000 was due to increased licensing of Adexa's products.

  COST OF REVENUES

     COST OF LICENSE REVENUES

     Cost of license revenues was $122,504 for fiscal 1998, $267,985 for fiscal 1999 and $1.4 million for fiscal 2000, representing increases of $145,481, or 119%, from fiscal 1998 to fiscal 1999 and $1.1 million, or 407%, from fiscal 1999 to fiscal 2000. Cost of license revenues as a percentage of total revenues was 2% for fiscal 1998, 1% for fiscal 1999 and 3% for fiscal 2000. The increase in the cost of license revenues from fiscal 1998 to fiscal 1999 and from fiscal 1999 to fiscal 2000 was due primarily to increased royalties to third parties for the resale of their software by Adexa, which accounted for 82% of the increase from fiscal 1998 to fiscal 1999 and 94% of the increase from fiscal 1999 to fiscal 2000. This software was not embedded in Adexa's products and Adexa does not expect royalty payments from reselling third-party software to occur frequently in the future.

     COST OF SERVICE AND MAINTENANCE REVENUES

     Cost of service and maintenance revenues was $4.9 million for fiscal 1998, $5.7 million for fiscal 1999 and $13.2 million for fiscal 2000, representing increases of $878,374, or 18%, from fiscal 1998 to fiscal 1999 and $7.5 million, or 130%, from fiscal 1999 to fiscal 2000. Cost of service and maintenance revenues as a percentage of total revenues was 59% for fiscal 1998, 24% for fiscal 1999 and 26% for fiscal 2000. The increase in the cost of service and maintenance revenues from fiscal 1998 to fiscal 1999 and from fiscal 1999 to fiscal 2000 was due to increased salaries and related personnel expenses for hiring and training of implementation, maintenance and support personnel, which accounted for 45% of the increase from fiscal 1998 to fiscal 1999 and 50% of the increase from fiscal 1999 to fiscal 2000. The increase in cost of service and maintenance revenues from fiscal 1998 to fiscal 1999 and from fiscal 1999 to fiscal 2000 was also due to increased use of third-party service providers, which accounted for 36% of the increase from fiscal 1998 to fiscal 1999 and 22% of the increase from fiscal 1999 to fiscal 2000.

  OPERATING EXPENSES

     SALES AND MARKETING

     Sales and marketing expenses were $7.9 million for fiscal 1998, $12.9 million for fiscal 1999 and $26.2 million for fiscal 2000, representing increases of $5.0 million, or 64%, from fiscal 1998 to fiscal 1999 and $13.3 million, or 103%, from fiscal 1999 to fiscal 2000. Sales and marketing expenses as a percentage of total revenues were 97% for fiscal 1998, 55% for fiscal 1999 and 52% for fiscal 2000. The increase in sales and marketing expenses from fiscal 1998 to fiscal 1999 and from fiscal 1999 to fiscal 2000 was due primarily to increased salaries and related personnel expenses for the hiring of sales management, sales representatives, sales support and marketing personnel, which accounted for 72% of the increase from fiscal 1998 to fiscal 1999 and 55% of the increase from fiscal 1999 to fiscal 2000. The increase in sales and marketing expenses from fiscal 1999 to fiscal 2000 was also due to increased promotional expenses (advertising, public relations and trade shows), which accounted for 33% of the increase from fiscal 1999 to fiscal 2000.

     RESEARCH AND DEVELOPMENT

     Research and development expenses were $1.7 million for fiscal 1998, $4.5 million for fiscal 1999 and $7.6 million for fiscal 2000, representing increases of $2.8 million, or 166%, from fiscal 1998 to fiscal 1999 and $3.1 million, or 68%, from fiscal 1999 to fiscal 2000. Research and development costs as a percentage of total revenues were 21% for fiscal 1998, 19% for fiscal 1999 and 15% for fiscal 2000. The increase in research and development expenses from fiscal 1998 to fiscal 1999 and from fiscal 1999 to fiscal 2000 was due primarily to increased salaries and related personnel expenses for the hiring of additional software developers and quality assurance personnel to support Adexa's product development and testing activities related to the development and release of Adexa's products, which accounted for 62% of the increase from fiscal 1998 to fiscal 1999 and 77% of the increase from fiscal 1999 to fiscal 2000.

     GENERAL AND ADMINISTRATIVE


     General and administrative expenses were $1.4 million for fiscal 1998, $2.7 million for fiscal 1999 and $6.8 million for fiscal 2000, representing increases of $1.3 million, or 87%, from fiscal 1998 to fiscal 1999 and $4.1 million, or 154%, from fiscal 1999 to fiscal 2000. General and administrative expenses as a percentage of total revenues were 18% for fiscal 1998, 11% for fiscal 1999 and 13% for fiscal 2000. The increase from fiscal 1998 to fiscal 1999 was due primarily to increased salaries and related personnel expenses, which accounted for 13% of the increase, increased bad debt reserves, which accounted for 54% of the increase, and increased non-income taxes, which accounted for 38% of the increase. Adexa maintains bad debt reserves for potential credit losses. Adexa's reserves have decreased from year to year as a percentage of accounts receivable as it has focused more attention on the monitoring and collection of its accounts receivable. Adexa's day's sales in accounts receivable fluctuates from period to period as the terms of its sales arrangements vary based on its credit evaluation and the needs of its customers at any given time. The increase in general and administrative expenses from fiscal 1999 to fiscal 2000 was due primarily to increases in salaries and related personnel expenses, which accounted for 39% of the increase, increased legal and accounting expenses, which accounted for 23% of the increase, and increased non-income taxes, primarily foreign value-added tax, which accounted for 28% of the increase.

  WRITE-OFF OF DEFERRED IPO COSTS

     Write-off of deferred IPO costs of $1.5 million in fiscal 2000 was a result of Adexa's decision to pursue the merger rather than to proceed with its initial public offering of its common stock. The write-off consists of printing, legal and accounting costs incurred by Adexa in connection with its proposed initial public offering.

  STOCK-BASED COMPENSATION

     Stock-based compensation expenses were $1.3 million for fiscal 1998, $253,068 for fiscal 1999 and $3.7 million for fiscal 2000, representing a decrease of $1.0 million, or 81%, from fiscal 1998 to fiscal 1999 and an increase of $3.4 million, or 1,349%, from fiscal 1999 to fiscal 2000. The decrease in stock-based compensation from fiscal 1998 to fiscal 1999 was due to the granting of options with exercise prices closer to the fair value of the underlying stock.


     The increase in stock-based compensation from fiscal 1999 to fiscal 2000 was due primarily to increased hiring of personnel and granting of employee incentives. In addition, on August 17, 2000, Adexa modified the vesting terms of 25,000 stock options granted to two individuals upon termination of their services to Adexa, resulting in additional stock-based compensation expense of $419,800. On August 24, 2000, Adexa accelerated the vesting schedule of all unvested stock options outstanding that were granted prior to August 24, 2000. Adexa converted the vesting schedule from 25% for each annual anniversary of an optionee's vesting commencement date to 25% vesting one year after an optionee's vesting commencement date with the balance of shares vesting in equal monthly installments over the following 36 months. Adexa estimated the amount of additional stock-based compensation cost associated with the effective renewal of these options to be $1,112,142, of which $200,088 was expensed during the year ended December 31, 2000.



     Unearned stock-based compensation of $13.5 million as of December 31, 2000 will be amortized over the remaining vesting terms of the underlying options, subject to any changes in estimates, such as employee turnover rates, that may be necessary in the future, with approximately $4.1 million expensed in fiscal 2001, $3.5 million expensed in fiscal 2002, $3.6 million expensed in fiscal 2003 and $2.3 million expensed in fiscal 2004.


  INTEREST AND OTHER INCOME (EXPENSES), NET

     Interest and other income (expenses) net, was $8,774 for fiscal 1998, $(319,908) for fiscal 1999 and $(164,085) for fiscal 2000, representing an increase in expense of $328,682 from fiscal 1998 to fiscal 1999 and a decrease in expense of $101,850, or 49%, from fiscal 1999 to fiscal 2000. The increase of expense from fiscal 1998 to fiscal 1999 was due to an increase in interest expense and losses on the sale of securities. The decrease in expense from fiscal 1999 to fiscal 2000 was due to a decrease in interest expense on the line of credit.

  PROVISION FOR INCOME TAXES

     Provision for income taxes was $245,494 for fiscal 1998, $2.1 million for fiscal 1999 and $2.6 million for fiscal 2000, representing increases of $1.9 million, or 761%, from fiscal 1998 to fiscal 1999 and $465,705, or 22%, from fiscal 1999 to fiscal 2000. The increase in provision for income taxes from fiscal 1998 to fiscal 1999 and from fiscal 1999 to fiscal 2000 was due to increases in foreign source revenues that resulted in additional foreign income taxes and withholding taxes.

LIQUIDITY AND CAPITAL RESOURCES

  HOW ADEXA HAS FINANCED ITS BUSINESS


     Adexa has funded its operations primarily through the private sale of equity securities with aggregate proceeds of approximately $32.7 million and, to a lesser extent, through bank lines of credit. On August 24, 2000, Adexa closed a private sale of series C preferred stock raising aggregate proceeds of approximately $20 million. The investors that participated in the series C financing, ordered by size of investment, include J. & W. Seligman & Co., Amerindo Investment Advisors, Vitria Technology, Inc., Sutter Hill Ventures, L.P. and affiliates, DRW Venture Partners L.P. and Information Technology Ventures II, L.P. and affiliates.


  CASH

     LINES OF CREDIT


     At December 31, 2000, Adexa had cash and cash equivalents of $17.1 million and a secured bank credit line of $5.0 million with Silicon Valley Bank that was unused at December 31, 2000. This line of credit bears interest at the bank's prime rate plus 1.50% (11.0% at December 31, 2000) and is secured by Adexa's accounts receivable and substantially all Adexa's other assets. Adexa anticipates using available cash to provide working capital to fund its operations, to purchase capital equipment and to make leasehold and other facility improvements.


     OPERATING ACTIVITIES

     Net cash used in Adexa's operating activities primarily equals Adexa's net loss adjusted for changes in deferred revenue, accounts receivable, accounts payable, and accrued expenses and taxes. Deferred revenue represents maintenance that is billed annually in advance, with revenue being recognized ratably over the billing period, and licenses already billed for which revenue cannot yet be recognized under Adexa's revenue recognition policies. An increase in deferred revenue will result in an increase in cash, if collected, or an increase in accounts receivable, if not collected. Net cash used in operating activities was $8.6 million for fiscal 1998, $441,016 for fiscal 1999, and $425,314 for fiscal 2000. Net cash used in operating activities for fiscal 1998 related primarily to funding Adexa's operating losses. Net cash used in operating activities in fiscal 1999 related primarily to an operating loss of $5.2 million and increased accounts receivables of $3.0 million partially offset by $1.2 million in deferred revenue and a $4.9 million increase in accounts payable and accrued liabilities and accrued taxes payable. Net cash used in operating activities in fiscal 2000 related primarily to an operating loss of $12.6 million and increased accounts receivables of $7.7 million offset by an increase of $7.1 million in deferred revenue and a $8.1 million increase in accounts payable, accrued liabilities and accrued taxes payable. Deferred revenue, accounts payable, accrued liabilities and accrued taxes payable increased due to Adexa's revenue and corresponding expense growth.

     INVESTING ACTIVITIES

     Net cash (used in) provided by investing activities was ($1.2) million for fiscal 1998, $2.5 million for fiscal 1999, and ($3.8) million for fiscal 2000 and primarily related to capital equipment expenditures and net short-term investments. Capital equipment expenditures primarily consist of the purchase of computer hardware and software, office furniture and equipment and leasehold improvements. Adexa expects capital expenditures and lease commitments to increase in the future as its business expands.

     FINANCING ACTIVITIES

     Net cash provided by financing activities was $10.2 million for fiscal 1998, $2.9 million for fiscal 1999 and $15.1 million for fiscal 2000. Net cash was provided primarily by the sale of capital stock and, to a lesser extent, bank borrowings and the exercise of stock options.

     FUTURE CASH NEEDS

     Adexa expects to experience significant growth in its operating expenses, particularly sales and marketing and research and development expenses, and in capital expenditures as Adexa executes its business strategy. Adexa anticipates that these operating expenses and planned capital expenditures will constitute a material use of its cash resources. Adexa may use cash resources to fund acquisitions of, or investments in, complementary businesses, technologies or product lines. Adexa believes that its cash balances and borrowings available under its credit facility will be sufficient to meet its working capital needs for at least the next 12 months. After that, Adexa may require additional funds. Adexa may not be able to obtain adequate or favorable financing in the future. Any additional financing may dilute Adexa's shareholders' ownership interest in Adexa, and new debt or equity securities, if issued, could have rights senior to Adexa common stock.

RECENT ACCOUNTING PRONOUNCEMENTS

  SOFTWARE REVENUE RECOGNITION

     In December 1998, the American Institute of Certified Public Accountants issued SOP No. 98-9, Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions, which amends SOP No. 97-2, and was effective for transactions that Adexa entered into beginning January 1, 2000. Adoption of SOP No. 98-9 did not have a material impact on Adexa's consolidated financial position or results of operation.

  DERIVATIVES

     In June 1998, June 1999 and June 2000, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133 and SFAS No. 138, Accounting for Derivative Instruments and Hedging Activities -- An Amendment of SFAS No. 133. SFAS No. 133 requires the recognition of all derivatives as either assets or liabilities in the balance sheet and the measurement of those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the planned use of the derivative and the resulting designation. Adexa does not currently participate in hedging activities or own derivatives. Adexa's adoption of SFAS No. 133, as amended, in the first quarter of 2001 did not have a material impact on its consolidated financial statements.

  STOCK COMPENSATION

     In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation -- an interpretation of APB Opinion No. 25. FIN 44 clarifies the application of APB Opinion No. 25 and clarifies the following:

     - the definition of an employee for purposes of applying APB Opinion No.
       25;

     - the criteria for determining whether a plan qualifies as a noncompensatory plan;

     - the accounting consequence of various modifications to the terms of the previously fixed stock options or awards; and

     - the accounting for an exchange of stock compensation awards in a business combination.

     FIN 44 is effective July 1, 2000, but specific conclusions in FIN 44 cover specific events that occurred after either December 15, 1998 or January 12, 2000. The application of FIN 44 did not have a material impact on Adexa's consolidated financial position or results of operations.

  REVENUE RECOGNITION

     In December 1999, the SEC issued Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, which summarizes the views of the staff of the SEC in applying generally accepted accounting principles to revenue recognition in financial statements. In March 2000 and June 2000 the SEC issued SAB No. 101A and SAB No. 101B, which delayed the implementation dates of SAB No.
101. SAB No. 101, as amended, became effective for Adexa in the fourth quarter of 2000. Adexa's revenue recognition policies are in accordance with SAB No. 101.

QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK


     Adexa is exposed to market risk with respect to changes in interest rates and foreign currency exchange rates.



  INTEREST RATE RISK



     Adexa is exposed to interest rate risk to the extent that it holds interest bearing investment securities and to the extent it has interest bearing debt outstanding. As of December 31, 1999 and 2000, Adexa did not hold any interest bearing investment securities. As of December 31, 1999 and 2000, Adexa held cash equivalents of approximately $6.2 million and $13.9 million, respectively, consisting solely of money market mutual funds. A hypothetical increase or decrease in market interest rates by 10% from the market interest rates of December 31, 1999 and 2000 would have an immaterial impact on the fair value of money market mutual funds. Declines in interest rates over time, however, will reduce Adexa's interest income. Adexa is also exposed to interest rate risks on its fixed rate debt obligations. At December 31, 1999 and 2000, Adexa had $240,694 and $252,436 of fixed rate debt, consisting of capital lease obligations. A hypothetical fluctuation in market interest rates by 1% from the rates as of December 31, 1999 and 2000 would have caused the fair value of Adexa's fixed rate debt to fluctuate by an insignificant amount.



  FOREIGN CURRENCY EXCHANGE RATE RISK



     Although the Adexa headquarters are located in the United States, it maintains several offices in foreign markets throughout Europe and Asia. The assets of these foreign offices are not material. Adexa incurs costs, such as staffing, rent and telecommunications, for the foreign offices in the local currency of those offices; however, most of the revenues recognized to date have been denominated in U.S. dollars. As a result, Adexa is exposed to foreign currency exchange rate risk. To date, Adexa has not sought to hedge foreign currency exchange rate risks since gains and losses resulting from foreign currency translation and transactions have not been significant.



     Adexa intends to establish additional foreign offices in the future. To the extent that Adexa expands its foreign operations in the future, fluctuations in exchange rates may have a material adverse effect on the results of operations and could also result in exchange losses. The impact of future exchange rate fluctuations cannot be predicted adequately. Future license fees and services revenues derived from international markets may be denominated in the currency of the applicable foreign market. As a result, Adexa's operating results could become subject to significant fluctuations based upon changes in the exchange rates of certain currencies in relation to the U.S. dollar. Furthermore, as Adexa engages in international sales denominated in U.S. dollars, an increase in the value of the U.S. dollar relative to foreign currencies could make Adexa's products less competitive in international markets. Although Adexa will continue to monitor its exposure to currency fluctuations, and, when appropriate, may use financial hedging techniques in the future to minimize the effect of these fluctuations, Adexa cannot assure you that exchange rate fluctuations will not harm the business in the future.

                           MANAGEMENT OF FREEMARKETS

OFFICERS AND DIRECTORS

     The following table sets forth the names and ages of FreeMarkets' executive officers and directors as of February 7, 2001.

             NAME                AGE                                POSITION(S)
             ----                ---   ----------------------------------------------------------------------
Glen T. Meakem.................  37    Chief Executive Officer and Chairman of the Board

David J. Becker................  37    President, Chief Operating Officer and Director

William R. Blair...............  49    Senior Vice President and Chief Technology Officer

Scott D. Grimes................  38    Senior Vice President of Business Development

Joan S. Hooper.................  43    Senior Vice President and Chief Financial Officer

John P. Levis, III.............  39    Senior Vice President of People Development

David H. McCormick.............  35    Senior Vice President and General Manager of Core Business Markets

Douglas M. Wnorowski...........  39    Senior Vice President of Operations

Dr. Eric C. Cooper(1)(2).......  42    Director

L. John Doerr..................  49    Director

Raymond J. Lane................  54    Director

Thomas J. Meredith(2)..........  50    Director

David A. Noble(1)(2)...........  41    Director

---------------

(1) Member of compensation committee

(2) Member of audit committee


     GLEN T. MEAKEM co-founded FreeMarkets in 1995 and has served as its Chief Executive Officer, Chairman of the Board and a director since inception. Mr. Meakem also held the office of President from FreeMarkets' inception until June 2000. Prior to co-founding FreeMarkets, from May 1994 to February 1995, Mr. Meakem was employed as a manager in the Corporate Business Development Group of General Electric Co.


     DAVID J. BECKER has served as the President of FreeMarkets since June 2000, as its Chief Operating Officer since March 1998 and as a director since October 2000. Prior to becoming President, Mr. Becker served as an Executive Vice President since March 1998. From October 1996 to February 1998, Mr. Becker served as Vice President of Market Making. Prior to joining FreeMarkets, from March 1992 to September 1996, Mr. Becker was employed with Dole Fresh Fruit International, Ltd., where he worked in key financial and management positions at Dole's Latin and South American headquarters and subsidiaries. Mr. Becker's most recent position with Dole was a Manager, Worldwide Logistics Information Network.


     WILLIAM R. BLAIR has served as Senior Vice President and Chief Technology Officer of FreeMarkets since June 2000. From March 1999 to June 2000, Mr. Blair served as Vice President of Product Engineering. Mr. Blair joined FreeMarkets in March 1999 from Trost Manufacturing, where he had served as Vice President and General Manager since 1997. Prior to joining Trost, Mr. Blair held a number of manufacturing and information technology management positions at General Electric, most recently as a key technology executive for the GE Trading Process Network.


     SCOTT D. GRIMES has served as Senior Vice President of Business Development since February 2000. Prior to joining FreeMarkets, Mr. Grimes was employed by Paging Network Inc., a leading provider of wireless messaging and information services across the United States and Canada; most recently, Mr. Grimes served as senior vice president of corporate development for Vast Solutions, a PageNet subsidiary from April 1998 to February 2000. Prior to joining Paging Network Inc., Mr. Grimes was a principal at McKinsey & Company, Inc. from June 1991 to April 1998.


     JOAN S. HOOPER has served as Senior Vice President since June 2000 and as Chief Financial Officer and Treasurer since September 1999. Before becoming Senior Vice President, Ms. Hooper served as a Vice President from September 1999. Prior to joining FreeMarkets, Ms. Hooper was employed by AT&T Corp. from March 1979 to September 1999, serving in several key financial and senior management positions within various divisions, including divisions that are now independent companies -- Lucent Technologies, Inc., US West, Inc. and NCR Corp. Ms. Hooper's most recent position was a Financial Vice President of AT&T Business Services.


     JOHN P. LEVIS, III has served as Senior Vice President of People Development since June 2000 and as Vice President of People Development since September 1998. From January 1997 to September 1998, Mr. Levis served as our Vice President of Client Development.



     DAVID H. MCCORMICK has served as Senior Vice President and General Manager of Core Business Markets since June 2000. Prior to that, he served as Vice President and General Manager of Core Business Markets since December 1999. Prior to joining FreeMarkets, Mr. McCormick was a senior executive with McKinsey & Company, Inc. from 1996.



     DOUGLAS M. WNOROWSKI has served as Senior Vice President of Operations of FreeMarkets since June 2000. From June 1999 to June 2000, Mr. Wnorowski served as FreeMarkets' Vice President of Supply Markets. Prior to joining FreeMarkets, from August 1992 to June 1999, Mr. Wnorowski was employed by Respironics Inc., a developer, manufacturer and marketer of medical devices for respiratory disorder patients, where he served in several key management and leadership positions in the areas of sales and marketing, operations, mergers and acquisitions, and business development. Mr. Wnorowski's most recent position with Respironics was as Vice President of Sales and Marketing with responsibility for Europe, Africa, and the Middle East.



     DR. ERIC C. COOPER has served as a director of FreeMarkets since June 1999. Dr. Cooper is a Distinguished Service Professor at Carnegie Mellon University. Dr. Cooper was a co-founder of FORE Systems, Inc., a pioneer in the development of ATM high speed networking equipment, which was acquired by GEC, p.l.c., now called Marconi Communications, in June 1999. From FORE Systems' inception in April 1990 to June 1999, Dr. Cooper served as Chairman of the Board, and he also served as Chief Executive Officer from inception through January 1998.



     L. JOHN DOERR has served as a director of FreeMarkets since October 1999. Mr. Doerr has been a general partner of Kleiner Perkins Caufield & Byers, a private venture capital firm, since September 1980. Mr. Doerr is also a director of Martha Stewart Living Omnimedia, Inc., Amazon.com, Inc., excite@home Corporation, drugstore.com, inc., Healtheon Corporation, Intuit Inc., Epicor Software Corporation and Sun Microsystems, Inc., as well as several private companies.



     RAYMOND J. LANE has served as a director of FreeMarkets since February 2001. Mr. Lane is currently a general partner of Kleiner Perkins Caufield & Byers. Before joining Kleiner Perkins, from 1996 to 2000 Mr. Lane was the President and Chief Operating Officer of Oracle Corporation, the world's second-largest software company and a leading enterprise software and services company. Prior to being named President and Chief Operating Officer, Mr. Lane was Executive Vice President of Oracle and President of Worldwide Operations from 1993 to 1996. Mr. Lane serves as a director of several private companies.



     THOMAS J. MEREDITH has served as a director of FreeMarkets since November 1999. Mr. Meredith has served as Senior Vice President of Business Development and Strategy of Dell Computer Corporation, a computer systems company, and Managing Director of Dell Ventures, a wholly owned subsidiary of Dell Computer Corporation, since March 2000. Prior thereto, Mr. Meredith was Senior Vice President and Chief Financial Officer of Dell Computer Corporation since November 1992. Prior to joining Dell, Mr. Meredith was Vice President and Treasurer of Sun Microsystems, Inc. Mr. Meredith is also a director of i2 Technologies Inc. and divine interVentures, inc.

     DAVID A. NOBLE has served as a director of FreeMarkets since April 1999. Mr. Noble is an independent private equity investor. Mr. Noble was formerly a general partner of Stolberg, Meehan & Scano, a private equity investment fund focusing on business-to-business services in the communications, utilities, information technology and electronic commerce industries.


     DR. K. CYRUS HADAVI, who is the founder, President and Chief Executive Officer of Adexa, will become the Vice Chairman of the FreeMarkets board of directors effective upon completion of the merger. Dr. Hadavi has served as president and chief executive officer of Adexa since its incorporation in 1994.

DIRECTOR COMPENSATION

     FreeMarkets' directors do not currently receive compensation for their services as members of the board of directors. All directors are reimbursed for their travel and lodging expenses in connection with attendance at board and committee meetings. All of our directors, including non-employee directors, are eligible to receive options under FreeMarkets' Second Amended and Restated Stock Incentive Plan.


     Mr. Lane and Mr. Meredith each recently have been granted options to acquire 1,000,000 shares of FreeMarkets common stock. Each option vests in 24 equal monthly installments, provided that Mr. Lane or Mr. Meredith, as applicable, is serving as a member of the board of directors on the applicable vesting dates. The option to Mr. Lane was granted in consideration of Mr. Lane's service on the board and his agreement to stand for reelection at the annual meeting of stockholders in 2001 and, if reelected, to serve as a Class II director with a term expiring at the annual meeting of stockholders in 2004. The option to Mr. Meredith was granted in consideration of Mr. Meredith's agreement to stand for reelection at the annual meeting of stockholders in 2003 and, if reelected, to serve for a term expiring at the annual meeting of stockholders in 2006, and to continue in his capacity as chairman of the audit committee during his entire term of service on the board of directors if requested to do so. Dr. Cooper and Mr. Noble each recently have been granted options to acquire 30,000 shares of FreeMarkets common stock in consideration of their continuing board service. The exercise price of all such options is the fair market value on the date of grant.


CLASSIFIED BOARD


     FreeMarkets' amended and restated certificate of incorporation provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, a portion of FreeMarkets' board of directors will be elected each year. Messrs. Meredith and Noble have been designated Class I directors whose term expires at the 2003 annual meeting of stockholders. Dr. Cooper and Messrs. Doerr and Lane have been designated Class II directors whose term expires at the 2001 annual meeting of stockholders. Messrs. Meakem and Becker have been designated as Class III directors whose term expires at the 2002 annual meeting of stockholders. Dr. Hadavi has been designated as a Class III director effective upon completion of the merger. See "Description of Capital Stock-Antitakeover Provisions".


BOARD COMMITTEES

     The audit committee of FreeMarkets' board of directors consists of Mr. Meredith, as Chairman, Dr. Cooper and Mr. Noble. The audit committee is responsible for reviewing our internal accounting procedures and consults with and reviews the services provided by PricewaterhouseCoopers LLP, FreeMarkets' independent accountants.

     The compensation committee of FreeMarkets' board of directors consists of Mr. Noble, as Chairman, and Dr. Cooper. The compensation committee reviews and recommends to the board the compensation and benefits of FreeMarkets' executives officers, administers FreeMarkets' stock option plans and establishes and reviews general policies relating to compensation and benefits of FreeMarkets' employees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Neither of the members of the compensation committee of FreeMarkets' board of directors was, at any time since the formation of FreeMarkets an officer or employee of FreeMarkets. No executive officer of FreeMarkets serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on FreeMarkets' board of directors or FreeMarkets' compensation committee of the board of directors.

COMPENSATION OF EXECUTIVE OFFICERS


     The following table sets forth information concerning the annual and long-term compensation paid by FreeMarkets for services rendered in 2000 and 1999 to those persons who were, as of December 31, 2000, FreeMarkets' chief executive officer and its four other most highly compensated executive officers (the named executive officers).


                           SUMMARY COMPENSATION TABLE


                                                                 LONG-TERM
                                                                COMPENSATION
                                                                ------------
                                   ANNUAL COMPENSATION           SECURITIES
                               ----------------------------      UNDERLYING      ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR     SALARY       BONUS        OPTIONS       COMPENSATION
 ---------------------------   ----    --------     -------     ------------    ------------
Glen T. Meakem...............  2000    $300,000     $90,000(1)          --             --
  Chief Executive Officer and  1999    $283,333     $25,000(2)     800,000             --
  Chairman of the Board

David J. Becker..............  2000    $250,000     $75,000(1)          --             --
  President and                1999    $236,667     $20,000(2)     200,000             --
  Chief Operating Officer

Scott D. Grimes..............  2000    $193,558(3)       --        220,000        $50,000(4)
  Senior Vice President        1999          --          --             --             --
  Business Development

Joan S. Hooper...............  2000    $233,333     $75,999(1)          --             --
  Senior Vice President and    1999    $ 68,366(5)  $25,000        225,000        $30,000(4)
  Chief Financial Officer

David H. McCormick...........  2000    $197,917     $68,000(1)     100,000             --
  Senior Vice President and    1999    $ 13,538(6)       --        120,000        $10,000(4)
  General Manager of Core
  Business Markets


---------------

(1) Represents in each case a performance bonus paid in February 2001 for services rendered in 2000.

(2) Represents in each case a performance bonus paid in March 2000 for services rendered in 1999.


(3) Mr. Grimes joined FreeMarkets on February 21, 2000.



(4) Represents a signing bonus.



(5) Ms. Hooper joined FreeMarkets on September 13, 1999.



(6) Mr. McCormick joined FreeMarkets on December 2, 1999.

OPTION GRANTS

     The following table sets forth information regarding option grants to each of the named executive officers during 2000.

                          STOCK OPTION GRANTS IN 2000


                                                                                        POTENTIAL REALIZABLE
                          NUMBER OF    PERCENTAGE OF                               VALUE AT ASSUMED ANNUAL RATES
                          SECURITIES   TOTAL OPTIONS                              OF STOCK PRICE APPRECIATION FOR
                          UNDERLYING    GRANTED TO     EXERCISE OR                         OPTION TERM(2)
                           OPTIONS     EMPLOYEES IN    BASE PRICE    EXPIRATION   --------------------------------
          NAME            GRANTED(#)      2000(1)        ($/SH)         DATE            5%               10%
          ----            ----------   -------------   -----------   ----------   --------------    --------------
Glen T. Meakem..........        --           --%        $     --           --      $        --       $        --

David J. Becker.........        --           --               --           --               --                --

Scott D. Grimes.........   110,000         4.59          176.625      2/21/10       12,218,636        30,964,418
                            20,000         0.84           54.563      4/15/10          686,281         1,739,171
                            15,000         0.63           51.500      6/04/10          485,821         1,231,166
                            75,000         3.13           43.125      6/20/10        2,034,081         5,154,761

Joan S. Hooper..........        --           --               --           --               --                --

David H. McCormick......    40,000         1.67           51.500      6/04/10        1,295,523         3,283,109
                            60,000         2.50           43.125      6/20/10        1,627,265         4,123,809


---------------

(1) Based on 2,394,660 options granted to all employees during 2000.

(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC. The actual stock price appreciation over the 10-year option term will likely differ from these assumed annual rates. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the named executive officers.

OPTION EXERCISES

     The following table sets forth information with respect to the named executive officers with respect to (i) the number of shares received upon the exercise of stock options, (ii) the aggregate dollar value realized upon exercise, (iii) the total number of shares underlying unexercised options held at the end of 2000, and (iv) the aggregate dollar value of in-the-money unexercised options held at the end of 2000.

                  OPTION EXERCISES IN 2000 AND YEAR-END VALUES


                                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                                  OPTIONS AT YEAR END (#)          AT YEAR END($)(2)
                         SHARES ACQUIRED ON        VALUE        ---------------------------   ---------------------------
         NAME               EXERCISE(#)       REALIZED ($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            ------------------   ---------------   -----------   -------------   -----------   -------------
Glen T. Meakem.........       312,000            5,473,104        280,000       1,648,000      2,822,040     20,748,336
David J. Becker........            --                   --        340,000         535,000      5,645,748      7,416,537
Scott D. Grimes........            --                   --         10,000         210,000             --             --
Joan S. Hooper.........            --                   --         45,000         180,000        189,000        756,000
David H. McCormick.....            --                   --         24,000         196,000        100,800        403,200


---------------

(1) Based on the closing price per share of common stock on the Nasdaq National Market as of the date of exercise and the exercise price paid for such shares.

(2) Based on the closing price per share of common stock on the Nasdaq National Market as of December 31, 2000, minus the exercise price per share, multiplied by the number of shares obtainable upon exercise of these options.

EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     All of FreeMarkets' executive officers serve at the discretion of the board of directors.


     If FreeMarkets experiences a change in control, some of the outstanding options held by some of FreeMarkets' executive officers, including the named executive officers, that were not previously vested will immediately vest. As of February 7, 2001, the minimum number of options held by our executive officers that could vest under this provision is as follows: Mr. Meakem -- 824,000; Mr. Becker -- 286,999; Mr. Grimes -- 94,000; Ms. Hooper -- 90,000; Mr.
McCormick -- 98,000; William R. Blair -- 53,000; John P. Levis, III -- 79,500; and Douglas M. Wnorowski -- 58,000. In addition, if the acquiror in any change in control fails to provide substitute options to replace the outstanding options held by these executive officers, then all outstanding options not previously vested would vest upon the change in control.


     Generally, a change in control would include:

     - an acquisition of more than 50% of the combined voting power of all of FreeMarkets' outstanding securities;

     - a merger where, following the transaction, stockholders of FreeMarkets own 50% or less of the voting securities of the surviving corporation;

     - FreeMarkets' liquidation or the sale of substantially all of FreeMarkets' assets; or

     - individuals who currently form a majority of FreeMarkets' board of directors cease to be a majority, unless the new directors are nominated for election by the current board or their nominated successors.

     On January 2, 2001, the FreeMarkets board amended and restated the stock incentive plan to eliminate the provision which provided for the automatic acceleration of 50% of unvested options and the lapse of restrictions with respect to 50% of shares of restricted stock upon a change in control. The amendment does not affect options previously granted under the plan, including the options set forth above which are held by the specified executive officers.

              BENEFICIAL OWNERSHIP OF COMMON STOCK OF FREEMARKETS

     Under the rules of the SEC, a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered a beneficial owner of the security. Voting power includes the power to vote of direct the vote of shares, and investment power includes the power to dispose of or direct the disposition of shares. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered beneficially owned under the SEC's rules.


     The following table sets forth information as of March 1, 2001 with respect to the beneficial ownership of FreeMarkets common stock by:


     - each director of FreeMarkets;

     - the chief executive officer of FreeMarkets and each of the named executive officers of FreeMarkets;

     - all executive officers and directors of FreeMarkets as a group; and

     - each person who is known by FreeMarkets to own beneficially more than 5% of the outstanding shares of FreeMarkets common stock on such date (other than Adexa pursuant to voting agreements described elsewhere in this joint proxy statement/prospectus).


     The information on beneficial ownership in the table below and the related footnotes is based upon data furnished to FreeMarkets by, or on behalf of, the persons referred to in the table. Unless otherwise indicated in the footnotes to the table, each person named has sole voting power and sole investment power with respect to the shares included in the table. Shares of FreeMarkets common stock subject to options, which are currently exercisable or exercisable within 60 days of March 1, 2001, are deemed outstanding for computing the percentages of the person holding such options but are not deemed outstanding for computing the percentages of any other person. Percentage ownership is based on 39,070,187 shares of FreeMarkets common stock outstanding as of March 1, 2001.


     Unless otherwise indicated, the address of each stockholder is c/o FreeMarkets, Inc., FreeMarkets Center, 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222.


                                                               NUMBER      PERCENT
                            NAME                              OF SHARES    OF CLASS
                            ----                              ---------    --------
NAMED EXECUTIVE OFFICERS AND DIRECTORS:
Glen T. Meakem(1)...........................................  3,399,000       8.6%
David J. Becker(2)..........................................    594,694       1.5
Scott D. Grimes(3)..........................................     40,000         *
Joan S. Hooper(4)...........................................     50,875         *
David H. McCormick(5).......................................     29,376         *
Dr. Eric C. Cooper..........................................     56,892         *
L. John Doerr(6)............................................    673,315       1.7
Raymond J. Lane(7)..........................................     83,333         *
Thomas J. Meredith(8).......................................    142,333         *
David A. Noble(9)...........................................    134,400         *
All directors and executive officers as a group (13
  persons)(10)..............................................  5,557,584      14.2
OTHER 5% STOCKHOLDERS:
Integral Capital Partners IV, LP(11)........................  2,117,500       5.4
Goldman Sachs & Co.(12).....................................  2,115,223       5.4
United Technologies Corporation(13).........................  2,078,983       5.3


---------------

   * Less than 1%.

 (1) Includes 2,382,200 shares held by a limited partnership controlled by Mr. Meakem, 48,000 shares held by a charitable foundation controlled by Mr. Meakem, and 285,000 shares which may be acquired within 60 days of March 1, 2001 pursuant to the exercise of options.



 (2) Includes 240,000 shares held by a limited partnership controlled by Mr. Becker and 341,250 shares which may be acquired within 60 days of March 1, 2001 pursuant to the exercise of options.



 (3) Includes 40,000 shares which may be acquired within 60 days of March 1, 2001 pursuant to the exercise of options.



 (4) Includes 49,000 shares which may be acquired within 60 days of March 1, 2001 pursuant to the exercise of options.



 (5) Includes 28,000 shares which may be acquired within 60 days of March 1, 2001 pursuant to the exercise of options.



 (6) Consists of: (i) 359,000 shares held by Mr. Doerr; (ii) 22,233 shares held by KPCB Holdings, Inc. as nominee for the account of Mr. Doerr; (iii) 283,323 shares held by KPCB Holdings, Inc. as nominee for the account of KPCB IX-A; and (iv) 8,759 shares held by KPCB Holdings, Inc. as nominee for the account of KPCB IX-B. Mr. Doerr is a Managing Director of KPCB IX Associates, LLC, which is the general partner of both KPCB IX-A and KPCB IX-B. Mr. Doerr disclaims beneficial ownership of the shares held by KPCB Holdings, Inc. as nominee for the accounts of KPCB IX-A and KPCB IX-B, except to the extent of any indirect pecuniary interest in his distributive share therein.



 (7) Consists of 83,333 shares which may be acquired within 60 days of March 1, 2001.



 (8) Includes 83,333 shares which may be acquired within 60 days of March 1, 2001.



 (9) Includes 20,000 shares held in various trusts for the benefit of Mr. Noble's family and 30,000 shares which may be acquired within 60 days of March 1, 2001 pursuant to the exercise of options.



(10) See notes (1) through (9). Also includes 173,000 shares which may be acquired within 60 days of March 1, 2001 pursuant to the exercise of options granted to other executive officers not listed in the table.



(11) Consists of: (i) 1,271,200 shares as to which Integral Capital Partners IV, L.P. ("ICP4") and Integral Capital Management IV, LLC ("ICM4") share voting and investment power; (ii) 6,300 shares as to which Integral Capital Partners IV MS Side Fund, L.P. ("4 Side Fund") and Integral Capital Partners NBT LLC ("NBT") share voting and investment power; (iii) 826,880 shares as to which Integral Capital Partners V, L.P. ("ICP5") and Integral Capital Management V, LLC ("ICM5") share voting and investment power; (iv) 11,020 shares as to which Integral Capital Partners V Side Fund, L.P. ("5 Side Fund") and ICP Management V, LLC ("ICP") share voting and investment power; and (v) 2,100 shares as to which ICP and Integral Capital Partners V SLP Side Fund, LLC ("5 SLP") share voting and investment power. This share information is based on information contained in a Schedule 13G filed jointly by ICP4, ICM4, 4 Side Fund, NBT, ICP5, ICM5, 5 Side Fund, ICP and 5 SLP with the SEC on February 22, 2001. The address of the stockholder is 2750 Sand Hill Road, Menlo Park, CA 94025.



(12) Consists of: (i) 1,625,223 shares held in discretionary customer accounts as to which Goldman, Sachs & Co. ("Goldman Sachs") and The Goldman Sachs Group, Inc. (the "Goldman Group") share voting and investment power, (ii) 415,717 shares as to which the Goldman Group has sole voting and investment power, and (iii) 74,283 shares as to which Stone Street Fund 1999, L.P. ("SS L.P.") and Stone Street 1999, L.L.C. ("SS L.L.C.") share voting and investment power. The share information is based on information contained in a Schedule 13G filed jointly with the SEC on February 13, 2001, by Goldman Sachs, the Goldman Group, SS L.P. and SS L.L.C. The address of the stockholder is 85 Broad Street, New York, NY 10004.


(13) These shares are held of record by Nevada Bond Investment Corp. II, a wholly-owned subsidiary of United Technologies Corporation. United Technologies Corporation has the power to control Nevada Bond Investment Corp. II and therefore shares with that entity voting and investment power with respect to these shares. The share information is based on information contained in a Schedule 13G filed by this stockholder with the SEC on January 21, 2000. The address of the stockholder is One Financial Plaza, Hartford, CT 06101.

                 BENEFICIAL OWNERSHIP OF CAPITAL STOCK OF ADEXA


     The following table sets forth information as of February 7, 2001 with respect to the beneficial ownership of Adexa capital stock by:


     - each person who is known by Adexa to own beneficially more than 5% of the outstanding shares of Adexa capital stock on such date (other than FreeMarkets pursuant to voting agreements described elsewhere in this joint proxy statement/prospectus);

     - each director of Adexa;

     - the chief executive officer of Adexa and each of the three other most highly compensated executive officers of Adexa; and

     - all executive officers and directors of Adexa as a group.


     The total number of shares and percentage ownership information in the table below assumes the conversion of all Adexa preferred stock into common stock immediately prior to the closing of the Merger. The table is based on:
10,976,411 shares of common stock outstanding as of February 7, 2001; 4,127,170 shares of common stock issuable upon the conversion of 4,127,170 shares of series A preferred stock outstanding as of February 7, 2001; 2,492,424 shares of common stock issuable upon the conversion of 2,492,424 shares of series B preferred stock outstanding as of February 7, 2001; and 2,635,043 shares of common stock issuable upon the conversion of 1,574,801 shares of series C preferred stock outstanding as of February 7, 2001.


     The information on beneficial ownership in the table below and the related footnotes is based upon data furnished to Adexa by, or on behalf of, the persons referred to in the table. Unless otherwise indicated in the footnotes to the table, each person named has sole voting power and sole investment power with respect to the shares included in the table. Shares of Adexa common stock subject to options, which are currently exercisable or exercisable within 60 days of February 7, 2001, are deemed outstanding for computing the percentages of the person holding such options but are not deemed outstanding for computing the percentages of any other person.

     Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Adexa, Inc., 5933 W. Century Blvd., 12th Floor, Los Angeles, CA 90045.


                                                                NUMBER       PERCENT
                            NAME                               OF SHARES     OF CLASS
                            ----                              -----------    --------
NAMED EXECUTIVE OFFICERS AND DIRECTORS:
K. Cyrus Hadavi(1)..........................................    8,700,000       43.0%
Udo Dengler(2)..............................................    1,605,000        7.3%
Hoon Chung(3)...............................................      560,869        2.7%
J. Timothy Romer(4).........................................      225,000        1.1%
David R. Golob..............................................       33,474           *
William W. Lattin(5)........................................       67,356           *
Sam H. Lee(6)...............................................    1,916,996        9.5%
William H. Younger, Jr.(7)..................................    3,634,591       18.0%
All directors and officers as a group (8 persons)(8)........   16,743,286       73.9%

OTHER SIGNIFICANT SHAREHOLDERS:
Funds affiliated with Sutter Hill Ventures(9)...............    3,634,591       18.0%
  755 Page Mill Road, Suite A-200
  Palo Alto, CA 94304

Funds affiliated with Information Technology Ventures(10)...    1,916,996        9.5%
  100 Hamilton Avenue, Suite 400
  Palo Alto, CA 94301

Kameron Hadavi..............................................    1,000,000        4.9%


---------------

   * Less than 1%.

 (1) Includes: 435,000 shares of common stock owned by the S. Hadavi Trust; 435,000 shares of common stock owned by the C. Hadavi Trust; 50,000 shares of common stock owned by the R. S. Hadavi Trust; and 50,000 shares of common stock owned by the R. C. Hadavi Trust.

 (2) Includes: 1,600,000 shares of common stock subject to options that are exercisable within 60 days of February 7, 2001; and 5,000 shares of common stock subject to options that are exercisable within 60 days of February 7, 2001 that are owned by Mr. Dengler's wife, Cordula Dengler.

 (3) Includes 560,869 shares of common stock subject to options that are exercisable within 60 days of February 7, 2001.

 (4) Includes 225,000 shares of common stock subject to options that are exercisable within 60 days of February 7, 2001.


 (5) Includes 25,000 shares of common stock subject to options that are exercisable within 60 days of February 7, 2001; and 42,356 shares of common stock issuable upon the conversion of 42,356 shares of series B preferred stock owned by the William and June Lattin Revocable Living Trust.



 (6) Includes: 1,751,491 shares of common stock issuable upon conversion of 1,751,491 shares of series B preferred stock and 95,190 shares of common stock issuable upon conversion of 56,889 shares of series C preferred stock owned by Information Technology Ventures II, L.P.; and 66,691 shares of common stock issuable upon the conversion of 66,691 shares of series B preferred stock and 3,624 shares of common stock issuable upon the conversion of 2,166 shares of series C preferred stock owned by ITV Affiliates Fund II, L.P. Mr. Lee, a managing member of each of these entities, disclaims beneficial ownership in the shares, except for his pecuniary interest in each of the limited partnerships.



 (7) Includes: 1,978,906 shares of common stock issuable upon the conversion of 1,978,906 shares of series A preferred stock; 176,902 shares of common stock issuable upon the conversion of 176,902 shares of series B preferred stock; and 115,503 shares of common stock issuable upon the conversion of 69,029 shares of series C preferred stock owned by Sutter Hill Ventures; 19,572 shares of common stock issuable upon the conversion of 19,572 shares of series A preferred stock; 1,750 shares of common stock issuable upon the conversion of 1,750 shares of series B preferred stock; and 1,143 shares of common stock issuable upon the conversion of 683 shares of series C preferred stock owned by Sutter Hill Entrepreneurs Fund (AI), LP; 49,557 shares of common stock issuable upon the conversion of 49,557 shares of series A preferred stock; 4,430 shares of common stock issuable upon the conversion of 4,430 shares of series B preferred stock; and 2,893 shares of common stock issuable upon the conversion of 1,729 shares of series C preferred stock owned by Sutter Hill Entrepreneurs Fund (QP), LP; and 1,121,189 shares of common stock issuable upon the conversion of 1,121,189 shares of series A preferred stock; 100,387 shares of common stock issuable upon the conversion of 100,387 shares of series B preferred stock; and 62,359 shares of common stock issuable upon the conversion of 37,268 shares of series C preferred stock held by other parties affiliated with Sutter Hill Ventures, including 276,086 shares of common stock issuable upon the conversion of 276,086 shares of series A preferred stock; 24,922 shares of common stock issuable upon the conversion of 24,922 shares of series B preferred stock; and 13,866 shares of common stock issuable upon the conversion of 8,287 shares of series C preferred stock held by William H. Younger Jr., Trustee, The Younger Living Trust.

    Mr. Younger is a managing director of the general partner of Sutter Hill Ventures and disclaims beneficial ownership of the shares held by these entities except for his proportionate partnership interest in them.

 (8) Includes 2,415,869 shares of common stock subject to options that are exercisable within 60 days of February 7, 2001.


 (9) Includes: 1,978,906 shares of common stock issuable upon the conversion of 1,978,906 shares of series A preferred stock; 176,902 shares of common stock issuable upon the conversion of 176,902 shares of series B preferred stock; and 115,503 shares of common stock issuable upon the conversion of 69,029 shares of series C preferred stock owned by Sutter Hill Ventures; 19,572 shares of common stock issuable upon the conversion of 19,572 shares of series A preferred stock;

     1,750 shares of common stock issuable upon the conversion of 1,750 shares of series B preferred stock; and 1,143 shares of common stock issuable upon the conversion of 683 shares of series C preferred stock owned by Sutter Hill Entrepreneurs Fund (AI), LP; 49,557 shares of common stock issuable upon the conversion of 49,557 shares of series A preferred stock; 4,430 shares of common stock issuable upon the conversion of 4,430 shares of series B preferred stock; and 2,893 shares of common stock issuable upon the conversion of 1,729 shares of series C preferred stock owned by Sutter Hill Entrepreneurs Fund (QP), LP; and 1,121,189 shares of common stock issuable upon the conversion of 1,121,189 shares of series A preferred stock; 100,387 shares of common stock issuable upon the conversion of 100,387 shares of series B preferred stock; and 62,359 shares of common stock issuable upon the conversion of 37,268 shares of series C preferred stock held by other parties affiliated with Sutter Hill Ventures, including 276,086 shares of common stock issuable upon the conversion of 276,086 shares of series A preferred stock; 24,922 shares of common stock issuable upon the conversion of 24,922 shares of series B preferred stock; and 13,866 shares of common stock issuable upon the conversion of 8,287 shares of series C preferred stock held by William H. Younger Jr., Trustee, The Younger Living Trust.

     Sutter Hill Ventures disclaims voting power and beneficial ownership to the shares held by its affiliated parties.


(10) Includes: 1,751,491 shares of common stock issuable upon conversion of 1,751,491 shares of series B preferred stock and 95,190 shares of common stock issuable upon conversion of 56,889 shares of series C preferred stock owned by Information Technology Ventures II, L.P.; and 66,691 shares of common stock issuable upon the conversion of 66,691 shares of series B preferred stock and 3,624 shares of common stock issuable upon the conversion of 2,166 shares of series C preferred stock owned by ITV Affiliates Fund II, L.P.

                   DESCRIPTION OF FREEMARKETS' CAPITAL STOCK

CAPITALIZATION OF FREEMARKETS


     FreeMarkets is authorized to issue 500,000,000 shares of common stock, $0.01 par value, and 5,000,000 shares of undesignated preferred stock, $0.01 par value. The following description of FreeMarkets' capital stock is only a summary and is qualified in its entirety by the FreeMarkets certificate of incorporation and bylaws. See "Comparison of the Rights of Stockholders of FreeMarkets and Shareholders of Adexa" on page 82.


  COMMON STOCK

     Each share of FreeMarkets common stock entitles its holder to one vote on all matters to be voted upon by stockholders. Subject to preferences that may apply to any outstanding preferred stock, holders of common stock may receive ratably any dividends that the FreeMarkets board of directors may declare out of funds legally available for the purpose. In the event of FreeMarkets liquidation, dissolution or winding up, the holders of FreeMarkets common stock are entitled to share ratably in all assets remaining after payment of liabilities and any liquidation preference of preferred stock that may be outstanding. The FreeMarkets common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions. All outstanding shares of FreeMarkets common stock are fully paid and non-assessable, and the shares of common stock that FreeMarkets will issue in connection with the merger will be fully paid and non-assessable.

     As of             , 2001 there were                shares of common stock
outstanding held of record by                stockholders. In addition, as of
            , 2001, there were                shares of common stock reserved
for issuance under FreeMarkets' stock option plans and                shares of
common stock reserved for issuance under FreeMarkets' employee stock purchase plan.

  PREFERRED STOCK

     The FreeMarkets board of directors has the authority, without further action by the FreeMarkets stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to designate the rights, preferences, privileges and restrictions of each such series. The issuance of FreeMarkets preferred stock could have the effect of restricting dividends on the FreeMarkets common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock or delaying or preventing a change in control without further action by the stockholders. Although FreeMarkets currently has no plans to issue any shares of preferred stock, the board of directors of FreeMarkets, without stockholder approval, may issue preferred stock with voting and conversion rights which could adversely affect the rights of holders of shares of FreeMarkets common stock.

CERTIFICATE OF INCORPORATION AND BYLAWS PROVISIONS

     The FreeMarkets certificate of incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing a change of control of FreeMarkets that a stockholder might consider favorable. These provisions are summarized in the following paragraphs.

     The FreeMarkets certificate of incorporation and bylaws divide the board into three classes as nearly equal in size as possible, with each class serving a three-year term. The terms are staggered, so that one-third of the FreeMarkets board is to be elected each year. The classification of the FreeMarkets board could have the effect of making it more difficult than otherwise for a third party to acquire control of FreeMarkets, because it would typically take more than a year for a majority of the stockholders to elect a majority of the FreeMarkets board.

     The FreeMarkets certificate of incorporation and bylaws provide that any action required or permitted to be taken by stockholders at an annual or special meeting may be taken only if it is properly brought before the meeting, and may not be taken by written action in lieu of a meeting.

     The FreeMarkets certificate of incorporation and bylaws also provide that special meetings of the stockholders may be called only by the board of directors, the chairman of the board or the chief executive officer.


     The FreeMarkets bylaws establish advance notice procedures with regard to all stockholder proposals to be brought before a meeting of stockholders, including proposals relating to the nomination of directors. In order to be timely, such notice must be delivered to the secretary of FreeMarkets not later than: (i) if the date of the annual meeting is not more than 30 days before and not more than 30 days after the first anniversary of the preceding year's annual meeting, then not earlier than the close of business on the 90th day, and not later than the close of business on the 60th day, prior to the date on which FreeMarkets first mailed its proxy materials for the preceding year's annual meeting of stockholders; or (ii) if the date of the annual meeting is more than 30 days before or more than 30 days after the first anniversary of the preceding year's annual meeting, then not earlier than the close of business on the 120th day prior to such annual meeting, and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by FreeMarkets.


LIMITATION OF DIRECTOR LIABILITY

     The FreeMarkets certificate of incorporation provides that no director will be personally liable to FreeMarkets or its stockholders for monetary damages for breach of fiduciary duty as a director, except for:

     - any breach of the director's duty of loyalty to FreeMarkets or its stockholders;

     - acts or omissions not in good faith or which involve intentional misconduct;

     - acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or

     - any transaction from which such director derives improper personal benefit.

INDEMNIFICATION AGREEMENTS

     The FreeMarkets certificate of incorporation provides that FreeMarkets shall indemnify and may advance expenses to its officers and directors to the fullest extent permitted by law. FreeMarkets has entered into indemnification agreements with each of its directors and executive officers.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the FreeMarkets common stock is American Stock Transfer & Trust Co.

                                 LEGAL MATTERS


     The validity of the shares of FreeMarkets common stock offered by this joint proxy statement/prospectus and certain federal income tax consequences of the merger will be passed upon for FreeMarkets by Morgan, Lewis & Bockius LLP, Pittsburgh, Pennsylvania. Certain federal income tax consequences of the merger will be passed upon for Adexa by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP, Menlo Park, California. As of the date of this joint proxy statement/ prospectus, attorneys of Morgan, Lewis & Bockius LLP own an aggregate of 42,273 shares of FreeMarkets common stock, and a partner of Morgan, Lewis & Bockius LLP who is FreeMarkets' assistant secretary holds options to purchase 20,000 shares of FreeMarkets common stock. As of the date of this joint proxy statement/prospectus, some members and employees of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP beneficially owned an aggregate of 7,259 shares of Adexa series B preferred stock.

                                    EXPERTS


     The consolidated financial statements of FreeMarkets and iMark.com incorporated by reference into this joint proxy statement/prospectus have been audited by PricewaterhouseCoopers LLP, independent public accountants, as stated in their report appearing in such incorporated documents. FreeMarkets' consolidated financial statements and the consolidated financial statements of iMark.com, Inc. are incorporated by reference in this joint proxy statement/prospectus in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


     The consolidated financial statements of Adexa included in this joint proxy statement/prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein. Adexa's consolidated financial statements are included in this joint proxy statement/prospectus in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     FreeMarkets files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information FreeMarkets files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. FreeMarkets' SEC filings are also available to the public from commercial document retrieval services and at the Website maintained by the SEC at www.sec.gov.

     FreeMarkets has filed a registration statement to register with the SEC the FreeMarkets common stock to be issued to Adexa shareholders in the merger. This joint proxy statement/prospectus is part of that registration statement and constitutes a prospectus in addition to being a proxy statement of FreeMarkets.


     As allowed by the SEC's rules, this joint proxy statement/prospectus does not contain all of the information relating to FreeMarkets included in the registration statement or the exhibits to the registration statement. Some of the important business and financial information relating to FreeMarkets and Adexa that may be important in deciding how to vote is not included in this joint proxy statement/prospectus, but rather is "incorporated by reference" to documents that have been previously filed by FreeMarkets with the SEC. The information incorporated by reference is deemed to be a part of this joint proxy statement/ prospectus, except for any information superseded by information contained directly in this joint proxy statement/prospectus. See "Documents Incorporated by Reference".


     FreeMarkets has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to FreeMarkets, and Adexa has supplied all information contained in this joint proxy statement/prospectus relating to Adexa. Neither FreeMarkets nor Adexa shall have any responsibility relating to the accuracy or completeness of information relating to the other.

     If you are a stockholder of FreeMarkets, you can obtain any of the documents incorporated by reference through FreeMarkets or the SEC. Documents incorporated by reference are available from FreeMarkets without charge, excluding all exhibits. You may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing to the following address or by telephone:

                               FreeMarkets, Inc.
                         Attention: Investor Relations
                               FreeMarkets Center
                                210 Sixth Avenue
                              Pittsburgh, PA 15222
                                 (412) 297-8950

     If you would like to request documents from FreeMarkets, please do so by
June   , 2001 to ensure that you receive them before the special meeting.


     You should rely on the information contained or incorporated by reference in this joint proxy statement/prospectus to vote on the merger agreement and the merger and the issuance of shares of FreeMarkets common stock. Neither FreeMarkets nor Adexa has authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus.
This joint proxy statement/prospectus is dated             , 2001, and you
should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than such date. This joint proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities, or the solicitation of a proxy, in any jurisdiction in which, or to any person to whom, it is unlawful to make any such offer or solicitation.

     Shareholders, banks and brokerage houses with questions regarding voting of shares should contact:

                               FreeMarkets, Inc.
                         Attention: Investor Relations
                               FreeMarkets Center
                                210 Sixth Avenue
                              Pittsburgh, PA 15222
                                 (412) 297-8950


                      DOCUMENTS INCORPORATED BY REFERENCE


     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this joint proxy statement/prospectus, and later information filed with the Securities and Exchange Commission will update and supersede this information. This joint proxy statement/prospectus incorporates by reference the documents set forth below that FreeMarkets has previously filed with the Securities and Exchange Commission. The documents contain important information about FreeMarkets and its finances.

     FreeMarkets incorporates the following documents by reference:


     - Annual Report on Form 10-K for the year ended December 31, 2000, as amended (File No. 0-27913);



     - Current Report on Form 8-K dated March 24, 2000, as amended by Form 8-K/A filed with the SEC on June 6, 2000 (File No. 0-27913);



     - Current Report on Form 8-K dated February 7, 2001 (File No. 0-27913); and


     - Common stock description contained in FreeMarkets' registration statement on Form 8-A (File No. 0-27913) registering the FreeMarkets common stock under Section 12(g) of the Securities Exchange Act of 1934.

     In addition, all of FreeMarkets' filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this joint proxy statement/prospectus shall be deemed to be incorporated by reference until the date on which the merger becomes effective.

     Any statement contained in this joint proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this joint proxy statement/prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/ prospectus.

     If you are a shareholder of Adexa and have any questions or require additional material from Adexa, please call J. Timothy Romer at Adexa at (310) 338-0444. Copies of the Adexa articles and bylaws are available without charge, upon written or oral request, from Adexa, at the following address:

                                  Adexa, Inc.
                       Attention: Chief Financial Officer
                             5933 W. Century Blvd.
                                   12th Floor
                         Los Angeles, California 90045

                STATEMENT REGARDING FORWARD-LOOKING INFORMATION

     Statements in this joint proxy statement/prospectus that are not historical facts, including those statements that refer to FreeMarkets' and Adexa's plans, prospects, expectations, strategies, intentions, and beliefs, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. FreeMarkets and Adexa intend that the forward-looking statements be covered by the safe-harbor provisions for forward-looking statements in these sections. These forward-looking statements are based on information available to FreeMarkets and Adexa today, and neither FreeMarkets nor Adexa assumes any obligation to update these statements as circumstances change. There are risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including, without limitation, the risks of integrating Adexa's business with FreeMarkets' business, market acceptance of FreeMarkets' and Adexa's products and services, the competitive nature of the e-commerce and c-commerce markets, FreeMarkets' and Adexa's ability to attract new customers, through their own efforts and through partnerships and alliances, to retain and increase revenue from existing customers, and their ability to attract and retain qualified personnel. You should carefully review these and other risk factors that are described in more detail in this joint proxy statement/prospectus and FreeMarkets' filings with the Securities and Exchange Commission.

                      INDEX TO ADEXA FINANCIAL STATEMENTS

                                                                 PAGE
                                                                NUMBER
                                                                ------
Independent Auditor's Report................................      F-2

Consolidated Balance Sheets as of December 31, 1999 and
  2000......................................................      F-3

Consolidated Statements of Operations for the Years Ended
  December 31, 1998, 1999 and 2000..........................      F-4

Consolidated Statements of Stockholders' Equity (Deficit)
  for the Years Ended December 31, 1998, 1999 and 2000......      F-6

Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1998, 1999 and 2000..........................      F-8

Notes to Consolidated Financial Statements..................      F-9

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Adexa, Inc.:

We have audited the accompanying consolidated balance sheets of Adexa, Inc. and subsidiaries (the "Company") as of December 31, 1999 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1999 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
February 7, 2001

                          ADEXA, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                       DECEMBER 31,
                                                                --------------------------
                                                                   1999           2000
                                                                -----------    -----------
ASSETS
Current Assets:
  Cash and cash equivalents.................................    $ 6,231,569    $17,093,864
  Accounts receivable, net of allowance for doubtful
     accounts of $528,000 and $961,647 as of December 31,
     1999 and 2000, respectively............................      4,448,375     11,312,616
  Prepaid and other current assets..........................        189,306        989,238
                                                                -----------    -----------
          Total current assets..............................     10,869,250     29,395,718
                                                                -----------    -----------
Property and equipment, net.................................      1,149,455      3,694,116
Loans receivable from related parties.......................        214,556        465,806
Other assets................................................        113,749        315,452
                                                                -----------    -----------
          Total.............................................    $12,347,010    $33,871,092
                                                                ===========    ===========
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Line of credit............................................    $ 5,000,000
  Accounts payable..........................................        969,321    $ 2,559,226
  Accrued wages and related liabilities.....................      2,393,372      4,912,588
  Accrued expenses and other current liabilities............      1,139,069      3,669,778
  Accrued taxes payable.....................................      1,440,870      2,855,273
  Deferred revenues.........................................      2,012,149      9,104,587
  Current portion of capital lease obligations..............        123,286        118,279
                                                                -----------    -----------
          Total current liabilities.........................     13,078,067     23,219,731
                                                                -----------    -----------
Capital lease obligations...................................        117,406        134,157
                                                                -----------    -----------
          Total liabilities.................................     13,195,473     23,353,888
                                                                -----------    -----------
Series C redeemable convertible preferred stock, no par
  value; 2,100,000 shares authorized; 1,574,801 shares
  issued and outstanding as of December 31, 2000............                    19,943,390
                                                                               -----------
Commitments and contingencies
Stockholders' deficit:
  Series A convertible preferred stock, no par value;
     4,358,186 shares authorized; 4,130,170 shares issued
     and outstanding as of December 31, 1999; 4,127,170
     shares issued and outstanding as of December 31,
     2000...................................................      4,283,838      4,218,938
  Series B convertible preferred stock, no par value;
     2,900,000 shares authorized; 2,492,424 shares issued
     and outstanding as of December 31, 1999 and 2000.......      8,125,738      8,125,738
  Common stock, no par value; 23,000,000 shares authorized;
     10,460,161 shares and 10,976,411 shares issued and
     outstanding as of December 31, 1999 and 2000...........        154,149        534,343
  Additional paid-in capital................................      2,531,090     27,386,371
  Unearned stock-based compensation.........................       (683,092)   (13,498,156)
  Accumulated deficit.......................................    (15,260,186)   (36,193,420)
                                                                -----------    -----------
          Total stockholders' deficit.......................       (848,463)    (9,426,186)
                                                                -----------    -----------
Total.......................................................    $12,347,010    $33,871,092
                                                                ===========    ===========

          See accompanying notes to consolidated financial statements.

                          ADEXA, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                          YEARS ENDED DECEMBER 31,
                                                 -------------------------------------------
                                                     1998           1999            2000
                                                 ------------    -----------    ------------
Revenues:
  License revenues.............................  $  4,840,992    $16,092,786    $ 31,341,657
  Service revenues.............................     2,251,411      5,174,889      13,079,120
  Maintenance revenues.........................     1,020,223      2,393,057       6,105,120
                                                 ------------    -----------    ------------
          Total revenues.......................     8,112,626     23,660,732      50,525,897
                                                 ------------    -----------    ------------
Cost of revenues:
  Cost of license revenues.....................       122,504        267,985       1,359,258
  Cost of service and maintenance revenues,
     excluding stock-based compensation........     4,859,990      5,738,364      13,208,286
  Stock-based compensation -- cost of service
     and maintenance revenues..................       261,468         38,575         432,514
                                                 ------------    -----------    ------------
          Total cost of revenues...............     5,243,962      6,044,924      15,000,058
                                                 ------------    -----------    ------------
Gross profit...................................     2,868,664     17,615,808      35,525,839
                                                 ------------    -----------    ------------
Operating expenses:
  Sales and marketing, excluding stock-based
     compensation..............................     7,859,925     12,929,224      26,218,251
  Research and development, excluding
     stock-based compensation..................     1,706,680      4,534,197       7,599,406
  General and administrative, excluding
     stock-based compensation..................     1,436,867      2,689,005       6,817,499
  Writeoff of deferred IPO costs...............                                    1,467,955
  Stock-based compensation -- sales and
     marketing.................................       190,600         60,793       2,015,236
  Stock-based compensation -- research and
     development...............................       833,562        127,017         497,361
  Stock-based compensation -- general and
     administrative............................        38,399         26,678         749,754
                                                 ------------    -----------    ------------
          Total operating expenses.............    12,066,033     20,366,914      45,365,462
                                                 ------------    -----------    ------------
Operating loss.................................    (9,197,369)    (2,751,106)     (9,839,623)
                                                 ------------    -----------    ------------
Interest and other income (expense):
  Interest income..............................       202,759        149,674         163,553
  Interest expense.............................      (137,438)      (293,630)       (203,393)
  Other income (expense).......................       (56,547)      (175,952)       (124,245)
                                                 ------------    -----------    ------------
          Total interest and other income
            (expense)..........................         8,774       (319,908)       (164,085)
                                                 ------------    -----------    ------------
Loss before income taxes.......................    (9,188,595)    (3,071,014)    (10,003,708)
Provision for income taxes.....................       245,494      2,114,467       2,580,172
                                                 ------------    -----------    ------------
Net loss.......................................    (9,434,089)    (5,185,481)    (12,583,880)
Accretion and deemed dividend on redeemable
  preferred stock..............................                                   (8,349,354)
                                                 ------------    -----------    ------------
Net loss attributable to common stockholders...  $ (9,434,089)   $(5,185,481)   $(20,933,234)
                                                 ============    ===========    ============
Basic and diluted net loss per share...........         (0.94)         (0.51)          (1.96)
                                                 ============    ===========    ============
Weighted average shares of common stock........    10,000,000     10,098,272      10,702,458
                                                 ============    ===========    ============



          See accompanying notes to consolidated financial statements.

                      [This Page Intentionally Left Blank]

                          ADEXA, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

                                                   SERIES A PREFERRED STOCK     SERIES B PREFERRED STOCK
                                                   -------------------------    -------------------------
                                                    NUMBER OF                    NUMBER OF
                                                     SHARES                       SHARES
                                                   OUTSTANDING      AMOUNT      OUTSTANDING      AMOUNT
                                                   -----------    ----------    -----------    ----------
Balance, December 31, 1997.......................   4,075,170     $4,218,938
  Comprehensive income:
    Net loss.....................................
    Other comprehensive income -
      Unrealized loss on investments.............
  Comprehensive loss.............................
  Issuance of Series A preferred stock, net of
    offering costs...............................      55,000         64,900
  Issuance of Series B preferred stock, net of
    offering costs...............................                                2,492,424     $8,125,738
  Amortization of stock-based compensation.......
  Common stock options issued for services.......
                                                    ---------     ----------     ---------     ----------
Balance, December 31, 1998.......................   4,130,170      4,283,838     2,492,424      8,125,738
  Comprehensive income:
    Net loss.....................................
    Other comprehensive income -
      Reclassification adjustment for loss on
         investments included in net loss........
  Comprehensive loss.............................
  Issuance of common stock upon exercise of
    options......................................
  Unearned stock-based compensation..............
  Amortization of stock-based compensation.......
  Common stock options issued for services.......
                                                    ---------     ----------     ---------     ----------
Balance, December 31, 1999.......................   4,130,170      4,283,838     2,492,424      8,125,738
  Net loss.......................................
  Repurchase of Series A preferred stock.........      (3,000)       (64,900)
  Issuance of common stock upon exercise of
    options......................................
  Unearned stock-based compensation..............
  Amortization of stock-based compensation.......
  Common stock options issued for services.......
  Accretion on redeemable preferred stock........
  Deemed dividend on redeemable preferred
    stock........................................
                                                    ---------     ----------     ---------     ----------
Balance, December 31, 2000.......................   4,127,170     $4,218,938     2,492,424     $8,125,738
                                                    =========     ==========     =========     ==========

See accompanying notes to consolidated financial statements.

         COMMON STOCK                                                          ACCUMULATED
     NUMBER OF                 ADDITIONAL       UNEARNED                          OTHER
      SHARES                     PAID-IN      STOCK-BASED     ACCUMULATED     COMPREHENSIVE
    OUTSTANDING     AMOUNT       CAPITAL      COMPENSATION      DEFICIT           LOSS            TOTAL
    -----------    --------    -----------    ------------    ------------    -------------    ------------
    10,000,000     $ 78,500    $   270,906                    $   (640,616)                    $  3,927,728
                                                                (9,434,089)                      (9,434,089)
                                                                                $(120,219)         (120,219)
                                                                                               ------------
                                                                                                 (9,554,308)
                                                                                               ------------
                                                                                                     64,900
                                                                                                  8,125,738
                                 1,950,681    $ (1,950,681)
                                                 1,296,575                                        1,296,575
                                    27,454                                                           27,454
    ----------     --------    -----------    ------------    ------------      ---------      ------------
    10,000,000       78,500      2,249,041        (654,106)    (10,074,705)      (120,219)        3,888,087
                                                                (5,185,481)                      (5,185,481)
                                                                                  120,219           120,219
                                                                                               ------------
                                                                                                 (5,065,262)
                                                                                               ------------
       460,161       75,649                                                                          75,649
                                   212,103        (212,103)
                                                   183,117                                          183,117
                                    69,946                                                           69,946
    ----------     --------    -----------    ------------    ------------      ---------      ------------
    10,460,161      154,149      2,531,090        (683,092)    (15,260,186)                        (848,463)
                                                               (12,583,880)                     (12,583,880)
                                                                                                    (64,900)
       516,250      380,194                                                                         380,194
                                15,311,491     (15,311,491)
                                                 2,496,427                                        2,496,427
                                 1,198,436                                                        1,198,436
                                                                    (4,000)                          (4,000)
                                 8,345,354                      (8,345,354)
    ----------     --------    -----------    ------------    ------------      ---------      ------------
    10,976,411     $534,343    $27,386,371    $(13,498,156)   $(36,193,420)     $      --      $ (9,426,186)
    ==========     ========    ===========    ============    ============      =========      ============

                          ADEXA, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                YEARS ENDED DECEMBER 31,
                                                       ------------------------------------------
                                                          1998           1999            2000
                                                       -----------    -----------    ------------
Cash flows from operating activities:
  Net loss...........................................  $(9,434,089)   $(5,185,481)   $(12,583,880)
  Adjustments to reconcile net loss to net cash used
    in operating activities:
    Depreciation and amortization....................      414,857        562,028         981,205
    Provision for losses on receivables..............      412,843        920,000         836,802
    Loss on disposal of property and equipment.......                      21,022
    Stock-based compensation.........................    1,324,029        253,063       3,694,865
    Deferred income taxes............................      189,258
    Changes in operating assets and liabilities:
       Accounts receivable...........................      219,086     (3,040,827)     (7,701,043)
       Prepaid and other current assets..............      (35,866)       (78,894)       (799,932)
       Accounts payable..............................     (184,061)       756,770       1,589,905
       Accrued wages and related liabilities.........      600,217      1,651,064       2,519,216
       Accrued expenses and other current
         liabilities.................................     (236,940)     1,028,702       2,530,709
       Accrued taxes payable.........................                   1,440,870       1,414,403
       Deferred revenue..............................   (1,890,909)     1,230,667       7,092,436
                                                       -----------    -----------    ------------
         Net cash used in operating activities.......   (8,621,575)      (441,016)       (425,314)
                                                       -----------    -----------    ------------
Cash flows from investing activities:
  Net (purchases) sales of short-term investments....     (974,136)     3,258,511
  Purchases of property and equipment................     (212,985)      (731,503)     (3,367,310)
  Loans receivable from related parties..............      (26,500)        11,944        (251,250)
  Other assets.......................................      (13,493)       (17,280)       (201,703)
                                                       -----------    -----------    ------------
         Net cash (used in) provided by investing
           activities................................   (1,227,114)     2,521,672      (3,820,263)
                                                       -----------    -----------    ------------
Cash flows from financing activities:
  Net borrowings (repayments) under line of credit...    2,100,000      2,900,000      (5,000,000)
  Payments on capital lease obligations..............      (80,758)      (110,472)       (146,812)
  Net proceeds from sale of preferred stock..........    8,190,638                     19,939,390
  Proceeds from the exercise of common stock
    options..........................................                      75,649         380,194
  Repurchase of Series A preferred stock.............                                     (64,900)
                                                       -----------    -----------    ------------
         Net cash provided by financing activities...   10,209,880      2,865,177      15,107,872
                                                       -----------    -----------    ------------
Net increase in cash and cash equivalents............  $   361,191    $ 4,945,833    $ 10,862,295
Cash and cash equivalents, beginning of period.......      924,545      1,285,736       6,231,569
                                                       -----------    -----------    ------------
Cash and cash equivalents, end of period.............  $ 1,285,736    $ 6,231,569    $ 17,093,864
                                                       ===========    ===========    ============
Supplemental disclosures of cash flow information --
  Cash paid during the year for:
    Interest.........................................  $   137,438    $   266,568    $    203,393
    Income taxes.....................................       56,236         57,354           3,301
Noncash investing and financing activities --
  During the years ended December 31, 1998, 1999 and
    2000, the Company financed acquisitions of
    equipment amounting to $358,440, $3,779 and
    $158,556, respectively, under capital lease
    arrangements

          See accompanying notes to consolidated financial statements.

                          ADEXA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS

     Adexa, Inc. and its subsidiaries (collectively, the "Company") develop and market software products that enable collaborative commerce, or c-Commerce. The Company's applications provide visibility into multi-tiered supply chains and are designed to intelligently synchronize and optimize complex and interdependent supply chain activities. The Company's software enables companies to address the increasing volume, complexity and speed of business interactions within and across the extended supply chain and automates selected inter- and intra-company business processes based on user-defined rules. The Company's software allows electronic exchanges to provide value-added services to their participants, including collaborative demand planning, multi-tiered supply chain planning and available-to-promise capabilities. Fundamentally, the software enables enterprises and exchange participants to make faster, more informed decisions about their supply chain interactions, resulting in enhanced supply chain efficiency, greater customer responsiveness and improved strategic planning and flexibility.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.


  INTERNATIONAL OPERATIONS



     The functional currency for all of the Company's foreign subsidiaries and branches ("foreign entities") is the U.S. Dollar. Translation adjustments arising from the remeasurement of financial statements recorded in the currency of foreign entities to the functional currency (U.S. Dollar) of the reporting entity (Adexa, Inc.) are reported in net income (loss). Translation adjustments and transaction gains (losses) included in other income (expense) in the accompanying consolidated statement of operations amounted to $20,799, ($2,240) and $124,607 for 1998, 1999 and 2000.


  USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     Cash equivalents consist of money market mutual funds.

  CONCENTRATION OF CREDIT RISK


     Financial instruments that potentially subject the Company to a concentration of credit risk principally consist of cash, cash equivalents and accounts receivable. The Company places its cash and cash equivalents with high credit quality institutions. Two customers represented 30% and 11% of total revenues in 1998. Three customers represented 13%, 12% and 11% of total revenues in 1999. Three customers represented 25%, 12%, and 11% of gross accounts receivable at December 31, 1999. One customer represented 13% of total revenues in 2000. Two customers represented 22% and 13% of gross accounts receivable at December 31, 2000.

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                          ADEXA, INC. AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company generally does not require collateral on accounts receivable, as the Company's customers are generally large, well-established companies. The Company periodically performs credit evaluations of its customers and maintains reserves for potential credit losses.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided for using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the lease terms or the useful lives of the improvements.


  IMPAIRMENT OF LONG-LIVED ASSETS



     The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value.


  REVENUE RECOGNITION

     The Company's revenues consist of license revenues, service revenues, and maintenance revenues.

     Revenue is recognized in accordance with the American Institute of Certified Public Accountants Statement of Position ("SOP") No. 97-2, "Software Revenue Recognition," as amended by SOP No. 98-4, "Deferral of the Effective Date of a Provision of SOP 97-2, Software Revenue Recognition" and SOP No. 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions". Effective January 1, 2000, the Company adopted SOP No. 98-9 which requires the Company to use the residual method for revenue recognition when arrangements include multiple product components or other elements and vendor specific objective evidence exists for the fair value of undelivered elements and does not exist for one or more of the delivered elements. Software license revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product component has occurred, the fee is fixed and determinable, collectibility is probable and acceptance criteria, if any, have been met. If any of these criteria is not met, revenue recognition is deferred until such time as all of the criteria are met.

     The Company recognizes revenue for certain software contracts in accordance with paragraphs 48 and 49 of SOP No. 97-2, whereby customer contracts that require delivery of unspecified additional software products in the future are accounted for as subscriptions. The Company recognizes this revenue ratably over the term of the arrangement beginning with the delivery of the first product.

     All of the Company's multiple element arrangements entered into since the effective date of SOP No. 98-9 have been accounted for using the residual method. Vendor specific objective evidence of fair value for an element offered for sale separately is based on the price established for the element when it is sold separately, or in the case when the element has not yet been sold separately, is based on the price established by management.

     The Company generally enters into separate contracts for professional services. The Company recognizes revenues from services delivered on a time-and-materials basis as the services are performed. Revenues from fixed-price arrangements are recognized on a percentage-of-completion basis.

     The Company recognizes revenues from maintenance and support arrangements on a straight-line basis over the life of the agreement, which is typically one year.

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                          ADEXA, INC. AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company enters into master agreements with its resellers. These agreements require the reseller to issue a purchase order to the Company for each software license the reseller enters into with an end user. The Company recognizes revenue from licensing its software to resellers using the same criteria and methods as it uses for its direct end-user customers.

     Deferred revenue in the accompanying consolidated balance sheet includes amounts collected or billed in excess of recognizable revenue. Such deferred revenue relates to arrangements accounted for as subscriptions, amounts allocated to undelivered elements or services not yet performed, and amounts related to the remaining life of maintenance and support agreements.

     Amounts recognized as revenue in advance of billing are recorded as unbilled receivables and generally involve maintenance and service revenues. Accounts receivable include unbilled revenue amounting to $1,355,050 and $255,809 as of December 31, 1999 and 2000, respectively.

  COST OF REVENUES

     Cost of revenues consists of cost of license revenues and cost of service and maintenance revenues. Cost of license revenues includes royalties to third parties for software embedded in the Company's products, royalties for the resale of third-party software to the Company's customers and the cost of documentation, delivery, and packaging. Cost of service and maintenance revenues include salaries and other personnel-related costs for implementation and training services, customer support organization, travel, bonuses, facility costs, costs of third parties contracted to provide implementation services to the Company's customers and associated overhead expenses.

  RESEARCH AND DEVELOPMENT

     Research and development costs consist primarily of salaries and other personnel-related costs, bonuses, facility costs, and third-party services. The Company maintains a research and development staff to enhance its products and to develop new products. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed," software costs are expensed as incurred until technological feasibility of the software is determined and the recovery of the cost can reasonably be expected, after which any additional costs are capitalized. The Company has expensed all software development costs because the establishment of technological feasibility of products and their availability for sale have substantially coincided.

  PRODUCT WARRANTY


     The Company generally warrants that its products will function substantially in accordance with documentation provided to customers for approximately three to 12 months following initial shipment to the customer. As of December 31, 2000, the Company had not incurred any significant expenses related to warranty claims. In the event the Company receives significant warranty claims in the future, the Company will accrue for such claims at the time their existence is known and the amounts are determinable.


  STOCK-BASED COMPENSATION

     The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". Under APB Opinion No. 25, compensation is calculated as the difference, if any, on the date of grant, between the fair value of the Company's stock and the exercise price. Stock-

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                          ADEXA, INC. AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

based compensation related to employee option grants is recorded on the grant date as unearned stock-based compensation, which is classified as a separate component of stockholders' equity, and is amortized to expense on a straight-line basis according to the vesting terms of the related stock options. The Company accounts for stock options issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services".

  INCOME TAXES

     Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statement and income tax bases of assets and liabilities. Such deferred income tax asset and liability computations are based on enacted tax laws and rates applicable to years in which the differences are expected to reverse. Income tax expense is the tax payable or refundable for the year plus or minus the change during the year in deferred income tax assets and liabilities. A valuation allowance is established, when necessary, to reduce deferred income tax assets to the amount that is more likely than not to be realized.


  NET LOSS PER SHARE OF COMMON STOCK



     Basic earnings or loss per share excludes dilution for potentially dilutive securities and is computed by dividing income or loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings or loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Potentially dilutive securities are excluded from the computation of diluted earnings or loss per share when their inclusion would be antidilutive.



     Potentially dilutive securities outstanding as of December 31, 2000 consist of the following:

     Series A convertible preferred stock....................  4,127,170
     Series B convertible preferred stock....................  2,492,424
     Series C redeemable convertible preferred stock.........  1,574,801
     Series A convertible preferred stock warrants...........    228,012
     Common stock options....................................  5,337,818


  FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107, "Disclosures About Fair Value of Financial Instruments", requires disclosure about the fair value of financial instruments whether or not such instruments are recognized in the balance sheet. Due to the short-term nature of the Company's financial instruments, other than debt, fair values are not materially different from their carrying values.

     Based on the borrowing rates available to the Company for similar variable rate debt, the carrying value of debt approximates fair value. The fair value of loans receivable from related parties cannot be determined due to their related party nature.

  EFFECTS OF RECENT ACCOUNTING PRONOUNCEMENTS

     In December 1998, the American Institute of Certified Public Accountants issued SOP No. 98-9, "Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions", which amends SOP No. 97-2, and was effective for transactions entered into by the Company beginning January 1, 2000. Adoption of SOP No. 98-9 did not have a material impact on the Company's consolidated financial position or results of operation.

                          ADEXA, INC. AND SUBSIDIARIES

     In June 1998, June 1999 and June 2000, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133", and SFAS No. 138, "Accounting for Derivative Instruments and Hedging
Activities -- An Amendment of SFAS No. 133". SFAS No. 133, as amended, requires the recognition of all derivatives as either assets or liabilities in the balance sheet and the measurement of those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the planned use of the derivative and the resulting designation. The Company does not currently participate in hedging activities or own derivative instruments. The Company's adoption of SFAS No. 133, as amended, in the first quarter of 2001 did not have a material impact on its consolidated financial statements.

     In March 2000, the FASB issued FASB Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation -- an interpretation of APB Opinion No. 25". FIN 44 clarifies the application of APB Opinion No. 25 and, among other issues, clarifies the following: the definition of an employee for purposes of applying APB Opinion No. 25; the criteria for determining whether a plan qualifies as a noncompensatory plan; the accounting consequence of various modifications to the terms of previously fixed stock options or awards; and the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain conclusions in FIN 44 cover specific events that occurred after either December 15, 1998 or January 12, 2000. The application of FIN 44 did not have a material impact on the Company's consolidated financial position or results of operations.

     In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements", which summarizes the views of the staff of the SEC in applying generally accepted accounting principles to revenue recognition in financial statements. In March 2000 and June 2000, the SEC issued SAB No. 101A and SAB No. 101B, which delayed the implementation dates of SAB No. 101. SAB No. 101, as amended, became effective for the Company in the fourth quarter of 2000. The Company's revenue recognition policies are in accordance with SAB No. 101.

3.  PROPERTY AND EQUIPMENT

     The major classes of property and equipment are as follows:

                                                                  DECEMBER 31,
                                                 USEFUL     ------------------------
                                                  LIVES        1999          2000
                                                 -------    ----------    ----------
Computers and related equipment................  3 years    $1,573,044    $4,496,011
Furniture and fixtures.........................  4 years       516,839       960,676
Leasehold improvements.........................  5 years        82,744       239,637
                                                            ----------    ----------
                                                             2,172,627     5,696,324
Less accumulated depreciation and
  amortization.................................              1,023,172     2,002,208
                                                            ----------    ----------
     Total.....................................             $1,149,455    $3,694,116
                                                            ==========    ==========

     Depreciation and amortization expense related to property and equipment was $414,857, $562,028 and $981,205 for the years ended December 31, 1998, 1999 and
2000. The total cost and accumulated depreciation of equipment acquired under capital leases were $435,993 and $242,823 as of December 31, 1999 and $594,549 and $375,745 as of December 31, 2000.

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                          ADEXA, INC. AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4.  LINE OF CREDIT

     In March 1999, the Company entered into a loan agreement with a bank. The agreement, as amended in July 2000, provided for line-of-credit borrowings based on a formula aggregating up to $5,000,000. The line of credit was secured by substantially all of the Company's assets. Borrowings under the line of credit bore interest at the bank's prime rate plus 1 percent.

     On August 22, 2000, the Company entered into a new loan agreement with its bank that replaced the prior bank credit line. The amount available under this line of credit is generally limited to the lower of $5.0 million, or an amount equal to 70 percent of eligible domestic accounts receivable, and bears interest at the bank's prime rate plus 1.50 percent (11.0 percent at December 31, 2000). Borrowings outstanding under the new loan agreement are due on August 22, 2001.

     The new loan agreement contains covenants that, among other things, limit the type and the amount of additional indebtedness that may be incurred by the Company or any of its subsidiaries and impose limitations on investments, loans, advances, sales, or transfers of assets, the making of dividends and other payments, the creation of liens, and certain mergers. The Company is also required to maintain minimum tangible net worth, as defined in the agreement.

5.  COMMITMENTS AND CONTINGENCIES

  LEASES

     The Company leases its facilities and some equipment under lease agreements that expire at various dates through 2005. Rental expense under operating leases for the years ended December 31, 1998, 1999 and 2000 totaled $418,000, $492,661 and $1,444,253, respectively. Minimum annual payments under all leases as of December 31, 2000 are as follows:

                                                             CAPITAL     OPERATING
                                                              LEASES       LEASES
                                                             --------    ----------
2001.......................................................  $146,346    $1,663,263
2002.......................................................    70,915     1,426,524
2003.......................................................    43,683       891,124
2004.......................................................    40,002       506,220
2005.......................................................    13,334       224,876
                                                             --------    ----------
                                                              314,280    $4,712,007
                                                                         ==========
Less imputed interest......................................    61,844
                                                             --------
Present value of minimum capital lease payments............   252,436
Less current portion of capital lease obligations..........   118,279
                                                             --------
Capital lease obligations..................................  $134,157
                                                             ========

  LITIGATION

     The Company is involved in legal proceedings, claims, and litigation arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial statements.

6.  EMPLOYEE BENEFIT PLAN

     The Company has a 401(k) employee benefit plan covering eligible employees whereby the Company will match employee contributions up to an amount generally determined annually by the

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                          ADEXA, INC. AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Board of Directors. The Company's contributions to the plan were approximately $40,842, $56,270 and $92,717 for the years ended December 31, 1998, 1999 and
2000, respectively.

7.  INCOME TAXES

     The provision for income taxes consists of the following:

                                                     YEAR ENDED DECEMBER 31,
                                            -----------------------------------------
                                               1998           1999           2000
                                            -----------    -----------    -----------
Current:
  State...................................  $       800    $       800    $       800
  Foreign.................................       55,436      2,113,667      2,579,372
                                            -----------    -----------    -----------
     Total current........................       56,236      2,114,467      2,580,172
                                            -----------    -----------    -----------
Deferred:
  Federal.................................   (2,440,189)    (1,125,710)    (2,371,956)
  State...................................     (312,683)      (201,555)      (424,505)
                                            -----------    -----------    -----------
     Total deferred.......................   (2,752,872)    (1,327,265)    (2,796,461)
                                            -----------    -----------    -----------
Valuation allowance.......................    2,942,130      1,327,265      2,796,461
                                            -----------    -----------    -----------
     Total................................  $   245,494    $ 2,114,467    $ 2,580,172
                                            ===========    ===========    ===========

     The components of net deferred income taxes consist of the following:

                                                                 DECEMBER 31,
                                                          --------------------------
                                                             1999           2000
                                                          -----------    -----------
Current deferred income tax assets:
  Accounts receivable allowances........................  $   231,475    $   421,586
  Accrued vacation......................................      255,097        441,871
  Accrued bonuses.......................................      323,736        493,454
  Other.................................................       16,820         14,682
  Valuation allowance...................................     (827,128)    (1,371,593)
                                                          -----------    -----------
     Total current deferred income tax assets...........           --             --
                                                          -----------    -----------
Non-current deferred income tax assets:
  Net operating loss carryforwards......................    4,142,991      5,699,682
  Deductible stock-based compensation...................       42,700        568,095
  Accrual to cash basis.................................     (339,820)      (169,910)
  Valuation allowance...................................   (3,845,871)    (6,097,867)
                                                          -----------    -----------
     Total non-current deferred income tax assets.......           --             --
                                                          -----------    -----------
Net deferred income tax assets..........................  $        --    $        --
                                                          ===========    ===========

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                          ADEXA, INC. AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The effective income tax rate differs from the federal statutory income tax rate applied to loss before income taxes due to the following:

                                                             YEAR ENDED DECEMBER 31,
                                                            -------------------------
                                                            1998      1999      2000
                                                            -----     -----     -----
Federal statutory income tax rate.........................  (35.0)%   (35.0)%   (35.0)%
Foreign income taxes......................................    0.6      68.9      28.5
Valuation allowance.......................................   28.2      32.0      24.6
Non-deductible stock-based compensation...................    4.8       2.0       7.0
Other.....................................................    4.1       1.0       0.7
                                                            -----     -----     -----
                                                              2.7%     68.9%     25.8%
                                                            =====     =====     =====

     Foreign income taxes arise from the Company's contractual arrangements to license its software or provide services to customers in certain foreign countries.

     At December 31, 2000, the Company has net operating loss carryforwards totaling approximately $14,373,000 and $7,570,000 for federal and state income tax purposes, which may be used to offset future taxable income and expire in varying amounts in 2012 through 2020 and 2002 through 2005, respectively.

8.  PREFERRED STOCK AND STOCKHOLDERS' EQUITY

  CAPITAL STOCK

     The Company's capital stock as of December 31, 2000 consisted of common stock, Series A convertible preferred stock, Series B convertible preferred stock and Series C redeemable convertible preferred stock.

     In February 1998, the Company issued 55,000 shares of Series A preferred stock to unrelated third parties at $1.18 per share for proceeds of $64,900. Also in 1998, the Company issued 2,492,424 shares of Series B preferred stock for $3.30 per share. The Company received cash proceeds of $8,125,738, net of $99,261 in offering costs, from the Series B preferred stock transaction in 1998.

     Significant terms of the Series A and Series B preferred stocks are as follows:

     - At the option of the holder, each share of Series A and B preferred stock is convertible at any time into one share of common stock, subject to adjustment for certain dilutive issuances. As of December 31, 2000, no such adjustments had occurred. Shares automatically convert into common stock upon the earlier of (a) completion of an initial public offering with aggregate proceeds greater than $10,000,000 at not less than $5.90 per share or (b) upon the consent of more than two-thirds of the holders of the preferred stock, voting together as a single class.

     - Series A and B preferred stockholders are entitled to annual noncumulative cash dividends when and if dividends are declared on common stock by the Company's Board of Directors.

     - In the event of any liquidation of the Company (which includes the acquisition of the Company by another entity), the holders of Series A and Series B preferred stock have a liquidation preference over common stock of $1.18 per share and $3.30 per share, respectively, plus any declared but unpaid dividends. In the event the assets are insufficient to cover the aforesaid amounts, the Series A and Series B stockholders would share in the assets ratably in proportion to the full preferential amount. After the Series A and Series B stockholders have received their full preferential distributions as described above, the remaining assets will be distributed to the Series A, Series B, and common stockholders on a pro rata as-converted basis until the holders

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                          ADEXA, INC. AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

       of Series B stockholders have received an aggregate of $6.60 per share. Thereafter, remaining assets will be distributed to the holders of Series A preferred stock and common stock on a pro rata as-converted basis until the holders of Series A preferred stock have received an aggregate of $5.90 per share. Thereafter, the holders of common stock shall receive all of the remaining assets of the Company pro rata based on number of shares held by each.

     - The Series A and B preferred stock is not redeemable.

     - Holders of Series A and B preferred stock have the same voting rights as the holders of common stock.

     On August 24, 2000, the Company issued an aggregate of 1,574,801 shares of Series C redeemable convertible preferred stock for $12.70 per share and gross proceeds of $19,999,973. The Series C redeemable convertible preferred stock was issued with a beneficial conversion feature of $8,345,354. The beneficial conversion feature was calculated as the difference between the conversion price and the estimated fair value of the common stock into which the preferred stock is convertible. This amount has been accounted for as an increase in additional paid-in capital and a deemed dividend to the preferred stockholders. The Series C redeemable convertible preferred stock has rights and privileges similar to that of the Series A and B preferred stock, except as follows:

     - Series C preferred shares automatically convert into common stock upon the earlier of (a) an initial public offering of the Company's common stock for aggregate proceeds of $25,000,000 with an offering price of at least $19.05 per share or (b) upon the consent of a majority of the holders of the Series C preferred stock.

     - In the event of a liquidation of the Company, (which includes the acquisition of the Company by another entity), the Series C preferred stockholders will be entitled to receive, in preference to the Series A and B preferred stockholders the greater of (i) the sum of $22.23 per share, plus any declared and unpaid dividends, if any, or (ii) the amount per share that would have been payable had each share of Series C preferred stock been converted into common stock on the effective date of such liquidation.

     - The Series C preferred stock is mandatorily redeemable upon the election of at least a majority of the holders of the then-outstanding shares of Series C preferred stock at any time after July 30, 2005. The aggregate redemption amount is $12.70 per share plus all declared but unpaid dividends.

  SERIES A PREFERRED STOCK WARRANTS

     During 1997 the Company issued a warrant to purchase 228,012 shares of Series A convertible preferred stock to an investment bank as consideration for its services rendered in connection with the Series A preferred stock financing that year. The warrant issued to the investment bank expires August 1, 2002 and is convertible into Series A convertible preferred stock at an exercise price of $1.18 per share. The warrant was recorded as offering costs and an increase in additional paid-in capital at its estimated fair value of $269,054.

  STOCKHOLDER AGREEMENT AND INVESTOR RIGHTS AGREEMENT

     The Company, the common stockholders and the preferred stockholders have entered into a Stockholder Agreement, which, among other things, establishes the voting criteria for the election of the Board of Directors and provides that the preferred stockholder participate in any sale of common shares to any party (other than in an initial public offering) on a pro rata basis. Additionally, the Company, the

                          ADEXA, INC. AND SUBSIDIARIES
preferred stockholders, the common stockholders, and a warrant holder have entered into an Investor Rights Agreement, wherein the Company extended certain registration rights to the parties.

9.  STOCK OPTION AND PURCHASE PLANS

  STOCK OPTION PLANS

     Under the Company's stock option plan in effect as of December 31, 2000, employees, consultants, and directors may be granted options to purchase up to an aggregate of 6,770,118 shares of the Company's common stock. On August 24, 2000, the Company's board of directors adopted the 2000 Stock Incentive Plan (the "2000 Plan") to be effective upon completion of an initial public offering by the Company. Under the 2000 Plan, employees, consultants and directors may be granted options to purchase up to an aggregate of 2,000,000 shares of the Company's common stock. Options granted pursuant to these plans vest over periods of up to four years and expire ten years from the grant date. The option plans provide for early exercise of options prior to full vesting. Any unvested shares purchased are subject to repurchase by the Company upon occurrence of certain events or conditions, such as employment termination, at the original purchase price. At December 31, 2000, there were 89,125 shares subject to repurchase at a weighted-average exercise price of $1.93 per share. When the exercise price of employee stock options equals the fair value of the underlying stock on the grant date, no compensation expense is recorded. Compensation expense is recognized for the fair value of options granted to non-employees and to the extent the fair value of the underlying stock exceeds the exercise price of employee stock options.

     During the years ended December 31, 1998, 1999 and 2000, the Company granted non-employees 52,000, 10,000 and 114,250 stock options, at a weighted-average exercise price of $0.84, $2.10 and $4.83, respectively, for services performed and to be rendered in the future. In each period in which the option shares are earned, stock option compensation will be recorded. The amount of stock options compensation will be the fair value of the options shares earned during the period. The fair value of the option shares earned is calculated using the Black-Scholes option-pricing model. The primary component in the Black-Scholes calculation is the value of the Company's common stock at the time the option shares are earned. The value of the option shares, and the corresponding stock option compensation, increases as the fair value of the Company's common stock increases. Conversely, the value of the option shares earned, and the corresponding stock option compensation, decreases as the fair value of the Company's common stock decreases. Since the fair value of the Company's common stock in the future cannot be estimated, it is not possible to estimate the amount of stock option compensation that could be recorded in connection with the non-employee stock options granted and outstanding as of December 31, 2000.

     During the years ended December 31, 1998, 1999 and 2000 stock option compensation to non-employees amounting to $27,454, $69,946 and $1,198,436, respectively, was recognized in the accompanying consolidated statements of operations. The weighted-average assumptions used in the computation of the fair value of non-employee options include the following:

                                                   1998     1999      2000
                                                   ----     -----     -----
Risk-free interest rate..........................   5.2%      6.1%      6.5%
Dividends yield..................................    --        --        --
Expected life (years)............................    10        10        10
Volatility.......................................  92.5%    108.8%    103.3%

     During the years ended December 31, 1998, 1999 and 2000, the Company issued employee common stock options with exercise prices less than the fair value of its underlying common stock.

                          ADEXA, INC. AND SUBSIDIARIES

Accordingly, the Company recorded $1,950,681, $212,103 and $13,779,549 during the years ended December 31, 1998, 1999 and 2000, respectively, as the intrinsic value of such options. Stock-based compensation of $1,296,575, $183,117 and $1,876,541 was amortized to expense during the years ended December 31, 1998, 1999 and 2000, respectively.

     On August 17, 2000, the Company modified the vesting terms of 25,000 stock options granted to two individuals upon termination of their services to the Company. The modifications resulted in the immediate vesting of 12,500 options that would have expired unvested and unexercisable. Accordingly, during the year ended December 31, 2000, the Company recognized additional stock-based compensation expense of $419,800, representing the difference between the original exercise price of the options and the estimated fair value of the Company's common stock on the modification date (August 17, 2000).

     On August 24, 2000, the Company accelerated the vesting schedule of all unvested stock options outstanding that were granted prior to August 24, 2000. The Company converted the vesting schedule from 25 percent for each annual anniversary of an optionee's vesting commencement date to 25 percent vesting one year after an optionee's vesting commencement date with the balance of shares vesting in equal monthly installments over the following 36 months. A modification to accelerate the vesting of a fixed stock option award effectively results in the renewal of that award if, after the modification, an employee is able to exercise an award that, under the original terms of the award, would have expired unexercisable. Accordingly, the Company estimated the amount of additional stock-based compensation cost associated with the effective renewal of these options to be $1,112,142, $200,088 of which was expensed during the year ended December 31, 2000. The estimate was based on the difference between the original exercise price of the options granted and the estimated fair value of the Company's common stock on the modification date (August 24, 2000) and included various assumptions, such as estimated employee turnover. The estimated additional stock-based compensation will be recognized over the remaining future vesting periods of the related options, subject to any changes in estimates, such as employee turnover rates, that may be necessary in the future.

     A summary of the Company's stock option activity follows:

                                          NUMBER OF    WEIGHTED-AVERAGE       RANGE OF
                                           OPTIONS      EXERCISE PRICE     EXERCISE PRICE
                                          ---------    ----------------    --------------
Outstanding, December 31, 1998..........  3,658,204          0.34           $0.15-$ 1.95
  Granted...............................    843,300          2.20            1.95-  3.00
  Exercised.............................   (460,161)         0.16            0.15-  1.95
  Canceled..............................    (82,250)         1.17            0.15-  1.95
                                          ---------
Outstanding, December 31, 1999..........  3,959,093          0.74            0.15-  3.00
  Granted...............................  2,243,750          5.34            4.00- 10.00
  Exercised.............................   (516,250)         0.74            0.15-  4.00
  Canceled..............................   (348,775)         2.54            0.15- 10.00
                                          ---------
Outstanding, December 31, 2000..........  5,337,818         $2.55           $0.15-$10.00
                                          =========

     Information regarding stock option grants during the years ended December 31, 1999 and 2000 is summarized as follows:

     As of December 31, 2000, there were 455,889 shares available for future grant under the Company's stock option plan.

                          ADEXA, INC. AND SUBSIDIARIES

     The following table summarizes information about stock options outstanding at December 31, 2000:

                                              OPTIONS OUTSTANDING            OPTIONS EXERCISABLE
                                       ---------------------------------    ---------------------
                                                   WEIGHTED-
                                                    AVERAGE
                                                   REMAINING   WEIGHTED-                WEIGHTED-
                                                   CONTRACT     AVERAGE                  AVERAGE
              EXERCISE                 NUMBER OF     LIFE      EXERCISE     NUMBER OF   EXERCISE
                PRICE                   OPTIONS     (YEARS)      PRICE       OPTIONS      PRICE
              --------                 ---------   ---------   ---------    ---------   ---------
$ 0.15...............................  2,334,293     7.11       $ 0.15      1,897,747     $0.15
  1.00...............................    101,000     7.41         1.00         50,500      1.00
  1.75...............................     22,500     7.53         1.75         11,250      1.75
  1.85...............................     12,000     7.66         1.85          6,000      1.85
  1.95...............................    474,050     8.24         1.95        157,700      1.95
  2.10...............................    124,000     8.80         2.10         32,875      2.10
  3.00...............................    134,750     8.93         3.00         39,875      3.00
  4.00...............................  1,376,525     9.15         4.00          4,625      4.00
  5.00...............................     14,500     9.41         5.00
  6.00...............................     41,400     9.45         6.00
  7.00...............................     53,750     9.61         7.00
  7.50...............................     41,000     9.65         7.50
  8.00...............................    527,650     9.72         8.00
 10.00...............................     80,400     9.89        10.00
                                       ---------                            ---------
                                       5,337,818     8.20       $ 2.55      2,200,572     $0.40
                                       =========                            =========

     As discussed in Note 2, the Company accounts for its stock-based awards to employees using the intrinsic value method in accordance with APB Opinion No. 25 and its related interpretations. SFAS No. 123 requires the disclosure of pro forma net income (loss) had the Company adopted the fair value method of that statement. The pro forma disclosures required by SFAS No. 123 are as follows:


                                           YEAR ENDED DECEMBER 31,
                                  ------------------------------------------
                                     1998           1999            2000
                                  -----------    -----------    ------------
Net loss:
  As reported...................  $(9,434,089)   $(5,185,481)   $(20,933,234)
  Pro forma.....................   (9,588,427)    (5,285,112)    (21,754,397)
Basic and diluted net loss per
  share:
  As reported...................  $     (0.94)   $     (0.51)   $      (1.96)
  Pro forma.....................  $     (0.96)   $     (0.52)   $      (2.03)


     The amounts above are based on the minimum fair value for each option computed as (a) the current price of the stock on the date of grant reduced to exclude the present value of any expected

                          ADEXA, INC. AND SUBSIDIARIES
dividends during the options' minimum life and (b) the present value of the exercise price. The weighted-average assumptions used in the computation include the following:

                                                             YEAR ENDED
                                                            DECEMBER 31,
                                                       ----------------------
                                                       1998     1999     2000
                                                       ----     ----     ----
Risk-free interest rate..............................  5.2%     6.1%     6.5%
Dividends yield......................................   --       --       --
Expected life (years)................................   10       10       10

     The weighted-average estimated minimum value of employee stock options granted was $0.64, $0.78 and $8.97 for the years ended December 31, 1998, 1999 and 2000, respectively.

  EMPLOYEE STOCK PURCHASE PLAN

     On August 24, 2000, the Board of Directors adopted the 2000 Employee Stock Purchase Plan (the "2000 Purchase Plan") to be effective upon completion of an initial public offering by the Company. Under the 2000 Purchase Plan, eligible employees are allowed to have salary withholdings of up to 15 percent of their base compensation to purchase shares of common stock at a price equal to 85 percent of the lower of the market value of the stock at the beginning or end of defined purchase periods. The initial purchase period will commence on the effective date of an initial public offering of the Company's common stock. The Company has reserved 750,000 shares of common stock for issuance under the 2000 Purchase Plan.

10.  LOANS RECEIVABLE FROM RELATED PARTIES

     On July 31, 1997, the Company loaned $200,000 to a stockholder/officer in the form of a note receivable. The note receivable accrues interest at five percent and is payable semiannually. Unpaid interest is added to principal. The outstanding principal and accrued interest on the note are due on July 31, 2002. During the year ended December 31, 2000, the Company agreed to forgive half of the outstanding principal and interest on this loan if the officer is still employed by the Company on October 1, 2001 and to forgive the remaining principal and interest on the loan if the officer is still employed by the Company on October 1, 2002. As of December 31, 2000, the loan balance including accrued interest was $178,500. The note is collateralized by 1,694,920 shares of the Company's common stock owned by the stockholder/officer.

     The Company loaned $300,000 to another officer, who is not a stockholder, in the form of a promissory note receivable which is dated May 19, 2000. The unsecured loan accrues interest at five percent and is payable in full on or before May 19, 2008. During the year ended December 31, 2000, the Company agreed to forgive $50,000 of the outstanding principal on the officer's loan on each December 31st that the officer remains employed by the Company.


11.  SEGMENT INFORMATION



     The Company is principally engaged in the design, development, marketing, licensing, and support of computer software products operating on a diverse range of hardware platforms and operating systems. Accordingly, the Company considers itself to be operating in a single industry segment. The Company's chief operating decision maker reviews financial information presented on a consolidated basis, accompanied by disaggregated information about revenue, by geographic region for purposes of

                          ADEXA, INC. AND SUBSIDIARIES
assessing financial performance and making operating decisions. The following table represents revenue in each of the geographical regions:



                                                          YEAR ENDED
                                                         DECEMBER 31,
                                                   ------------------------
                                                   1998      1999      2000
                                                   ----      ----      ----
Geographic region:
  United States..................................   64%       43%       52%
  Japan..........................................   13%       35%       25%
  Taiwan.........................................   14%       15%        8%
  Other..........................................    9%        7%       15%
                                                   ---       ---       ---
                                                   100%      100%      100%
                                                   ===       ===       ===



12.  SUBSEQUENT EVENT - UNAUDITED


     Subsequent to the issuance of the Company's financial statements for the year ended December 31, 2000, the Company entered into a merger agreement with another company pursuant to which all of the Company's outstanding common and preferred stock will be exchanged for common stock of the acquiring company. In connection with the merger, the Company amended the terms of its Series A, B and C preferred stock as follows:

     - Each share of Series A, B and C preferred stock automatically converts into common stock upon the earliest of (a) completion of an initial public offering with aggregate proceeds of $25 million at not less than $19.50 per share, (b) immediately prior to the closing of the Acquisition, provided the Acquisition occurs prior to June 30, 2001, (c) with respect to the Series A and B preferred stock, upon the written consent of at least a majority of the holders of the Series A and B preferred stock (voting together as a single class of stock on an as-converted basis) or (d) with respect to the Series C preferred stock, upon the written consent of at least a majority of the holders of the Series C preferred stock (voting together as a single class of stock on an as-converted basis).

     - In the event the Acquisition occurs prior to June 30, 2001, the conversion price of the Series C preferred stock shall equal $7.59 per share (1.67 shares of common stock for each share of Series C preferred stock), as adjusted for any stock splits, stock dividends or recapitalizations.

     The Board of Directors of the Company resolved to terminate the Company's 401k employee benefit plan effective as of the day prior to, and contingent upon, the closing of the merger.

                                  * * * * * *

                                                                      APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION

                          DATED AS OF FEBRUARY 7, 2001

                                  BY AND AMONG

                               FREEMARKETS, INC.

                          AXE ACQUISITION CORPORATION

                                      AND

                                  ADEXA, INC.

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
ARTICLE I -- THE MERGER..............................................................   A-1
     Section 1.01        The Merger..................................................   A-1
     Section 1.02        Closing; Effective Time.....................................   A-1
     Section 1.03        Effects of the Merger.......................................   A-2

ARTICLE II -- CONVERSION OF SECURITIES...............................................   A-3
     Section 2.01        Definitions.................................................   A-3
     Section 2.02        Effect on Company Capital Stock.............................   A-4
     Section 2.03        Exchange of Certificates....................................   A-5
     Section 2.04        Distributions with Respect to Unexchanged Company Shares....   A-6
     Section 2.05        No Further Ownership Rights in Company Shares...............   A-7
     Section 2.06        Lost Certificates...........................................   A-7
     Section 2.07        Effect on Capital Stock of Sub..............................   A-7
     Section 2.08        Company Stock Options.......................................   A-7
     Section 2.09        Company Series A Warrant....................................   A-7
     Section 2.10        Dissenters' Rights..........................................   A-8

ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................   A-8
     Section 3.01        Organization................................................   A-8
     Section 3.02        Capital Structure...........................................   A-9
     Section 3.03        Authority; No Conflict; Required Filings and Consents.......  A-11
     Section 3.04        Financial Statements........................................  A-11
     Section 3.05        Accounts Receivable.........................................  A-12
     Section 3.06        Taxes.......................................................  A-12
     Section 3.07        No Undisclosed Liabilities..................................  A-13
     Section 3.08        Title to Properties.........................................  A-13
     Section 3.09        Condition of Tangible Assets................................  A-13
     Section 3.10        Compliance with Law; Authorizations.........................  A-14
     Section 3.11        Absence of Certain Changes or Events........................  A-14
     Section 3.12        Real Property...............................................  A-15
     Section 3.13        Intellectual Property.......................................  A-16
     Section 3.14        Agreements, Contracts and Commitments.......................  A-19
     Section 3.15        Litigation..................................................  A-20
     Section 3.16        Employees...................................................  A-20
     Section 3.17        Benefits Plans..............................................  A-21
     Section 3.18        Related Party Transactions..................................  A-24
     Section 3.19        Environmental Matters.......................................  A-24
     Section 3.20        Insurance...................................................  A-26
     Section 3.21        Books and Records...........................................  A-26
     Section 3.22        Warranties..................................................  A-27
     Section 3.23        Opinion of Financial Advisor................................  A-27
     Section 3.24        Conditions Affecting the Company and its Subsidiaries.......  A-27
     Section 3.25        Brokers.....................................................  A-27
     Section 3.26        No Illegal Payments.........................................  A-27
     Section 3.27        Suppliers and Customers.....................................  A-27
     Section 3.28        Board Approval; Voting Requirements.........................  A-27
     Section 3.29        Registration Statement; Proxy Statement; Prospectus.........  A-28

                                                                                       PAGE
                                                                                       ----
ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.......................  A-28
     Section 4.01        Organization................................................  A-28
     Section 4.02        Capital Structure...........................................  A-29
     Section 4.03        Authority; No Conflict; Required Filings and Consents.......  A-29
     Section 4.04        SEC Filings; Financial Statements...........................  A-30
     Section 4.05        Litigation..................................................  A-30
     Section 4.06        Registration Statement......................................  A-30
     Section 4.07        Interim Operations of Sub...................................  A-30
     Section 4.08        Opinion of Financial Advisor................................  A-31
     Section 4.09        Board Approval; Voting Requirements.........................  A-31
     Section 4.10        Compliance with Law.........................................  A-31
     Section 4.11        No Undisclosed Liabilities..................................  A-31

ARTICLE V -- CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME.........................  A-31
     Section 5.01        Conduct of the Company's Business...........................  A-31
     Section 5.02        Negative Covenants..........................................  A-32

ARTICLE VI -- ADDITIONAL AGREEMENTS..................................................  A-34
     Section 6.01        Exclusivity.................................................  A-34
     Section 6.02        Registration Statement; Proxy Statement; Prospectus.........  A-35
     Section 6.03        Stockholders' Meetings......................................  A-35
     Section 6.04        Access......................................................  A-36
     Section 6.05        Confidentiality.............................................  A-36
     Section 6.06        Public Announcement.........................................  A-36
     Section 6.07        Consents....................................................  A-36
     Section 6.08        Regulatory Approvals........................................  A-36
     Section 6.09        Notification of Certain Matters.............................  A-37
     Section 6.10        Tax-Free Reorganization.....................................  A-37
     Section 6.11        Form S-8....................................................  A-37
     Section 6.12        Benefit Plans...............................................  A-37
     Section 6.13        Allocation Certificate......................................  A-38
     Section 6.14        FIRPTA Certificate..........................................  A-38
     Section 6.15        Rule 145 Affiliate Agreements...............................  A-38
     Section 6.16        Listing of Additional Shares................................  A-39
     Section 6.17        Retention Program...........................................  A-39
     Section 6.18        Company Transaction Expenses................................  A-39
     Section 6.19        Further Assurances..........................................  A-39
     Section 6.20        Non-Solicitation............................................  A-39
     Section 6.21        Indemnification of Officers and Directors...................  A-39
     Section 6.22        Employment and Noncompetition Agreements....................  A-40
     Section 6.23        Stock Restriction Agreements................................  A-40

ARTICLE VII -- CONDITIONS TO MERGER..................................................  A-40
     Section 7.01        Conditions to Each Party's Obligation to Effect the
                         Merger......................................................  A-40
     Section 7.02        Conditions to Obligation of Parent and Sub to Effect the
                         Merger......................................................  A-41
     Section 7.03        Conditions to Obligation of the Company to Effect the
                         Merger......................................................  A-42

                                                                                       PAGE
                                                                                       ----
ARTICLE VIII -- TERMINATION AND AMENDMENT............................................  A-43
     Section 8.01        Termination.................................................  A-43
     Section 8.02        Effect of Termination.......................................  A-43
     Section 8.03        Remedies....................................................  A-43
     Section 8.04        Amendment...................................................  A-43
     Section 8.05        Waiver......................................................  A-44

ARTICLE IX -- INDEMNIFICATION........................................................  A-44
     Section 9.01        Survival....................................................  A-44
     Section 9.02        Indemnification by the Company Shareholders.................  A-44
     Section 9.03        Limitations.................................................  A-45
     Section 9.04        Notice of Claims............................................  A-45
     Section 9.05        Third Party Claims..........................................  A-46
     Section 9.06        Effect of Investigation; Waiver.............................  A-47
     Section 9.07        Company Shareholders' Representative........................  A-47

ARTICLE X -- GENERAL PROVISIONS......................................................  A-48
     Section 10.01       Contents of Agreement; Parties in Interest; etc.............  A-48
     Section 10.02       Assignment and Binding Effect...............................  A-48
     Section 10.03       Expenses....................................................  A-48
     Section 10.04       Notices.....................................................  A-49
     Section 10.05       Delaware Law to Govern......................................  A-49
     Section 10.06       No Benefit to Others........................................  A-49
     Section 10.07       Headings, Gender and 'Person'...............................  A-50
     Section 10.08       Schedules and Exhibits......................................  A-50
     Section 10.09       Severability................................................  A-50
     Section 10.10       Counterparts................................................  A-50
     Section 10.11       Specific Performance........................................  A-50

ARTICLE XI -- DEFINITIONS............................................................  A-50
     Section 11.01       Definitions.................................................  A-50

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement"), dated as of February 7, 2001, is by and among FREEMARKETS, INC., a Delaware corporation ("Parent"), AXE ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and ADEXA, INC., a California corporation (the "Company"). Capitalized terms used in this Agreement have the definitions referenced in Article XI hereof.

                                   RECITALS:

     WHEREAS, the Board of Directors of Parent, the Board of Directors and the sole stockholder of Sub and the Board of Directors of the Company have approved the acquisition of the Company by Parent by means of a merger of Sub with and into the Company upon the terms and subject to the conditions set forth herein;

     WHEREAS, for federal income tax purposes, it is intended that the acquisition of the Company by Parent pursuant hereto shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, certain shareholders of the Company (the "Shareholder Parties") each have entered into a Shareholder Agreement in substantially the form attached hereto as Exhibit A (collectively, the "Company Shareholder Agreements");

     WHEREAS, concurrently with the execution of this Agreement and as an inducement to the Company to enter into this Agreement, certain stockholders of Parent (the "Parent Stockholder Parties") each have entered into a Stockholder Agreement in substantially the form attached hereto as Exhibit B (collectively, the "Parent Stockholder Agreements");

     WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, the employees of the Company listed on Annex A hereto (the "Key Company Employees") each have entered into Employment and Noncompetition Agreements in substantially the forms attached hereto as Exhibits C and D, respectively, and the management shareholders of the Company listed on Annex B hereto (the "Management Shareholders") each have entered into a Stock Restriction Agreement in substantially the form attached hereto as Exhibit E;

     NOW, THEREFORE, in consideration of the promises and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Sub and the Company agree as follows

                                   ARTICLE I

                                   THE MERGER

     Section 1.01 The Merger. Subject to the terms and conditions of this Agreement and the Agreement of Merger and the Certificate of Merger in such forms as are required by the relevant provisions of the General Corporation Law of the State of California (the "CGCL") and the Delaware General Corporation Law (the "DGCL"), respectively, at the Effective Time (as defined in Section 1.02), Sub shall be merged with and into the Company and the separate corporate existence of Sub shall thereupon cease (the "Merger"). As a result of the Merger, the outstanding shares of capital stock of Sub and the Company shall be converted or canceled in the manner provided in Article II of this Agreement, the separate corporate existence of Sub shall cease and the Company shall be the surviving corporation following the Merger. After the Effective Time, the Merger shall have the effects specified in the CGCL and the DGCL.

     Section 1.02 Closing; Effective Time. The closing of the Merger (the "Closing") shall take place at the offices of Morgan, Lewis & Bockius LLP, 32nd Floor, One Oxford Centre, Pittsburgh, Pennsylvania at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VII, or at such other place and time and/or on such other date as Parent and the Company may agree. The date upon which the Closing occurs is herein referred to as the "Closing Date." Simultaneously with, or as soon as practicable following, the Closing, the Company as the surviving corporation shall file the Agreement of Merger together with an officers' certificate of each constituent corporation with the Secretary of State of the State of California as provided in Section 1103 of the CGCL and concurrently therewith shall file the Certificate of Merger with the Secretary of State of the State of Delaware as provided in Section 252(c) of the DGCL. The Merger shall become effective at the later of such time as such documents are so filed or at such time as is set forth in the Agreement of Merger and the Certificate of Merger, if different, which time is hereinafter referred to as the "Effective Time."

     Section 1.03 Effects of the Merger.

     (a) The Surviving Corporation. At the Effective Time, (i) the separate existence of Sub shall cease and Sub shall be merged with and into the Company (Sub and the Company are sometimes referred to below as the "Constituent Corporations" and the Company as the surviving corporation following the Merger is sometimes referred to below as the "Surviving Corporation"), (ii) the Articles of Incorporation of the Company in effect immediately prior to the Effective Time shall be amended and restated in the form of Annex A attached to the Agreement of Merger, and, as so amended and restated, such Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation until amended thereafter in accordance with applicable law, and
(iii) the Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until amended thereafter in accordance with applicable law.

     (b) Rights and Obligations of Surviving Corporation. At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation, and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thereafter attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred by it.

     (c) Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title and interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either Constituent Corporation, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title and interest in, to and under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

     (d) Directors and Officers. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their resignation or removal or until their respective

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successors have been elected and qualified. The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their resignation or removal or until their respective successors have been elected and qualified.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

     Section 2.01 Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to such terms below:

     (a) "Allocation Certificate" shall mean the certificate in the form required by, and delivered to Parent by the Company at the Closing pursuant to,
Section 6.13.

     (b) "Common Stock Exchange Ratio" shall mean the quotient obtained by dividing (i) the Common Stock Consideration by (ii) the sum of (A) the number of Company Common Shares issued and outstanding immediately prior to the Effective Time, and (B) the number of Company Stock Options issued and outstanding immediately prior to the Effective Time.

     (c) "Common Stock Consideration" shall mean the number of shares of Parent Common Stock that is equal to (i) the Total Parent Shares, less (ii) the Preferred Stock Consideration.

     (d) "Company Common Shares" shall mean shares of the Company's Common
Stock.

     (e) "Company Preferred Shares" shall mean, collectively, Company Series A Preferred Shares, Company Series B Preferred Shares and Company Series C Preferred Shares.

     (f) "Company Series A Preferred Shares" shall mean shares of the Company's Series A Preferred Stock.

     (g) "Company Series A Warrant" shall mean the warrant to purchase 228,012 Company Series A Preferred Shares registered to Sutro & Co. Incorporated, a copy of which is attached to Section 3.02(b) of the Company Disclosure Schedule.

     (h) "Company Series B Preferred Shares" shall mean shares of the Company's Series B Preferred Stock.

     (i) "Company Series C Preferred Shares" shall mean shares of the Company's Series C Preferred Stock.

     (j) "Company Shareholder Transaction Expenses" shall mean the amount by which the Company Transaction Expenses exceed $4,000,000.

     (k) "Company Shareholder Transaction Expense Shares" shall mean the number of shares of Parent Common Stock, rounded to the nearest whole share, equal to the quotient obtained by dividing (i) the Company Shareholder Transaction Expenses, by (ii) the average of the closing prices of Parent Common Stock on the Nasdaq National Market as reported in The Wall Street Journal over the trading days during the 30 days ending three days prior to the Closing.

     (l) "Company Shareholders" shall mean, collectively, the holders of Company Shares.

     (m) "Company Shares" shall mean, collectively, Company Common Shares and Company Preferred Shares.

     (n) "Company Stock Options" shall mean options to purchase Company Common Shares.

     (o) "Company Transaction Expenses" shall mean the sum of all expenses, including, without limitation, all financial advisory and investment banking fees, printing, legal, accounting and other professional fees and expenses, incurred by the Company in connection with the Company's initial public offering (other than expenses paid as of December 31, 2000 or accrued on the Balance Sheet),

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the termination of such initial public offering, the negotiation of this
Agreement or the consummation of the Merger.

     (p) "Merger Consideration" shall mean, collectively, the Common Stock Consideration and the Preferred Stock Consideration.

     (q) "Parent Common Stock" shall mean shares of Parent Common Stock, par value $.01 per share.

     (r) "Per Share Merger Consideration" shall mean, with respect to each Company Share, the Merger Consideration payable with respect to such Company Share in accordance with the provisions of this Article II.

     (s) "Preferred Stock Consideration" shall mean the number of shares of Parent Common Stock that is equal to the sum of (i) the Series A Preferred Stock Consideration, (ii) the Series B Preferred Stock Consideration, and (iii) the Series C Preferred Stock Consideration.

     (t) "Series A Preferred Stock Exchange Ratio" shall mean the quotient obtained by dividing (i) the Series A Preferred Stock Consideration, by (ii) the number of Company Series A Preferred Shares issued and outstanding immediately prior to the Effective Time.

     (u) "Series A Preferred Stock Consideration" shall mean a number of shares of Parent Common Stock equal to the number of the Total Parent Shares allocable to the holders of Company Series A Preferred Shares (including Company Series A Preferred Shares issuable upon exercise of the Company Series A Warrant) in accordance with the Company's Amended and Restated Articles of Incorporation as set forth in the Allocation Certificate.

     (v) "Series B Preferred Stock Exchange Ratio" shall mean the quotient obtained by dividing (i) the Series B Preferred Stock Consideration, by (ii) the number of Company Series B Preferred Shares issued and outstanding immediately prior to the Effective Time.

     (w) "Series B Preferred Stock Consideration" shall mean a number of shares of Parent Common Stock equal to the number of the Total Parent Shares allocable to the holders of Company Series B Preferred Shares in accordance with the Company's Amended and Restated Articles of Incorporation as set forth in the Allocation Certificate.

     (x) "Series C Preferred Stock Exchange Ratio" shall mean the quotient obtained by dividing (i) the Series C Preferred Stock Consideration, by (ii) the number of Company Series C Preferred Shares issued and outstanding immediately prior to the Effective Time.

     (y) "Series C Preferred Stock Consideration" shall mean a number of shares of Parent Common Stock equal to the number of Total Parent Shares allocable to the holders of Series C Preferred Stock in accordance with the Company's Amended and Restated Articles of Incorporation as set forth in the Allocation Certificate.

     (z) "Total Parent Shares" shall mean the number of shares of Parent Common Stock that is equal to (i) SEVENTEEN MILLION TWO HUNDRED FIFTY THOUSAND (17,250,000), less (ii) the Company Shareholder Transaction Expense Shares.

     Section 2.02 Effect on Company Capital Stock.

     (a) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of capital stock of the Company:

          (i) each Company Series C Preferred Share issued and outstanding immediately prior to the Effective Time shall be canceled and retired and shall cease to exist and shall thereafter represent the right to receive the number of shares of Parent Common Stock, or that fraction of a share of Parent Common Stock, equal to the Series C Preferred Stock Exchange Ratio.

          (ii) each Company Series B Preferred Share issued and outstanding immediately prior to the Effective Time shall be canceled and retired and shall cease to exist and shall thereafter represent

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     the right to receive that fraction of a share of Parent Common Stock equal to the Series B Preferred Stock Exchange Ratio.

          (iii) each Company Series A Preferred Share issued and outstanding immediately prior to the Effective Time shall be canceled and retired and shall cease to exist and shall thereafter represent the right to receive that fraction of a share of Parent Common Stock equal to the Series A Preferred Stock Exchange Ratio.

          (iv) each Company Common Share issued and outstanding immediately prior to the Effective Time shall be canceled and retired and shall cease to exist and shall thereafter represent the right to that fraction of a share of Parent Common Stock equal to the Common Stock Exchange Ratio.

     (b) Notwithstanding anything to the contrary contained herein, no shares of Parent Common Stock shall be delivered in the Merger to any Company Shareholder who has not voted in favor of, or consented to, the adoption of this Agreement until the surrender by such Company Shareholder of a Certificate (as defined in Section 2.03) with respect to the Company Shares owned by such Company Shareholder together with a Transmittal Letter (as defined in Section 2.03) with respect thereto and the abandonment by such Company Shareholder of any and all appraisal rights to which such Company Shareholder may be entitled under applicable laws.

     (c) At and as of the Effective Time, Company Shares held by the Company in its treasury ("Treasury Shares") shall not represent the right to receive Merger Consideration. At and as of the Effective Time, all such Treasury Shares shall be canceled and retired and shall cease to exist, and no cash, securities or other property shall be payable in respect thereof.

     (d) All shares of Parent Common Stock issued in exchange for Company Common Shares that are subject to vesting and a repurchase option in favor of the Company immediately prior to the Effective Time ("Company Restricted Stock") shall be subject to the same vesting schedule and repurchase option as are applicable to such Company Restricted Stock, as set forth in the Company agreements containing such vesting schedule and repurchase option (the "Restricted Stock Agreements"). Such repurchase option shall be assigned to Parent in the Merger and shall thereafter be exercisable by Parent upon the same terms and conditions in effect immediately prior to the Effective Time, except that the purchase price per share of such Company Restricted Stock shall be adjusted to reflect the Common Stock Exchange Ratio.

     Section 2.03 Exchange of Certificates.

     (a) Parent shall select American Stock Transfer & Trust Co. or such other nationally recognized bank or trust company chosen by Parent to act as the Exchange Agent (the "Exchange Agent") in the Merger.

     (b) Promptly after the Effective Time, but in no event more than five business days after the Effective Time, Parent shall make available to the Exchange Agent, for exchange in accordance with this Article II, the shares of Parent Common Stock issuable pursuant to Section 2.02(a) in exchange for outstanding Company Shares less the number of shares of Parent Common Stock to be deposited into escrow pursuant to Section 9.02(b), and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 2.03(e).

     (c) No later than five business days prior to the Closing, the Company shall furnish to Parent mailing labels or a computer file containing the names and addresses of the record holders of certificates representing Company Shares. As soon as practicable after the Effective Time, but in any event within ten business days thereafter, Parent shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Company Shares (the "Certificates"), whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.02(a), (i) a transmittal letter in the form attached as Exhibit F hereto (the "Transmittal Letter") and (ii) instructions for use in effecting the surrender of the Certificates in exchange for a certificate representing shares of Parent Common Stock. Upon surrender

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

to Parent of a Certificate or Certificates together with a duly executed Transmittal Letter, each Company Shareholder shall, subject to (A) Section 9.02(b), (B) the vesting terms and repurchase option of any Company Restricted Stock, and (C) the terms of any pledge and security agreement with the Company to which any Company Shareholder is a party, be entitled to receive, in exchange therefor, a certificate representing that number of whole shares of Parent Common Stock which such Company Shareholder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, and each Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section 9.02(b) hereof, Parent shall cause to be delivered (A) to Chase Manhattan Trust Company, N.A, or such other nationally recognized trust company chosen by Parent, as indemnity escrow agent (the "Indemnity Escrow Agent"), a certificate or certificates representing the Escrow Shares (as defined in Section 9.02(b) hereof); (B) to the Secretary of Parent a certificate or certificates representing (I) the number of whole shares of Parent Common Stock that are subject to repurchase by Parent or the Company immediately following the Effective Time in accordance with the terms of the Restricted Stock Agreements ("Unvested Shares") and (II) the number of whole shares of Parent Common Stock subject to any pledge and security agreement ("Pledged Shares"), less in each case such number of Unvested Shares or Pledged Shares which are also Escrow Shares; and (C) to such Company Shareholder a certificate representing those shares of Parent Common Stock issuable to such Company Shareholder which are not Escrow Shares, Unvested Shares or Pledged Shares. The Escrow Shares shall be held in escrow by the Indemnity Escrow Agent and shall be available to compensate Parent for certain damages as provided in Article IX and the Indemnity Escrow Agreement referred to in Section 9.02(b). To the extent not used for such purposes, the Escrow Shares shall be released, all as provided in the Indemnity Escrow Agreement. The Unvested Shares shall be held in escrow by the Secretary of Parent and released in accordance with the applicable Restricted Stock Agreement.

     (d) If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate(s) so surrendered shall be properly endorsed for transfer (or accompanied by an appropriate instrument of transfer) and shall otherwise be in proper form for transfer, and that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent that any such taxes have been paid or are not applicable.

     (e) Notwithstanding any other provision of this Article II, no fractional shares of Parent Common Stock will be issued and any holder of Company Shares entitled hereunder to receive a fractional share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) but for this Section 2.03(e) will be entitled hereunder to receive no such fractional share but a cash payment in lieu thereof in an amount equal to such fraction multiplied by the average of the closing prices of Parent Common Stock on the Nasdaq National Market as reported in The Wall Street Journal over the trading days during the 30 days ending three days prior to the Closing.

     (f) None of Parent, Sub or the Company shall be liable to any Person in respect of any cash or other property delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any payment pursuant to this Article II would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.03(b))), the shares of Parent Common Stock issuable, or cash payment determined in accordance with Section 2.02(e), in respect of such Certificate shall, to the extent permitted by applicable law, become the property of Parent free and clear of all claims or interests of any Person previously entitled thereto.

     Section 2.04 Distributions with Respect to Unexchanged Company Shares. Notwithstanding any other provisions of this Agreement, no dividends or other distributions on shares of Parent Common Stock shall be paid with respect to any Company Shares or other securities represented by a Certificate
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until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate there shall be paid to the holder of certificates representing shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such shares of Parent Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender thereof and a payment date subsequent to surrender thereof payable with respect to such shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon. No holder of unsurrendered Certificates shall be entitled, until the surrender of such Certificate, to vote the shares of Parent Common Stock into which such holder's Company Shares shall have been converted.

     Section 2.05 No Further Ownership Rights in Company Shares. The payment of the Per Share Merger Consideration in respect of each Company Share owned by the Company Shareholders shall be deemed to have been paid in full satisfaction of all rights pertaining to each such Company Share, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Company Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented for transfer to the Surviving Corporation, they shall be canceled and exchanged for certificates representing shares of Parent Common Stock in accordance with the procedures set forth in this Article II.

     Section 2.06 Lost Certificates. In the event any Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the disbursement of the Per Share Merger Consideration in respect of Company Shares represented by such Certificate, require the owner of such lost, stolen or destroyed Certificate to make an affidavit of that fact containing such indemnification provisions as Parent may reasonably deem appropriate, including, without limitation, the posting of a standard bond required by Parent's transfer agent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate.

     Section 2.07 Effect on Capital Stock of Sub. Each issued and outstanding share of Common Stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, $.01 par value per share, of the Surviving Corporation.

     Section 2.08 Company Stock Options. At the Effective Time, each outstanding Company Stock Option granted under the Company's 1998 Stock Option Plan ("Company Stock Option Plan") shall, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, be assumed by Parent ("Replacement Option"). To the extent that they replace options which qualify as "incentive stock options," each Replacement Option will be intended to qualify as an "incentive stock option" under the Code (although Parent makes no representation and warranty whatsoever that such options will so qualify). Each Replacement Option shall be subject to the same terms and conditions as the applicable Company Stock Option it replaced, except that (A) each such Replacement Option shall be exercisable for, and represent the right to acquire, that whole number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to the number of Company Common Shares subject to such Company Stock Option multiplied by the Common Stock Exchange Ratio, and (B) the option price per share of Parent Common Stock shall be an amount equal to the option price per share of Company Common Shares subject to such Company Stock Option in effect immediately prior to the Effective Time divided by the Common Stock Exchange Ratio (the option price per share, as so determined, being rounded up to the nearest full cent). Parent shall reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Replacement Options granted in accordance with this Section 2.08.

     Section 2.09 Company Series A Warrant. At the Effective Time, the Company Series A Warrant shall, to the extent that such Company Series A Warrant does not expire in accordance with its terms upon consummation of the Merger, be converted into a warrant to acquire, on the same terms and

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

conditions as were applicable under such Company Series A Warrant, that number of shares of Parent Common Stock equal to (a) the number of Company Common Shares issuable to a holder of that number of Company Series A Preferred Shares subject to the Company Series A Warrant, multiplied by (b) the Common Stock Exchange Ratio (such product rounded down to the nearest whole number) (such new warrant, the "Replacement Warrant"), at an exercise price per share (rounded up to the nearest whole cent) equal to (y) the aggregate exercise price for the Company Series A Preferred Shares which were purchasable pursuant to such Company Series A Warrant divided by (z) the number of full shares of Parent Common Stock subject to such Replacement Warrant in accordance with the foregoing. At or prior to the Effective Time, the Company shall take all reasonable action, if any, necessary with respect to the Company Series A Warrant to permit the replacement of such Company Series A Warrant by Parent pursuant to this Section 2.09.

     Section 2.10 Dissenters' Rights. Notwithstanding anything in this Agreement to the contrary, any Company Shares owned by a Company Shareholder who shall have demanded and not lost or withdrawn, or who shall be eligible to demand, appraisal rights with respect to such Company Shares in the manner provided in the CGCL shall not represent the right to receive Merger Consideration. If such Company Shareholder shall fail to perfect or shall effectively withdraw or lose his right to appraisal and payment under the CGCL, as the case may be, each Company Share held by such Company Shareholder shall thereupon, subject to and in accordance with the procedures set forth in this Article II, represent the right to receive the Per Share Merger Consideration.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Sub that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule dated and delivered as of the date hereof by the Company to Parent (the "Company Disclosure Schedule"), which relates to this Agreement and is designated therein as being the Company Disclosure Schedule. The Company Disclosure Schedule shall be arranged in paragraphs corresponding to, and each exception to a representation and warranty set forth therein shall be deemed to qualify, the specific numbered paragraph(s) of this Article III which is referenced or cross-referenced in the applicable exception set forth on the Company Disclosure Schedule and any other section hereof where it is clear, upon a reading of such disclosure without any independent knowledge on the part of the reader regarding the matter disclosed, that the disclosure is intended to apply to such other section.

     Section 3.01 Organization.

     (a) Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which it owns or leases property or conducts any business so as to require such qualification, except where the failure to be so qualified would not have a Company Material Adverse Effect. "Company Material Adverse Effect" shall mean any effect on the business, financial condition, results of operations, properties, assets or liabilities of the Company that is materially adverse to the Company and its Subsidiaries taken as a whole; provided that "Company Material Adverse Effect" shall not include any effect on the Company resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) conditions affecting generally the industry in which the Company operates or the U.S. economy as a whole, or (iii) acts of Parent or any of its Subsidiaries other than acts permitted by this Agreement.

     (b) Except as set forth in the Company Disclosure Schedule, neither the Company nor any Subsidiary directly or indirectly owns any equity or similar interest in, or any interest convertible into or

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exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity.

     (c) The Company is not in violation of its Amended and Restated Articles of Incorporation or Bylaws, in each case as amended to date (together, the "Company Charter Documents"). The Company Charter Documents in the forms attached to the Company Disclosure Schedule are the Articles of Incorporation and the Bylaws of the Company as in effect on the date of this Agreement. No Subsidiary is in violation of its charter documents. The amendment of Article III, Division (B),
Section 4(b) of the Company's Amended and Restated Articles in the form attached to Section 3.01(c) of the Company's Disclosure Schedule (the "Articles Amendment") has been duly approved by the Board of Directors of the Company and the requisite vote of the Company Shareholders in accordance with the Company Charter Documents and applicable laws. Following the filing of a certificate of amendment with respect to the Articles Amendment (the "Certificate of Amendment"), immediately prior to the Closing of the Merger, if prior to June 30, 2001, all Company Series A Preferred Shares and Company Series B Preferred Shares will automatically be converted into Company Common Shares based on a ratio of 1:1 and all Company Series C Preferred Shares will automatically be converted into Company Common Shares based on a ratio of 1.67:1.

     (d) "Subsidiary" or "Subsidiaries" means, with respect to any party, any corporation or other organization, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or
(ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party and/or by any one or more of its Subsidiaries.

     Section 3.02 Capital Structure

     (a) The authorized capital stock of the Company consists of (i) 30,000,000 shares of Common Stock, of which 10,976,411 Company Common Shares are issued and outstanding as of the date hereof, (ii) 4,358,186 shares of Series A Preferred Stock, of which 4,127,170 Company Series A Preferred Shares are issued and outstanding as of the date hereof, (iii) 2,900,000 shares of Series B Preferred Stock, of which 2,492,424 Company Series B Preferred Shares are issued and outstanding as of the date hereof, and (iv) 2,100,000 shares of Series C Preferred Stock, of which 1,574,801 Company Series C Preferred Shares are issued and outstanding as of the date hereof. All issued and outstanding Company Shares are duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. Any repurchase by the Company of any shares of its capital stock was duly approved and authorized by the Board of Directors and complied in all respects with applicable law, and the Company has no liability, contingent or otherwise, to make any payments with respect to any such repurchased shares. There are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity. The Company Disclosure Schedule contains a true and complete list of the record holders of the Company Shares and sets forth the full name and number, class and series, of Company Shares owned by each and, with respect to Company Preferred Shares, describes (i) the number of Company Common Shares into which such Company Preferred Shares are convertible as of the date hereof and (ii) if the Certificate of Amendment is filed with the Secretary of State of California, the number of Company Common Shares into which such Company Preferred Shares are convertible upon consummation of the Merger if the Merger is consummated prior to June 30, 2001. The Company Disclosure Schedule contains a complete list of the Restricted Stock Agreements and sets forth the name of each Company Shareholder who is a party thereto, and the purchase dates, purchase prices and vesting schedules applicable thereto. The Company has delivered true and complete copies of the Restricted Stock Agreements to Parent or its counsel.

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     (b) Other than (i) the Company Stock Options under the Company Stock Option
Plan, a complete list of which, including the names of the option holders, grant dates, exercise prices and vesting schedules, is included in the Company Disclosure Schedule, (ii) the Company Preferred Shares, (iii) the Company Series A Warrant, a copy of which is attached to Section 3.02(b) of the Company Disclosure Schedule, (iv) the rights of first offer set forth in Section 2.6 of the Company's Amended and Restated Investors' Rights Agreement dated August 24, 2000 (the "Company Rights of First Offer"), and (v) any securities, subscriptions, warrants or other rights disclosed in Section 3.02(b)(v) of the Company Disclosure Schedule (the "Other Purchase Rights"), the Company does not have outstanding (A) any other securities convertible into, or exchangeable or exercisable for, any of its capital stock, or (B) any other subscription, option, put, call, warrant or other right or commitment of any nature to issue, sell or deliver any of its capital stock, or securities or other instruments convertible into, or exchangeable or exercisable for, its capital stock. Except as set forth in the preceding sentence, the Company is not a party to any other agreement obligating the Company to issue additional shares of its capital stock. All outstanding Company Stock Options were duly authorized and were validly issued in compliance with all applicable federal and state securities laws. There are no shares of capital stock of the Company that have been issued or transferred in violation of, or are subject to, any preemptive rights, rights of first offer or subscription agreements. The Company is not a party to any stockholder agreements, voting agreements, voting trusts or any such other similar arrangements which have the effect of restricting or limiting the transfer, voting or other rights associated with the capital stock of the Company, and, to the Company's knowledge, there are no such agreements to which the Company is not a party. As used herein the term "to the Company's knowledge" or any similar expression means the actual knowledge of each officer and member of the board of directors of the Company and its Subsidiaries after reasonable inquiry of the Company's and its Subsidiaries' employees with the title of director or above including, without limitation, vice presidents and country managers. Except as described in the Company Disclosure Schedule, none of the Company Stock Options or Company Restricted Stock is or will be subject to any acceleration of vesting or other change as a result of the Merger or any of the transactions contemplated hereby.

     (c) The exercise or conversion of any Company Stock Options, any Company Preferred Shares, the Company Series A Warrant and any Other Purchase Rights prior to the Closing shall be in compliance with the terms of the agreement pursuant to which such securities and rights were issued, and the issuance of Company Shares upon exercise or conversion thereof shall have been duly authorized by all requisite corporate action on the part of the Company. Any such issuance of Company Shares upon exercise or conversion of such securities and rights shall be in accordance with the Company Charter Documents and shall not violate the rights of any Company Shareholder.

     (d) All of the outstanding shares of capital stock of the Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. All outstanding shares and/or other equity interests of the Company's Subsidiaries are owned by the Company or by another Subsidiary free and clear of all liens, claims, charges, security interests, mortgages, pledges, easements, conditional sale or other title retention agreements, defects in title, covenants or other restrictions of any kind, including, any restrictions on the use, voting, transfer or other attributes of ownership (collectively, "Liens"). There are no obligations, contingent or otherwise, of any Subsidiary to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity. The Company Disclosure Schedule contains a true and complete list of the Company's Subsidiaries and sets forth with respect to each Subsidiary the jurisdiction of incorporation or organization and the authorized and outstanding capital stock of such Subsidiary. None of the Company's Subsidiaries has outstanding any subscription, option, put, call, warrant or other right or commitment of any nature to issue, sell or deliver any of its capital stock, or securities or other instruments convertible into, or exchangeable or exercisable for, its capital stock. Neither the Company nor any of its Subsidiaries is party to an agreement obligating any such Subsidiary to issue additional shares of its capital stock.

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     Section 3.03 Authority; No Conflict; Required Filings and Consents.

     (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only, in the case of the Merger, to the affirmative vote of the holders of a majority of the then outstanding Company Common Shares and the affirmative vote of the holders of a majority (on an as-converted-to-Common-Stock-basis) of the then outstanding Company Preferred Shares (voting together as a single class and not as separate series) as contemplated by Section 6.03 hereof. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally, and (ii) the availability of injunctive relief and other equitable remedies.

     (b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, by the Company (in each case, with or without the passage of time or the giving of notice) will (i) violate or conflict with any of the provisions of any of the Company Charter Documents, (ii) violate or constitute a default, an event of default or an event creating rights of acceleration, termination, cancellation or other additional material rights, or loss of rights under, any Material Contract (as defined in Section 3.14) to which the Company or any of its Subsidiaries is a party or by which they or any of their assets or property is bound, (iii) violate or conflict with any Authorization (as defined in Section 3.10(a)) or any statute, rule, regulation, injunction, decree, order, judgment or ruling of any foreign, federal, provincial, state, local or other governmental authority or regulatory or judicial body ("Governmental Entity") applicable to the Company or any of its Subsidiaries, or (iv) result in the creation of any Liens upon any of the assets or property of the Company or any of its Subsidiaries.

     (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other Person, is required by or with respect to the Company or any Subsidiary in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger with the Secretary of State of the State of California, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act") and the competition laws of any foreign country, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (v) such consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Company Material Adverse Effect and would not prevent, materially alter or delay the Merger or any of the other transactions contemplated by this Agreement.

     Section 3.04 Financial Statements. True and complete copies of the Company's audited consolidated financial statements consisting of the balance sheet of the Company and its Subsidiaries and the related statements of income and retained earnings, stockholders' equity and cash flow, for the years ended December 31, 1998, December 31, 1999 and December 31, 2000 (collectively, the "Financial Statements"), are included in the Company Disclosure Schedule. The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements). The Financial Statements are based on the books and records of the Company and its Subsidiaries, and fairly present the financial condition of the Company and its Subsidiaries as of the respective dates they were prepared and the results of the operations of the Company and its Subsidiaries for the periods indicated. The consolidated balance sheet of the Company as of December 31, 2000 is referred to herein as the "Balance Sheet" and the date thereof as the "Balance

                                       A-11
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Sheet Date." Each of the Company and its Subsidiaries maintains a standard system of accounting established and administered in accordance with GAAP.

     Section 3.05 Accounts Receivable. The accounts receivable of the Company and its Subsidiaries as set forth on the Balance Sheet or arising since the date thereof are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; and are not subject to any material claim of offset or recoupment or counterclaim. The Company has no knowledge of any specific facts that would reasonably be likely to give rise to any such claim. No material amount of accounts receivable of the Company or any of its Subsidiaries is contingent upon performance by the Company or any such Subsidiary of any obligation. No material agreement for deduction or discount has been made with respect to any accounts receivable of the Company or any of its Subsidiaries. The allowance for collection losses on the Balance Sheet has been determined in accordance with GAAP consistent with past practice.

     Section 3.06 Taxes.

     (a) All federal, state, provincial, local, foreign and other tax returns (including information returns), reports, statements and other similar filings required to be filed by the Company or any of its Subsidiaries (the "Tax Returns") with respect to any federal, state, provincial, local, foreign and other taxes, assessments, interest, penalties, deficiencies, fees, additions to tax and other similar charges or impositions (including without limitation all income, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar charge or imposition under the laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof) ("Taxes") have been timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed and all such Tax Returns are true, complete and correct.

     (b) All Taxes, including without limitation those which are called for by the Tax Returns, required to be paid, withheld or accrued by the Company and any of its Subsidiaries, and any deficiency assessments, penalties, interest and similar or related charges, have been timely paid, withheld or accrued. The accruals for Taxes contained in the Balance Sheet are adequate to cover the Tax liabilities of the Company and all of its Subsidiaries as of that date and include adequate provision for all deferred taxes, and nothing has occurred subsequent to that date to make any of such accruals inadequate to cover the Tax liabilities of the Company as of such date. The Company and its Subsidiaries shall adequately accrue in accordance with GAAP to cover all liabilities for Taxes with respect to periods after the Balance Sheet Date.

     (c) Neither the Company nor any of its Subsidiaries has received any notice of assessment, adjustment or deficiency or proposed assessment, adjustment or deficiency with respect to Taxes and there are not pending any tax audits or examinations of, and there are no tax claims pending, asserted or threatened against, the Company or any of its Subsidiaries or any of their assets or properties. There are no tax liens (other than any lien for current taxes not yet due and payable) on any of the stock, assets or properties of the Company nor are any such liens threatened or pending on such stock, assets or properties.

     (d) Neither the Company nor any of its Subsidiaries (i) has requested, nor has been granted, an extension of time within which to file a Tax Return, (ii) has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, or (iii) is a party to a closing agreement, or the subject of a private ruling, concerning Taxes. With respect to the Company and each of its Subsidiaries, no claim for Taxes (or request for Tax Returns) has ever been made in a jurisdiction where the Company or any of its Subsidiaries, as the case may be, does not file Tax Returns.

     (e) All tax payments related to employees, including income tax withholding, FICA, FUTA, unemployment and worker's compensation, required to be made by the Company and each of its Subsidiaries have been fully and properly paid, withheld, accrued or recorded.

     (f) Neither the Company nor any of its Subsidiaries (i) has ever been a party to any Tax allocation or sharing agreement or Tax indemnification agreement, (ii) has ever been a member of an affiliated, consolidated, condensed or unitary group, or (iii) has any liability for or obligation to pay Taxes of any other Person under Treas. Reg. 1.1502-6 (or any similar provision of Tax law), or as transferee or successor, by contract or otherwise.

     (g) The Company was properly taxed as an S corporation for federal, state and local Tax purposes for the period from January 1, 1996 to August 4, 1997. The Company has no liability for any Taxes relating to such period or arising out of the termination of S corporation status.

     (h) Neither the Company nor any of its Subsidiaries (i) is a party to any joint venture, partnership, or other arrangement that is treated as a partnership for federal income tax purposes, (ii) has filed a consent under
Section 341(f) of the Code, concerning collapsible corporations, or (iii) is required to make any adjustment under Section 481 of the Code (or any similar provision of Tax law) by reason of a change in accounting method.

     Section 3.07 No Undisclosed Liabilities. The Company and its Subsidiaries have no liabilities, obligations or commitments of any nature whatsoever, absolute, accrued, contingent or otherwise, matured or unmatured ("Liabilities"), except (i) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, (ii) those which have been incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and which as of the date hereof are not, and, with respect to those which are incurred after the date hereof, except as permitted by Section 5.02, will not be, individually or in the aggregate, material in amount, (iii) those which have been incurred in the ordinary course of business that are not required to be reflected in accordance with GAAP in financial statements or the footnotes thereto, and (iv) the Company Transaction Expenses. The Company Disclosure Schedule contains a true and complete list of all Company Transaction Expenses incurred as of the date of this Agreement and a reasonable estimate of all Company Transaction Expenses that will be incurred following the date of this Agreement.

     Section 3.08 Title to Properties. The Company and its Subsidiaries have (i) good and marketable title to all of their respective properties and assets (other than Company Intellectual Property which is covered by Section 3.13), including, without limitation, all of the properties and assets reflected on the Balance Sheet or acquired after the Balance Sheet Date (other than properties and assets sold or otherwise disposed of in the ordinary course of business since the Balance Sheet Date), (ii) with respect to leased properties and assets, valid leasehold interests therein, in each case free and clear of all Liens, except for (A) Liens for current personal property taxes not yet due and payable, (B) worker's, carrier's and materialman's Liens which in the aggregate are not material in amount, or (C) Liens that are immaterial in character and which do not materially detract from the value or materially interfere with the present or proposed use of the properties they affect ("Permitted Liens").

     Section 3.09 Condition of Tangible Assets. All buildings, plants, leasehold improvements, structures, facilities, equipment and other items of tangible property and assets which are owned, leased or used by the Company or any of its Subsidiaries are structurally sound, are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform in all material respects to all applicable Regulations (as defined in Section 3.10(a)) and Authorizations relating to their construction, use and operation. No Person other than the Company, its Subsidiaries and holders of Permitted Liens, but solely to the extent of such Permitted Liens, owns, or has any interest in, any equipment or other tangible assets or properties necessary to the operation of the business of the Company or its Subsidiaries.

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     Section 3.10 Compliance with Law; Authorizations.

     (a) The Company and its Subsidiaries have complied in all material respects with each, and are not in material violation of any, statute, law, ordinance, code, rule or regulation, whether federal, state, provincial, local or foreign, to which the Company's and its Subsidiaries' business, operations, assets or properties are subject ("Regulations"). The Company and its Subsidiaries own, hold, possess or lawfully use in the operation of their business all government franchises, licenses, permits, easements, rights, applications, filings, registrations, approvals and other authorizations ("Authorizations") which are necessary for them to conduct their business as now or previously or, to the knowledge of the Company, proposed to be conducted or for the ownership and use of the assets owned or used by the Company or its Subsidiaries in the conduct of their business, free and clear of all Liens and in material compliance with all Regulations. Such Authorizations are valid and in full force and effect and none of such Authorizations will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement. All material Authorizations are listed in the Company Disclosure Schedule.

     (b) Neither the Company nor any Subsidiary is in default, nor has the Company or any Subsidiary received any notice of any claim of default, with respect to any Authorization. No Person other than the Company or a Subsidiary owns or has any proprietary, financial or other interest (direct or indirect) in any Authorization which the Company or such Subsidiary owns, possesses or uses in the operation of its business as now or previously conducted or proposed to be conducted.

     Section 3.11 Absence of Certain Changes or Events. Except as permitted under Section 5.02 for changes occurring after the date hereof, since December 31, 2000, the Company and its Subsidiaries have operated their business only in the ordinary course and there has not been:

     (a) any event, act, occurrence or omission to act or occur which has had a Company Material Adverse Effect or any event, fact or condition of which the Company or any Subsidiary is aware that would reasonably be expected to have a Company Material Adverse Effect and that has not been disclosed in the Company Disclosure Schedule;

     (b) any amendment of or change to the Company Charter Documents or the Company Stock Option Plan;

     (c) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Company's capital stock;

     (d) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock;

     (e) (i) any increase in or modification of the compensation or benefits payable or to become payable by the Company or any of its Subsidiaries to any director or employee with the title of vice president or above, (ii) any increase in or modification of the compensation or benefits payable or to become payable by the Company or any of its Subsidiaries to any employee with a title below vice president that involved an increase of more than 10% for any such employee; (iii) any grant by the Company or any of its Subsidiaries to any employee of any increase in severance or termination pay, (iv) any entry by the Company or any Subsidiary into any employment, severance or termination agreement with any employee, or (v) other than the grant of options to employees of the Company and its Subsidiaries in the ordinary course consistent with past practice, any grant, whether or not to an employee of the Company or any of its Subsidiaries, of any option, warrant or right to purchase or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries;

     (f) any increase in or modification of any bonus, pension, insurance or other employee benefit plan, payment or arrangement made to, for or with any employees of the Company or any of its Subsidiaries;

     (g) other than the sale of the Company's and its Subsidiaries' products in the ordinary course of business, any sale of the property or assets of the Company or any of its Subsidiaries;

     (h) any alteration in any term of any outstanding security of the Company;

     (i) any (i) incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any debt for borrowed money; (ii) issuance or sale of any securities convertible into or exchangeable or exercisable for debt securities of the Company or any of its Subsidiaries; or (iii) issuance or sale of options or other rights to acquire from the Company or any of its Subsidiaries, directly or indirectly, debt securities of the Company or any of its Subsidiaries or any securities convertible into or exchangeable or exercisable for any such debt securities;

     (j) any creation or assumption by the Company or any of its Subsidiaries of any Lien on any asset (other than Liens arising under existing lease financing arrangements, Liens arising in the ordinary course of the Company's or any of its Subsidiaries' business which in the aggregate are not material and Liens for taxes not yet due and payable);

     (k) any making of any loan, advance or capital contribution to, or investment in, any Person other than travel loans or advances in the ordinary course of business consistent with past practice;

     (l) any entry into, amendment of, relinquishment, termination or non-renewal by the Company or any of its Subsidiaries of any right or obligation material to the Company or any of its Subsidiaries;

     (m) any transfer, grant or loss by the Company or any of its Subsidiaries or a material reduction in the value of any Company Intellectual Property (as defined in Section 3.13(a)(i)) other than those transferred or granted in the ordinary course of business consistent with past practice;

     (n) any labor dispute, other than individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries;

     (o) any violation of or conflict with any applicable Regulations promulgated or judgment entered by any Governmental Entity which, individually or in the aggregate, has had (or, insofar as the Company is aware, would reasonably be expected to have) a Company Material Adverse Effect;

     (p) any agreement or arrangement made by the Company or any of its Subsidiaries to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Article III untrue or incorrect as of the date when made;

     (q) any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a Company Material Adverse Effect;

     (r) any change in accounting practices by the Company or any of its Subsidiaries, or any election, arrangement or settlement for Tax purposes with respect to the Company or any of its Subsidiaries; or

     (s) any agreement, whether or not in writing, to do any of the foregoing.

     Section 3.12 Real Property. The Company Disclosure Schedule contains a complete and accurate description of all real property owned or leased by the Company or any of its Subsidiaries (the "Real Property"). The Real Property listed on the Company Disclosure Schedule includes all interests in real property necessary to conduct the business and operations of the Company and its Subsidiaries as presently conducted. Except as set forth in the Company Disclosure Schedule:

     (a) Owned Real Property. Neither the Company nor any Subsidiary owns any Real Property.

     (b) Leased Real Property. Real Property that is leased by the Company or any Subsidiary is identified on the Company Disclosure Schedule and, in connection therewith: (i) the Company has delivered to Parent or its counsel a true and complete copy of every lease and sublease pursuant to which the Company or any of its Subsidiaries is a tenant or subtenant (the "Leases"); and (ii) each Lease is, and at Closing shall be, in full force and effect and has not been assigned, modified, supplemented or amended, and neither the Company nor any Subsidiary nor, to the knowledge of the

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

Company, the landlord or sublandlord under any Lease is in default under any of the Leases, and no circumstances or state of facts presently exists which, with the giving of notice or passage of time, or both, would permit the landlord or sublandlord under any Lease to terminate any Lease.

     (c) Zoning. The uses for which the buildings, facilities and other improvements comprising the Real Property are zoned do not materially restrict, or in any manner materially impair, the use of the Real Property for purposes of the business. Neither the Company nor any Subsidiary has received any notice from any landlord or Governmental Entity that the Real Property does not comply with all applicable building and zoning codes, deed restrictions, ordinances and rules.

     (d) Eminent Domain. No Governmental Entity having the power of eminent domain over the Real Property has commenced or, to the knowledge of the Company, intends to exercise the power of eminent domain or a similar power with respect to all or any part of the Real Property.

     (e) No Violations. The Real Property and the present uses thereof materially comply with all Regulations of all Governmental Entities, and neither the Company nor any Subsidiary has received any notices, oral or written, from any landlord or Governmental Entity, that the Real Property, or the conduct of the Company's or any Subsidiary's business thereon, violates any Regulations of any Governmental Entity.

     (f) Condition. The Real Property is in suitable condition for the Company's business as currently conducted and, to the Company's knowledge, is structurally sound, and all mechanical and other systems located therein are in good operating condition, subject to normal wear, and no condition exists requiring material repairs, alterations or corrections for which the Company or any Subsidiary is liable.

     Section 3.13 Intellectual Property.

     (a) As used in this Agreement, the following words and terms have the following definitions:

          (i) "Company Intellectual Property" means Intellectual Property that is owned by the Company or any of its Subsidiaries.

          (ii) "Company License" means any license, sublicense or other agreement to which the Company or any of its Subsidiaries is a party and pursuant to which any third party is authorized to use any Company Intellectual Property.

          (iii) "Company Proprietary Information" means Proprietary Information owned by the Company or any of its Subsidiaries.

          (iv) "Company Registrations" means all Patents and applications for Patents, all registered Marks, all registered copyrights and mask works, in each such case, owned by or filed in the name of the Company or any of its Subsidiaries, and any other applications, certifications, registrations or other issuances or filings that relate to the Company Intellectual Property.

          (v) "Intellectual Property" means (A) Proprietary Information; (B) Marks; (C) documentation, advertising copy, marketing materials, specifications, mask works, drawings, graphics, databases, recordings and other works of authorship, whether or not protected by copyright; (D) Software; (E) domain names, e-mail addresses, telephone numbers and other addresses; and (F) all Intellectual Property Rights related to the foregoing.

          (vi) "Intellectual Property Rights" means all forms of legal rights and protections that may be obtained for, or may pertain to, the Intellectual Property set forth in Section 3.13(a)(v)(A)-(E), in any country of the world, including, without limitation, all right, title and interest arising under common and statutory law to all: (A) Patents; (B) trade secret and equivalent rights in confidential or proprietary information; (C) copyrights, mask works, moral rights or other literary property or authors rights; (D) rights regarding trademarks and other proprietary indicia; (E) any similar, corresponding or equivalent rights relating to intangible intellectual property; and (F) all

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

     applications, registrations, issuances, divisions, continuations, renewals, reissuances and extensions of the foregoing.

          (vii) "Marks" means trade marks, service marks, trade names, logos, trade dress and other proprietary indicia and all goodwill associated therewith.

          (viii) "Patents" means letters patents, provisional patents, design patents, PCT filings and other rights to inventions or designs.

          (ix) "Proprietary Information" means inventions (whether or not patentable), trade secrets, technical data, databases, customer lists, designs, tools, methods, processes, technology, ideas, know how and other confidential or proprietary information and materials.

          (x) "Software" means source code, object code, data and operating files, user manuals, documentation, flow charts, algorithms, compilers, development tools, maintenance records and other materials related to computer programs.

          (xi) "Third Party Intellectual Property" means Intellectual Property owned by a third party.

          (xii) "Third Party Intellectual Property Rights" means Intellectual Property Rights related to Third Party Intellectual Property.

          (xiii) "Third Party License" shall mean any license, sublicense or other agreement to which the Company or any Subsidiary is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any Third Party Intellectual Property.

          (xiv) "Third Party Proprietary Information" means Proprietary Information owned by a third party.

     (b) Section 3.13(b) of the Company Disclosure Schedule lists (by name, number, jurisdictions and owner) all Company Registrations and, if material, all unregistered Marks and products or published materials protected by copyright owned by the Company or any of its Subsidiaries. Section 3.13(b) of the Company Disclosure Schedule lists the status of any proceedings or actions before the United States Patent and Trademark Office or any other Governmental Entity anywhere in the world related to any of the Company Registrations, including the due date for any outstanding response by the Company or any of its Subsidiaries in such proceedings.

     (c) Section 3.13(c)(i) of the Company Disclosure Schedule lists all Third Party Licenses other than Third Party Licenses that consist solely of "shrink-wrap" and similar commercially available end-user licenses. Section 3.14(c)(ii) separately identifies any Third Party Intellectual Property which is incorporated in, is, or forms a part of any product or service currently offered by the Company or any of its Subsidiaries or listed on Schedule 3.13(c)(iii). True and complete copies of the Third Party Licenses, and any amendments thereto, have been provided to Parent or its counsel

     (d) Section 3.13(d) of the Company Disclosure Schedule lists all Company Licenses. True and complete copies of the Company Licenses, and any amendments thereto, have been provided to Parent or its counsel.

     (e) The Company and its Subsidiaries own, or are licensed or otherwise possess enforceable rights to use, all Intellectual Property that is used in, and/or necessary to, the Company's and its Subsidiaries' business as it is currently conducted, including, without limitation, the development, marketing, sale and distribution of the products listed on Schedule 3.13(c)(iii). The Company and its Subsidiaries are the exclusive owners of all Company Intellectual Property and have the right to use and transfer all Company Intellectual Property without restriction or royalty of any kind. The Third Party Licenses provide the Company and its Subsidiaries with all necessary rights to use and transfer any Third Party Intellectual Property that is used in, and/or necessary to, the Company's and its Subsidiaries' business as it is currently conducted, including, without limitation, the development, marketing, sale and distribution of the products listed on Schedule 3.13(c)(iii). All Company Intellectual Property and all Third Party Licenses are free and clear of any Liens.
                                       A-17
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     (f) All Company Registrations are valid and subsisting. All registration, maintenance and renewal fees related to the Company Registrations that are currently due have been paid and all documents and certificates related to such Company Registrations have been filed with the relevant Governmental Entity or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registrations. There are no actions that must be taken by the Company or any of its Subsidiaries within 60 days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Registrations. Neither the Company nor any Subsidiary is aware of any challenges (or any specific basis therefor) with respect to the validity of any Company Registrations.

     (g) Neither the Company nor any of its Subsidiaries has infringed, does infringe or, by conducting it business as currently conducted or, to the knowledge of the Company, proposed to be conducted, will infringe upon or unlawfully or wrongfully use any Third Party Intellectual Property Rights. Neither the Company nor any Subsidiary has received any communication alleging that the Company or any such Subsidiary has violated or, by conducting its business as now conducted or as currently proposed to be conducted, would violate, any Third Party Intellectual Property Rights. No action, suit, proceeding or investigation has been instituted, or, to the knowledge of the Company, threatened, relating to any Intellectual Property formerly or currently used by the Company or any of its Subsidiaries and none of the Company Intellectual Property is subject to any outstanding order, decree or judgment. To the knowledge of the Company, no Person is infringing any Company Intellectual Property Rights or otherwise misappropriating any Company Intellectual Property.

     (h) Each of the Company Licenses and Third Party Licenses is in full force and effect in accordance with its terms and the Company and each Subsidiary is, and to the knowledge of the Company, all other parties thereto are, in compliance with the provisions of such licenses. Neither the Company nor any of its Subsidiaries will be, as a result of the execution and delivery of this Agreement or the performance by the Company of its obligations under this Agreement, in breach of any Company License or Third Party License and the consummation of the transactions contemplated by this Agreement shall not impair or otherwise affect the rights and obligations of the Company or any of its Subsidiaries under the terms of such licenses.

     (i) The Company and its Subsidiaries have taken commercially reasonable steps to protect and preserve the confidentiality of all Company Proprietary Information and Third Party Proprietary Information received under an obligation of confidentiality. Any receipt or use by a third party of Company Proprietary Information, and all disclosure by the Company or any of its Subsidiaries of Company Proprietary Information to a third party, has been pursuant to the terms of binding written confidentiality and non-use agreements between the Company or such Subsidiaries and such third party ("Confidentiality Agreements"). True and complete copies of the Confidentiality Agreements, and any amendments thereto, have been provided to Parent or its counsel. The Company and each Subsidiary is, and to the knowledge of the Company, all other parties thereto are, in compliance with the provisions of the Confidentiality Agreements.

     (j) All current and former employees, consultants and contractors of the Company and its Subsidiaries have executed and delivered, and are in compliance with, enforceable agreements regarding the protection of proprietary information and providing valid written assignments of all Intellectual Property conceived or developed by such employees, consultants or contractors in connection with their services for the Company and its Subsidiaries ("Work Product Agreements"). True and complete copies of the Work Product Agreements, and any amendments thereto, have been provided to Parent or its counsel. No current or former employee, consultant or contractor or any other Person has any right, claim or interest to any of the Company Intellectual Property.

     (k) Neither the Company nor any of its Subsidiaries nor any employee of the Company nor any of its Subsidiaries is obligated under any duty or agreement (including any license, confidentiality agreement, covenant or commitment of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would interfere in any manner with the use of their best efforts to promote the interests of the Company and its Subsidiaries or that would conflict with the Company's and its Subsidiaries' business as now conducted or proposed to be conducted.

     (l) All Intellectual Property that has been distributed, sold or licensed to a third party by the Company or any of its Subsidiaries that is covered by a currently effective warranty (i) conforms to and performs in accordance with the representations and warranties provided with respect to such Intellectual Property by or on behalf of the Company or any of its Subsidiaries for the time period during which such representations and warranties apply, or (ii) is subject to a maintenance agreement under which the Company's obligation is limited to the obligation to repair any such non-conformities without further liability.

     (m) Except when provided with incorrect data, corrupted data, or non-standard date data and except for use of the Products (defined below) by customers with products or software that are not properly configured with respect to date data, the occurrence of the date January 1, 2000, or any dates thereafter, including leap year dates, will not and has not, by itself, cause(d) any of the products distributed, sold or licensed or otherwise provided by the Company or any of its Subsidiaries to third parties ("Products") to fail to operate in accordance with the published specifications for such Products.

     Section 3.14 Agreements, Contracts and Commitments. The Company Disclosure Schedule sets forth, as of the date of this Agreement, an accurate, correct and complete list of all agreements, contracts, commitments, arrangements and understandings, written or oral, including all amendments and supplements thereto that are material to the conduct of the Company's business (collectively, the "Material Contracts"), to which the Company or any of its Subsidiaries is a party or is bound, or by which any of their assets are bound, and which involve:

     (a) any present or former employee or consultant or the employment of any Person, including any consultant, which is not terminable at-will by the Company or any of its Subsidiaries without liability to the Company or such Subsidiary, other than liability for compensation or benefits earned or accrued prior to termination of employment or service;

     (b) the future purchase of, or payment for, supplies or products, or the future performance of services by a third party requiring (as of the date hereof) the Company or any of its Subsidiaries to pay in any one case a fixed or known dollar amount of $150,000 or more over the life of the contract;

     (c) the sale or supply of products or performance of services by the Company or any Subsidiary involving the future payment to the Company or any Subsidiary in any one case of $350,000 or more over the life of the contract;

     (d) any agreement that requires the Company or any Subsidiary to purchase its total requirements of any product or service from a third party;

     (e) any arrangement continuing over a period of more than six months from the date hereof and exceeding $150,000 in value, other than arrangements disclosed pursuant to the preceding subsections (b) and (c);

     (f) any distribution, dealer, representative or sales agency agreement, contract, commitment, arrangement or understanding;

     (g) any lease under which the Company or any of its Subsidiaries is either lessor or lessee involving in any one case $150,000 or more over the life of the contract;

     (h) the indemnification of any Person (except as set forth in the Company Licenses and Third Party Licenses listed in Section 3.14(h) of the Company Disclosure Schedule) or the assumption of any Tax, environmental or other Liability;

     (i) any federal, state, local, regulatory or other governmental entities;

     (j) any note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money (other than to employees for travel expenses in the ordinary course of business) or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other Person;

     (k) any charitable or political contribution in any one case in excess of $10,000 or in the aggregate greater than $50,000;

     (l) any capital expenditure or leasehold improvement in excess of $200,000 in the aggregate;

     (m) any explicit restraint on the ability of the Company or any of its Subsidiaries to engage or compete in any manner or in any business;

     (n) any license, sublicense, franchise, distributorship, escrow or other agreement which relates in whole or in part to any Company Intellectual Property or Third Party Intellectual Property; and

     (o) any agreement, contract, commitment, arrangement or understanding that is otherwise material to the Company and its Subsidiaries as a whole and not previously disclosed pursuant to this Section 3.14.

     Each of the Material Contracts is valid and enforceable in accordance with its terms; the Company or its Subsidiary, as applicable, is, and to the Company's knowledge, all other parties thereto are, in compliance in all material respects with the provisions thereof. Neither the Company nor any of its Subsidiaries is, and to the Company's knowledge, no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a material default thereunder by the Company or any of its Subsidiaries or, to the knowledge of the Company, by the other party thereto. Other than Material Contracts that require the consent of any third party to the Merger and, in the case of such Material Contracts, if such required consents of third parties are obtained, none of the rights of the Company or any of its Subsidiaries under any Material Contract will be impaired pursuant to the terms of such Material Contract by the consummation of the transactions contemplated hereby, and all such rights contained in such Material Contracts will be enforceable by the Surviving Corporation and/or Parent after the Merger without the consent or agreement of any other party and without payment of any kind. The Company Disclosure Schedule sets forth an accurate and complete list of all Material Contracts that require the consent of any third party to the Merger or a consent to assignment in connection with the Merger. The Company has delivered accurate and complete copies of each Material Contract to Parent or its counsel.

     Section 3.15 Litigation. There is no action, suit or proceeding, claim, arbitration, litigation or investigation (each, an "Action") pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries. There is no such Action against any current or, to the knowledge of the Company, former officer or director or employee of the Company or any of its Subsidiaries with respect to which the Company or any of its Subsidiaries has or is reasonably likely to have an indemnification obligation. There is no unsatisfied judgment, penalty or award against or affecting the Company or any of its Subsidiaries or any of their respective properties or assets. There is no award, injunction, judgment, order, ruling, subpoena or verdict of other decision entered, issued or rendered by any Governmental Entity to which the Company or any of its Subsidiaries or any of their respective properties or assets are subject.

     Section 3.16 Employees.

     (a) The Company Disclosure Schedule sets forth (i) a list of all employees of the Company and its Subsidiaries (including name, title and position) as of the date hereof, and (ii) the base compensation and bonus opportunity of each employee. The Company Disclosure Schedule sets forth a list of any written, and a written summary of any oral, employment, consulting, termination or severance agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound ("Employment Agreements"). This Agreement, the consummation of the Merger and the other transactions contemplated hereby do not and will not violate the terms of any such Employment Agreement.

     (b) The consummation of the Merger will not result in any amounts becoming payable to any director, employee, consultant or independent contractor of the Company or any of its Subsidiaries, any accelerated vesting of options, lapse of restrictions or the payment of any other benefits to any Person or the forgiveness of any indebtedness of any Person.

     (c) Neither the Company nor any of its Subsidiaries is a party or subject to any labor union or collective bargaining agreement. There have not been since inception and, to the Company's knowledge, there are not pending, any labor disputes, work stoppages, requests for representation, pickets, work slow-downs due to labor disagreements or any actions or arbitrations which involve the labor or employment relations of the Company or any of its Subsidiaries. There is no unfair labor practice, charge or complaint pending, unresolved or, to the knowledge of the Company, threatened before the National Labor Relations Board.

     (d) The Company and its Subsidiaries have complied with each, and are not in violation of any, Regulation of any Governmental Entity relating to antidiscrimination and equal employment opportunities and there are, and have been, no violations of any other Regulation of any Governmental Entity respecting the hiring, hours, wages, occupational safety and health, employment, promotion, termination or benefits of any employee or other Person. The Company and its Subsidiaries have filed all reports, information and notices, and will timely file prior to Closing all reports, information and notices required by any Regulation to be given prior to Closing, or required under any Regulation of any Governmental Entity respecting the hiring, hours, wages, occupational safety and health, employment, promotion, termination or benefits of any employee or other Person.

     (e) The Company and its Subsidiaries have paid or properly accrued in the ordinary course of business all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses.

     (f) Neither the Company nor any of its Subsidiaries is a party to any agreement which restricts the Company or any Subsidiary from relocating, closing or terminating any of its operations or facilities or any portion thereof. The consummation of the Merger will not create liability for any act by the Company prior to the Effective Time under any Regulations of any Governmental Entity respecting reductions in force or the impact on employees on plant closings or sales of businesses.

     (g) The Company and its Subsidiaries have complied and are in material compliance with the requirements of the Immigration Reform and Control Act of 1986. The Company Disclosure Schedule sets forth a true and complete list of all employees working in the United States who are not U.S. citizens and a description of the legal status under which each such employee is permitted to work in the United States. All employees of the Company or any of its Subsidiaries who are performing services for the Company or any of its Subsidiaries in the United States or Canada are legally able to work in the United States or Canada, as applicable, and will be able to continue to work in the United States or Canada, as the case may be, following the Merger.

     (h) To the knowledge of the Company, no employee, consultant or independent contractor is or will be, by performing services for the Company or any of its Subsidiaries, in violation of any term of any employment, invention disclosure or assignment, confidentiality or noncompetition agreement or other restrictive covenant to any other Person as a result of such employee's, consultant's or contractor's employment by the Company or any of its Subsidiaries or any services rendered by such employee, consultant or independent contractor.

     Section 3.17 Benefits Plans. Except as set forth in the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is, or has previously been, a party to (i) any "employee benefit plan" as defined in Section 3(3) of ERISA ("Plan"), or (ii) any formal or informal deferred compensation, bonus, performance compensation, stock purchase, stock option, stock appreciation, severance, vacation, sick leave, holiday pay, fringe benefits, personnel policy, reimbursement program, incentive, insurance, welfare or similar plan, program, policy or arrangement ("Benefit Plan"). Neither the Company nor any of its Subsidiaries has any intent or commitment to create any additional Plan or Benefit Plan or amend any Plan or Benefit Plan so as to increase benefits thereunder. A current, accurate and complete copy of each such Plan and each Benefit Plan has been made available to Parent or its counsel.

     (a) Each Plan and Benefit Plan is in compliance with all reporting, disclosure and other requirements of ERISA and the Code and any other law applicable to such Plan or Benefit Plan.

     (b) Each Plan which is an employee pension benefit plan (a "Pension Plan"), as defined in Section 3(2) of ERISA, and which is intended to be qualified under
Section 401(a) of the Code, has been determined by the Internal Revenue Service to be so qualified or still has time to qualify under applicable Treasury regulations or IRS pronouncements and no condition exists that would adversely affect any such determination. No such Pension Plan is a "defined benefit plan" as defined in Section 3(35) of ERISA.

     (c) Neither any Plan nor the Company nor any of its Subsidiaries, nor, to the Company's knowledge, any trustee or agent has been or is presently engaged in any prohibited transactions as defined by Section 406 of ERISA or Section 4975 of the Code for which an exemption is not applicable which could subject the Company or any of its Subsidiaries to any tax or penalty imposed by Section 4975 of the Code or Section 502 of ERISA.

     (d) Neither the Company nor any of its Subsidiaries nor any member of its "controlled group" (as defined in Section 4001(a)(14) of ERISA) has ever maintained, established, sponsored, participated in, contributed to, or is otherwise obligated to contribute to, or incurred any liability with respect to, any "multi-employer plan," as defined in Section 3(37) of ERISA.

     (e) True and correct copies of Form 5500 and any attached schedules since inception of the Company for each Plan and a true and correct copy of the most recent determination letter, if applicable, issued by the Internal Revenue Service for each Pension Plan have been made available to Parent or its counsel.

     (f) With respect to each Plan and Benefit Plan, there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or, to the best of the Company's knowledge, threatened against any Plan or Benefit Plan, the Company, any of its Subsidiaries or any trustee or agent of any Plan or Benefit Plan.

     (g) With respect to each welfare benefit plan to which the Company or any of its Subsidiaries is a party which constitutes a group health plan subject to
Section 4980B of the Code or Section 601 of ERISA, each such Plan substantially complies, and in each case has substantially complied, with all applicable requirements of Section 4980B of the Code and Section 601 of ERISA.

     (h) (i) Full payment has been made, within the time limits prescribed by law for a current deduction thereof, of all amounts which the Company or any of its Subsidiaries was required to have paid as a contribution to any Plan, and all other such contributions have been properly accrued on the Financial Statements, and none of the Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such Plan ended prior to the date of this Agreement;

          (ii) Neither the Company nor any of its Subsidiaries has received any claim or notice that any of the Plans or Benefit Plans is not in compliance with all applicable laws and orders and prohibited transaction exemptions, including, without limitation, to the extent applicable, the requirements of ERISA and the Code;

          (iii) Neither the Company nor any of its Subsidiaries is in default in performing any of its contractual obligations under any of the Plans or Benefit Plans or any related trust agreement or insurance contract;

          (iv) There are no outstanding liabilities of any Plan or Benefit Plan other than liabilities for benefits to be paid to participants in such Plan or Benefit Plan and their beneficiaries in accordance with the terms of such Plan or Benefit Plan;

          (v) Each Plan or Benefit Plan may be amended, modified, terminated or otherwise discontinued by the Company at any time without liability other than ordinary administration expenses typically incurred in a termination;

          (vi) No Plan or Benefit Plan other than a Pension Plan, retiree medical plan or severance plan or as required by (COBRA) Section 4980B of the Code, any applicable statute or any benefits provided by life insurance, or at the employee's own expense, provides benefits to any individual after termination of employment;

          (vii) The consummation of the transactions contemplated by this Agreement will not (in and of itself) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

          (viii) With respect to each Plan or Benefit Plan that is funded wholly or partially through an insurance policy, all premiums required to have been paid to date under the insurance policy have been paid, all premiums required to be paid under the insurance policy through the Closing will have been paid on or before the Closing and, as of the Closing, there will be no liability of the Company or any of its Subsidiaries under any insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing; and

          (ix) Each Plan that constitutes a "welfare benefit plan" within the meaning of Section 3(1) of ERISA, and for which contributions are claimed by the Company or any its Subsidiaries as deductions under any provision of the Code, is in material compliance with all applicable requirements pertaining to such deduction. With respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a welfare benefit plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code. All welfare benefit funds intended to be exempt from tax under Section 501(a) of the Code have been determined by the Internal Revenue Service to be so exempt and no event or condition exists which would adversely affect any such determination.

     (i) The Company Disclosure Schedule separately lists all employee benefit plans covering employees of the Company or any of its Subsidiaries outside of the United States (the "Foreign Plans"). The Foreign Plans have been operated in accordance, and are in compliance, with all applicable laws and regulations in all material respects and have been operated in accordance, and are in compliance, with the plans' respective terms. There are no unfunded liabilities under or in respect of the Foreign Plans, and all contributions or other payments required to be made to or in respect of the Foreign Plans prior to the Closing Date have been made or will be made prior to the Closing Date. Each Foreign Plan may be amended, modified, terminated or otherwise discontinued by the Company at any time without liability other than ordinary administration expenses typically incurred in a termination. Neither the Company nor any of its Subsidiaries is in default in performing any of its material contractual obligations under any of the Foreign Plans or any related trust agreement or insurance contract. There are no material outstanding liabilities of any Foreign Plan other than liabilities for benefits to be paid to participants in such Foreign Plan and their beneficiaries in accordance with the terms of such Foreign Benefit Plan.

     (j) Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any Person who is a "disqualified individual" (as such term is defined in Proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination or other compensation arrangement currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G of the

Code). The Company covenants that it will use its reasonable best efforts to obtain shareholder approval meeting the requirements of Section 280G prior to the Closing for any amounts that would otherwise be so characterized.

     Section 3.18 Related Party Transactions. There is no lease, sublease, indebtedness, contract, agreement, commitment, understanding, or other arrangement of any kind entered into by the Company or any of its Subsidiaries with, or for the benefit of, any officer or director of the Company or any of its Subsidiaries or member of his or her immediate family, any employee of the Company or any of its Subsidiaries or greater than five percent shareholder of the Company or, to the knowledge of the Company, any member of an employee's immediate family, or any Affiliate (as defined below) of any such officer, director, employee or greater than five percent shareholder, except in each case, for (i) employment agreements, fringe benefits and other compensation paid to directors, officers and employees consistent with previously established policies (including normal merit increases in such compensation in the ordinary course of business) and copies of which have been provided to Parent or its counsel and are listed on the Company Disclosure Schedule; (ii) reimbursements of ordinary and necessary expenses incurred in connection with their employment or service; and (iii) amounts paid pursuant to employee benefit plans of which copies have been provided to Parent or its counsel. To the knowledge of the Company, none of such Persons has any material direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries has a business relationship, or with any firm or corporation that competes with the Company or any of its Subsidiaries (except for ownership of securities in a publicly traded company representing less than one percent of the outstanding stock of such company). No officer or director of the Company or any of its Subsidiaries or member of his or her immediate family or greater than 5% shareholder of the Company or, to the knowledge of the Company, any Affiliate of any of them or any employee of the Company or any of its Subsidiaries is directly or indirectly interested in any Material Contract. The term "Affiliate" shall mean, with respect to any Person, any individual, corporation, partnership or other entity which directly or indirectly controls, is controlled by or is under common control with, such Person.

     Section 3.19 Environmental Matters.

     (a) The Company and its Subsidiaries have secured, and are in compliance in all material respects with, all Environmental Permits, with respect to its operations and the Real Property. All such Environmental Permits are valid and in full force and effect and none of such Environmental Permits will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement. The Company and its Subsidiaries have always been, and are currently, in compliance in all material respects with all Environmental Laws.

     (b) There are no past, pending, or, to the knowledge of the Company, threatened Environmental Claims against the Company or any of its Subsidiaries, and the Company and its Subsidiaries are not aware of any facts or circumstances which would reasonably be expected to form the basis for any Environmental Claim against them.

     (c) No Lien has been attached, asserted, or to the knowledge of the Company, threatened, to or against the assets or any property of the Company or any of its Subsidiaries pursuant to any Environmental Law, and, to the Company's knowledge, there are no facts, circumstances, or conditions that would reasonably be expected materially to restrict, encumber, or result in the imposition of special conditions under any Environmental Law that materially affect the ownership, occupancy, development, use, or transferability of any real property currently operated, owned or leased by the Company or any of its Subsidiaries.

     (d) To the Company's knowledge, there has been no treatment, storage, disposal or Release of any Hazardous Substance at, from, into, on or under any Real Property or any other property owned, operated or leased by the Company or any of its Subsidiaries, and, to the Company's knowledge, no Hazardous Substances are present in, on, about or migrating to or from any Real Property that would reasonably be expected to give rise to an Environmental Claim against the Company or any of its Subsidiaries.
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

     (e) Neither the Company nor any of its Subsidiaries has received a CERCLA 104(e) information request nor has the Company or any of its Subsidiaries been named a potentially responsible party for any National Priorities List site under CERCLA or any site under analogous state law nor has the Company or any of its Subsidiaries received an analogous notice or request from any non-U.S. Governmental Entity, which notice, request or any resulting inquiry or litigation has not been fully and finally resolved without possibility of reopening.

     (f) To the Company's knowledge, there are no aboveground tanks or underground storage tanks on, under or about the Real Property and any former aboveground or underground tanks on the Real Property have been removed in accordance with all Environmental Laws and no residual contamination, if any, remains at such sites in excess of applicable standards.

     (g) To the Company's knowledge, there are no polychlorinated biphenyls ("PCBs") leaking from any article, container or equipment on, under or about the Real Property and there are no such articles, containers or equipment containing PCBs, and there is no asbestos containing material or lead based paint containing materials in at, on, under or within the Real Property.

     (h) Neither the Company nor any of its Subsidiaries has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which is an Environmental Clean-up Site.

     (i) None of the Real Property is an Environmental Clean-up Site.

     (j) The Company has provided to Parent or its counsel true and complete copies of, or access to, all written environmental assessment materials and reports that have been prepared by or on behalf of the Company or any of its Subsidiaries.

     (k) As used in this Agreement:

          (i) The term "Environment" shall mean all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

          (ii) The term "Environmental Action" shall mean any claim, proceeding or action which may be brought or threatened, or which Parent reasonably believes may be brought or threatened, under any Environmental Law or otherwise asserting any claim that the Company, at any time on or prior to the Closing Date, has (i) incurred liability with respect to an environmental condition, whether on the Real Property or elsewhere, or (ii) otherwise failed to comply with any Environmental Law.

          (iii) The term "Environmental Claim" shall mean any and all pending and/or threatened administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil, pursuant to or relating to any Environmental Law.

          (iv) The term "Environmental Clean-up Site" shall mean any location which is listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state or foreign list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any alleged violation of any Environmental Law, or at which there has been a threatened or actual Release of a Hazardous Substance.

          (v) The term "Environmental Laws" shall mean any and all applicable treaties, laws, regulations, ordinances, common law, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses or binding agreements issued, promulgated or entered into by any Governmental Entity, relating to the Environment, worker health and safety, preservation or reclamation of natural resources, or to the management, handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, Release or threatened Release of or exposure to Hazardous

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     Substances, whether now existing or subsequently amended or enacted, including but not limited to: the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. ("CERCLA"); the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act 7 U.S.C. Section 136 et seq.; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C.
     Section 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; and any similar or implementing state or local law, and any non-U.S. laws and regulations of similar import, and all amendments or regulations promulgated thereunder; and any common law doctrine, including but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to Hazardous Substances.

          (vi) The term "Environmental Permits" shall mean all permits, licenses, approvals or authorizations from any Governmental Entity required under Environmental Laws to conduct the operations of the Company, and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority under any applicable Environmental Law.

          (vii) The term "Hazardous Substances" shall mean all explosive or regulated radioactive materials or substances, hazardous or toxic materials, wastes or chemicals, petroleum and petroleum products (including crude oil or any fraction thereof), asbestos or asbestos containing materials, and all other materials, chemicals or substances which are regulated by, form the basis of liability or are defined as hazardous, extremely hazardous, toxic or words of similar import, under any Environmental Law, including materials listed in 49 C.F.R. Section 172.101 and materials defined as hazardous pursuant to Section 101(14) of CERCLA (as defined above in the definition of "Environmental Laws").

          (viii) The term "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Substances into the Environment.

     Section 3.20 Insurance. The assets, properties and operations of the Company and its Subsidiaries are insured under various policies of general liability and other forms of insurance, all of which are listed in the Company Disclosure Schedule, including for each policy all outstanding claims thereunder. All such policies are in full force and effect in accordance with their terms and will continue in full force and effect following the Effective Time, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. Such policies are in amounts which are adequate in relation to the business and assets of the Company and its Subsidiaries, are sufficient for compliance with all laws and contracts to which the Company or any of its Subsidiaries is a party or by which it is bound, and all premiums to date have been paid in full. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies and none of such policies provides for retroactive premium adjustments.

     Section 3.21 Books and Records. The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries has engaged in any transaction, maintained any bank account or used any of the funds of the Company or its Subsidiaries except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the business. The minutes of the meetings of the Board of Directors and shareholders of the Company and its Subsidiaries and any and all consents in lieu of

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meetings contain a complete and accurate summary in all material respects of all actions approved at such meetings and in such consents since the incorporation of the Company and its Subsidiaries.

     Section 3.22 Warranties. Neither the Company nor any of its Subsidiaries has modified or expanded its warranty obligation to any customer beyond that set forth in the warranties set forth in the Company Licenses listed in the Company Disclosure Schedule.

     Section 3.23 Opinion of Financial Advisor. The financial advisor to the Company, Broadview International LLC, has delivered to the Company an opinion dated the date of this Agreement to the effect that the Merger Consideration (as defined in the opinion) is fair from a financial point of view to the shareholders of the Company.

     Section 3.24 Conditions Affecting the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries is aware that any loss of any specific employee, agent, customer or supplier or other specific advantageous arrangement will result because of the consummation of the transactions contemplated hereby.

     Section 3.25 Brokers. There is no investment banker, broker, finder, financial advisor or other intermediary which has been retained by or is authorized to act on behalf of the Company or Company Shareholders who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement. No claim exists or will exist against the Company or the Surviving Corporation or, based on any action by the Company, against Parent for payment of any "topping," "break-up" or "bust-up" fee or any similar compensation or payment arrangement as a result of the transactions contemplated hereby.

     Section 3.26 No Illegal Payments. Neither the Company nor, to the knowledge of the Company, any Affiliate, officer, agent or employee thereof, directly or indirectly, has, since inception, on behalf of or with respect to the Company or any of its Subsidiaries, (i) made any unlawful domestic or foreign political contributions, (ii) made any payment or provided services which were not legal to make or provide or which the Company or any Affiliate thereof or any such officer, employee or other Person should reasonably have known were not legal for the payee or the recipient of such services to receive, (iii) received any payment or any services which were not legal for the payer or the provider of such services to make or provide, (iv) had any material transactions or payments which are not recorded in its accounting books and records or (v) had any off-book bank or cash accounts or "slush funds."

     Section 3.27 Suppliers and Customers. No supplier or customer material to the business of the Company or any of its Subsidiaries has terminated its relationship with the Company or any of its Subsidiaries, has decreased or delayed materially, or, to the Company's knowledge, threatened to decrease or delay materially (except in a manner that has been resolved favorably to the Company and its Subsidiaries), its services or supplies to the Company or any of its Subsidiaries or decrease its usage of the Company's or any of its Subsidiary's products or services. The Company Disclosure Schedule sets forth with respect to the Company and its Subsidiaries (i) each supplier from whom purchases exceeded $100,000 in the year ended December 31, 1999 or December 31, 2000; (ii) each supplier who constitutes a sole source of supply to the Company or any of its Subsidiaries; and (iii) each customer who, in the year ended December 31, 1999 or December 31, 2000, has contributed in excess of 10% percent of the Company's revenues on a consolidated basis for such year.

     Section 3.28 Board Approval; Voting Requirements. The Board of Directors of the Company has unanimously (i) approved this Agreement and the Merger, (ii) determined that the Merger is advisable and in the best interests of the Company Shareholders, and (iii) recommended that the Company Shareholders approve this Agreement and the Merger. The affirmative vote of the holders of a majority of the then outstanding Company Common Shares and the affirmative vote of the holders of a majority (on an as-converted-to-Common-Stock-basis) of the then outstanding Company Preferred Shares (voting together as a single class and not as separate series), in each case outstanding on the record date set for the determination of shareholders entitled to vote to approve and adopt this Agreement and the Merger are the only votes of the holders of any capital stock of the Company necessary to approve this

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Agreement and the Merger and the transactions contemplated hereby. The
Shareholder Parties listed on the Company Disclosure Schedule represent as of the date hereof and will represent as of the record date of the Company Shareholders' Meeting (as defined in Section 3.29) and the date of the Company Shareholders' Meeting at least a majority of each of the outstanding Company Common Shares and the outstanding Company Preferred Shares and have agreed in writing to vote for approval of this Agreement and the Merger pursuant to the Company Shareholder Agreements.

     Section 3.29 Registration Statement; Proxy Statement; Prospectus. The information supplied by the Company for inclusion in the registration statement on Form S-4 (the "Registration Statement") pursuant to which shares of Parent Common Stock issued in the Merger will be registered with the Securities and Exchange Commission (the "SEC"), shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the proxy statement/prospectus ("Proxy Statement/ Prospectus") to be sent to the stockholders of Parent (the "Parent Stockholders") in connection with the meeting of the Parent Stockholders to consider the issuance of shares of Parent Common Stock pursuant to the Merger (the "Parent Stockholders' Meeting") and the Company Shareholders in connection with the meeting of the Company Shareholders to consider this Agreement and the Merger (the "Company Shareholders' Meeting") shall not, on the date the Proxy Statement/Prospectus is first mailed to the Parent Stockholders and the Company Shareholders, at the time of the Parent Stockholders' Meeting and the Company Shareholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement/Prospectus not false or misleading; or omit to state any material fact necessary to correct any statement with respect to the Company in any earlier communication with respect to the solicitation of proxies for the Company Shareholders' Meeting and the Parent Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its Affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform Parent.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub represent and warrant to the Company that the statements contained in this Article IV are true and correct, except as set forth in the disclosure schedule dated and delivered as of the date hereof by Parent and Sub to the Company (the "Parent Disclosure Schedule"), which relates to this Agreement and is designated therein as being the Parent Disclosure Schedule. The Parent Disclosure Schedule shall be arranged in paragraphs corresponding to, and each exception to a representation and warranty set forth therein shall be deemed to qualify, the specific numbered and lettered paragraph(s) of this
Article IV which is referenced or cross-referenced in the applicable exception set forth on the Parent Disclosure Schedule and any other section hereof where it is clear, upon a reading of such disclosure without any independent knowledge on the part of the reader regarding the matter disclosed, that the disclosure is intended to apply to such other section.

     Section 4.01 Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which it owns or leases property or conducts any business so as to require such qualification, except where failure to be so qualified would not have a Parent Material Adverse Effect. "Parent Material Adverse Effect" shall mean any effect on the business, financial condition, results of operations,

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properties, assets or liabilities of Parent and its Subsidiaries that is materially adverse to Parent and its Subsidiaries taken as a whole; provided that "Parent Material Adverse Effect" shall not include any effect on Parent and its Subsidiaries resulting from (i) the announcement, pendency or consummation of the Merger, (ii) conditions affecting generally the industry in which Parent operates or the U.S. economy as a whole, (iii) acts of the Company or any of its Subsidiaries other than acts permitted by this Agreement, or (iv) any change in the market price or trading volume of Parent Common Stock or the failure of Parent to meet or exceed analysts' expectations. Neither Parent nor Sub is in violation of its Certificate of Incorporation or Bylaws, in each case as amended to date.

     Section 4.02 Capital Structure. The authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock, and 5,000,000 shares of Preferred Stock, $.01 par value ("Parent Preferred Stock"). As of January 31, 2001, (i) 39,021,894 shares of Parent Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable,
(ii) 10,877,193 shares of Parent Common Stock were reserved for future issuance pursuant to stock options granted and outstanding under Parent's stock option plans and (iii) 500,000 shares of Parent Common Stock were reserved for future issuance pursuant to Parent's Employee Stock Purchase Plan ("Parent ESPP"). As of the date of this Agreement, none of the shares of Parent Preferred Stock is issued and outstanding. The shares of Parent Common Stock issuable in connection with the Merger have been duly authorized and reserved for issuance and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, nonassessable and not subject to any preemptive rights created by statute, the Certificate of Incorporation of Parent, or any agreement to which Parent is a party or by which it is bound. The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $.01 per share, 100 of which are issued and outstanding, and all of which shares are validly issued, fully paid and nonassessable, free of preemptive rights and owned by Parent.

     Section 4.03 Authority; No Conflict; Required Filings and Consents.

     (a) Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub except, in the case of Parent, for the vote of the holders of Parent Common Stock to approve the issuance of the shares of Parent Common Stock pursuant to the Merger as contemplated by
Section 6.03 hereof. This Agreement has been duly executed and delivered by Parent and Sub and, assuming due authorization, execution and delivery by the Company, constitutes the valid and binding obligation of Parent and Sub, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (ii) the availability of injunctive relief and other equitable remedies.

     (b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, by Parent or Sub (in each case, with or without the passage of time or the giving of notice) will (i) violate or conflict with any provision of any of the charters or Bylaws of Parent or Sub, (ii) violate or constitute a default, an event of default or any event creating rights of acceleration, termination or cancellation, or other additional rights, or loss of rights under any material mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument to which Parent or Sub is a party or by which they or any of their assets or property are bound, (iii) violate or conflict with any Authorization or any statute, rule, regulation, injunction, decree, order, judgment or ruling of any Governmental Entity applicable to Parent or its Subsidiaries, or (iv) result in the creation of any Liens upon any of the assets or property of Parent or any of its Subsidiaries.

     (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger with the Secretary of State of the State of California, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) such filings

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

as may be required under the HSR Act and the competition laws of any foreign country, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (v) such consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Parent Material Adverse Effect and would not prevent, materially alter or delay the Merger or any of the other transactions contemplated by this Agreement.

     Section 4.04 SEC Filings; Financial Statements.

     (a) Parent has filed all forms, reports and documents required to be filed by Parent with the SEC (collectively, the "Parent SEC Reports"). The Parent SEC Reports (i) at the time they were filed complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) The consolidated financial statements (including, in each case, any related notes) contained in the Parent SEC Reports complied as to form in all material respects with the applicable rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC) and fairly presented the consolidated financial position of Parent and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated (subject, in the case of the unaudited financial statements, to normal year-end recurring adjustments).

     Section 4.05 Litigation. There is no Action pending or, to the knowledge of Parent, threatened against Parent that is required to be disclosed pursuant to
Item 103 Regulation S-K under the Securities Act that is not so disclosed.

     Section 4.06 Registration Statement. The information supplied by Parent for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by the Parent for inclusion in the Proxy Statement/Prospectus to be sent to the Parent Stockholders in connection with the Parent Stockholders' Meeting and the Company Shareholders in connection with the meeting of the Company Shareholders' Meeting shall not, on the date the Proxy Statement/ Prospectus is first mailed to the Parent Stockholders and the Company Shareholders, at the time of the Parent Stockholders' Meeting and the Company Shareholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement/Prospectus not false or misleading; or omit to state any material fact necessary to correct any statement with respect to the Company in any earlier communication with respect to the solicitation of proxies for the Company Shareholders' Meeting and the Parent Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent or any of its Affiliates, officers or directors should be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Parent shall promptly inform the Company.

     Section 4.07 Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

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     Section 4.08 Opinion of Financial Advisor. The financial advisor to Parent,
Goldman, Sachs & Co., has delivered to Parent an opinion, dated as of the date of this Agreement, to the effect that the Consideration (as defined in the opinion) to be paid by Parent in the Merger is fair from a financial point of view to Parent.

     Section 4.09 Board Approval; Voting Requirements. The Board of Directors of Parent has unanimously (i) approved this Agreement and the Merger, (ii) determined that the Merger is advisable and in the best interests of the Parent Stockholders, and (iii) recommended that the Parent Stockholders approve the issuance of the shares of Parent Common Stock pursuant to the Merger. The affirmative vote of the holders of a majority of the shares of Parent Common Stock represented and entitled to vote at the Parent Stockholders' Meeting to approve the issuance of shares of Parent Common Stock pursuant to the Merger is the only vote of the holders of any capital stock of Parent required in connection with the Merger. The Parent Stockholder Parties listed on the Parent Disclosure Schedule represent as of the date hereof all executive officers and directors of Parent and stockholders who are affiliates of Parent.

     Section 4.10 Compliance with Laws. Parent has complied in all material respects with each, and is not in material violation of any, statute, law, ordinance, code, rule or regulation, whether federal, state, provincial, local or foreign, to which Parent's and its Subsidiaries' business, operations, assets or properties are subject.

     Section 4.11 No Undisclosed Liabilities. Parent and its Subsidiaries have no material Liabilities, except (i) those which are adequately reflected or reserved against in the audited consolidated balance sheet of Parent as of December 31, 2000, (ii) those which have been incurred in the ordinary course of business since December 31, 2000, (iii) those which are not required to be reflected in accordance with GAAP in financial statements or the footnotes thereto, (iv) those which are disclosed in the Parent SEC Reports, and (v) those which have been incurred in connection with this Agreement.

                                   ARTICLE V

                CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME

     Section 5.01 Conduct of the Company's Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except with the prior written consent of Parent, the Company agrees, as to itself and each of its Subsidiaries, to:

     (a) maintain its corporate existence, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other obligations when due, and carry on its business in all material respects in the usual, regular and ordinary course in a manner consistent with past practice and in accordance with the provisions of this Agreement and in compliance with all applicable Regulations, Authorizations and Material Contracts;

     (b) use its reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses be substantially unimpaired at the Effective Time;

     (c) maintain its facilities and assets in the same state of repair, order and conditions as they are on the date hereof, reasonable wear and tear excepted;

     (d) maintain its books and records in accordance with past practice, and to use reasonable efforts to maintain in full force and effect all Authorizations and insurance policies;

     (e) promptly notify Parent of any event or occurrence not in the ordinary course of business; and

     (f) use its reasonable efforts to conduct its business in such a manner that on the Closing Date the representations and warranties of the Company contained in this Agreement shall be true, as though such representations and warranties were made on and as of such date, and the Company shall use its reasonable efforts to cause all of the conditions to the obligations of Parent under this Agreement to be satisfied on or prior to the Closing Date.

     Section 5.02 Negative Covenants. Except as expressly provided in this Agreement or pursuant to agreements, contracts, commitments, arrangements or understandings entered into in the ordinary course of business and that are described in Schedule 5.02 of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

     (a) sell, assign, transfer, lease, consume or otherwise dispose of any property or assets of the Company or any of its Subsidiaries except in the ordinary course of business consistent with past practice, or, other than the Merger pursuant to this Agreement, be party to any merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of, all or any substantial portion of the assets or any equity securities of, the Company or any of its Subsidiaries;

     (b) amend, modify, violate, cancel or waive any material rights under any Material Contract listed or incorporated by reference in Schedule 3.14;

     (c) enter into any agreement, contract, commitment, arrangement or understanding for the future purchase of, or payment for, supplies, or the future performance of services by a third party (other than employees of the Company) unless all of the following conditions are satisfied: (A) such agreement, contract, commitment, arrangement or understanding is entered into the ordinary course of business; (B) such agreement, contract, commitment, arrangement or understanding does not require payments by the Company or any Subsidiary of more than $150,000 (excluding payments of commissions consistent with the Company's sales commission plan to partners and resellers of the Company's products and subcontracting expenses paid to third parties in the ordinary course of business consistent with past practice in connection with the implementation of services for the Company's products); (C) the term of such contract does not exceed three months; and (D) the entering into of such contract is not otherwise prohibited by this Section 5.02;

     (d) make expenditures or otherwise incur liabilities to third party service providers (other than employees of the Company) in excess of $500,000 in the aggregate in any month (excluding payments of commissions consistent with the Company's sales commission plan to partners and resellers of the Company's products and subcontracting expenses paid to third parties in the ordinary course of business consistent with past practice in connection with the implementation of services for the Company's products and excluding payments for services described in Section 5.02 of the Company Disclosure Schedule); provided that any such expenditures or expenses that are made or incurred must not otherwise be prohibited by this Section 5.02;

     (e) enter into any agreement, contract, commitment, arrangement or understanding for the sale of products or performance of services or grant any Company License or enter into any Third Party License unless both of the following conditions are satisfied: (A) each such agreement, contract, commitment, arrangement or understanding, Company License or Third Party License is entered into the ordinary course of business consistent with past practice; and (B) the entering into of such agreement, contract, commitment, arrangement or understanding is not otherwise prohibited by this Section 5.02;

     (f) enter into any agreement, contract, commitment, arrangement or understanding to indemnify any Person or to assume any Tax Liability other than in the ordinary course of business consistent with past practice;

     (g) enter into any agreement, contract, commitment, arrangement or understanding with any federal, state, local, regulatory or other governmental entity other than a Company License in the ordinary course of business;

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

     (h) enter into any agreement, contract, commitment, arrangement or understanding for any charitable or political contribution;

     (i) make any capital expenditures or leasehold improvements or commit to make any capital expenditures or leasehold improvements which, individually or in the aggregate, exceed $200,000, or acquire by merging or consolidating with, or by purchasing any assets of or any equity interest in, or by any other manner, any business or any corporation or other entity, or enter into any joint venture, strategic partnership or alliance that creates a financial obligation on the Company or any Subsidiary;

     (j) transfer or license to any Person or otherwise extend, amend or modify any rights to Company Intellectual Property, except in connection with customer contracts consistent with past practice in the ordinary course of business, or grant any exclusive rights with respect to Company Intellectual Property or disclose or otherwise grant any rights with respect to the source code of any Software that is Company Intellectual Property other than pursuant to source code escrow agreements entered into in the ordinary course of business;

     (k) enter into any agreement, contract, commitment, arrangement or understanding containing any explicit restraint on the ability of the Company or any of its Subsidiaries to engage or compete in any manner in any business;

     (l) mortgage, pledge or subject to Liens (other than purchase money liens) any properties or assets of the Company or any of its Subsidiaries, or enter into any lease with respect to Real Property;

     (m) assume, incur or guarantee any obligation or liability for borrowed money, except for endorsements for collection in the ordinary course of business, or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries;

     (n) cancel, compromise or waive any debts owed to the Company or any of its Subsidiaries, except for compromises of trade debt in the ordinary course of business consistent with past practice;

     (o) pay, discharge, settle or satisfy any Liabilities arising other than in the ordinary course of business or accrued on the Balance Sheet or Company Transaction Expenses set forth on Section 3.07 of the Company Disclosure Schedule;

     (p) make any changes in its accounting methods, principles or practices;

     (q) knowingly do any act or omit to do any act within its reasonable control which will cause it to breach of any representation, warranty or obligation contained in this Agreement;

     (r) amend the Company Charter Documents or the charter documents of any of its Subsidiaries other than as set forth on Section 3.01(c) of the Company Disclosure Schedule;

     (s) except (i) upon conversion of Company Preferred Shares outstanding on the date hereof, (ii) upon the exercise of any Company Stock Options or the Company Series A Warrant, in each case outstanding on the date hereof, or (iii) the grant of up to an aggregate of that number of Company Stock Options that remain available for grant as of the date hereof pursuant to the Company Stock Option Plan to new hires in the ordinary course of business consistent with past practice for the applicable hire (provided that (A) none of such Company Stock Options shall provide for acceleration of vesting or accelerated lapse of forfeiture restrictions upon a change of control or termination or resignation of employment or any other event and (B) the Company Stock Option Plan shall not be amended to increase the number of options available for grant thereunder), issue or sell any capital stock of the Company or any of its Subsidiaries or make any change in their issued and outstanding capital stock, issue or sell any option or any security or other instrument convertible into, or exchangeable or exercisable for, their capital stock or redeem, purchase or otherwise acquire any shares of their capital stock other than repurchases of unvested shares at cost in connection with the termination of the employment or service relationship with any employee, consultant or director pursuant to stock option or purchase agreements in effect in the date hereof;

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     (t) accelerate, amend or change the period of exercisability of any Company
Stock Options, the Company Series A Warrant or Other Purchase Rights or authorize cash payments in exchange for any such Company Stock Options, the Company Series A Warrant or Other Purchase Rights;

     (u) declare, set aside or pay any dividend or make any other payment or distribution with respect to its capital stock;

     (v) (i) increase the wages, salaries, compensation, pension or other benefits payable to any former director, employee or consultant or any current director, employee or consultant except for increases in salary or wages pursuant to annual salary adjustments in the ordinary course of business consistent with past practice of employees who (A) are below the level of vice president and (B) have not previously received an increase in wages, salary, compensation, pension or other benefits since December 31, 2000 (but not to exceed 10% of such employees' salary prior to such increase), (ii) pay any bonus or other amount to any former or current director, employee or consultant other than pursuant to a written agreement or benefit plan disclosed in the Company Disclosure Schedule in the amount required thereunder and other than quarterly bonuses payable in the ordinary course of business consistent with past practice as set forth in Section 5.02(v) of the Company Disclosure Schedule, (iii) grant any additional severance or termination pay to, or enter into any employment or severance agreement with, any director, employee or contractor, (iv) establish, adopt, amend or enter into any Plan or Benefit Plan, or (v) hire employees other than in the ordinary course of business consistent with past practice;

     (w) make any filings or registrations, with any Governmental Entity, except routine filings and registrations made in the ordinary course of business or as contemplated by this Agreement;

     (x) take any actions outside the ordinary course of business;

     (y) make any Tax election, change its method of Tax accounting or settle any claim relating to Taxes;

     (z) request the effectiveness of a registration statement to effect an initial public offering of Company Common Stock;

     (aa) pay, or enter into any agreement, contract, commitment, arrangement or understanding with respect to the payment, whether in cash, securities or other property, of (i) any termination fee to any underwriter or other Person in connection with the termination of the Company's initial public offering, or
(ii) any consultant, vendor or other fee to any underwriter of the Company's initial public offering; or

     (bb) agree to do any of the foregoing, except as contemplated by this Agreement.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     Section 6.01 Exclusivity. Except with respect to this Agreement and the transactions contemplated hereby, the Company shall not, and it shall ensure that its and its Subsidiaries' directors, officers, affiliates and employees shall not, and it shall expressly forbid its agents and other representatives (including, without limitation, any investment banking, financial advisor, legal or accounting firm retained by any of them and any individual member or employee of the foregoing) (each, an "Agent") to:

     (a) initiate, solicit or seek, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders or any of them) with respect to a merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of, all or any material portion of the assets or any equity securities of, the Company (any such transaction being hereinafter referred to as an "Acquisition" and any such proposal or offer being hereinafter referred to as an "Acquisition Proposal");

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     (b) engage in any negotiations concerning an Acquisition Proposal, or provide any confidential information or data to, or have any substantive discussions with, any Person relating to an Acquisition Proposal;

     (c) otherwise cooperate in any effort or attempt to make, implement or accept an Acquisition Proposal; or

     (d) enter into or consummate any agreement or understanding with any Person relating to an Acquisition Proposal. If the Company or its Agents have provided any Person (other than Parent or the Company's Agents) with any confidential information or data relating to an Acquisition Proposal, they shall request the immediate return thereof. The Company shall notify Parent immediately if any inquiries, proposals or offers related to an Acquisition Proposal are received by, any confidential information or data is requested from, or any negotiations or discussions related to an Acquisition Proposal are sought to be initiated or continued with, it or any of its directors, officers, affiliates and employees or, to its knowledge, any Agent.

     Section 6.02 Registration Statement; Proxy Statement; Prospectus. As promptly as practicable after the execution of this Agreement, Parent shall prepare, with the cooperation of the Company, and file with the SEC the Proxy Statement/Prospectus and the Registration Statement in which the Proxy Statement/Prospectus will be included as a prospectus. Parent shall use its reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as practicable after such filing. The Company shall provide promptly such information concerning its business and financial statements and affairs as in the reasonable judgment of Parent and its counsel may be required or appropriate for inclusion in the Proxy Statement/Prospectus and the Registration Statement, or in any amendments or supplements thereto, and use its reasonable efforts to cause its counsel, accountants and financial advisor to cooperate in the preparation of the Proxy Statement/Prospectus and the Registration Statement. Parent shall take reasonable steps to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock in connection with the Merger. The Company shall use reasonable efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock in connection with the Merger. The Proxy Statement/Prospectus shall be the Information Statement of the Company with respect to the approval of this Agreement and the Merger and the transactions contemplated hereby. Parent and the Company shall cause the Proxy Statement/Prospectus to be mailed to their respective stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC. Subject to the review and approval of Parent, the Company shall prepare such other materials conforming to the requirements of applicable law as may be necessary to solicit the Company Shareholder Approval (as defined in Section 6.03(a)).

     Section 6.03 Stockholders' Meetings.

     (a) As soon as reasonably practicable based on Section 6.02 above, the Company shall promptly take all action necessary under the CGCL and its Charter Documents, to call the Company Shareholders' Meeting, to be held as promptly as practicable, and in any event within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon this Agreement and the Merger (the "Company Shareholder Approval"). The Board of Directors of the Company will unanimously recommend that the Company Shareholder Approval be given and will use its reasonable best efforts to solicit from the Company Shareholders the Company Shareholder Approval. Neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose to withdraw, amend or modify in a manner adverse to Parent, the unanimous recommendation of the Board of Directors of the Company that the Company Shareholders vote in favor of and adopt and approve this Agreement and the Merger.

     (b) As soon as reasonably practicable based on Section 6.02 above, Parent shall promptly take all action necessary under the DGCL and its Certificate of Incorporation and Bylaws, to call the Parent Stockholders' Meeting, to be held as promptly as practicable, and in any event within 45 days after the
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declaration of effectiveness of the Registration Statement, for the purpose of voting upon the issuance of shares of Parent Common Stock pursuant to the Merger (the "Parent Stockholder Approval"). Parent will, through its Board of Directors, recommend that the Parent Stockholder Approval be given and will use its reasonable best efforts to solicit from its stockholders the Parent Stockholder Approval. Neither the Board of Directors of Parent nor any committee thereof shall withdraw, amend or modify, or propose to withdraw, amend or modify in a manner adverse to the Company, the unanimous recommendation of the Board of Directors of Parent that the Parent Stockholders vote in favor of and approve the issuance of the shares of Parent Common Stock pursuant to the Merger.

     Section 6.04 Access. The Company shall give to Parent's officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents of the Company and shall reasonably permit them to consult with the officers, employees, accountants, counsel and agents of the Company for the purpose of making such investigation of the Company as Parent shall desire to make, provided that such investigation shall not unreasonably interfere with the Company's business and operations. Furthermore, the Company shall furnish to Parent all such documents and copies of documents and records and information with respect to the affairs of the Company and copies of any working papers relating thereto as Parent shall from time to time reasonably request and shall permit Parent and its agents to conduct technical diligence and make such inspections of the Company as Parent may request from time to time, subject to the terms of the Nondisclosure Agreement. Parent agrees that it shall provide the Company with reasonable opportunities to ask questions of Parent's Chief Executive Officer and Chief Financial Officer regarding the business, financial condition, results of operations, properties, assets and liabilities of Parent and its Subsidiaries.

     Section 6.05 Confidentiality. Each party acknowledges that the Company and Parent have previously entered into a Confidentiality Agreement dated November 1, 2000 (the "Nondisclosure Agreement"), which will continue in full force and effect in accordance with its terms.

     Section 6.06 Public Announcement. Neither Parent, Sub nor the Company shall make any press release or other public statement or any statement to any analyst or member of the press concerning the transactions contemplated by this Agreement without the approval of the other party hereto; provided, however, that Parent may, without such approval, but with prior notice to the Company, make such press releases or other public statements as it reasonably believes are required under the rules of The Nasdaq Stock Market or applicable securities laws.

     Section 6.07 Consents. The Company shall use its reasonable efforts to obtain the consents, waivers, assignments and approvals under any of the Material Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in the Company Disclosure Schedule) so as to preserve all rights of, and benefits to, the Surviving Corporation thereunder.

     Section 6.08 Regulatory Approvals.

     (a) Each of Parent and the Company shall promptly apply for or otherwise seek, and use all reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the transactions contemplated by this Agreement. Each party will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other Person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement. Without limiting the generality of the foregoing, as soon as reasonably practicable following the date hereof, Parent and the Company each shall make such filings and furnish such information relating to the Merger as are required of Parent and the Company by the HSR Act, as well as any other filings required by the
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competition laws and regulations of any applicable jurisdiction. Parent will pay the applicable HSR filing fee; fees payable with respect to filings required under the HSR Act of any other acquiring person (within the meaning of the regulations promulgated under the HSR Act) shall be the responsibility of such acquiring person. Parent and the Company each shall promptly (i) supply the other with any information which may be required in order to effectuate such filings and (ii) supply any additional information which reasonably may be required by the Federal Trade Commission, the Department of Justice or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

     (b) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement to take any of the following actions if such action would be reasonably likely to result in a material adverse effect on the business, financial condition, results of operations, properties, assets or liabilities of Parent and the Company as the Surviving Corporation taken as a whole: (i) to dispose or cause any of its Subsidiaries to dispose of any assets, or to commit to cause the Company or any of its Subsidiaries or the Surviving Corporation to dispose of any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause the Company or any of its Subsidiaries or the Surviving Corporation to discontinue offering any product or service;
(iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person any Intellectual Property, or to commit to cause the Company or any of its Subsidiaries or the Surviving Corporation to license or otherwise make available to any Person any Intellectual Property; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing
Date), or to commit to cause the Company or any of its Subsidiaries or the Surviving Corporation to hold separate any assets or operations; or (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Entity or otherwise) regarding its future operations or the future operations of Parent, the Company or any of their respective Subsidiaries or the Surviving Corporation.

     Section 6.09 Notification of Certain Matters. Each party shall give prompt notice to the other parties of any fact, event or circumstance known to it that
(a) individually or taken together with all other facts, events and circumstances known to it, has had or is reasonably likely to have a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable, or (b) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein; provided, however, that
(i) the delivery of any notice pursuant to this Section 6.09 shall not limit or otherwise affect any remedies available to such other parties, and (ii) disclosure by any party shall not be deemed to amend or supplement the Company Disclosure Schedule or Parent Disclosure Schedule, as applicable, or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

     Section 6.10 Tax-Free Reorganization. Parent and the Company shall (and following the Effective Time, Parent shall cause the Surviving Corporation to) take no action that would reasonably be expected to cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code. Parent and the Company agree to make reasonable and customary representations to counsel for purposes of rendering the opinions described in Sections 7.02(k) and 7.03(e). This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code.

     Section 6.11 Form S-8. Within 10 days following the Closing Date, Parent shall file a registration statement on Form S-8 to register shares of Parent Common Stock issuable upon exercise of the Replacement Options assumed by Parent to the extent the shares of Parent Common Stock issuable upon exercise of such Replacement Options may be registered on Form S-8.

     Section 6.12 Benefit Plans. The Company agrees to terminate its 401(k) plan immediately prior to the Closing, unless Parent, in its sole and absolute discretion, agrees to sponsor and maintain such plan by providing the Company with notice of such election at least five days before the Effective Time. Parent shall take all reasonable actions necessary to allow eligible employees of the Company that will be employees of the Surviving Corporation ("Transitioned Employees"), to participate on substantially

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similar terms in benefit programs which are substantially comparable to those maintained for the benefit of, or offered to, similarly situated employees of Parent, as soon as practicable after the Effective Time, to the extent permitted by the terms of such Parent benefit plan or any insurance contract or agreement applicable thereto; provided, however, that in the case of plans for which the Company maintains a plan offering the same type of benefit, such participation need not be offered by Parent until the corresponding plan of the Company ceases to be available or is terminated after the Effective Time. Parent will recognize employment services of each Transitioned Employee with the Company for purposes of eligibility and vesting (but not benefit accrual) under any Parent Benefit Plan. Each Transitioned Employee's year of service with the Company shall be otherwise recognized for all general employment purposes, including, without limitation, seniority, vacation, personal time and similar general employment purposes; provided, that any vacation time offered by Parent in the calendar year of the Effective Time to any Transitioned Employee shall be offset by any vacation time used by or paid to a Transitioned Employee by the Company in the calendar year of the Effective Time. In addition, Parent will (i) waive all limitations as to preexisting conditions, exclusions, waiting periods and service requirements with respect to participation and coverage requirements applicable to Transitioned Employees under any group health plan sponsored by Parent, except to the extent such preexisting conditions, exclusion, waiting period or service requirement had not been satisfied by any such Transitioned Employee as of the Effective Time under a group health plan sponsored by the Company; and (ii) provide each Transitioned Employee with credit for any deductible, copayment and out-of-pocket limits applicable to such employees under any such group medical plan sponsored by the Company and paid by the Transitioned Employee prior to the Effective Time during the calendar year of the Effective Time. Transitioned Employees of the Company as of the Effective Time shall be permitted to participate in the Parent ESPP commencing on the first enrollment date following the Effective Time, subject to compliance with the eligibility provisions of such plan (with employees receiving credit, for purposes of such eligibility provisions, for service with the Company).

     Section 6.13 Allocation Certificate. The Company shall prepare and deliver to Parent at the Closing a certificate signed by the Chief Financial Officer and Secretary of the Company in a form reasonably acceptable to Parent as to the capitalization of the Company immediately prior to the Effective Time and the allocation of the Total Parent Shares among the holders of Company Common Shares, Company Preferred Shares, Company Stock Options, the Company Series A Warrant and any Other Purchase Rights (collectively, the "Company Equity Holders") pursuant to the Merger (the "Allocation Certificate"). The Allocation Certificate shall set forth (i) a true and complete list of the Company Equity Holders immediately prior to the Effective Time and the number and type and/or class of securities owned by each such Company Equity Holder, and (ii) the allocation of the Total Parent Shares among the Company Equity Holders pursuant to the Merger. The Allocation Certificate shall certify that the allocation of the Total Parent Shares among the Company Equity Holders is in accordance with the Company's Charter Documents.

     Section 6.14 FIRPTA Certificate. The Company shall, prior to the Closing Date, provide Parent with a properly executed statement in a form attached hereto as Exhibit G, for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3) (the "FIRPTA Certificate").

     Section 6.15 Rule 145 Affiliate Agreements. Schedule 6.15 sets forth those Persons who, in the Company's reasonable judgment, are or may be "affiliates" of the Company within the meaning of Rule 145 (each such Person a "Rule 145 Affiliate") promulgated under the Securities Act ("Rule 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement from each of the Rule 145 Affiliates of the Company, an executed agreement ("Rule 145 Affiliate Agreement") in the form attached hereto as Exhibit H. Parent and Sub shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Rule 145 Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Rule 145 Affiliate Agreements.

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     Section 6.16 Listing of Additional Shares. Parent shall file with Nasdaq a
Notification Form for Listing of Additional Shares covering the shares of Parent Common Stock issuable pursuant to the Merger (including Parent Common Stock issued in payment of Company Shareholder Transaction Expenses) and upon exercise of Replacement Options and the Replacement Warrant.

     Section 6.17 Retention Program. At the Closing, Parent shall grant options to purchase an aggregate of 500,000 shares of Parent Common Stock to employees of the Company and its Subsidiaries designated by the Chief Executive Officer of Parent after consultation with the Chief Executive Officer of the Company, with the exercise price of such options equal to the closing price of Parent Common Stock on the Nasdaq National Market on the Closing Date and with such options vesting on Parent's standard vesting schedule following the Closing as described in Section 6.17 of the Parent Disclosure Schedule.

     Section 6.18 Company Transaction Expenses. The Company shall not incur any Company Transaction Expenses following the date hereof except as set forth in
Section 3.07 of the Company Disclosure Schedule. At the Closing the Company shall present to Parent final invoices for any and all Company Transaction Expenses, whether paid or unpaid as of the Closing Date. At the Closing, Parent shall pay all unpaid invoices for Company Transaction Expenses against presentation to Parent of satisfactory invoices; provided that Parent shall have the option to pay up to 50% of any fee owed by the Company to Broadview International LLC in shares of Parent Common Stock.

     Section 6.19 Further Assurances. Each of the parties hereto shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and consummate the transactions contemplated hereby. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its respective reasonable best efforts to (i) take or cause to be taken all actions and to do or cause to be done all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and (ii) obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

     Section 6.20 Non-Solicitation. For one year from the date of this
Agreement: (a) Parent shall not, and shall ensure that its representatives soliciting employees or consultants for Parent shall not, directly or indirectly, solicit, encourage, induce or attempt to induce any employee or consultant of the Company that has been contacted, introduced or made known to Parent in connection with activities relating to the transactions contemplated by this Agreement, to terminate his or her employment with the Company; and (b) the Company shall not, and shall ensure that its representatives soliciting employees or consultants for the Company shall not, directly or indirectly, solicit, encourage, induce or attempt to induce any employee or consultant of Parent that has been contacted, introduced or made known to the Company in connection with activities relating to the transactions contemplated by this Agreement, to terminate his or her employment with Parent. Notwithstanding the foregoing, the restrictions set forth in this Section 6.20 shall not apply to
(i) the unsolicited inquiries made by an employee of one party to the other party; (ii) the inquiries received from an employee of one party as the result of a general notice or advertisement placed by the other party; or (iii) the inquiries resulting from an employee's utilization of an employment search.

     Section 6.21 Indemnification of Officers and Directors.

     (a) For a period of five years following the Effective Time, Parent will fulfill, honor and perform or cause the Surviving Corporation to fulfill, honor and perform all of the Indemnification Obligations of (i) the Company arising under the Company's Articles of Incorporation or Bylaws as in effect in the date hereof, (ii) Subsidiaries arising under the Subsidiary's charter documents as in effect on the date hereof, and (iii) under any indemnification or similar agreement in effect on the date hereof between the Company or a Subsidiary on the one hand, and any Company Covered Person on the other hand, that was approved by the Board of Directors of the Company and copies of which have been provided to Parent or its counsel prior to the date hereof; provided, that such indemnification shall be subject to any limitation from time to time under applicable law. This indemnification shall not apply to any
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claim by a Parent Indemnified Party pursuant to the terms of this Agreement or any other agreement contemplated by this Agreement. A "Company Covered Person" means any individual who, at any time prior to the Effective Time, was a director or officer of the Company or a Subsidiary or was a trustee or other fiduciary of a plan administered for the benefit of employees of the Company and/or a Subsidiary. "Indemnification Obligations" means any obligation of the Company or a Subsidiary to provide indemnification, defense of claims or advancement of expenses to a Person.

     (b) This Section 6.21 shall survive the consummation of the Merger, is intended to benefit the Company and each Company Covered Person, shall be binding, jointly and severally, on all successors and assigns of the Surviving Corporation and Parent, and shall be enforceable by each of the Company Covered Persons, their heirs and their representatives.

     (c) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or, (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.21.

     (d) The Company represents and warrants to Parent that no claim for indemnification has been made by any Company Covered Person and, to the knowledge of the Company, no basis exists for any such claim for indemnification.

     Section 6.22 Employment and Noncompetition Agreements. As of the date hereof, each of the Key Company Employees shall have entered into Employment and Noncompetition Agreements in substantially the forms attached hereto as Exhibits C and D, respectively.

     Section 6.23 Stock Restriction Agreements. As of the date hereof, each of the Management Shareholders shall have entered into a Stock Restriction Agreement in substantially the form attached hereto as Exhibit E.

                                  ARTICLE VII

                              CONDITIONS TO MERGER

     Section 7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction on or prior to the Effective Time of the following conditions:

     (a) Corporate Approvals. This Agreement and the Merger shall have been approved and adopted by the requisite votes of the Company Shareholders under California law and the Company Charter Documents, and the issuance of the shares of Parent Common Stock pursuant to the Merger shall have been approved by the requisite vote of the Parent Stockholders under Delaware law and the rules of the Nasdaq Stock Market promulgated by the National Association of Securities Dealers.

     (b) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     (c) Approvals. Other than the filings contemplated by Section 1.02, all authorizations, consents, orders or approvals of, or declarations or filings with, or waiting periods imposed by, any Governmental Entity the failure to obtain which would have a Company Material Adverse Effect or Parent Material Adverse Effect shall have been filed, occurred or been obtained or shall have expired.

     (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

     (e) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or

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regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any Governmental Entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

     Section 7.02 Conditions to Obligation of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to consummate the transactions contemplated by this Agreement will be subject to the satisfaction, on or prior to the Effective Time, of each of the following conditions, unless waived in writing by Parent:

     (a) Representations and Warranties of the Company. Each of the representations and warranties of the Company set forth in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date except (A) where such failure to be true and correct does not, individually or in the aggregate, have a Company Material Adverse Effect, and
(B) to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date except where such failure to be true and correct as of such earlier date does not, individually or in the aggregate, have a Company Material Adverse Effect. For purposes of determining the accuracy of such representations and warranties, all "Company Material Adverse Effect" qualifications or other qualifications based on materiality contained in such representations and warranties shall be disregarded. Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by the President of the Company.

     (b) Performance of Obligations. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, provided that, with respect to obligations that are qualified by materiality, the Company shall have performed such obligations, as so qualified, in all respects; and Parent shall have received a certificate signed on behalf of the Company by the President of the Company to such effect.

     (c) Company Material Adverse Effect. There shall not have occurred any event, occurrence or change that has had a Company Material Adverse Effect.

     (d) Dissenter's Rights. The holders of no more than five percent (5%) of the Company Shares outstanding immediately prior to the Effective Time shall have demanded and not lost or withdrawn, or shall be eligible to demand, appraisal rights.

     (e) [INTENTIONALLY OMITTED]

     (f) Allocation Certificate. The Company shall have executed and delivered to Parent the Allocation Certificate.

     (g) Termination of Certain Agreements. The Company shall have delivered to Parent evidence reasonably satisfactory to Parent that the Investor Rights Agreement dated as of August 24, 2000 by and among the Company, the Investors and the Founders, has been terminated.

     (h) Indemnity Escrow Agreement. The Indemnity Escrow Agreement shall have been duly executed and delivered by the Company Shareholders' Representative (as defined in Section 9.07(a)) in substantially the form attached as Exhibit I hereto (the "Indemnity Escrow Agreement").

     (i) Employment and Noncompetition Agreements. None of the Key Company Employees listed on Schedule 7.02(i) shall have ceased employment with the Company and the Employment and Noncompetition Agreements with such Key Company Employees shall be effective and shall not have been breached.

     (j) Opinion of Counsel. Parent and Sub shall have received a written opinion from Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to the Company, addressed to Parent and Sub, dated as of the Closing Date, in substantially the form attached hereto as Exhibit J.

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     (k) Tax Opinion. Parent shall have received the written opinion of Morgan,
Lewis & Bockius LLP, counsel to Parent, in substantially the form attached hereto as Exhibit K, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code; provided, however, that if Morgan, Lewis & Bockius LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if counsel to the Company provides such opinion. In rendering such opinion, counsel may rely upon the representations and certificates of Parent, Sub and the Company.

     (l) FIRPTA Certificate. Parent shall have received from the Company a duly executed and certified FIRPTA Certificate.

     (m) Other Purchase Rights. Any and all Other Purchase Rights shall have been exercised or exchanged for, or converted into, Company Shares or shall have been canceled and all rights with respect thereto released, and the Company shall have delivered to Parent evidence reasonably satisfactory to Parent of such exercise, exchange, conversion or cancellation and release, as applicable.

     (n) Resignations. The directors of the Company in office immediately prior to the Effective Time shall have resigned as directors as of the Effective Time.

     Section 7.03 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is subject to the satisfaction of each of the following conditions, unless waived in writing by the Company:

     (a) Representations and Warranties. Each of the representations and warranties of Parent and Sub set forth in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date except (A) where such failure to be true and correct does not, individually or in the aggregate, have a Parent Material Adverse Effect, and (B) to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date except where such failure to be true and correct as of such earlier date does not, individually or in the aggregate, have a Parent Material Adverse Effect, and the Company shall have received a certificate signed on behalf of Parent and Sub by the President or Chief Financial Officer of Parent and Sub to such effect. For purposes of determining the accuracy of such representations and warranties, all "Parent Material Adverse Effect" qualifications or other qualifications based on materiality contained in such representations and warranties shall be disregarded.

     (b) Performance of Obligations. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date and the Company shall have received a certificate signed on behalf of Parent by the President or Chief Financial Officer of Parent to such effect.

     (c) Parent Material Adverse Effect. There shall not have occurred any event, occurrence or change that has had a Parent Material Adverse Effect.

     (d) Legal Opinion. The Company shall have received a written opinion from Morgan, Lewis & Bockius LLP, dated as of the Closing Date, in substantially the form attached hereto as Exhibit L.

     (e) Tax Opinion. The Company shall have received the written opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, in substantially the form attached hereto as Exhibit M, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code; provided, however, that if Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if counsel to the Parent provides such opinion. In rendering such opinion, counsel may rely upon the representations and certificates of Parent, Sub and the Company.

     (f) Indemnity Escrow Agreement. The Indemnity Escrow Agreement shall have been duly executed and delivered by Parent and the Indemnity Escrow Agent.

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     (g) Listing of Shares. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

     Section 8.01 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by written notice by the terminating party to the other party under the circumstances set forth below:

     (a) by mutual written consent of Parent and the Company; or

     (b) by either Parent or the Company if the Merger shall not have been consummated by June 30, 2001 (provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; or

     (c) by Parent if a breach or failure of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred which would cause any condition set forth in Sections 7.01 or 7.02 not to be satisfied and such breach is not cured within 15 business days following receipt by the Company of written notice thereof; provided, however, that there shall be no cure period with respect to any breach of Sections 6.01 and 6.06; or

     (d) by the Company, if a breach or failure of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement shall have occurred which would cause any condition set forth in Sections 7.01 or 7.03 not to be satisfied and such breach is not cured within 15 business days following receipt by Parent of written notice thereof; or

     (e) by either Parent or the Company if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and non-appealable; or

     (f) by Parent or the Company, if the issuance of the shares of Parent Common Stock pursuant to the Merger is not approved by the Parent Stockholders at the Parent Stockholders' Meeting.

     Section 8.02 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Parent, Sub, the Company or their respective officers, directors, stockholders or Affiliates, except as set forth in Section 8.03; provided, however, that the provisions of Sections 6.05, 6.06, 6.20 and 8.03 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     Section 8.03 Remedies. Any party terminating this Agreement pursuant to
Section 8.01 (b), (c) or (d) shall have the right to recover damages sustained by such party if the basis for termination is a result of the other party's willful breach of its representations, warranties, covenants or other obligations hereunder, provided that the party seeking relief is not in breach of its obligations hereunder under circumstances which would have permitted the other party to terminate the Agreement under Section 8.01.

     Section 8.04 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company or the issuance of the shares of Parent Common Stock pursuant to the Merger by the Parent Stockholders, but, after any such approval, no amendment shall be made which by law requires further approval by such

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

shareholders or stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 8.05 Waiver. At any time prior to the Effective Time, Parent and Sub may waive compliance by the Company or any Company Shareholder, and the Company, and following the Effective Time, the Company Shareholders Representative, may waive compliance by Parent or Sub, by an instrument in writing signed by or on behalf of the party waiving compliance, with any term or provision of this Agreement that the other party was or is obligated to comply with or perform.

                                   ARTICLE IX

                                INDEMNIFICATION

     Section 9.01 Survival. The representations and warranties of the Company, Parent and Sub contained in this Agreement shall survive the Closing for a period of 12 months following the Closing Date (the "Survival Period"); provided, however, there shall be no limitation period for matters involving fraud.

     Section 9.02 Indemnification by the Company Shareholders.

     (a) Subject to the limitations set forth in this Article IX, Parent, Sub, the Surviving Corporation, the officers, directors, agents employees and Affiliates of Parent (each, a "Parent Indemnified Party" and collectively, the "Parent Indemnified Parties") shall be indemnified, defended and held harmless by the Company Shareholders (collectively, the "Company Indemnifying Parties") against any losses, liabilities of every type and nature (whether known or unknown, fixed or contingent), claims, including, without limitation, any third-party claims, damages, deficiencies, charges, causes of action, suits, proceedings, assessed interest, penalties, Taxes, costs and expenses (including reasonable legal and other professional fees and expenses) (collectively, "Losses") resulting from, arising out of, or incurred by any Parent Indemnified Party in connection with, or otherwise with respect to:

          (i) any inaccuracy or breach of a representation and warranty or other statement by the Company contained in this Agreement, the Company Disclosure Schedule, any exhibit attached hereto, or any certificate or schedule furnished or to be furnished to Parent pursuant hereto; and

          (ii) any breach of any covenant or agreement of the Company contained in this Agreement or any exhibit attached hereto, or any certificate or schedule furnished or to be furnished to Parent pursuant hereto.

As used herein, "Losses" is not limited to matters asserted by third parties, but includes Losses incurred or sustained by the Parent Indemnified Parties in the absence of claims by third parties.

     (b) As soon as practicable following the Effective Time, the Escrow Shares (as defined below) shall be delivered to the Indemnity Escrow Agent. Such Escrow Shares, together with any and all income and proceeds thereon, shall be referred to hereinafter as the "Indemnity Escrow Fund." The Indemnity Escrow Fund shall be available to compensate the Parent Indemnified Parties pursuant to the indemnification obligations of the Company Indemnifying Parties. The Indemnity Escrow Fund shall be held and disbursed by the Indemnity Escrow Agent in accordance with the Indemnity Escrow Agreement. The term "Escrow Shares" means a number of shares of Parent Common Stock equal to 10% of the shares of Parent Common Stock to be issued to the Company Shareholders in the Merger, plus any shares as may be issued upon any stock split, stock dividend or similar recapitalization with respect to such shares. The Escrow Shares attributable to each Company Shareholder shall be equal to the aggregate number of Escrow Shares multiplied by a fraction the numerator of which is the number of shares of Parent Common Stock issuable to each such Company Shareholder pursuant to the Merger and the denominator of which is the aggregate number of shares of Parent Common Stock issuable to all Company Shareholders pursuant to the Merger. Parent's sole and exclusive remedy for Losses shall be the release of Escrow Shares from the Indemnity Escrow Fund to Parent subject to and in accordance with the Indemnity Escrow Agreement; provided, however, this Article IX and the rights
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

and restrictions set forth herein do not limit any other potential remedies of Parent with respect to any act of fraud by the Company. The Company Shareholders, in their capacity as shareholders, shall not have any right of indemnification or contribution from Parent or the Surviving Corporation with respect to any Loss claimed by any Parent Indemnified Party after the Effective Time.

     Section 9.03 Limitations.

     (a) No Escrow Shares shall be released to the Parent Indemnified Parties from the Indemnity Escrow Fund under the Indemnity Escrow Agreement until the aggregate amount of all Losses as to which claims have been asserted and determined pursuant to the terms hereof and the Indemnity Escrow Agreement to be indemnifiable (aggregating all of the claims against the Company Indemnifying Parties) exceeds $350,000 (the "Indemnification Floor"), in which case the Parent Indemnified Parties shall be entitled to be reimbursed from the Indemnity Escrow Fund for the full amount of such Losses in excess of the Indemnification Floor. Notwithstanding the foregoing, in the event that Parent or the Company pays any Company Transaction Expenses for which a final invoice was not presented to Parent at the Closing, then to the extent that Company Transaction Expenses exceed $4,000,000, the amount of such invoice shall constitute Losses for which the Parent Indemnified Parties shall be reimbursed out of the Indemnity Escrow Fund from the first dollar without regard to the Indemnification Floor; provided, however, the amount of such invoice shall not be included within Losses that are aggregated to determine if claims exceed the Indemnification Floor. Subject to and in accordance with the Indemnity Escrow Agreement, once the Indemnification Floor has been reached, the full amount of such Losses (aggregating all of the claims against the Company Indemnifying Parties) in excess of the Indemnification Floor shall be subject to indemnification and a number of Escrow Shares shall be released to Parent from the Indemnity Escrow Fund that have an aggregate value equal to the amount of all Losses in excess of the Indemnification Floor, computed, with respect to Losses attributable to each respective claim, on the basis of the last reported sale prices per share of Parent Common Stock on the Nasdaq National Market as reported in The Wall Street Journal for the 10 trading days ending on the date which is three business days immediately preceding and not including (i) that date on which such claim is made pursuant to the Indemnity Escrow Agreement, or
(ii) if such claim is contested in accordance with the provisions of the Indemnity Escrow Agreement, the date on which such claim is finally resolved in accordance therewith. The amount of Losses shall be reduced by the amount of any insurance proceeds, if any (net of (i) any out-of-pocket expenses, (ii) increases in premiums or (iii) any deductibles incurred in connection with collecting such insurance proceeds), that are actually received by Parent or the Company; provided, however, that neither Parent nor the Company shall have any obligation to maintain insurance or pursue claims and Parent's or the Company's failure to pursue claims or otherwise seek reimbursement shall not reduce the amount of Losses indemnifiable hereunder.

     (b) Except in the case of fraud, after the Closing, the indemnification provided in this Article IX shall be the exclusive remedy for Losses available to Parent, Sub and Parent Indemnified Parties for any breach of any representation, warranty, covenant or agreement contained in this Agreement, the Company Disclosure Schedule or any agreement attached as an exhibit hereto, or any certificate or schedule furnished or to be furnished to Parent or Sub pursuant hereto. In no event shall the liability of the Company Shareholders for any such breach exceed the total number of Escrow Shares in the Indemnity Escrow Fund. Any Escrow Shares that are disbursed from the Indemnity Escrow Fund in satisfaction of any claim shall be drawn pro rata from the Escrow Shares allocable to the Company Shareholders in accordance with their respective interests therein as set forth in Exhibit A to the Indemnity Escrow Agreement.

     (c) Nothing in this Article IX shall limit the liability of the Company or the remedies available to Parent and Sub for any willful breach of any representation, warranty, covenant or agreement contained in this Agreement if there is no Closing.

     Section 9.04 Notice of Claims. Any Parent Indemnified Party entitled to indemnification under this Article IX (the "Indemnitee") shall notify the Company Shareholders' Representative on behalf of

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

the Company Indemnifying Parties (the "Indemnitor") in writing of any claim, which the Indemnitee shall have determined has given rise to a claim for indemnification under this Article IX ("Notice of Claim"). The Notice of Claim shall set forth the amount or an estimate of the foreseeable maximum amount of claimed Losses and a description of the basis for such claim. No claim for indemnification may be made by an Indemnitee after the expiration of the Survival Period, provided that in the event that a Notice of Claim shall have been delivered within the Survival Period (whether or not formal legal action shall have been commenced based upon such claim), the claim specified therein shall continue to be subject to indemnification in accordance herewith.

     Section 9.05 Third Party Claims.

     (a) If the facts giving rise to any indemnification provided for in this Agreement involve any actual or threatened claim or demand by any third party ("Third Party Claim") against any Indemnitee, the Indemnitee shall give prompt written notice of such Third Party Claim to the Indemnitor. Failure or delay in notifying the Indemnitor will not relieve the Indemnitor of any liability it may have to the Indemnitee, except to the extent that such failure or delay causes actual harm to the Indemnitor with respect to such claim. The Indemnitor will be entitled, upon its election, by written notice given to the Indemnitee within 30 days after the date on which the Indemnitee has given notice of such Third Party Claim to the Indemnitor (without prejudice to the right of such Indemnitee to participate at its expense through counsel of its own choosing), to assume the defense or prosecution of such claim and any litigation resulting therefrom (a "Third Party Defense") at its expense and through counsel of its own choosing reasonably acceptable to the Indemnitee; provided, however, that the Indemnitor shall not have the right to assume the Third Party Defense (i) to the extent that any such claim seeks, in addition to or in lieu of monetary damages, any injunctive or other equitable relief, or (ii) if the Indemnitor fails to provide reasonable assurance to the Indemnitee of the adequacy of the Escrow Fund to provide indemnification in accordance with the provisions of this Agreement with respect to such proceeding, or (iii) to the extent that the Third Party Claim is an Intellectual Property Claim or involves a claim by a customer of the Company, Parent or any of their respective Subsidiaries, or (iv) if the Third Party Claim, when aggregated with all other claims pending against the Indemnity Escrow Fund, exceeds the then current value of the Escrow Shares remaining in the Indemnity Escrow Fund; and provided further, that if, by reason of the claim of such third party a lien, attachment, garnishment or execution is placed upon any of the property or assets of such Indemnitee, the Indemnitor, if it desires to exercise its right to assume such Third Party Defense, must furnish a satisfactory indemnity bond to obtain the prompt release of such lien, attachment, garnishment or execution. As used herein, "Intellectual Property Claim" shall mean any claim that (i) the Company or any of its Subsidiaries has infringed or violated, does infringe or violate, or would infringe or violate, the patent or intellectual property or proprietary rights of any third party, or
(ii) the carrying on of the Company's business by the present or former employees or independent contractors of the Company conflicts with or breaches the terms, conditions and provisions of, or constitutes a default under, any employment, confidentiality, assignment of inventions or noncompetition agreement under circumstances in which such conflict, breach or default would limit the Company's ability to carry on its business or to use or employ any employee or independent contractor in the Company's business as conducted prior to the Closing, including, without limitation, the products listed on Schedule 3.13(c)(iii). If the Indemnitor assumes a Third Party Defense, it will conduct the Third Party Defense actively and diligently, and will hold all Indemnitees harmless from and against all Losses caused by or arising out of any settlement thereof (other than such Indemnitee's expenses of participation in such defense, prosecution or settlement). Except with the written consent of the Indemnitee (not to be unreasonably withheld) to which the Indemnitor is obligated to furnish indemnification pursuant to this Agreement, the Indemnitor will not, in a Third Party Defense, consent to the entry of any judgment or enter into any settlement (i) which does not include as an unconditional term thereof the giving to the Indemnitee by the third party of a release from all liability in respect of such suit, claim, action, or proceeding, (ii) unless there is no finding or admission of any violation of law by the Indemnitee (or any affiliate thereof) or any violation of the rights of any Person and no effect on any other claims of a similar nature that may be made by the same third party against the Indemnitee, (iii) which imposes any form of relief other than monetary
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damages, or (iv) which exceeds the then current value of the Escrow Shares remaining in the Indemnity Escrow Fund. Parent and its affiliates will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim as to which the Indemnitor has elected to assume the defense without the prior written consent of the Indemnitor (not to be unreasonably withheld). Parent will provide reasonable cooperation in the defense of the Third Party Claim.

     (b) In the event that the Indemnitor fails or elects not to assume the defense of an Indemnitee against such Third Party Claim, which the Indemnitor had the right to assume under this Section 9.05, the Indemnitee shall have the right, at the expense of the Indemnitor, to defend or prosecute such claim or litigation in such manner as it may reasonably deem appropriate and, with the prior consent of the Indemnitor (not to be unreasonably withheld), consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it may reasonably deem appropriate. The Indemnitee shall be entitled to be reimbursed promptly from the Indemnity Escrow Fund for any Losses incurred in connection with such settlement. If no settlement of such claim or litigation is made, the Indemnitee shall be entitled to be reimbursed promptly from the Indemnity Escrow Fund for any Losses arising out of any judgment rendered with respect to such claim or litigation. Any Losses for which an Indemnitee is entitled to indemnification hereunder shall be promptly paid as incurred. If the Indemnitor does not elect to assume a Third Party Defense which it has the right to assume hereunder, the Indemnitee shall have no obligation to do so.

     (c) In the event that the Indemnitor is not entitled to assume the defense of the Indemnitee against such Third Party Claim pursuant to this Section 9.05, the Indemnitee shall have the right to undertake the defense and, with the prior consent of the Indemnitor (not to be unreasonably withheld), consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it may reasonably deem appropriate. In each case, the Indemnitee shall conduct the defense of the Third Party Claim actively and diligently, and the Indemnitor will provide reasonable cooperation in the defense of the Third Party Claim.

     Section 9.06 Effect of Investigation; Waiver.

     (a) Parent's right to indemnification or other remedies based upon the representations and warranties, covenants, agreements and undertakings of the Company will not be affected by any investigation, knowledge or waiver of any condition by Parent. Such representations and warranties shall not be affected or deemed waived by reason of the fact that Parent knew or should have known that any of the same is or might be inaccurate. Any investigation by such party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

     (b) The waiver by Parent of any condition based on the accuracy of any representation or warranty, or compliance with any covenant or obligation, will not affect any right to indemnification or other remedy based on such warranties, covenants and obligations unless otherwise expressly agreed in writing by Parent.

     Section 9.07 Company Shareholders' Representative.

     (a) By virtue of and effective upon the Company Shareholder Approval, each shareholder of the Company hereby irrevocably appoints K. Cyrus Hadavi as his, he or its representative (the "Company Shareholders' Representative"), to act as his, her or its agent and attorney-in-fact, with authority to execute all instruments as if signed by each such shareholder, and to take any action with respect to all matters arising under this Agreement and the Indemnity Escrow Agreement and any and all other documents entered into in connection therewith (the "Transaction Documents"), including, without limitation, the following: (i) waiving any breaches by Parent under the Agreement prior to and after the Closing; (ii) appointing and designating the Indemnity Escrow Agent; (iii) instituting, prosecuting and/or defending lawsuits; (iv) objecting, in the Company Shareholders' Representative's sole discretion, to Notices of Claims by Parent Indemnified Parties and agreeing to, negotiating, entering into settlements and compromises of such claims; (v) authorizing disbursements from the Indemnity Escrow Fund and making any investment decisions regarding the Indemnity Escrow Fund as required pursuant to the

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Indemnity Escrow Agreement; and (vi) taking all other actions relating to shareholders' rights and obligations under the Transaction Documents that the Company Shareholders' Representative, in his sole discretion, deems appropriate.

     (b) The Company Shareholders' Representative shall not be responsible or liable to any shareholder of the Company for any act or omission of any kind so long as he has acted in good faith (any such action or omission pursuant to an order, judgement or decree of any court or administrative agency, or advice of counsel, shall be conclusive evidence of such good faith), or for the expiration of rights under any statute of limitations with respect to the Transaction Documents. The shareholders of the Company shall severally indemnify the Company Shareholders' Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Company Shareholders' Representative and arising out of or in connection with the acceptance or administration of his duties hereunder.

     (c) A decision, act, consent or instruction of the Company Shareholders' Representative shall constitute a decision of all shareholders of the Company for whom shares of Parent Common Stock otherwise issuable to them are deposited in the Indemnity Escrow Fund and shall be final, binding and conclusive upon each such shareholder, and the Indemnity Escrow Agent and Parent may rely upon any decision, act, consent or instruction of the Company Shareholders' Representative as being the decision, act, consent or instruction of each and every such shareholder. The Indemnity Escrow Agent and Parent are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Company Shareholders' Representative.

                                   ARTICLE X

                               GENERAL PROVISIONS

     Section 10.01 Contents of Agreement; Parties in Interest; etc. This Agreement, the other Transaction Documents and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits and Company Disclosure Schedule, set forth the entire understanding of the parties hereto with respect to the Merger. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement, except for the Nondisclosure Agreement which shall continue in full force and effect in accordance with its terms.

     Section 10.02 Assignment and Binding Effect. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, heirs, personal representatives, successors and assigns.

     Section 10.03 Expenses.

     (a) Subject to Section 10.03(b), each party shall bear its own expenses incurred in connection with this Agreement in the event that the Merger is not consummated.

     (b) In the event that the Company terminates this Agreement pursuant to
Section 8.01(f), Parent will pay the financial advisory, legal, accounting and other expenses incurred by the Company in connection with the proposed Merger, this Agreement and related documents up to a maximum of $3,000,000 provided that
(i) Parent is not then entitled to terminate this Agreement under the terms hereof (other than pursuant to Section 8.01(f)) and (ii) the conditions to Parent's obligation to close set forth in Sections 7.01 and 7.02 have been satisfied.

     (c) In the event that the Merger is consummated, (i) Parent shall bear its own expenses incurred in connection with the Merger, this Agreement and related documents, including, without limitation, all printing costs related to the preparation of the Registration Statement and Proxy Statement/Prospectus, (ii) Parent shall bear up to $4,000,000 of the Company Transaction Expenses (the "Parent Portion") and

(iii) the Company Shareholders shall bear all Company Transaction Expenses in excess of the Parent Portion. The Company Shareholder Transaction Expenses shall be borne by the Company Shareholders through the withholding by Parent of the Company Shareholder Transaction Expense Shares in accordance with Section 2.01. Parent shall have the option to pay up to 50% of the fee owed by the Company to Broadview International LLC in shares of Parent Common Stock.

     Section 10.04 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given on the day established by the sender as having been delivered personally; on the day delivered by a private courier as established by the sender by evidence obtained from the courier; or on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

          If to Parent or Sub, to:

               FreeMarkets Center
               210 Sixth Avenue
               Pittsburgh, PA 15222
               Attn: Chief Executive Officer

          With a required copy to:

               Morgan, Lewis & Bockius LLP
               One Oxford Centre
               Pittsburgh, PA 15232
               Attention: Marlee S. Myers, Esq.

          If to the Company to:

               5933 West Century Blvd.
               Twelfth Floor
               Los Angeles, CA 90045
               Attn: Chief Executive Officer

          With a required copy to:

               Gunderson Dettmer Stough
               Villeneuve Franklin & Hachigian, LLP
               155 Constitution Drive
               Menlo Park, CA 94025
               Attention: David T. Young, Esq.

or to such other address or to the attention of Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

     Section 10.05 Delaware Law to Govern. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, excluding any laws that would cause the laws of another jurisdiction to apply. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     Section 10.06 No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, except that (i) in the case of Section 6.21, the officers and directors of the Company prior to the Effective Time, (ii) in the case of
Article IX hereof, the other Indemnified Parties, and (iii) in the case of
Section 9.07, the Company

Shareholders' Representative, such Persons and their respective heirs, executors, administrators, legal representatives, successors and assigns, are express third-party beneficiaries of such sections.

     Section 10.07 Headings, Gender and "Person." All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "Person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

     Section 10.08 Schedules and Exhibits. All Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.

     Section 10.09 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 10.10 Counterparts. This Agreement may be executed in any number of counterparts, and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

     Section 10.11 Specific Performance. The Company and Parent each agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof and that each party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                                   ARTICLE XI

                                  DEFINITIONS

     Section 11.01 Definitions. As used in this Agreement, the following terms shall have the following meanings:

Acquisition.................................................                          6.01(a)
Acquisition Proposal........................................                          6.01(a)
Action......................................................                          3.15
Affiliate...................................................                          3.18
Agent.......................................................                          6.01
Agreement...................................................                  Introduction
Allocation Certificate......................................                          6.13
Articles Amendment..........................................                          3.01(c)
Authorizations..............................................                          3.10(a)
Balance Sheet...............................................                          3.04
Balance Sheet Date..........................................                          3.04
Benefit Plan................................................                          3.17
CERCLA......................................................                          3.19(k)(v)
CGCL........................................................                          1.01
Certificate of Amendment....................................                          3.01(c)

Certificates................................................                          2.03(c)
Closing.....................................................                          1.02
Closing Date................................................                          1.02
Code........................................................                      Recitals
Common Stock Exchange Ratio.................................                          2.01(b)
Common Stock Consideration..................................                          2.01(c)
Company.....................................................                  Introduction
Company Charter Documents...................................                          3.02(c)
Company Common Shares.......................................                          2.01(d)
Company Covered Person......................................                          6.21(a)
Company Disclosure Schedule.................................   Introduction to Article III
Company Equity Holders......................................                          6.13
Company Indemnifying Parties................................                          9.02(a)
Company Intellectual Property...............................                          3.13(a)(i)
Company License.............................................                          3.13(a)(ii)
Company Material Adverse Effect.............................                          3.01(a)
Company Preferred Shares....................................                          2.01(e)
Company Proprietary Information.............................                          3.13(a)(iii)
Company Registrations.......................................                          3.13(a)(iv)
Company Restricted Stock....................................                          2.02(d)
Company Rights of First Offer...............................                          3.02(b)
Company Series A Preferred Shares...........................                          2.01(f)
Company Series A Warrant....................................                          2.01(g)
Company Series B Preferred Shares...........................                          2.01(h)
Company Series C Preferred Shares...........................                          2.01(i)
Company Shareholder Agreements..............................                      Recitals
Company Shareholder Approval................................                          6.03(a)
Company Shareholder Transaction Expense Shares..............                          2.01(k)
Company Shareholder Transaction Expenses....................                          2.01(j)
Company Shareholders........................................                          2.01(l)
Company Shareholders' Meeting...............................                          3.29
Company Shareholders' Representative........................                          9.07(a)
Company Shares..............................................                          2.01(m)
Company Stock Option Plan...................................                          2.08
Company Stock Options.......................................                          2.01(n)
Company Transaction Expenses................................                          2.01(o)
Company's knowledge.........................................                          3.02(b)
Constituent Corporations....................................                          1.03(a)
Confidentiality Agreements..................................                          3.13(i)
DGCL........................................................                          1.01
Effective Time..............................................                          1.02
Employment Agreements.......................................                          3.16(a)
Environment.................................................                          3.19(k)(i)
Environmental Action........................................                          3.19(k)(ii)
Environmental Claim.........................................                          3.19(k)(iii)
Environmental Clean-up Site.................................                          3.19(k)(iv)
Environmental Laws..........................................                          3.19(k)(v)
Environmental Permits.......................................                          3.19(k)(vi)

Escrow Shares...............................................                          9.02(b)
Exchange Agent..............................................                          2.03(a)
Financial Statements........................................                          3.04
FIRPTA Certificate..........................................                          6.14
Foreign Plans...............................................                          3.17(i)
GAAP........................................................                          3.04
Governmental Entity.........................................                          3.03(b)
Hazardous Substances........................................                          3.19(k)(vii)
HSR Act.....................................................                          3.03(c)
Indemnification Floor.......................................                          9.03(a)
Indemnification Obligations.................................                          6.21(a)
Indemnitee..................................................                          9.04
Indemnitor..................................................                          9.04
Indemnity Escrow Agent......................................                          2.03(c)
Indemnity Escrow Agreement..................................                          7.02(h)
Indemnity Escrow Fund.......................................                          9.02(b)
Intellectual Property.......................................                          3.13(a)(v)
Intellectual Property Claim.................................                          9.05(a)
Intellectual Property Rights................................                          3.13(a)(vi)
Key Company Employees.......................................                      Recitals
Leases......................................................                          3.12(b)
Liabilities.................................................                          3.07
Liens.......................................................                          3.02(d)
Losses......................................................                          9.02(a)
Management Shareholders.....................................                      Recitals
Marks.......................................................                          3.13(a)(vii)
Material Contracts..........................................                          3.14
Merger......................................................                          1.01
Merger Consideration........................................                          2.01(p)
Nondisclosure Agreement.....................................                          6.05
Notice of Claim.............................................                          9.04
Other Purchase Rights.......................................                          3.02(b)
PCBs........................................................                          3.19(g)
Parent......................................................                  Introduction
Parent Common Stock.........................................                          2.01(q)
Parent Disclosure Schedule..................................    Introduction to Article IV
Parent ESPP.................................................                          4.02
Parent Indemnified Party....................................                          9.02(a)
Parent Material Adverse Effect..............................                          4.01
Parent Portion..............................................                         10.03(c)
Parent Preferred Stock......................................                          4.02
Parent SEC Reports..........................................                          4.04(a)
Parent Stockholder Agreements...............................                      Recitals
Parent Stockholder Approval.................................                          6.03(b)
Parent Stockholder Parties..................................                      Recitals
Parent Stockholders.........................................                          3.29
Parent Stockholders' Meeting................................                          3.29
Patents.....................................................                          3.13(a)(viii)

Pension Plan................................................                          3.17(b)
Per Share Merger Consideration..............................                          2.01(r)
Permitted Liens.............................................                          3.08
Plan........................................................                          3.17
Pledged Shares..............................................                          2.03(c)
Preferred Stock Consideration...............................                          2.01(s)
Products....................................................                          3.13(m)
Proprietary Information.....................................                          3.13(a)(ix)
Proxy Statement/Prospectus..................................                          3.29
RCRA........................................................                          3.19(k)(v)
Real Property...............................................                          3.12
Registration Statement......................................                          3.29
Regulations.................................................                          3.10(a)
Release.....................................................                          3.19(k)(viii)
Replacement Option..........................................                          2.08
Replacement Warrant.........................................                          2.09
Restricted Stock Agreements.................................                          2.02(d)
Rule 145....................................................                          6.15
Rule 145 Affiliate..........................................                          6.15
Rule 145 Affiliate Agreement................................                          6.15
SEC.........................................................                          3.29
Series A Preferred Stock Consideration......................                          2.01(u)
Series A Preferred Stock Exchange Ratio.....................                          2.01(t)
Series B Preferred Stock Consideration......................                          2.01(w)
Series B Preferred Stock Exchange Ratio.....................                          2.01(v)
Series C Preferred Stock Consideration......................                          2.01(y)
Series C Preferred Stock Exchange Ratio.....................                          2.01(x)
Shareholder Parties.........................................                      Recitals
Software....................................................                          3.13(x)
Sub.........................................................                  Introduction
Subsidiary..................................................                          3.01(d)
Survival Period.............................................                          9.01
Surviving Corporation.......................................                          1.03(a)
Tax Returns.................................................                          3.06(a)
Taxes.......................................................                          3.06(a)
Third Party Claim...........................................                          9.05(a)
Third Party Defense.........................................                          9.05(a)
Third Party Intellectual Property...........................                          3.13(a)(xi)
Third Party Intellectual Property Rights....................                          3.13(xii)
Third Party License.........................................                          3.13(a)(xiii)

Third Party Proprietary Information.........................                          3.13(a)(xiv)
Total Parent Shares.........................................                          2.01(z)
Transaction Documents.......................................                          9.07(a)
Transitioned Employees......................................                          6.12
Transmittal Letter..........................................                          2.03(c)
Treasury Shares.............................................                          2.02(c)
Unvested Shares.............................................                          2.03(c)
Vested Replacement Options..................................                          9.02(b)
Work Product Agreements.....................................                          3.13(j)

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto, duly authorized as of the date first written above.

                                          FREEMARKETS, INC.

                                          By: /s/ GLEN MEAKEM
                                            ------------------------------------
                                              Glen Meakem
                                              Chief Executive Officer and
                                                Chairman of the Board

                                          AXE ACQUISITION CORPORATION

                                          By: /s/ JOAN HOOPER
                                            ------------------------------------
                                              Joan Hooper
                                              Vice President

                                          ADEXA, INC.

                                          By: /s/ K. HADAVI
                                            ------------------------------------
                                              K. Cyrus Hadavi
                                              President and
                                                Chief Executive Officer

EXHIBITS
--------
Form of Company Shareholder Agreement.......................  Exhibit A
Form of Parent Stockholder Agreement........................  Exhibit B
Form of Employment Agreement................................  Exhibit C
Form of Noncompetition Agreement............................  Exhibit D
Form of Stock Restriction Agreement.........................  Exhibit E
Form of Transmittal Letter..................................  Exhibit F
Form of FIRPTA Certificate..................................  Exhibit G
Form of Rule 145 Affiliate Agreement........................  Exhibit H
Form of Indemnity Escrow Agreement..........................  Exhibit I
Form of Legal Opinion of Gunderson Dettmer Stough Villeneuve
  Franklin & Hachigian, LLP.................................  Exhibit J
Form of Tax Opinion of Morgan, Lewis & Bockius LLP..........  Exhibit K
Form of Legal Opinion of Morgan, Lewis & Bockius LLP........  Exhibit L
Form of Tax Opinion of Gunderson Dettmer Stough Villeneuve
  Franklin & Hachigian, LLP.................................  Exhibit M
ANNEXES
List of Key Company Employees...............................  Annex A
List of Management Shareholders.............................  Annex B
Company Disclosure Schedule
Parent Disclosure Schedule

     The registrant agrees to furnish supplementally a copy of each omitted schedule on similar attachment to the Securities and Exchange Commission upon request.

                                                                      APPENDIX B

                       ADEXA, INC. SHAREHOLDER AGREEMENT

     THIS SHAREHOLDER AGREEMENT, dated as of February 7, 2001, is by and between FreeMarkets, Inc., a Delaware corporation ("Parent"), and the shareholder of Adexa, Inc. (the "Company") listed on the signature page hereof (the "Shareholder").

                                  WITNESSETH:

     WHEREAS, the Shareholder, as of the date hereof, is the beneficial owner (as defined in Rule 13d-3(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the number and class of shares of capital stock ("Stock") of the Company set forth below the name of the Shareholder on the signature page hereof (the "Shares");

     WHEREAS, in reliance upon the execution and delivery of this Agreement, Parent and a wholly owned subsidiary of Parent ("Sub") will enter into an Agreement and Plan of Reorganization, dated as of the date hereof (the "Reorganization Agreement"), with the Company which provides, among other things, that upon the terms and subject to the conditions thereof, Sub will be merged with and into the Company, and the Company will become a wholly owned subsidiary of Parent (the "Merger"); and

     WHEREAS, to induce Parent to enter into the Reorganization Agreement and to incur the obligations set forth therein, the Shareholder is entering into this Agreement pursuant to which the Shareholder agrees to vote in favor of the Merger and the approval of the Reorganization Agreement and the Agreement of Merger contemplated by the Reorganization Agreement (the "Merger Agreement") and certain other matters as set forth herein, and to make certain agreements with respect to the Shares upon the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Voting of Shares; Proxy.

     (a) The Shareholder agrees that until the earlier of (i) the Effective Time (as defined in the Reorganization Agreement) or (ii) the date on which the Reorganization Agreement is terminated pursuant to its terms (the earliest thereof being hereinafter referred to as the "Expiration Date"), at every meeting of shareholders of the Company at which any of the following matters is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of the Company with respect thereto, the Shareholder shall vote, or cause the holder of record to vote, all Shares beneficially owned by the Shareholder as of the date of such vote or consent, and which are entitled to vote as of the date of such vote or consent, (i) for adoption and approval of the Reorganization Agreement and the Merger Agreement and in favor of the Merger and any other transaction contemplated by the Reorganization Agreement and the Merger Agreement, (ii) against any action, omission or agreement which would, or could reasonably be expected to, impede or interfere with, or have the effect of discouraging, the Merger, including, without limitation, any Acquisition Proposal (as defined below) other than the Merger, and (iii) for adoption and approval of the matters set forth on Annex A hereto. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

     (b) In furtherance of the transactions contemplated hereby and by the Reorganization Agreement and the Merger Agreement, and in order to secure the performance by the Shareholder of his duties under this Agreement, the Shareholder, concurrently with the execution of this Agreement, shall execute, in accordance with the provisions of applicable California law, and deliver to Parent an irrevocable proxy, substantially in the form of Annex B hereto, and irrevocably appoint Parent or its designees, with full power of substitution, such Shareholder's attorney and proxy to vote, or, if applicable, to give consent with respect to, all of the Shares beneficially owned by the Shareholder in respect of any of the matters set forth in, and in accordance with the provisions of, clauses (i), (ii) and (iii) of Section 1(a) (the "Proxy"). The Shareholder acknowledges that the Proxy shall be coupled with an interest, shall constitute, among other things, an inducement for Parent to enter into the Reorganization Agreement and the Merger Agreement, shall be irrevocable and shall not be terminated by operation of law upon the occurrence of any event, including, without limitation, the death or incapacity of the Shareholder. Notwithstanding any provision contained in such Proxy, such Proxy shall terminate upon the Expiration Date. The Shareholder hereby revokes any and all prior proxies or powers of attorney given by the Shareholder with respect to the voting of the Shares and agrees not to grant any subsequent proxies or powers of attorney with respect to the voting of the Shares until the Expiration Date.

     Section 2. Covenants of the Shareholder. The Shareholder covenants and agrees for the benefit of Parent that, until the Expiration Date, such Shareholder will:

     (a) not, directly or indirectly, sell, transfer, pledge, hypothecate, encumber, assign, tender or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance, assignment, tender or other disposition of, any of the Shares beneficially owned by the Shareholder or any interest therein; provided, that, notwithstanding the foregoing, any Shareholder that is an individual shall be permitted to transfer Shares without consideration to any Permitted Transferee for estate planning purposes; provided that, as a condition of any such transfer, (i) each such Permitted Transferee executes a joinder in form and substance reasonably satisfactory to Parent agreeing to be bound by the terms of this Agreement; and (ii) such Permitted Transferee shall not be permitted to make any further transfer of Shares to any third party. The term "Permitted Transferee" shall mean: (A) the Shareholder's spouse; (B) his parents; (C) his children; (D) his siblings; (E) any custodian or trustee for the account of the undersigned or any of the foregoing persons; and (F) any corporation, limited liability company or partnership (each, an "Eligible Entity") that satisfies both of the following conditions: (I) the Eligible Entity is controlled by the undersigned and voting control with respect to the Shares transferred to the Eligible Entity is retained by the undersigned; and
(II) all of the equity interests of the Eligible Entity are owned by the undersigned and any one or more of the Permitted Transferees in (A) through (E).

     (b) other than the Proxy, not grant any powers of attorney or proxies or consents in respect of any of the Shares beneficially owned by the Shareholder, deposit any of such Shares into a voting trust, enter into a voting agreement with respect to any of such Shares or otherwise restrict the ability of the holder of any of the Shares beneficially owned by the Shareholder freely to exercise all voting rights with respect thereto.

     (c) not, and shall direct and cause his agents not to:

          (i) initiate, solicit or seek, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to the Company's shareholders or any of them) with respect to a merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of all or any substantial portion of the assets or any equity securities of, the Company (an "Acquisition Proposal");

          (ii) engage in any negotiations concerning an Acquisition Proposal, or provide any confidential information or data to, or have any substantive discussions with, any person relating to an Acquisition Proposal; or

          (iii) otherwise cooperate in any effort or attempt to make, implement or accept an Acquisition Proposal.

     (d) shall notify Parent immediately if any inquiries, proposals or offers related to an Acquisition Proposal are received by, any confidential information or data in connection with an Acquisition

Proposal is requested from, or any negotiations or discussions related to an Acquisition Proposal are sought to be initiated or continued with, the Shareholder, and shall immediately cease and terminate any existing activities, including discussions or negotiations with any parties, conducted heretofore with respect to any of the foregoing and will take the necessary reasonable steps to inform his agents of the obligations undertaken in Sections 2(c) above and this section (d).

     Section 3. Representations and Warranties of the Shareholder. The Shareholder represents and warrants to Parent that: (a) the execution, delivery and performance by the Shareholder of this Agreement and the grant of the Proxy will not conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which the Shareholder is a party or by which any of the Shareholder's assets may be bound, and, if the Shareholder is a corporation or partnership, the organizational documents of such Shareholder;
(b) this Agreement has been duly executed and delivered by the Shareholder and, if the Shareholder is a corporation or partnership, has been duly authorized by all requisite corporate or partnership action of such Shareholder, as the case may be, and upon its execution and delivery by Parent, will constitute a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally, and the availability of injunctive relief and other equitable remedies; (c) the Shareholder is the sole owner of the Shares, and the Shares represent all shares of the Stock beneficially owned by the Shareholder at the date hereof, and the Shareholder does not have any right to acquire, nor is the Shareholder the beneficial owner of, any other shares of Stock or any securities convertible into or exchangeable or exercisable for any shares of Stock (other than shares subject to options granted by the Company or issuable upon conversion of the Shares); (d) the Shareholder has full right, power and authority to execute and deliver this Agreement and to perform the Shareholder's obligations hereunder; and (e) the Shareholder owns the Shares free and clear of all liens, claims, pledges, charges, proxies, restrictions, encumbrances, proxies, voting trusts and voting agreements of any nature whatsoever other than as provided by this Agreement. The representations and warranties contained herein shall be made as of the date hereof and as of each day from the date hereof through and including the Effective Time (as defined in the Reorganization Agreement). If the Shareholder is an officer or director of the Company, the Shareholder represents and acknowledges that the Shareholder is executing this Agreement in such Shareholder's individual capacity, and not in his capacity as an officer or director of the Company.

     Section 4. Adjustments; Additional Shares. In the event (a) of any stock dividend, stock split, merger (other than the Merger), recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Shares or (b) that the Shareholder shall become the beneficial owner of any additional shares of Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 1 (including, without limitation, shares of Stock acquired upon the exercise of options), then the terms of this Agreement shall apply to the shares of capital stock or other instruments or documents held by the Shareholder immediately following the effectiveness of the events described in clause (a) or the Shareholder becoming the beneficial owner thereof as described in clause (b), as though, in either case, they were Shares hereunder.

     Section 5. Legend. Concurrently with the execution of this Agreement, the Shareholder is surrendering to the Company the certificates representing the Shares, and is hereby requesting that the following legend be placed on the certificates representing such Shares and shall request that such legend remain thereon until the Expiration Date: "The shares of capital stock represented by this certificate are subject to a Shareholder Agreement, dated as of February
            , 2001, between the holder of this Certificate and FreeMarkets, Inc. which, among other things, restricts the sale or transfer of such shares except in accordance therewith and such shares are also subject to an irrevocable proxy provided under the California General Corporation Law." In the event that the Shareholder shall become the beneficial owner of any additional shares of Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 1, the Shareholder shall, upon acquiring such beneficial ownership, surrender to the Company the certificates representing such shares or securities and request that the foregoing legend be placed on such certificates and remain thereon until the Expiration Date. The Shareholder shall provide Parent with satisfactory evidence of his compliance with this Section 5 on or prior to the date 15 business days after the execution hereof.

     Section 6. Specific Performance. The Shareholder acknowledges that the agreements contained in this Agreement are an integral part of the transactions contemplated by the Reorganization Agreement and the Merger Agreement, and that, without these agreements, Parent would not enter into the Reorganization Agreement or the Merger Agreement, and acknowledges that damages would be an inadequate remedy for any breach by him of the provisions of this Agreement. Accordingly, the Shareholder and Parent each agree that the obligations of the parties hereunder shall be specifically enforceable and neither party shall take any action to impede the other from seeking to enforce such right of specific performance.

     Section 7. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given (i) upon receipt, if delivered by hand, (ii) one day after deposit, if deposited with a nationally recognized courier service that guarantees next day delivery, or (iii) three business days after mailing, if mailed by registered or certified mail, postage prepaid, return receipt requested, to the Shareholder at the address listed on the signature page hereof, and to Parent at FreeMarkets Center, 210 Sixth Avenue, Pittsburgh, PA 15222, Attention: Chief Executive Officer, with a copy to Marlee S. Myers, Esquire, Morgan, Lewis & Bockius LLP, One Oxford Centre, Pittsburgh, PA 15219, or to such other address as any party may have furnished to the other in writing in accordance herewith.

     Section 8. Binding Effect; Survival. This Agreement shall become effective as of the date hereof and shall remain in effect until the Expiration Date. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns. Neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned without the prior written consent of the other party.

     Section 9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to its principles of conflicts of law.

     Section 10. Counterparts. This Agreement may be executed in two counterparts, both of which shall be an original and both of which together shall constitute one and the same agreement.

     Section 11. Effect of Headings. The section headings herein are for convenience of reference only and shall not affect the construction hereof.

     Section 12. Additional Agreements; Further Assurance. The Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement. The Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which the Shareholder is party or pursuant to any rights the Shareholder may have, including, without limitation, the termination, to be effective immediately prior to the Effective Time, of the Amended and Restated Investors' Rights Agreement, dated as of August 24, 2000, by and among the Company, holders of the Company's outstanding Preferred Stock (the "Investors"), and K. Cyrus Hadavi, Farhad Hadavi and Kambiz Hadavi (the "Founders"), and the Amended and Restated Shareholders Agreement, dated as of August 24, 2000, by and among the Company the Investors and the Founders.

     Section 13. Amendment; Waiver. No amendment or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and signed by Parent and the Shareholder, in the case of an amendment, or by the party which is the beneficiary of any such provision, in the case of a waiver or a consent to depart therefrom.

     Section 14. Severability. If any term provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto all as of the day and year first above written.

                                            FREEMARKETS, INC.

                                            By:
                                              ----------------------------------
                                                Name:
                                                Title:

SHAREHOLDER

---------------------------------
(Signature)

---------------------------------
(Signature of Spouse)

Print Name of Shareholder

---------------------------------

Address:
       --------------------------

------------------------------------------------------

------------------------------------------------------

Number of Common Shares:
-----------------------------------------------------------------------

Number of Series A Shares:
-----------------------------------------------------------------------

Number of Series B Shares:
-----------------------------------------------------------------------

Number of Series C Shares:
-----------------------------------------------------------------------

                                                                         ANNEX A

                               PARACHUTE PAYMENTS

     Approval of vesting acceleration pursuant to any agreements or arrangements with the following individuals that, in the absence of such approval, may otherwise result in the payment of any amount that would not be deductible by reason of section 280G of the Code (as such term is defined in the Reorganization Agreement): J. Timothy Romer, Hoon Chung, Ed Lawton, Glen Strother, Chris Givens, Nima Bakhtiary, Richard Wolinski, Stephanie Hamilton, William Green, David Smith.

                                                                         ANNEX B

                                [FORM OF PROXY]

                               IRREVOCABLE PROXY

     In order to secure the performance of the duties of the undersigned pursuant to the Shareholder Agreement, dated as of February 7, 2001 (the "Shareholder Agreement"), between the undersigned and FreeMarkets, Inc., a Delaware corporation, a copy of such agreement being attached hereto and incorporated by reference herein, the undersigned hereby irrevocably appoints the members of the Board of Directors of Parent, and each of them, or any other designee of Parent, the attorneys, agents and proxies, with full power of substitution in each of them, for the undersigned and in the name, place and stead of the undersigned, in respect of any of the matters set forth in clauses
(i), (ii) and (iii) of Section 1(a) of the Shareholder Agreement, to vote or, if applicable, to give written consent, in accordance with the provisions of said
Section 1 with respect to all shares of the capital stock (the "Shares"), of Adexa, Inc., a California corporation (the "Company"), whether now owned or hereafter acquired, which the undersigned is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. This Proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of the undersigned and shall not be terminated by operation of law upon the occurrence of any event, including, without limitation, the death or incapacity of the undersigned. This Proxy shall operate to revoke any prior proxy as to the Shares heretofore granted by the undersigned with respect to the subject matter of the Shareholder Agreement and the Reorganization Agreement (as defined in the Shareholder Agreement). This Proxy shall terminate on the Expiration Date (as defined in the Shareholder Agreement). This Proxy has been executed in accordance with the California General Corporation Law.

                         SIGNATURE TO IRREVOCABLE PROXY

Dated:
       ------------------------------
                                               -----------------------------------------------------
                                               Signature of Shareholder

                                               -----------------------------------------------------
                                               Signature of Spouse

                                                                      APPENDIX C

                    FREEMARKETS, INC. STOCKHOLDER AGREEMENT

     THIS STOCKHOLDER AGREEMENT, dated as of February 7, 2001, is by and between Axe, Inc., a California corporation (the "Company"), and the stockholder of FreeMarkets, Inc. ("Parent") listed on the signature page hereof (the "Stockholder").

                                  WITNESSETH:

     WHEREAS, the Stockholder, as of the date hereof, is the beneficial owner (as defined in Rule 13d-3(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the number and class of shares of common stock ("Common Stock") of Parent set forth below the name of the Stockholder on the signature page hereof (the "Shares");

     WHEREAS, in reliance upon the execution and delivery of this Agreement, the Company will enter into an Agreement and Plan of Reorganization, dated as of the date hereof (the "Reorganization Agreement"), with Parent and a wholly owned subsidiary of Parent ("Sub") which provides, among other things, that upon the terms and subject to the conditions thereof, Sub will be merged with and into the Company, and the Company will become a wholly owned subsidiary of Parent (the "Merger"); and

     WHEREAS, to induce the Company to enter into the Reorganization Agreement and to incur the obligations set forth therein, the Stockholder is entering into this Agreement pursuant to which the Stockholder agrees to vote in favor of approval of the issuance of shares of Parent Common Stock pursuant to the Reorganization Agreement, and to make certain agreements with respect to the Shares upon the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Voting of Shares; Proxy.

     (a) The Stockholder agrees that until the earlier of (i) the Effective Time (as defined in the Reorganization Agreement) or (ii) the date on which the Reorganization Agreement is terminated pursuant to its terms (the earliest thereof being hereinafter referred to as the "Expiration Date"), at every meeting of stockholders of Parent at which the following matter is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Parent with respect thereto, the Stockholder shall vote, or cause the holder of record to vote, all Shares beneficially owned by the Stockholder as of the date of such vote or consent, and which are entitled to vote as of the date of such vote or consent, in favor of approval of the issuance of shares of Parent Common Stock pursuant to the Reorganization Agreement. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

     (b) In furtherance of the transactions contemplated hereby and by the Reorganization Agreement, and in order to secure the performance by the Stockholder of his duties under this Agreement, the Stockholder, concurrently with the execution of this Agreement, shall execute, in accordance with the provisions of applicable Delaware law, and deliver to the Company an irrevocable proxy, substantially in the form of Annex A hereto, and irrevocably appoint the Company or its designees, with full power of substitution, such Stockholder's attorney and proxy to vote, or, if applicable, to give consent with respect to, all of the Shares beneficially owned by the Stockholder as of the date of such vote or consent in respect of any of the matters set forth in, and in accordance with the provisions of, Section 1(a) (the "Proxy"). The Stockholder acknowledges that the Proxy shall be coupled with an interest, shall constitute, among other things, an inducement for the Company to enter into the Reorganization Agreement, shall be irrevocable and shall not be terminated by operation of law upon the occurrence of any event, including, without limitation, the death or incapacity of the Stockholder. Notwithstanding any provision contained in such Proxy, such Proxy shall terminate upon the Expiration Date. The Stockholder hereby revokes any and all prior proxies or powers of attorney given by the Stockholder with respect to the voting of the Shares and agrees not to grant any subsequent proxies or powers of attorney with respect to the voting of the Shares until the Expiration Date.

     Section 2. Covenants of the Stockholder. The Stockholder covenants and agrees for the benefit of the Company that, until the Expiration Date, such Stockholder will:

          (a) other than (i) upon the net exercise of options or (ii) up to 5% of the Shares beneficially owned by the undersigned (excluding options exercisable within 60 days from the date of this Agreement), not, directly or indirectly, sell, transfer, pledge, hypothecate, encumber, assign, tender or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance, assignment, tender or other disposition of, any of the Shares beneficially owned by the Stockholder or any interest therein; and

          (b) other than the Proxy, not grant any powers of attorney or proxies or consents in respect of any of the Shares beneficially owned by the Stockholder, deposit any of such Shares into a voting trust, enter into a voting agreement with respect to any of such Shares or otherwise restrict the ability of the holder of any of the Shares beneficially owned by the Stockholder freely to exercise all voting rights with respect thereto.

     Section 3. Representations and Warranties of the Stockholder. The Stockholder represents and warrants to the Company that: (a) the execution, delivery and performance by the Stockholder of this Agreement and the grant of the Proxy will not conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which the Stockholder is a party or by which any of the Stockholder's assets may be bound, and, if the Stockholder is a corporation or partnership, the organizational documents of such Stockholder; (b) this Agreement has been duly executed and delivered by the Stockholder and, if the Stockholder is a corporation or partnership, has been duly authorized by all requisite corporate or partnership action of such Stockholder, as the case may be, and upon its execution and delivery by the Company, will constitute a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally, and the availability of injunctive relief and other equitable remedies; (c) the Stockholder is the sole owner of the Shares, and the Shares represent all shares of the Stock beneficially owned by the Stockholder at the date hereof, and the Stockholder does not have any right to acquire, nor is the Stockholder the beneficial owner of, any other shares of Stock or any securities convertible into or exchangeable or exercisable for any shares of Stock (other than shares subject to options granted by the Company); (d) the Stockholder has full right, power and authority to execute and deliver this Agreement and to perform the Stockholder's obligations hereunder; and (e) the Stockholder owns the Shares free and clear of all liens, claims, pledges, charges, proxies, restrictions, encumbrances, proxies, voting trusts and voting agreements of any nature whatsoever other than as provided by this Agreement. The representations and warranties contained herein shall be made as of the date hereof and as of each day from the date hereof through and including the Effective Time (as defined in the Reorganization Agreement). If the Stockholder is an officer or director of Parent, the Stockholder represents and acknowledges that the Stockholder is executing this Agreement in such Stockholder's individual capacity, and not in his capacity as an officer or director of Parent.

     Section 4. Adjustments; Additional Shares. In the event (a) of any stock dividend, stock split, merger, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of Parent on, of or affecting the Shares or (b) that the Stockholder shall become the beneficial owner of any additional shares of Common Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 1, then the terms of this Agreement shall apply to the shares of Common Stock or other instruments or documents held by the Stockholder immediately following the effectiveness of the events described in clause (a) or the Stockholder becoming the beneficial owner thereof as described in clause (b), as though, in either case, they were Shares hereunder.

     Section 5. Specific Performance. The Stockholder acknowledges that the agreements contained in this Agreement are an integral part of the transactions contemplated by the Reorganization Agreement and the Merger Agreement, and that, without these agreements, the Company would not enter into the Reorganization Agreement, and acknowledges that damages would be an inadequate remedy for any breach by him of the provisions of this Agreement. Accordingly, the Stockholder and the Company each agree that the obligations of the parties hereunder shall be specifically enforceable and neither party shall take any action to impede the other from seeking to enforce such right of specific performance.

     Section 6. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given (i) upon receipt, if delivered by hand, (ii) one day after deposit, if deposited with a nationally recognized courier service that guarantees next day delivery, or (iii) three business days after mailing, if mailed by registered or certified mail, postage prepaid, return receipt requested, to the Stockholder at the address listed on the signature page hereof, and to the Company at Adexa, Inc., 5933 W. Century Blvd., 12th Floor, Los Angeles, CA 90045, Attention: Chief Executive Officer, with a copy to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, CA 94025, Attn: David T. Young, Esq., or to such other address as any party may have furnished to the other in writing in accordance herewith.

     Section 7. Binding Effect; Survival. This Agreement shall become effective as of the date hereof and shall remain in effect until the Expiration Date. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns. Neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned without the prior written consent of the other party.

     Section 8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its principles of conflicts of law.

     Section 9. Counterparts. This Agreement may be executed in two counterparts, both of which shall be an original and both of which together shall constitute one and the same agreement.

     Section 10. Effect of Headings. The section headings herein are for convenience of reference only and shall not affect the construction hereof.

     Section 11. Amendment; Waiver. No amendment or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and signed by the Company and the Stockholder, in the case of an amendment, or by the party which is the beneficiary of any such provision, in the case of a waiver or a consent to depart therefrom.

     Section 12. Severability. If any term provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 13. Additional Documents. The Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary, in the reasonable opinion of the Company, to carry out the purpose and intent of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto all as of the day and year first above written.

                                            ADEXA, INC.

                                            By:
                                              ----------------------------------
                                                Name:
                                                Title:

SHAREHOLDER

---------------------------------
(Signature)

Print Name of Shareholder

---------------------------------

Address:
       --------------------------

------------------------------------------------------

------------------------------------------------------

Number of Common Shares:         (includes        options exercisable within 60
days from the date of this Agreement).

                                                                         ANNEX A

                               IRREVOCABLE PROXY

     In order to secure the performance of the duties of the undersigned pursuant to the Stockholder Agreement, dated as of February 7, 2001 (the "Stockholder Agreement"), between the undersigned and Adexa, Inc., a California corporation, a copy of such agreement being attached hereto and incorporated by reference herein, the undersigned hereby irrevocably appoints the members of the Board of Directors of the Company, and each of them, or any other designee of the Company, the attorneys, agents and proxies, with full power of substitution in each of them, for the undersigned and in the name, place and stead of the undersigned, in respect of any of the matters set forth in Section 1(a) of the Stockholder Agreement, to vote or, if applicable, to give written consent, in accordance with the provisions of said Section 1 with respect to all shares of the common stock (the "Shares"), of FreeMarkets, Inc., a Delaware corporation (the "Company"), whether now owned or hereafter acquired, which the undersigned is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. This Proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of the undersigned and shall not be terminated by operation of law upon the occurrence of any event, including, without limitation, the death or incapacity of the undersigned. This Proxy shall operate to revoke any prior proxy as to the Shares heretofore granted by the undersigned with respect to the subject matter of the Stockholder Agreement and the Reorganization Agreement (as defined in the Stockholder Agreement). This Proxy shall terminate on the Expiration Date (as defined in the Stockholder Agreement). This Proxy has been executed in accordance with the Delaware General Corporation Law.

                         SIGNATURE TO IRREVOCABLE PROXY

Dated:
       ------------------------------
                                               -----------------------------------------------------
                                               Signature of Shareholder

                                                                      APPENDIX D

PERSONAL AND CONFIDENTIAL

February 7, 2001

Board of Directors
FreeMarkets, Inc.
One Oliver Plaza
210 Sixth Avenue
Pittsburgh, PA 15222

Gentlemen:

     You have requested our opinion as to the fairness from a financial point of view to FreeMarkets, Inc. ("FreeMarkets") of the aggregate number of shares (the "Consideration") of Common Stock, par value $.01 per share (the "FreeMarkets Common Shares"), of FreeMarkets to be paid to the holders of the outstanding shares of Common Stock, no par value (the "Adexa Common Shares"), of Adexa, Inc. ("Adexa"), the outstanding shares of Series A Convertible Preferred Stock, no par value (the "Adexa Series A Preferred Shares"), of Adexa, the outstanding shares of Series B Convertible Preferred Stock, no par value (the "Adexa Series B Preferred Shares"), of Adexa, and the outstanding shares of Series C Redeemable Convertible Preferred Stock, no par value (the "Series C Preferred Shares"), of Adexa, pursuant to the Agreement and Plan of Reorganization, dated as of February 7, 2001 (the "Agreement"), among Adexa, Axe Acquisition Corporation, a wholly-owned subsidiary of FreeMarkets, and FreeMarkets. The Agreement provides that the Consideration will be a number of FreeMarkets Common Shares equal to (i) 17,250,000 minus (ii) the Company Shareholder Transaction Expense Shares (as defined in the Agreement) minus (iii) the number of FreeMarkets Common Shares issuable upon exercise of the Replacement Options (as defined in the Agreement) as contemplated by Section 2.08 of the Agreement minus
(iv) the number of FreeMarkets Common Shares issuable upon exercise of the Replacement Warrant (as defined in the Agreement) as contemplated by Section
2.09 of the Agreement.

     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with FreeMarkets having provided certain investment banking services to FreeMarkets from time to time, including having acted as co-lead managing underwriter of the initial public offering of 3,600,000 FreeMarkets Common Shares in December 1999, and having acted as its financial advisor in connection with the acquisition of iMark.com, Inc. in April 2000. We also have acted as FreeMarkets' financial advisor in connection with, and have participated in certain of the negotiations leading to, the Agreement. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of FreeMarkets for its own account and for the accounts of customers. As of the date hereof, Goldman Sachs Group, Inc. and the Stone Street Fund 1999, L.P. owned in the aggregate 490,000 FreeMarkets Common Shares.

     In connection with this opinion, we have reviewed, among other things, the Agreement; the Registration Statement on Form S-1 of FreeMarkets, including the Prospectus dated December 7, 1999 contained therein, relating to the initial public offering of FreeMarkets Common Shares; the Registration Statement on Form S-1 of Adexa, including the Preliminary Prospectus dated December 11, 2000 contained therein, relating to the planned but not consummated initial public offering of Adexa Common Shares; the unaudited financial statements of FreeMarkets for the year ended December 31, 2000; the unaudited financial statements of Adexa for the year ended December 31, 2000; the Annual

Report to Stockholders and Annual Report on Form 10-K of FreeMarkets for the year ended December 31, 1999; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of FreeMarkets; certain other communications from FreeMarkets to its stockholders; certain internal financial analyses and forecasts for Adexa prepared by its management; certain financial analyses and forecasts for Adexa prepared by the management of FreeMarkets (the "Adexa Forecasts"); certain internal financial analyses and forecasts for FreeMarkets prepared by the management of FreeMarkets; and certain pro forma financial analyses and forecasts for FreeMarkets and Adexa prepared by the management of FreeMarkets (the "Pro Forma Forecasts"). We also have held discussions with members of the senior management of FreeMarkets and Adexa regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the FreeMarkets Common Shares, which, like many Internet related stocks have been, and are likely to continue to be, subject to significant short-term price and trading volatility, compared certain financial and stock market information for FreeMarkets and certain financial information for Adexa with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the software industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

     We have relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the Adexa Forecasts and the Pro Forma Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of FreeMarkets, and that the Adexa Forecasts will be realized in the amounts and time periods contemplated thereby. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of FreeMarkets or Adexa or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of FreeMarkets in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of FreeMarkets Common Shares should vote with respect to such transaction.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Consideration to be paid by FreeMarkets pursuant to the Agreement is fair from a financial point of view to FreeMarkets.

Very truly yours,

                                                                      APPENDIX E

February 7, 2001

Board of Directors
Adexa, Inc.
5933 W. Century Blvd.
12th Floor
Los Angeles, CA 90045

Dear Members of the Board:

     We understand that Adexa, Inc. ("Adexa" or "Company"), FreeMarkets, Inc. ("FreeMarkets" or "Parent") and Adexa Acquisition Corporation, a wholly-owned subsidiary of Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Reorganization (the "Agreement") pursuant to which, through the merger of Merger Sub with and into the Company (the "Merger"), all outstanding shares of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock (collectively, the "Company Shares") will be converted into the right to receive an aggregate of 17,250,000 shares of common stock of the parent ("Parent Common Stock") less (i) the Company Shareholder Transaction Expense Shares (as defined in the Agreement) and (ii) the Common Stock Consideration (as defined in the Agreement) allocable to Company Stock Options (as defined in the Agreement). The shares of Parent Common Stock to be received by holders of Company Shares in the Merger is referred to herein as the "Merger Consideration." The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended. The terms and conditions of the above described Merger are more fully detailed in the Agreement.

     You have requested our opinion as to whether the Merger Consideration is fair, from a financial point of view, to holders of Company Shares.

     Broadview International LLC ("Broadview") focuses on providing merger and acquisition advisory services to information technology ("IT"), communications and media companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT, communications and media mergers and acquisitions for comparative purposes. We are currently acting as financial advisor to Adexa's Board of Directors and will receive a fee from Adexa upon the successful conclusion of the Merger.

     In rendering our opinion, we have, among other things:

     1) reviewed the terms of the Agreement in the form of the draft dated February 4, 2001, furnished to us by the Company's legal counsel on February 5, 2001 (which, for the purposes of this opinion, we have assumed, with your permission, to be identical in all material respects to the agreement to be executed);

     2) reviewed Adexa's draft registration statement on Form S-1/A dated December 11, 2000, including the audited financial statements for the fiscal years ended December 31, 1999, 1998 and 1997 and the unaudited financial statements for the nine-month periods ending September 30, 2000 and September 30, 1999, included therein;

     3) reviewed certain internal financial and operating information concerning Adexa, including preliminary financial results for the three-month and fiscal year period ending December 31, 2000, and quarterly projections through December 31, 2002, prepared and furnished to us by Adexa management;

     4) participated in discussions with Adexa management concerning the operations, business strategy, current financial performance and prospects for Adexa;

     5) discussed with Adexa management its view of the strategic rationale for the Merger;

     6) compared certain aspects of the financial performance of Adexa with public companies we deemed comparable;

     7) analyzed available information, both public and private, concerning other mergers and acquisitions we believe to be comparable in whole or in part to the Merger;

     8) reviewed FreeMarkets' annual report on Form 10-K for the fiscal year ended December 31, 1999, including the audited financial statements included therein, FreeMarkets' quarterly report on Form 10-Q for the period ended September 30, 2000, including the unaudited financial statements included therein, and FreeMarkets' financial press release dated January 22, 2001 with respect to FreeMarkets' financial performance for the fiscal year ended December 31, 2000, including the unaudited financial statements included therein;

     9) participated in discussions with FreeMarkets management concerning the operations, business strategy, financial performance and prospects for FreeMarkets;

     10) reviewed the recent reported closing prices and trading activity for FreeMarkets Common Stock;

     11) discussed with FreeMarkets management its view of the strategic rationale for the Merger;

     12) compared certain aspects of the financial performance of FreeMarkets with public companies we deemed comparable;

     13) reviewed recent equity analyst reports covering FreeMarkets;

     14) analyzed the anticipated effect of the Merger on the future financial performance of the combined entity;

     15) participated in discussions related to the Merger with Adexa, FreeMarkets and their respective advisors; and

     16) conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

     In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to us by Adexa, FreeMarkets or FreeMarkets' advisors. With respect to the financial projections examined by us, we have assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of Adexa as to the future performance of Adexa. We have neither made nor obtained an independent appraisal or valuation of any of Adexa's assets.

     Based upon the foregoing and subject to the limitations and assumptions below, we are of the opinion that the Merger Consideration is fair, from a financial point of view, to holders of Company Shares.

     This opinion relates to the Merger Consideration in the aggregate, and we express no opinion as to the allocation of the Merger Consideration among holders of different classes and series of Company Shares.

     For purposes of this opinion, we have assumed that neither Adexa nor FreeMarkets is currently involved in any material transaction other than the Merger, other publicly announced transactions, and those activities undertaken in the ordinary course of conducting their respective businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this opinion, and any change in such conditions would require a reevaluation of this opinion. We express no opinion as to the price at which Parent Common Stock will trade at any time in the future.

     This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the Board of Directors of Adexa in connection with its consideration of the Merger and does not constitute a recommendation to any Adexa shareholder as to how such shareholder should vote on the Merger. This opinion may not be published or referred to, in whole or part, without our prior written permission, which shall not be unreasonably withheld. Broadview hereby consents to references to and the inclusion of this opinion in its entirety in the Proxy Statement/Prospectus to be distributed to Adexa shareholders in connection with the Merger.

                                            Sincerely,

                                            /s/ BROADVIEW INTERNATIONAL LLC
                                            Broadview International LLC

                                                                      APPENDIX F

                       FORM OF INDEMNITY ESCROW AGREEMENT

     This INDEMNITY ESCROW AGREEMENT ("Agreement") is made and entered into this
  day of        , 2001, by and among (i) FreeMarkets, Inc., a Delaware
corporation ("Parent"), (ii) K. Cyrus Hadavi, as representative (the "Representative") of the former shareholders of Adexa, Inc. (together, the
"Company Shareholders"), and (iii)        (the "Indemnity Escrow Agent"). Parent
and the Representative are sometimes hereinafter referred to collectively as the "Indemnification Parties." Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Agreement and Plan of Reorganization, dated February 7, 2001, among Parent, AXE Acquisition Corporation and the Company (the "Reorganization Agreement").

                             B A C K G R O U N D :

     WHEREAS, an escrow fund shall be established pursuant to Article IX of the Reorganization Agreement to indemnify the Parent Indemnified Parties as set forth therein; and

     WHEREAS, as soon as practicable following the Effective Time, there shall be deposited into escrow pursuant to Section 9.02(b) of the Reorganization Agreement pursuant to Parent's instruction to American Stock Transfer & Trust Co., in its capacity as Parent's transfer agent, the number of shares of Parent Common Stock equal to 10% of the shares of Parent Common Stock to be issued to the Company Shareholders in the Merger (the "Escrow Shares"). The Escrow Shares, which shall include any additional shares as may be issued upon any stock split, stock dividend or similar recapitalization with respect to such shares, together with any and all income, proceeds, earnings or distributions thereon, except as otherwise provided in Section 4(a) herein are referred to herein as the "Indemnity Fund."

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein and in the Reorganization Agreement, and intending to be legally bound hereby, the parties agree as follows:

     1. Appointment of Indemnity Escrow Agent. Parent and the Representative hereby appoint and designate the Indemnity Escrow Agent as escrow agent hereunder, and the Indemnity Escrow Agent hereby agrees to act as escrow agent hereunder, to hold and release the Indemnity Fund in accordance with the terms hereof and of Article IX of the Reorganization Agreement.

     2. Escrow Deposit. As soon as practicable but in no event more than twenty
(20) days following the Effective Time, there shall be deposited with the Indemnity Escrow Agent on behalf of the Company Shareholders, and upon such deposit the Indemnity Escrow Agent shall acknowledge receipt of, a stock certificate of Parent representing the Escrow Shares registered as follows:
       . The Indemnity Escrow Agent shall hold the Escrow Shares and shall administer the same in accordance with the terms of this Agreement and Article IX of the Reorganization Agreement.

     3. Release of Indemnity Fund.

     (a) Certain Definitions: For purposes of this Agreement, the following terms shall have the meanings defined below:

          (i) "Claim" shall mean a claim by any Parent Indemnified Party for indemnification for Losses under Article IX of the Reorganization Agreement.

          (ii) "Claim Shares" shall mean, with respect to any Claim, a number of Escrow Shares that have an aggregate value equal to the amount of the Losses stated in the Notice of Claim, computed on the basis of the Indemnity Share Price or Revised Indemnity Share Price, as applicable, as the deemed value of an Escrow Share.

          (iii) "Escrow Period" shall mean the period which commences on the date hereof and which terminates on the first anniversary of the date of this Agreement.

          (iv) "Indemnity Share Price" shall mean, with respect to any Claim, the average of the last reported sale prices per share of Parent Common Stock on the Nasdaq National Market as reported in The Wall Street Journal for the 10 trading days ending on the date which is three days immediately preceding and not including that date on which Claim is made pursuant to this Agreement.

          (v) "Notice of Claim" shall mean, with respect to any Claim, a written notice from Parent, executed by an authorized officer of Parent, that sets forth (A) the amount of Losses claimed by Parent under Article IX of the Reorganization Agreement, (B) the basis of such Claim, including, where applicable, the misrepresentation or breach to which the Claim is related,
     (C) the Indemnity Share Price, and (D) the number of Claim Shares to be disbursed by the Indemnity Escrow Agent to Parent in connection with such Claim based on the Indemnity Share Price.

          (vi) "Notice of Objection" shall mean a written notice from the Representative that he objects to a transfer of Escrow Shares or other assets comprising the Indemnity Fund.

          (vii) "Revised Indemnity Share Price" shall mean, with respect to any Claim that is contested by the Representative in accordance with the provisions of this Agreement, the average of the last reported sale prices per share of Parent Common Stock on the Nasdaq National Market as reported in The Wall Street Journal for the 10 trading days ending on the date which is three days immediately preceding and not including the date on which such Claim is finally resolved in accordance herewith.

          (viii) "Termination Event" shall mean with respect to any Company Shareholder who owns Unvested Shares, an event upon the occurrence of which Parent would have the right to repurchase the Unvested Shares at the original purchase price thereof.

          (ix) "Unvested Shares" shall mean, with respect to any Company Shareholder who is an employee or consultant of the Company at the Effective Time, shares of Common Stock that are then subject to repurchase by Parent or the Company.

          (x) "Vested Shares" shall mean Escrow Shares that are not Unvested Shares.

     (b) Claim Procedure.

          (i) Parent shall be entitled to give Notice of Claim to the Representative at any time during the Escrow Period, with contemporaneous delivery to the Indemnity Escrow Agent.

          (ii) Unless the Representative shall give Notice of Objection to Parent and the Indemnity Escrow Agent in respect of said Claim(s) within 15 days following the date on which Parent gives Notice of Claim, at the end of such period the Indemnity Escrow Agent shall promptly transfer the Claim Shares to Parent as directed by such Notice of Claim from the Indemnity Fund (to the extent that the Indemnity Fund is sufficient therefor); provided, however, no Escrow Shares shall be released to Parent from the Indemnity Fund except to the extent the aggregate amount of all Losses as to which Claims have been finally determined to be indemnifiable pursuant to the terms hereof and the Reorganization Agreement exceeds Three Hundred Fifty Thousand Dollars ($350,000). The Claim Shares shall be drawn pro rata from the Escrow Shares allocable to the Company Shareholders in accordance with their respective interests therein as set forth in Exhibit A; provided, however, if the Escrow Shares allocable to any Company Shareholder include any Unvested Shares (as set forth in Exhibit A), any Claim Shares shall be drawn first from Escrow Shares allocable to such Company Shareholder which are Vested Shares and then, to the extent that such Vested Shares are not sufficient therefor, from Escrow Shares which are Unvested Shares.

          (iii) In the event that the Representative timely gives Notice of Objection, then Parent and the Representative shall endeavor to resolve the Claim(s) subject to the Notice of Claim. If Parent and the Representative are able to agree on a resolution with respect to the Claim(s) subject to the Notice of Claim, a memorandum setting forth such agreement and which states the Revised Indemnity Share Price shall be prepared and signed by both Parent and the Representative and shall be furnished to the Indemnity Escrow Agent. The Indemnification Parties shall act in good faith to attempt to reach a resolution of the Claims(s) within 30 days following the date on which the Representative gives Notice of Objection. The Indemnity Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Claim Shares from the Indemnity Fund in accordance with the terms of the memorandum based on the Revised Indemnity Share Price. If Parent and the Representative are unable to agree on any resolution, the Indemnity Escrow Agent shall not make any transfers from the Indemnity Fund except promptly pursuant to a final award determined by a court of competent jurisdiction from which no appeal can be timely taken. The Indemnity Escrow Agent shall take the action specified in notices signed by, and received from, the Indemnification Parties as soon as practical after its receipt thereof.

     (c) Expiration of Escrow Period. All Escrow Shares remaining in the Indemnity Fund shall be transferred to the Company Shareholders within 10 days following the expiration of the Escrow Period in accordance with their respective interests therein as set forth in Exhibit A hereto if (i) all Claim Shares have been transferred to Parent in accordance with Section 3(b) hereof with respect to each Notice of Claim which has been given by Parent as of the expiration of the Escrow Period and (ii) no Notice of Claim which has been given by Parent as of the expiration of the Escrow Period remains outstanding as of the expiration of the Escrow Period; provided, however, that any Escrow Shares that are also Unvested Shares shall not be released to the Company Shareholders but shall be delivered to the Secretary of Parent to be held in accordance with the terms of such Company Shareholder's Restricted Stock Agreement. If Parent has made any Claim against the Indemnity Fund to which the Representative has timely given Notice of Objection or may give a timely Notice of Objection and which remains outstanding as of the expiration of the Escrow Period, the number of Escrow Shares comprising the Indemnity Fund that are in excess of the Claim Shares subject to the outstanding Claim or Claims (based on the Indemnity Share Price) shall be transferred to the Company Shareholders in accordance with the provisions of this Section 3, and the Claim Shares subject to such outstanding Claim or Claims (based on the Indemnity Share Price) shall remain in the Indemnity Fund and shall continue to be administered in accordance with the terms hereof. Following the expiration of the Escrow Period, all Claim Shares shall be valued based on the Indemnity Share Price. Within 10 days following the resolution of each outstanding Claim pending upon the expiration of the Escrow Period and the disbursement of any Claim Shares to which Parent is entitled upon resolution of such Claim, the number of Escrow Shares initially subject to such Claim that are in excess of the Claim Shares disbursed to Parent, if any, pursuant to the resolution of such Claim, shall be transferred to Company Shareholders in accordance with the provisions of this Section 3. Notwithstanding the other provisions of this Section 3, the Indemnity Escrow Agent shall release and distribute the Indemnity Fund to the Indemnification Parties pursuant to any written instructions executed by the Indemnification Parties or as directed by a final award determined by a court of competent jurisdiction from which no appeal can be timely taken.

     (d) Termination Event. Notwithstanding the other provisions of this Section 3, upon a Termination Event, Parent shall have the right, upon written instruction to the Indemnity Escrow Agent, to direct the Indemnity Escrow Agent to release and distribute to Parent any Unvested Shares then allocable to any Company Shareholder. Parent agrees that, upon receipt of such Unvested Shares, it will pay the applicable purchase price to such Company Shareholder with respect to such Unvested Shares.

     4. Dividends; Voting.

     (a) Any dividends declared and paid, and any distributions made with respect to, the Escrow Shares shall be delivered to the Indemnity Escrow Agent and shall be held and transferred by the Indemnity Escrow Agent in the same manner that the Escrow Shares are held and transferred hereunder; provided, however, that any such dividends or distributions or portions thereof that are paid in cash or are otherwise taxable pursuant to Section 305 of the Internal Revenue Code of 1986, as amended, shall be paid to the Company Shareholders in accordance with their respective interests therein and shall not become part of the Indemnity Fund. Any shares of Parent Common Stock received by the Indemnity Escrow Agent upon a stock split, stock dividend recapitalization, reorganization or the like made in respect of any securities in the Indemnity Escrow Fund shall be added to the Indemnity Escrow Fund and become a part thereof.

     (b) The Company Shareholders, acting through the Representative, may vote the Escrow Shares in accordance with their respective interests therein on all matters submitted to a vote of the Shareholders of Parent during the term of this Agreement, and Parent shall take reasonable steps to allow the exercise of such rights.

     (c) While Escrow Shares remain in the Indemnity Fund, the Company Shareholders will, acting through the Representative, retain and be able to exercise all other incidents of ownership of said Escrow Shares which are not inconsistent with the terms and conditions of this Agreement and the Reorganization Agreement.

     5. Fees of Indemnity Escrow Agent. Parent shall pay the reasonable fees and out-of-pocket expenses of the Indemnity Escrow Agent incurred by it in connection with carrying out its duties hereunder; provided, however, to the extent such fees and out-of-pocket exceed $10,000 in the aggregate (such excess, the "Excess Expenses"), Parent shall be entitled to be reimbursed from the Indemnity Escrow Fund with respect to one half of such Excess Expenses. In order to be reimbursed for one half of any such Excess Expenses, Parent shall give Notice of Claim in accordance with, and subject to, the procedures set forth in
Section 3 hereof.

     6. Rights and Duties of the Indemnity Escrow Agent.

     (a) The duties and responsibilities of the Indemnity Escrow Agent shall be determined solely by the provisions of this Agreement and the Reorganization Agreement. The Indemnity Escrow Agent shall have and may exercise such powers hereunder as are specifically delegated to the Indemnity Escrow Agent by the terms hereof, together with such powers as are reasonably incidental thereto, including the power to hire attorneys to represent the Indemnity Escrow Agent with respect to matters arising from this Agreement and the power to file actions as it deems necessary in a court of appropriate jurisdiction. The Indemnity Escrow Agent shall have no implied duties and no obligation to take any action hereunder except for any action specifically provided by this Agreement to be taken by the Indemnity Escrow Agent. The Indemnity Escrow Agent shall have no responsibility or obligation of any kind in connection with this Agreement or the Indemnity Fund, and shall not be required to deliver the same or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, and make delivery of the Indemnity Fund as herein provided or by reason of any order of a court of competent jurisdiction from which no appeal may timely be taken. The Indemnity Escrow Agent shall not be liable to any party for any action taken or omitted to be taken hereunder or in connection herewith except for its own gross negligence or willful misconduct or breach of the specific provisions of this Agreement. Parent and the Representative hereby agree, jointly and severally, to indemnify, hold harmless and defend the Indemnity Escrow Agent and its directors, officers, agents and employees (collectively, the "Indemnitees") from and against any and all claims, liabilities, losses, damages, fines, penalties and expenses, including out-of-pocket and incidental expenses and legal fees and expenses ("Escrow Agent Losses"), that may be imposed on, incurred by or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which they are authorized to rely pursuant to the terms of this Agreement. In addition to and not in limitation of the immediately preceding sentence, Parent and the Representative also agree, jointly and severally, to indemnify and hold the Indemnitees and each of them harmless from and against any and all Escrow Agent Losses that may be imposed on, incurred by or asserted against the Indemnitees or any of them in connection with or arising out of the Indemnity Escrow Agent's performance under this Agreement, provided the Indemnitees have not acted with gross negligence or engaged in willful misconduct or breached the specific provisions of this Agreement. Anything in this Agreement to the contrary notwithstanding, the portion of such loss, liability or expense to be paid by the Representative as set forth in this Section 6(a) shall be withdrawn by the Indemnity Escrow Agent directly from the Indemnity Fund by withdrawing such number of Escrow Shares equal to the amount of such loss, liability or expense divided by the average of the last reported sale price per share of Parent Common Stock on the Nasdaq National Market as reported in The Wall Street Journal for the 10 trading days ending on the date which is three days immediately preceding and not including the date of a determination or acknowledgment that such loss, liability or expense is due and payable. Anything in this Agreement to the contrary notwithstanding, in no event shall the Indemnity Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indemnity Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The provisions of this Section 6(a) shall survive the termination of this Agreement and the resignation or removal of the Indemnity Escrow Agent for any reason. The Indemnity Escrow Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first be indemnified to its reasonable satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Indemnity Escrow Agent may execute any of its duties hereunder by or through employees, agents and attorneys-in-fact.

     (b) The Indemnity Escrow Agent shall have the right to resign after first having given the Indemnification Parties notice in writing of its intent to resign at least thirty (30) days in advance. At the expiration of such thirty
(30) days, the Indemnity Escrow Agent shall deliver the remaining Indemnity Fund to a successor Indemnity Escrow Agent designated in writing by the Indemnification Parties. If the Indemnification Parties fail to designate a successor to the Indemnity Escrow Agent within such thirty (30) day period, the Indemnity Escrow Agent shall, at the expense of the Indemnification Parties, institute a bill of interpleader as contemplated by Section 6(e)(ii) hereof. Any corporation or association into which the Indemnity Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Indemnity Escrow Agent in its individual capacity shall be a party, or any corporation or association to which all or substantially all the corporate trust business of the Indemnity Escrow Agent in its individual capacity may be sold or otherwise transferred, shall be the Indemnity Escrow Agent under this Agreement without further act.

     (c) If (i) the Indemnity Fund is at any time attached, garnished or levied upon under any court order, or (ii) the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or (iii) any order, judgment or decree shall be made or entered by any court of competent jurisdiction from which no appeal may timely be taken affecting such property or any part thereof, then in any of such events the Indemnity Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it, and if it complies with any such order, judgment or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, even though such order, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

     (d) The Indemnity Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents and assume the genuineness of any instruction, direction, request or notice which is given to the Indemnity Escrow Agent in proper form pursuant to this Agreement and reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person, without the necessity of the Indemnity Escrow Agent verifying the truth or accuracy thereof. The Indemnity Escrow Agent shall not be obligated to investigate or in any way determine whether Parent is entitled to indemnification under the Agreement of Merger or the proper amount of any such indemnification.

     (e) Should any controversy arise between or among the Indemnification Parties or any other person, firm or entity with respect to this Agreement, the Indemnity Fund or any part thereof, or the right of any party or other person to receive the Indemnity Fund, or should the Indemnification Parties fail to designate another Indemnity Escrow Agent as provided in Section 6(b) hereof, or if the Indemnity Escrow Agent should be in doubt as to what action to take, the Indemnity Escrow Agent shall have the right (but not the obligation) to (i) withhold delivery of the Indemnity Fund until the controversy is resolved and/or (ii) institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties hereto (the right of the Indemnity Escrow Agent to institute such bill of interpleader shall not, however, be deemed to modify the manner in which Indemnity Escrow Agent is entitled to make transfers from the Indemnity Fund as hereinabove set forth other than to tender the Indemnity Fund into the possession and control of such court).

     (f) Parent and the Representative may, by joint written direction, request the resignation of the Indemnity Escrow Agent. The Indemnity Escrow Agent shall not be required to resign until its reasonable fees and out-of-pocket expenses have been paid. Such direction shall also include the designation of the successor Indemnity Escrow Agent. Upon the turnover of the Indemnity Fund to the successor Indemnity Escrow Agent, the Indemnity Escrow Agent shall be released from any further liability or responsibility in connection therewith other than liability resulting from the Indemnity Escrow Agent's gross negligence, bad faith or misconduct or breach of the specific provisions of this Agreement.

     (g) If, in any action or proceeding relating to this Agreement or the enforcement of any provision relating to this Agreement, expenses are incurred by the Representative, the Representative shall be entitled, upon written notice and presentation of invoices to the Indemnity Escrow Agent for such expenses, to be reimbursed from the Indemnity Fund by the withdrawal of such number of Escrow Shares equal to the amount of such expenses divided by the average of the last reported sale prices per share of Parent Common Stock on the Nasdaq National Market as reported in The Wall Street Journal for the 10 trading days ending on the date which is three days immediately preceding and not including the date on which such disbursement is made. The Indemnity Escrow Agent shall give Parent ten days notice in writing prior to any disbursement of Escrow Shares to the Representative pursuant to this Section 6(g). The Escrow Agent shall not disburse any Escrow Shares to the Representative if Parent objects in writing within such ten day period to such disbursement as not being authorized by this
Section 6(g) and states in writing the grounds for such objection except pursuant to joint written instructions executed by the Indemnification Parties or as directed by a final award determined by a court of competent jurisdiction from which no appeal can be timely taken.

     7. Term. This Agreement shall continue in full force and effect until all Escrow Shares and other assets comprising the Indemnity Fund have been transferred in accordance with Section 3 hereof.

     8. Escrow Earnings.

     (a) Except as provided in Section 4(a), all income earned on the Indemnity Fund, after payment of expenses incurred or taxes incurred in connection therewith, shall be deemed to be a part of the Indemnity Fund for any and all purposes hereunder. All such earnings, including any cash dividends, shall be reported by the Indemnity Escrow Agent to the recipients thereof in the calendar year in which such earnings are paid.

     (b) The Indemnity Escrow Agent shall invest any cash in the Indemnity Fund at the written direction of both Parent and the Representative or in the absence
of such direction in the        or any other mutual fund invested solely in
United States Treasury obligations for which the Indemnity Escrow Agent or an affiliate of the Indemnity Escrow Agent serves as investment manager, administrator, shareholder servicing agent, or custodian or subcustodian, notwithstanding that (i) the Indemnity Escrow Agent or an affiliate of the Indemnity Escrow Agent receives fees from such funds for services rendered, (ii) the Indemnity Escrow Agent charges and collects fees for services rendered pursuant to this Agreement, which fees are separate from the fees received from such funds, and (iii) services performed for such funds and pursuant to this Agreement may at times duplicate those provided to such funds by the Indemnity Escrow Agent or its affiliates. Until further written notice, the Indemnity
Escrow Agent shall invest any cash in the Indemnity Fund in the        .

     9. Miscellaneous.

     (a) Time Periods. For purposes of computing time periods hereunder, all references to "days" shall mean regular business days of the Indemnity Escrow Agent. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday or bank holiday, such time shall be extended to the Indemnity Escrow Agent's next business day.

     (b) Legal Counsel. The Indemnity Escrow Agent may consult with its counsel or other counsel satisfactory to it with respect to any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by the Indemnity Escrow Agent in good faith upon the advice of such counsel.

     (c) Severability. If one or more of the provisions contained hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     (d) Survival of Indemnification. Notwithstanding termination of this Agreement, the provisions of Sections 6(a) and 9(b) shall remain in full force and effect for so long as the Indemnity Escrow Agent may have any liability.

     (e) Default. Any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto or (ii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement.

     (f) Notices. All notices and other communications hereunder shall be deemed given and received (i) upon delivery if delivered personally or upon confirmed transmittal if by telecopy, (ii) on the next day if sent by overnight courier, or (iii) four (4) days after mailing if mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (i)  if to Parent:

               FreeMarkets, Inc.
               FreeMarkets Center
               210 Sixth Avenue
               Pittsburgh, PA 15222
               Attn: Elaine Keim, Esq.

               With a copy to:

               Morgan, Lewis & Bockius LLP
               One Oxford Centre, 32nd Floor
               Pittsburgh, PA 15219
               Attention: Marlee S. Myers, Esquire

          (ii)  if to the Representative:

                Dr. K. Cyrus Hadavi
                5933 West Century Blvd.
                12th Floor
                Los Angeles, CA 90045-5471

                With a copy to:

                Gunderson Dettmer Stough
                Villeneuve Franklin & Hachigian, LLP
                155 Constitution Drive
                Menlo Park, CA 94025
                Attention: David T. Young, Esq.

          (iii) If to the Indemnity Escrow Agent:

          ----------------------------------------------------

          ----------------------------------------------------

          ----------------------------------------------------
                Attention:   ____________________

     (g) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be deemed one and the same agreement.

     (h) Amendment. This Agreement may not be amended or modified except by a written agreement signed by each of the parties hereto.

     (i) Governing Law. This Agreement shall be construed, enforced, and administered in accordance with the laws of the State of Delaware, excluding the conflicts of laws rules thereof.

     (j) Defined Terms. All defined terms used herein shall have the meanings herein defined or, if not defined herein, shall have the meanings ascribed to such terms in the Reorganization Agreement.

     (k) Entire Agreement. This Agreement and the Reorganization Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among Parent, the Representative and the Indemnity Escrow Agent with respect to the subject matter hereof.

     (l) Recalculation of Percentage Interests. If for any reason the percentage interests set forth on Exhibit A should need to be recalculated, Parent and the Representative shall jointly: (i) calculate revised percentage interests for the Company Shareholders and (ii) submit a revised Exhibit A in writing to the Indemnity Escrow Agent, in which event such revised Exhibit A shall be the Exhibit A for all purposes under this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

                                          FREEMARKETS, INC.

                                          By:
                                            ------------------------------------

                                          REPRESENTATIVE

                                          --------------------------------------

                                          INDEMNITY ESCROW AGENT:

                                          By:
                                            ------------------------------------

                                                                      APPENDIX G

                         CALIFORNIA DISSENTERS' RIGHTS

     1300 SHORT FORM MERGER; PURCHASE SHARES AT FAIR MARKET VALUE; "DISSENTING SHARES" AND DISSENTING SHAREHOLDER (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
     Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to five percent or more of the outstanding shares of that class.

          (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
     (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
     (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

     (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

     1301 DISSENTERS' RIGHTS; DEMAND ON CORPORATION FOR PURCHASE OF SHARES (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

     1302 DISSENTING SHARES, STAMPING OR ENDORSING Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

     1303 DISSENTING SHAREHOLDER ENTITLED TO AGREED PRICE WITH INTEREST; TIME OF PAYMENT (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

     1304 DISSENTERS ACTIONS; JOINDER; CONSOLIDATION; APPOINTMENT OF APPRAISERS
(a) If the corporation denies that the shares are dissenting shares , or the corporation and the shareholder fail to agree upon the fair market values of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

     1305 APPRAISERS' DUTY AND REPORT; COURT JUDGMENT; PAYMENT; APPEAL; COSTS OF ACTION (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

     1306 DISSENTING SHAREHOLDERS: EFFECT OF PREVENTION OF PAYMENT OF FAIR MARKET VALUE To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

     1307 DISSENTING SHARES, DISPOSITION OF DIVIDENDS Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

     1308 DISSENTING SHARES, RIGHTS AND PRIVILEGES Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

     1309 DISSENTING SHARES, LOSS OF STATUS Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

     (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

     (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

     (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

     (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

     1310 SUSPENSION OF CERTAIN PROCEEDINGS WHILE LITIGATION IS PENDING If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

     1311 CHAPTER INAPPLICABLE TO CERTAIN CLASSES OF SHARES This chapter, except
Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

     1312 VALIDITY OF REORGANIZATION OR SHORT FORM MERGER, ATTACK ON; SHAREHOLDERS' RIGHTS; BURDEN OF PROOF (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger or to have the reorganization set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article VII of the registrant's Amended and Restated Certificate of Incorporation provides that the personal liability of directors of the registrant is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

     Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision.
Article VII of the registrant's Amended and Restated Bylaws provides that the registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was (or to the extent permitted under Delaware law, has agreed to be) a director, officer, employee or agent of the registrant, or is or was serving (or, to the extent permitted under Delaware law, has agreed to serve) at the request of the registrant as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article VII further permits the registrant to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the registrant would have the power to indemnify such person against such liability under the DGCL. The registrant maintains directors' and officers' liability insurance. The registrant has entered into indemnification agreements with its directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following exhibits, as required by Item 601 of Regulation S-K, are filed as part of this registration statement:

     2.1         Agreement and Plan of Reorganization, dated as of February
                 7, 2001, by and among the registrant, Axe Acquisition
                 Corporation and Adexa, Inc. (included as Annex A to the joint proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference).
     2.2 Agreement and Plan of Merger, dated March 14, 2000, by and among the registrant, EMark Acquisition Corporation and iMark.com, Inc. (1)
     3.1         Registrant's Amended and Restated Certificate of
                 Incorporation, as amended by Certificate of Amendment dated
                 May 12, 2000. (2)
     3.2         Registrant's Amended and Restated Bylaws. (3)
     4.1 Second Amended and Restated Registration Rights Agreement dated as of March 23, 2000. (4)

     5.1         Opinion of Morgan, Lewis & Bockius LLP regarding legality of the securities being registered.
     8.1         Opinion of Morgan, Lewis & Bockius LLP as to certain United
                 States federal income tax consequences.
     8.2         Opinion of Gunderson Dettmer Stough Villeneuve Franklin &
                 Hachigian, LLP as to certain United States federal income
                 tax consequences.
    10.1+        Service and Market Access Agreement made as of October 19,
                 2000 and effective as of January 1, 2001 by and between the registrant and United Technologies Corporation. (5)
    10.2(a)      Lease Agreement between the registrant and One Oliver
                 Associates Limited Partnership dated October 21, 1998. (6)
    10.2(b)      First Amendment to Lease between the registrant and One
                 Oliver Associates Limited Partnership dated March 30, 1999.
                 (6)
    10.2(c)      Second Amendment to Lease between the registrant and One
                 Oliver Associates Limited Partnership dated June, 1999. (7)
    10.3(a)      Credit Agreement dated as of November 3, 2000 by and among the registrant and the banks party thereto and PNC Bank,
                 National Association, as administrative agent, and Silicon
                 Valley Bank, as syndication agent. (5)
    10.3(b)      First Amendment to Credit Agreement dated as of December 8,
                 2000 by and among the registrant, the banks party thereto,
                 Silicon Valley Bank, as syndication agent, and PNC Bank,
                 National Association, as administrative agent. (5)
    10.4         Registrant's 1996 Stock Incentive Plan. (6)
    10.5         Registrant's Second Amended and Restated Stock Incentive
                 Plan. (8)
    10.6         Registrant's Amended and Restated Employee Stock Purchase
                 Plan. (9)
    10.7(a)      1998 Stock Option Plan Grant Certificate (Glen T. Meakem).
                 (10)
    10.7(b)      1998 Stock Option Plan Grant Certificate (David J. Becker).
                 (10)
    10.7(c)      1998 Stock Option Plan Grant Certificate (David J. Becker).
                 (10)
    10.7(d)      1998 Stock Option Plan Grant Certificate (John P. Levis,
                 III). (10)
    10.7(e)      1998 Stock Option Plan Grant Certificate (Raymond L. Lane).
    10.7(f)      1998 Stock Option Plan Grant Certificate (Thomas J.
                 Meredith).
    10.8         Letter Agreement between the registrant and Eric C. Cooper dated October 28, 1999. (7)
    10.9         Letter Agreement between the registrant and L. John Doerr
                 dated October 28, 1999. (7)
    10.10        Letter Agreement between the registrant and David A. Noble dated October 28, 1999. (7)
    10.11        Form of Indemnification Agreement between the registrant and each of its directors and officers. (11)
    10.12        Restricted Stock Purchase Agreement between Thomas J.
                 Meredith and the registrant dated as of November 23, 1999.
                 (12)
    10.13+       Long Term Access and Services Agreement dated as of April
                 17, 2000 by and between the registrant and Visteon
                 Corporation. (3)
    10.14+       Common Stock Purchase Warrant of the registrant issued to
                 Visteon Corporation dated April 17, 2000. (3)

10.15        Employment Agreement dated as of February 7, 2001 by and among the registrant, Adexa, Inc., and
             Dr. K. Cyrus Hadavi (to be effective upon completion of the merger). (8)
10.16        Noncompetition Agreement dated as of February 7, 2001 by and among the registrant, Adexa, Inc.
             and Dr. K. Cyrus Hadavi (to be effective upon completion of the merger). (8)
21.1         Subsidiaries of the registrant. (9)
23.1         Consent of Morgan, Lewis & Bockius LLP (included as part of its opinion incorporated by reference to exhibits 5.1 and 8.1).
23.2(a)      Consent of PricewaterhouseCoopers LLP.
23.2(b)      Consent of PricewaterhouseCoopers LLP.
23.3         Consent of Deloitte & Touche LLP.
23.4         Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP as to certain United
             States federal income tax consequences (included as part of its opinion incorporated by reference to exhibit 8.2).
24.1         Powers of Attorney (included on the signature page of this Form S-4 and incorporated herein by reference). (8)
99.1         Form of FreeMarkets Proxy Card. (8)
99.2         Form of Adexa Proxy Card.(8)
99.3         Consent of Dr. K. Cyrus Hadavi to be named as a director in the joint proxy statement/prospectus. (8)
99.4         Consent of Goldman, Sachs & Co.
99.5         Consent of Broadview International LLC (included as Appendix E to the joint proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference). (8)


---------------
 + Portions of these exhibits have been omitted based on a request for confidential treatment by the Commission. The omitted portions of the exhibits have been filed separately with the Commission.


 (1) Incorporated by reference to exhibit filed with the registrant's Current Report on Form 8-K, filed with the Commission on April 6, 2000.


 (2) Incorporated by reference to exhibit filed with the registrant's Registration Statement on Form S-8, as filed with the Commission on May 26, 2000.

 (3) Incorporated by reference to exhibit filed with the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, as filed with the Commission on August 2, 2000.

 (4) Incorporated by reference to exhibit filed with the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, as filed with the Commission on May 10, 2000.

 (5) Incorporated by reference to exhibit filed with the registrant's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Commission on February 23, 2001.

 (6) Incorporated by reference to exhibit filed with the registrant's statement on Form S-1, as filed with the Commission on September 2, 1999.

 (7) Incorporated by reference to exhibit filed with Amendment No. 2 to the registration statement on Form S-1 as filed with the Commission on November 1, 1999.


 (8)Previously filed as part of this registration statement.



 (9) Incorporated by reference to exhibit filed with the registrant's Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Commission on March 16, 2000.

(10) Incorporated by reference to exhibit filed with Amendment No. 1 to the registration statement, as filed with the Commission on October 15, 1999.



(11) Incorporated by reference to exhibit filed with Amendment No. 5 to the registration statement, as filed with the Commission on November 19, 1999.



(12) Incorporated by reference to exhibit filed with Amendment No. 6 to the registration statement on Form S-1, as filed with the Commission on November 24, 1999.


ITEM 22.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (6) That every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (8) To supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on May 9, 2001.


                                          FREEMARKETS, INC.

                                          By         /s/ GLEN T. MEAKEM
                                            ------------------------------------
                                          Name: Glen T. Meakem
                                          Title: Chief Executive Officer and
                                                 Chairman of the Board


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:



                 SIGNATURE                                  CAPACITY                      DATE
                 ---------                                  --------                      ----

            /s/ GLEN T. MEAKEM                    Principal Executive Officer         May 9, 2001
-------------------------------------------       and Director
              Glen T. Meakem

                     *                            Principal Financial and             May 9, 2001
-------------------------------------------       Accounting Officer
              Joan S. Hooper

                     *                            Director                            May 9, 2001
-------------------------------------------
              David J. Becker

                     *                            Director                            May 9, 2001
-------------------------------------------
            Dr. Eric C. Cooper

                     *                            Director                            May 9, 2001
-------------------------------------------
              Raymond J. Lane

                     *                            Director                            May 9, 2001
-------------------------------------------
            Thomas J. Meredith

                     *                            Director                            May 9, 2001
-------------------------------------------
              David A. Noble

* By /s/ GLEN T. MEAKEM
     --------------------------------------
     Glen T. Meakem,
     Attorney-in-fact, pursuant to powers
     of attorney previously filed as part
     of this registration statement

                                 EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION
-----------    ------------------------------------------------------------

  5.1 Opinion of Morgan, Lewis & Bockius LLP regarding legality of the securities being registered.

  8.1          Opinion of Morgan, Lewis & Bockius LLP as to certain United
               States federal income tax consequences.

  8.2          Opinion of Gunderson Dettmer Stough Villeneuve Franklin &
               Hachigian, LLP as to certain United States federal income tax consequences.

 10.7(e)       1998 Stock Option Plan Grant Certificate (Raymond L. Lane).

 10.7(f)       1998 Stock Option Plan Grant Certificate (Thomas J.
               Meredith).

 23.1(a) Consent of Morgan, Lewis & Bockius LLP (included as part of its opinion incorporated by reference to exhibit 5.1).

 23.1(b) Consent of Morgan, Lewis & Bockius LLP (included as part of its opinion incorporated by reference to exhibit 8.1).

 23.2(a)       Consent of PricewaterhouseCoopers LLP.

 23.2(b)       Consent of PricewaterhouseCoopers LLP.

 23.3          Consent of Deloitte & Touche LLP.

 23.4          Consent of Gunderson Dettmer Stough Villeneuve Franklin &
               Hachigian, LLP (included as part of its opinion incorporated by reference to exhibit 8.2).